    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 1996

                                                       REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                           PRENTISS PROPERTIES TRUST
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                         1717 MAIN STREET, SUITE 5000
                              DALLAS, TEXAS 75201
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              MICHAEL V. PRENTISS
                           PRENTISS PROPERTIES TRUST
                         1717 MAIN STREET, SUITE 5000
                              DALLAS, TEXAS 75201
                                (214) 761-1440
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
 GEORGE C. HOWELL, III, ESQ.                        ROBERT E. KING, JR., ESQ.
    MARK A. MURPHY, ESQ.                                 ROGERS & WELLS
      HUNTON & WILLIAMS                                  200 PARK AVENUE
    951 EAST BYRD STREET                            NEW YORK, NEW YORK 10166
  RICHMOND, VIRGINIA 23219                               (212) 878-8000
       (804) 788-8200

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

TITLE OF SECURITIES BEING REGISTERED  AMOUNT BEING REGISTERED(1) AMOUNT OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------
Common Shares of
 beneficial interest,
 $0.01 par value per
 share.................                   18,280,485 shares               $126,072

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Includes 2,137,500 Common Shares issuable upon exercise of the underwriters' overallotment option.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                   PURSUANT TO RULE 501(A) OF REGULATION S-K

ITEM NUMBER AND CAPTION                                   HEADING IN PROSPECTUS
- -----------------------                                   ---------------------
 1.  Forepart of Registration Statement and
      Outside Front Cover Page of
      Prospectus.............................  Outside Front Cover Page
 2.  Inside Front and Outside Back Cover
      Pages of Prospectus....................  Inside Cover Page; Outside Back Cover Page
 3.  Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges.....  Outside Front Cover Page; Prospectus
                                                Summary; Risk Factors; The Company;
                                                Policies with Respect to Certain
                                                Activities; Shares Available for Future
                                                Sale
 4.  Determination of Offering Price.........  Outside Front Cover Page; Formation
                                                Transactions; Underwriting
 5.  Dilution................................  Dilution
 6.  Selling Security Holders................  Not Applicable
 7.  Plan of Distribution....................  Outside From Cover Page; Underwriting
 8.  Use of Proceeds.........................  Use of Proceeds
 9.  Selected Financial Data.................  Selected Financial Information
10.  Management's Discussion and Analysis of
      Financial Condition and Results of
      Operations.............................  Management's Discussion and Analysis of
                                                Financial Condition and Results of
                                                Operations
11.  General Information as to Registrant....  Prospectus Summary; The Company;
                                                Properties; Management; Formation
                                                Transactions; Certain Provisions of
                                                Maryland Law and of the Company's
                                                Declaration of Trust and Bylaws
12.  Policy With Respect to Certain            Prospectus Summary; Policies with Respect
      Activities.............................   to Certain Activities; Certain Provisions
                                                of Maryland Law and of the Company's
                                                Declaration of Trust and Bylaws
13.  Investment Policies of Registrant.......  Prospectus Summary; Properties; Policies
                                                with Respect to Certain Activities
14.  Description of Real Estate..............  Prospectus Summary; Properties
15.  Operating Data..........................  Properties
16.  Tax Treatment of Registrant and its
      Security Holders.......................  Prospectus Summary; Federal Income Tax
                                                Considerations
17.  Market Price of and Dividends on the
      Registrant's Common Equity and Related
      Shareholder Matters....................  Risk Factors; Distribution Policy
18.  Description of Registrant's Securities..  Description of Shares of Beneficial
                                                Interest; Certain Provisions of Maryland
                                                Law and of the Company's Declaration of
                                                Trust and Bylaws

ITEM NUMBER AND CAPTION                                   HEADING IN PROSPECTUS
- -----------------------                                   ---------------------
19.  Legal Proceedings.......................  The Properties--Legal Proceedings
20.  Security Ownership of Certain Beneficial
      Owners and Management..................  Principal and Management Shareholders
21.  Trustees and Executive Officers.........  Management
22.  Executive Compensation..................  Management
23.  Certain Relationships and Related         Prospectus Summary; Properties; Management;
      Transactions...........................   Certain Relationships and Transactions
24.  Selection, Management and Custody of
      Registrant's Investments...............  Outside Front Cover Page; Prospectus
                                                Summary; Properties; Management; Policies
                                                with Respect to Certain Activities
25.  Policies With Respect to Certain          Risk Factors; Policies with Respect to
      Transactions...........................   Certain Transactions
26.  Limitations of Liability................  Certain Provisions of Maryland Law and of
                                                the Company's Declaration of Trust and
                                                Bylaws
27.  Financial Statements and Information....  Prospectus Summary; Selected Financial
                                                Information; Financial Statements
28.  Interests of Named Experts and Counsel..  Legal Matters; Experts
29.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities............................  Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                    Subject to Completion, dated      , 1996

PROSPECTUS
                               14,250,000 SHARES
                           PRENTISS PROPERTIES TRUST                      [LOGO]
                      COMMON SHARES OF BENEFICIAL INTEREST
                                  ----------

  Prentiss Properties Trust (together with its subsidiaries, the "Company") is a self-administered and self-managed real estate investment trust that has been formed to continue and expand the national office and industrial property acquisition, ownership, management, leasing, development and construction businesses of Prentiss Properties Limited, Inc. and its affiliates (the "Prentiss Group"). Upon the closing of this offering, the Company will own interests in 85 office and industrial properties (the "Properties") with approximately 8.5 million net rentable square feet. As of March 31, 1996, the Properties were approximately 94% leased to 378 tenants. The Company intends to continue the Prentiss Group's strategy of focusing its operations in select markets throughout the nation and will initially operate in 20 markets throughout the U.S.

  All of the 14,250,000 shares of beneficial interest ("Common Shares") offered hereby are being offered by the Company. In addition, 1,892,985 Common Shares (representing an investment of approximately $37.9 million based on the initial public offering price) are being concurrently sold by the Company at the initial public offering price to certain owners of interests in the Properties that are not affiliated with the Prentiss Group (the "Continuing Investors") in exchange for their interests in those Properties. No underwriting discounts or commissions will be applied to the Common Shares issued to the Continuing Investors. See "Underwriting."

  It is currently anticipated that the initial public offering price for the Common Shares offered hereby will be $20.00. Prior to this offering, there has been no public market for the Common Shares. See "Underwriting" for information relating to the factors considered in determining the initial public offering price. Upon completion of this offering, management will own approximately 15.4% of the Company on a consolidated basis. The Company intends to apply to have the Common Shares listed on the New York Stock Exchange under the symbol "PP."
                                  ----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES INCLUDING, AMONG OTHERS:

 . The consideration to be paid for the Properties and other assets to be acquired may exceed their fair market value; therefore, the market value of the Common Shares may not reflect the fair market value of the Company's assets;
 . Conflicts of interest relating to the formation of the Company and the operation of its business;
 . Limitations on ownership of Common Shares initially to 8.5% of the outstanding Common Shares, which may deter third parties from seeking to control or acquire the Company; and
 . Taxation of the Company as a corporation if it fails to qualify as a REIT.
                                  ----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                       UNDERWRITING
                                             PRICE TO DISCOUNTS AND  PROCEEDS TO
                                              PUBLIC  COMMISSIONS(1) COMPANY(2)
- --------------------------------------------------------------------------------
Per Share..................................    $           $             $
- --------------------------------------------------------------------------------
Total(3)...................................    $           $             $

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of
    1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at approximately $3,100,000.
(3) The Company has granted the Underwriters an option to purchase up to an aggregate of 2,137,500 Common Shares to cover overallotments. If all of such shares are purchased, the total Price to Public, Underwriting Discount
    and Proceeds to Company will be $       , $        and $       ,
    respectively. See "Underwriting."
                                  ----------

  The Common Shares offered by this Prospectus are offered by the Underwriters subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions. It is expected that delivery of the Common Shares offered hereby will be made at the offices of Lehman Brothers Inc., New York,
New York on or about      , 1996.
                                  ----------
LEHMAN BROTHERS
        Alex. Brown & Sons
           INCORPORATED
             A.G. EDWARDS & SONS, INC.
                  PRUDENTIAL SECURITIES INCORPORATED
                       SMITH BARNEY INC.
                                            PRINCIPAL FINANCIAL SECURITIES, INC.
     , 1996

            [INSERT PROPERTY LOCATION MAP AND PROPERTY PHOTOGRAPHS]


  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

                             CAUTIONARY STATEMENT

  INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS" AND ELSEWHERE IN THE PROSPECTUS IDENTIFY IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
PROSPECTUS SUMMARY....................   1
 The Company..........................   1
 Risk Factors.........................   2
 Business and Growth Strategies.......   3
 Business Strategy....................   3
 Growth Strategies....................   4
 Properties...........................   6
 Structure of the Company.............   8
 Benefits to Related Parties..........   9
 The Offering.........................  10
 Use of Proceeds......................  10
 Distributions........................  10
 Tax Status of the Company............  11
 Summary Financial Information........  12
RISK FACTORS..........................  15
 Price to be Paid for Properties,
  Common Shares and Other Assets May
  Exceed Their Fair Market Value......  15
 Conflicts of Interests in the
  Formation Transactions and the
  Business of the Company.............  15
 Maryland Business Combination Law....  16
 Anti-takeover Effect of Ownership
  Limit, Staggered Board and Power to
  Issue Additional Shares.............  16
 Tax Risks............................  18
 Real Estate Financing Risks..........  19
 Reliance on Major Tenants............  19
 Geographic Concentration in Texas,
  Dallas and Atlanta..................  20
 Changes in Policies Without
  Shareholder Approval; No Limitation
  on Debt.............................  20
 Risks Associated with Rapid Growth;
  Risks Associated with the
  Acquisition of Substantial New
  Properties; Lack of Operating
  History.............................  20
 Dependence on Key Personnel; Control
  of Management.......................  20
 Real Estate Investment Risks.........  21
 Risk of Acquisition, Development and
  Construction........................  24
 Risk of Continuing Entities and
  Manager.............................  24
 Risks of Third-Party Property
  Management, Leasing, Development and
  Construction Business and Related
  Services............................  24
 Absence of Prior Public Market for
  Common Shares.......................  25
 Immediate and Substantial Dilution...  25
 Effect of Market Interest Rates on
  Price of Common Shares..............  25
 Possible Adverse Effect of Shares
  Available for Future Sale on Price
  of Common Shares....................  26
THE COMPANY...........................  27
 General..............................  27
 History..............................  27
 Operations...........................  28

                                                                            PAGE
                                                                            ----
BUSINESS OBJECTIVES.......................................................   30
 Business Strategy........................................................   30
 Growth Strategies........................................................   31
 Third-Party Management...................................................   34
 Financing Strategies.....................................................   36
USE OF PROCEEDS...........................................................   37
DISTRIBUTION POLICY.......................................................   39
CAPITALIZATION............................................................   42
DILUTION..................................................................   43
SELECTED FINANCIAL INFORMATION............................................   44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   47
 Overview.................................................................   47
 Comparison of Pro Forma Three Months Ended March 31, 1996 to Historical
  Three Months Ended March 31, 1996.......................................   47
 Comparison of Pro Forma Year Ended December 31, 1995 to Historical Year
  Ended December 31, 1995.................................................   47
 Comparison of the Three Months Ended March 31, 1996 to the Three Months
  Ended March 31, 1995....................................................   48
 Comparison of Year Ended December 31, 1995 to Year Ended December 31,
  1994....................................................................   48
 Comparison of Year Ended December 31, 1994 to Year Ended December 31,
  1993....................................................................   49
 Liquidity and Capital Resources..........................................   50
 Inflation................................................................   51
PROPERTIES................................................................   52
 General..................................................................   52
 Location of Properties; Market Overview..................................   54
  Los Angeles.............................................................   55
  Austin..................................................................   56
  Dallas/Fort Worth.......................................................   56
  Detroit.................................................................   58
  Kansas City.............................................................   59
  Milwaukee...............................................................   59
  Washington, D.C. (including Northern Virginia)..........................   60
  Baltimore...............................................................   61
  Atlanta.................................................................   61
 Office Properties........................................................   62
 Industrial Properties....................................................   70
 Leasing Activity.........................................................   71
 Tenant Information.......................................................   72
 Option Properties........................................................   78
 Option Parcels...........................................................   80
 Historical Non-Incremental Revenue-Generating Capital Expenditures,
  Tenant Improvement Costs and Leasing Commissions........................   81
 Historical Incremental Revenue-Generating Tenant Improvement Costs and
  Leasing Commissions.....................................................   82

                                                                          PAGE
                                                                          ----
 Prentiss Properties Service Business....................................  82
 Insurance...............................................................  82
 Environmental Matters...................................................  83
 Depreciation of the Properties..........................................  85
 Real Estate Taxes on Significant Properties.............................  85
 Legal Proceedings.......................................................  85
 Prentiss Group Assets Not Acquired By the Company.......................  85
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES..............................  86
 Investment Policies.....................................................  86
 Financing Policies......................................................  87
 Conflict of Interest Policies...........................................  87
 Policies with Respect to Other Activities...............................  89
 Working Capital Reserves................................................  89
MANAGEMENT...............................................................  90
 Trustees and Executive Officers.........................................  90
 Board of Trustees.......................................................  93
 Committees of the Board of Trustees.....................................  93
 Compensation of Trustees................................................  94
 Executive Compensation..................................................  94
 Employment Agreements...................................................  95
 1996 Share Incentive Plan...............................................  95
 Incentive Compensation..................................................  97
 The Trustees' Plan......................................................  97
 Savings Plan............................................................  98
 Share Purchase Plan.....................................................  99
 Indemnification.........................................................  99
FORMATION TRANSACTIONS...................................................  99
 Reasons for the Formation of the Company................................  99
 Formation Transactions.................................................. 100
 Benefits to Related Parties............................................. 101
 Effects of the Formation Transactions................................... 102
 Valuation of the Company and Properties................................. 102
CERTAIN RELATIONSHIPS AND TRANSACTIONS................................... 103
 Repayment of Termination Fee Note....................................... 103
PRINCIPAL AND MANAGEMENT SHAREHOLDERS.................................... 104
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST............................. 105
 General................................................................. 105
 Common Shares........................................................... 105
 Preferred Shares........................................................ 106
 Classification or Reclassification of Common Shares or Preferred
  Shares................................................................. 106
 Restrictions on Transfer................................................ 106
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S DECLARATION OF
 TRUST AND BYLAWS........................................................ 109
 Classification of the Board of Trustees................................. 109
 Removal of Trustees..................................................... 109
 Business Combinations................................................... 110
 Control Share Acquisitions.............................................. 110
 Amendment............................................................... 111
 Limitation of Liability and Indemnification............................. 111

                                                                           PAGE
                                                                           ----
 Operations............................................................... 112
 Dissolution of the Company............................................... 112
 Advance Notice of Trustee Nominations and New Business................... 112
 Possible Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws.................................. 112
 Maryland Asset Requirements.............................................. 112
 Transfer Agent........................................................... 113
SHARES AVAILABLE FOR FUTURE SALE.......................................... 113
OPERATING PARTNERSHIP AGREEMENT........................................... 115
 Management............................................................... 115
 Transferability of Interests............................................. 115
 Capital Contribution..................................................... 115
 Exchange Rights.......................................................... 116
 Registration Rights...................................................... 116
 Operations............................................................... 116
 Distributions............................................................ 117
 Allocations.............................................................. 117
 Term..................................................................... 117
 Fiduciary Duty........................................................... 117
 Tax Matters.............................................................. 117
FEDERAL INCOME TAX CONSIDERATIONS......................................... 118
 Taxation of the Company.................................................. 118
 Requirements for Qualification........................................... 119
 Failure to Qualify....................................................... 125
 Taxation of Taxable U.S. Shareholders.................................... 125
 Taxation of Shareholders on the Disposition of the Common Shares......... 126
 Capital Gains and Losses................................................. 126
 Information Reporting Requirements and Backup Withholding................ 126
 Taxation of Tax-Exempt Shareholders...................................... 127
 Taxation of Non-U.S. Shareholders........................................ 127
 Other Tax Consequences................................................... 128
Tax Aspects of the Operating Partnership and the Noncorporate Subsidiar-
 ies...................................................................... 129
Sale of the Operating Partnership's or a Noncorporate Subsidiary's
 Property................................................................. 132
Manager................................................................... 132
UNDERWRITING.............................................................. 134
LEGAL MATTERS............................................................. 135
EXPERTS................................................................... 136
ADDITIONAL INFORMATION.................................................... 136
GLOSSARY.................................................................. G-1
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the transactions relating to the formation of the Company (the "Formation Transactions") are consummated,(ii) the Underwriters' overallotment option is not exercised and
(iii) the offering price (the "Offering Price") is $20 per Common Share. Unless the context otherwise requires, all references in this Prospectus to the(i) "Company" shall mean Prentiss Properties Trust and its subsidiaries on a consolidated basis, including(a) Prentiss Properties, Inc. (the "General Partner"), (b) Prentiss Properties Acquisitions Partners, L.P. (the "Operating Partnership") and its subsidiaries, (c) Prentiss Properties Run Deep, Inc. (the "Manager"), and (d) entities through which the Operating Partnership owns interests in certain of the Properties; (ii) "Prentiss Group" shall mean Prentiss Properties Limited, Inc. ("PPL"), the companies and partnerships affiliated with PPL and Michael V. Prentiss, Thomas F. August, Dennis J. DuBois and Richard B. Bradshaw, Jr. (the "Prentiss Principals") and (iii) "Common Shares" shall mean the Company's common shares of beneficial interest, par value $.01 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary.

                                  THE COMPANY

  The Company is a self-administered and self-managed real estate investment trust ("REIT") that has been formed to continue and expand the national office and industrial property acquisition, ownership, management, leasing, development and construction businesses of the Prentiss Group. Upon the closing of this offering (the "Offering") of Common Shares, the Company will own a diversified portfolio of 85 office and industrial properties (the "Properties") with approximately 8.5 million net rentable square feet. The Properties are located in 10 major U.S. markets and consist of 26 office buildings (the "Office Properties") containing approximately 3.4 million net rentable square feet and 59 industrial buildings (the "Industrial Properties") containing approximately 5.0 million net rentable square feet. The Prentiss Group developed nine of the Office Properties containing approximately 1.6 million net rentable square feet. As of March 31, 1996, the Office Properties were approximately 94% leased to 258 tenants, and the Industrial Properties were approximately 93% leased to120 tenants. The Company believes that upon the closing of this Offering, it will be one of the 20 largest managers of office and industrial properties in the U.S., managing approximately 39 million square feet in approximately 330 office and industrial properties that are owned by the Company and by third parties, and that are leased to approximately 2,700 tenants. The Company intends to continue the Prentiss Group's strategy of focusing its operations in select markets throughout the nation and will initially operate in 20 markets throughout the U.S.

  The Company operates from its Dallas, Texas headquarters and its four other regional offices (Los Angeles, Chicago, Washington, D.C. and Atlanta). The Company is a full-service real estate company with approximately 600 employees and in-house expertise in acquisitions, development, property management, leasing, facilities management, corporate services, finance, tax, construction, dispositions, marketing, real estate law and accounting. The eleven senior executives, which include the four Prentiss Principals (Michael V. Prentiss, Thomas F. August, Dennis J. DuBois and Richard B. Bradshaw, Jr.), Richard J. Bartel (the Chief Operating Officer of Property Management), Mark R. Doran (the Treasurer), and the managing directors of each of the Company's five regions, have an average tenure of 11 years with the Prentiss Group and its predecessors. Upon completion of the Offering, management will, in the aggregate, own approximately 15.4% of the Company on a consolidated basis. See "Management--Trustees and Executive Officers".

  The Company will seek to maximize the profitability of the Properties by continuing the Prentiss Group's success in renewing leases, maintaining high occupancy rates, increasing rental rates and reducing operating costs. The Company will also seek to grow through the acquisition of additional office and industrial properties and through development, primarily on a build-to-suit basis. The Company believes that its five regional offices, presence in 20 markets throughout the U.S., diversified base of approximately 2,700 tenants and existing relationships with 45 management clients will provide it with a competitive advantage in identifying and competing for new office and industrial acquisition and development opportunities nationally. Additionally, the Company expects that its existing infrastructure from its extensive management operation will allow it to grow in new and existing markets without the substantial cost of opening new offices or hiring and training new employees.

                                  RISK FACTORS

  An investment in the Common Shares involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

  . The valuation of the Properties was not based on third-party appraisals, and the market value of the Common Shares may exceed the aggregate fair market value of the Company's portfolio of Properties;

  . conflicts of interests between the Company and the Prentiss Principals, who will serve as executive officers, in relation to the Formation Transactions and business decisions regarding the Company, which conflicts of interest could result in decisions that do not fully reflect the interests of all of the Company's shareholders;

  . anti-takeover effect of limiting ownership of the shares of beneficial interest of the Company initially to 8.5% of any class of shares (other than for Michael V. Prentiss, for whom the ownership limitation initially is 15%) and of certain other provisions contained in the organizational documents of the Company, which could delay, deter or prevent a transaction that might involve a premium price for the Common Shares;

  . taxation of the Company as a regular corporation if it fails to qualify as a REIT;

  . risks associated with borrowing, such as the possibilities that (i) the Company may not be able to refinance outstanding indebtedness upon maturity or refinance such indebtedness on favorable terms,(ii) the Company's properties may be foreclosed upon if it cannot make required debt service payments, and (iii) the Company's debt service on variable rate indebtedness could increase;

  . risks arising from the ability of the Company's Board of Trustees to change the Company's investment, financing, borrowing, distribution and other policies at any time without shareholder approval;

  . risks associated with the reliance on major tenants, of which the largest accounted for approximately 24%, and five others accounted for approximately 15% in the aggregate, of the Company's 1995 annual Base Rent (as defined herein) from the Properties, including the risk of such tenants' inability to make rent payments;

  . concentration of 25 of the 85 Properties in Texas, including 13
    Properties located in the Dallas area, and concentration of nine of the Properties in the Atlanta area, which concentrations subject the Company to risks associated with local market conditions;

  . real estate investment considerations, such as the effect of economic and other conditions on property cash flows and values, the inability of a property to generate revenue sufficient to meet operating expenses, potential liability for costs of removal or remediation of hazardous or toxic substances on a property, and the illiquidity of real estate investments, all of which may affect the Company's ability to make distributions to its shareholders;

  . risks associated with the ownership, acquisition, development and construction of office and industrial properties, including the risks of abandonment of development, unexpected construction costs or delays, newly developed or acquired properties' failure to perform as expected, and failure to obtain or delays in obtaining governmental permits and authorizations; and

  . absence of a prior market for the Common Shares, lack of assurances that an active trading market will develop or that Common Shares will trade at or above the initial public offering price, and potential negative effect of rising market interest rates on the market price of the Common Shares.

                         BUSINESS AND GROWTH STRATEGIES

BUSINESS STRATEGY

  The Company's primary objective is to maximize shareholder value through increases in distributable cash flow per share and appreciation in the value of the Common Shares. The Company intends to achieve this objective through a combination of internal and external growth. The Company intends initially to focus its growth activities in (a) the 10 major markets throughout the U.S. where the Properties are located, (b) the other 10 U.S. markets where the Company currently has property management, development or related operations and (c) new markets with favorable investment environments. The following table sets forth the distribution of owned and managed properties in each of the Company's 20 current markets:

                         GEOGRAPHIC PROPERTY BREAKDOWN

                                                            NET RENTABLE SQUARE
                                             NUMBER OF            FOOTAGE
                                            PROPERTIES         (IN THOUSANDS)
                                        ------------------- --------------------
MARKET                                  OWNED MANAGED TOTAL OWNED MANAGED TOTAL
- ------                                  ----- ------- ----- ----- ------- ------
WESTERN REGION:
 Phoenix, Arizona......................  --       5      5    --     534     534
 Los Angeles, California...............   18    113    131  1,253  8,055   9,308
 Oakland, California...................  --      16     16    --   1,610   1,610
 Sacramento, California................  --      15     15    --   1,510   1,510
 San Francisco, California.............  --      10     10    --   1,651   1,651
                                         ---    ---    ---  ----- ------  ------
  Subtotal Western Region..............   18    159    177  1,253 13,360  14,613
SOUTHWEST REGION:
 Amarillo, Texas.......................  --       3      3    --     482     482
 Austin, Texas(/1/)....................    7      1      8  1,112    389   1,501
 Dallas, Texas.........................   13     33     46  1,644  6,454   8,098
 Fort Worth, Texas.....................  --       1      1    --   1,008   1,008
 Houston, Texas........................    5      4      9     75    955   1,030
                                         ---    ---    ---  ----- ------  ------
  Subtotal Southwest Region............   25     42     67  2,831  9,288  12,119
MIDWEST REGION:
 Chicago, Illinois.....................  --       8      8    --     618     618
 Southfield, Michigan..................    1    --       1    242    --      242
 Kansas City, Missouri.................    7    --       7  1,341    --    1,341
 Milwaukee, Wisconsin..................   17    --      17  1,218    --    1,218
                                         ---    ---    ---  ----- ------  ------
  Subtotal Midwest Region..............   25      8     33  2,801    618   3,419
MID-ATLANTIC REGION:
 Washington, D.C.......................  --       5      5    --   1,316   1,316
 Baltimore, Maryland...................    6    --       6    731    --      731
 Northern New Jersey...................  --       1      1    --     263     263
 Northern Virginia.....................    2     23     25    337  2,482   2,819
                                         ---    ---    ---  ----- ------  ------
  Subtotal Mid-Atlantic Region.........    8     29     37  1,068  4,061   5,129
SOUTHEAST REGION:
 Orlando, Florida......................  --       3      3    --     523     523
 Atlanta, Georgia......................    9     12     21    530  2,626   3,156
                                         ---    ---    ---  ----- ------  ------
  Subtotal Southeast Region............    9     15     24    530  3,149   3,679
    Total..............................   85    253    338  8,483 30,476  38,959
                                         ===    ===    ===  ===== ======  ======

- --------
(/1/The)Company owns a 49.9% interest in the general partnership that owns a leasehold interest in the seven owned Broadmoor Austin Properties in Austin, Texas.

GROWTH STRATEGIES

 Internal Growth

  The Company's internal growth strategies include maintaining high occupancy rates, increasing rental rates, renewing leases on favorable terms, and continuing to maximize the efficient operation of the Properties.

  . Since 1993, the Prentiss Group has maintained average year-end occupancy rates of approximately 94% and 95%, respectively, for those Office Properties and Industrial Properties under its management during that period.

  . The Company will continue the Prentiss Group's use of benchmarking and best practices methodologies to compare performance indicators at its owned or managed properties to a variety of standardized measures. These methodologies enable the Company to identify and replicate practices used at the best performing properties, and reduce operating costs at other properties. Based on publicly available statistics compiled by the Building Owners and Managers Association, the Company believes that the annual operating costs at each of the Properties it has managed since 1991 have been 11% to 19% less than the average annual operating costs for comparable buildings.

 External Growth

  The Company's external growth strategies include:

  . acquiring office and industrial buildings priced lower than replacement cost, with an emphasis onClass A suburban office buildings and industrial buildings;

  . redeveloping properties owned by the Company;

  . developing office and industrial buildings primarily on a build-to-suit basis; and

  . expanding the Company's third-party property management, leasing and facilities management business.

  Acquisitions. The Company intends to continue the Prentiss Group's strategy of opportunistic investment, particularly in assets that are (i) managed by the Company and become available for sale, (ii) performing at a level believed to be substantially below potential due to identifiable management weaknesses or temporary market conditions, (iii) encumbered by indebtedness that is in default or is not performing; or (iv) held or controlled by short-term owners (such as assets held by insurance companies and financial institutions under regulatory pressure to sell). Since 1991, the Prentiss Group has acquired approximately $265 million of office properties and approximately $103 million of industrial properties, including approximately $98 million of office properties acquired from third-party management clients. The Company believes that its five regional offices, presence in 20 markets throughout the U.S., diversified base of approximately 2,700 tenants and existing relationships with 45 management clients will provide it with contacts and market knowledge that will enable it to capitalize on favorable investment opportunities in its markets throughout the U.S. as opportunities arise. The Company has options to acquire one office building containing approximately 1.0 million net rentable square feet and four industrial buildings containing approximately 268,000 net rentable square feet. See "Properties--Option Properties."

  Redevelopment. The Company will pursue the redevelopment of its Properties and of any other properties acquired as opportunities arise. For example, the Company is currently implementing its redevelopment strategy at the Cumberland Office Park Properties, which are situated in an under-utilized development within the Northwest submarket of Atlanta. These Properties are a mixture of low-rise and mid-rise buildings built between 1972 and 1980. Upon acquiring the Cumberland Office Park Properties in 1991, the Prentiss Group applied for and received approval to rezone the properties to permit up to 2.1 million square feet of additional office space. Although the Cumberland Office Park Properties are currently fully leased, the Company believes that their long-term value potential lies in the redevelopment of those sites currently occupied by smaller, older, less functional buildings into new Class A suburban office buildings. In 1995, the Prentiss Group began implementing this strategy by demolishing a single-story 7,500 square-foot building on a site that will accommodate up to 280,000 net rentable square feet of new improvements. The Company is currently seeking future tenants for a 140,000 net rentable square foot office building that the Company intends to build if it secures such tenants in 1997.

  Development. The Company intends to continue developing industrial and office properties primarily on a build-to-suit basis, but will also consider selective opportunities for speculative development of industrial properties and development of office properties where significant pre-leasing is possible. Since 1980, the Prentiss Group and its predecessors have developed for itself or third parties, 31 office buildings comprising approximately 16.3 million net rentable square feet (including nine of the Office Properties comprising approximately 1.6 million net rentable square feet) and 25 industrial buildings comprising approximately 3.2 million net rentable square feet. With landmark projects such as Broadmoor Austin in Austin, Park West in Dallas, Fairview Park in Northern Virginia, Burnett Plaza in Fort Worth, and Continental Executive Parke in Chicago, the Company expects to benefit from the Prentiss Group's national reputation as a leading developer that produces quality properties within budget. The Company owns six development parcels comprising approximately 30.4 acres that can support approximately 1.4 million square feet of net rentable space. See "Business Objectives--Growth Strategies-- Development" and "Properties." The Company also has options to acquire five development parcels comprising approximately 60.0 acres that can support approximately 1.2 million square feet of net rentable space for industrial use.

  Third-Party Management. The Company manages, in addition to the Properties, approximately 30 million net rentable square feet of office and industrial space owned by third parties. The managed properties are located in 16 markets and contain over 2,300 tenants. In addition to property management and leasing, the Company offers a full range of related services for a fee, including tenant construction, marketing, insurance, accounting, tax, real estate law, acquisition, disposition, facilities management, corporate services and asset management (collectively, the "Prentiss Properties Service Business"). Fees for these services are generally negotiated on a case-by-case basis and vary based on the scope of the services. The Company believes that management and leasing assignments will help it to expand its base of national tenants, achieve economies of scale with its property management systems and provide access to acquisition and development opportunities nationally without incurring the substantial cost of opening new offices and hiring and training new employees. The Company believes it will benefit from the increasing trend of institutional owners of real estate retaining sophisticated national service providers for their property management needs. Since 1989, approximately 60% of the Prentiss Group's new third-party management business has come from existing customers. The Company believes that its long-term customer base will continue to provide a stable source of fee income and opportunities to expand on existing relationships.

 Financing Strategy

  The Company intends to maintain a conservative debt policy (the "Debt Limitation") limiting the Company's total combined indebtedness plus its pro rata share of indebtedness of unconsolidated investments ("Joint Venture Debt") to 50% of the Company's total combined equity market capitalization plus its combined indebtedness and pro rata share of Joint Venture Debt ("Total Market Capitalization"). However, the Company's organizational documents do not limit the amount of indebtedness that the Company may incur. At the closing of the Offering, the Company will have outstanding combined indebtedness of approximately $63.3 million or 14.2% of Total Market Capitalization (excluding its pro rata share of Joint Venture Debt) and, together with its pro rata share of Joint Venture Debt, will have outstanding total indebtedness of approximately $133.3 million or 25.9% of Total Market Capitalization. As of the Closing Date, the Company will have the capacity to borrow an additional $248.2 million under the Debt Limitation. The Company intends to obtain a commitment for a $100 million line of credit (the "Line of Credit") prior to completion of the Offering. The Line of Credit is expected to be used primarily to finance the acquisition and development of additional properties and redevelopment of properties owned by the Company. The Company believes that its access to capital through the Line of Credit and other sources of private financing, as well as its access to the public capital markets, will provide it with a competitive advantage in acquisitions and developments over certain competitive bidders which may have to qualify their bids with financing conditions or which have less access to financing.

                                   PROPERTIES

  The Properties consist of the 26 Office Properties comprising approximately
3.4 million net rentable square feet and the 59 Industrial Properties comprising approximately 5.0 million net rentable square feet. All of the Properties are wholly-owned by the Company (through its subsidiaries), except the Broadmoor Austin Properties, which are owned by a joint venture in which the Company owns a 49.9% managing general partnership interest. The Company also owns six development parcels (the "Development Parcels") which can support approximately 1.4 million net rentable square feet of development. The Company has options to acquire one office building containing approximately 1.0 million net rentable square feet, four industrial buildings containing approximately 268,000 net rentable square feet and five development parcels that can support approximately 1.2 million net rentable square feet of industrial development (the "Options"). See "Properties--Option Properties" and "--Option Parcels." The Company also owns a 25% interest in a general partnership that owns an industrial building containing approximately 71,000 net rentable square feet in Itasca, Illinois.

  The following chart contains certain information regarding the Properties:

                                                                       NET       PERCENT
                                                                    RENTABLE      LEASED
                                           YEAR BUILT/    NUMBER     SQUARE       AS OF
PROPERTY NAME                 MARKET        RENOVATED  OF BUILDINGS   FEET    MARCH 31, 1996
- -------------            ----------------- ----------- ------------ --------- --------------
OFFICE PROPERTIES:
 Cumberland Office
  Park.................. Atlanta, GA        1972-1980        9        530,228       99%
 One Northwestern
  Plaza(/1/)............ Southfield, MI     1989             1        241,751       92
 Broadmoor Austin(/2/).. Austin, TX         1991             7      1,112,236      100
 Park West.............. Dallas, TX         1989             1        344,216       98
 5307 East Mockingbird.. Dallas, TX         1979/1993        1        118,316       76
 Walnut Glen Tower...... Dallas, TX         1985             1        464,289       83
 Cottonwood Office
  Center................ Dallas, TX         1986             3        164,111       92
 Plaza on Bachman
  Creek................. Dallas, TX         1986             1        125,903       87
 3141 Fairview Park
  Drive................. Northern Virginia  1988             1        192,108       90
 8521 Leesburg Pike..... Northern Virginia  1984/1993        1        145,257       92
                                                           ---      ---------      ---
Subtotal/weighted average for Office Properties.......      26      3,438,415       94%
                                                           ---      ---------      ---
INDUSTRIAL PROPERTIES:
 Pacific Gateway
  Center................ Los Angeles, CA    1972-1984       18      1,252,708       88%
 8869 Greenwood......... Baltimore, MD      1986-1987        1         89,582       74
 1329 Western Ave....... Baltimore, MD      1988             1        185,600       80
 Deep Run 1&2........... Baltimore, MD      1988             2        169,112      100
 4611 Mercedes Drive.... Baltimore, MD      1990             1        178,133      100
 9050 Junction.......... Baltimore, MD      1989             1        108,350      100
 Northland Park......... Kansas City, MO    1975-1980        4        925,007      100
 North Topping Street... Kansas City, MO    1975-1980        1        119,118      100
 Airworld Drive......... Kansas City, MO    1975-1980        1        200,000      100(/3/)
 107th Terrace.......... Kansas City, MO    1975-1980        1         96,700      100
 Nicholson III.......... Dallas, TX         1981             3        155,712       73
 13425 Branchview....... Dallas, TX         1970             1        121,250      100
 1002 Avenue T.......... Dallas, TX         1981             1        100,000      100
 1625 Vantage........... Dallas, TX         1984             1         50,000      100
 West Loop Business
  Park.................. Houston, TX        1986             5         75,231       87
 Airport Properties..... Milwaukee, WI      1970-1980       12        572,953       97
 Oakcreek Properties.... Milwaukee, WI      1970-1979        2        232,000      100
 North West Properties.. Milwaukee, WI      1973-1987        3        413,371       83
                                                           ---      ---------      ---
Subtotal/weighted average for Industrial Properties...      59      5,044,827       93%
                                                           ---      ---------      ---
Consolidated total/weighted average for all
 Properties...........................................      85      8,483,242       94%
                                                           ===      =========      ===

- --------
(/1/The)Company owns a 100% leasehold interest in this Property. (/2/The)Company owns a 49.9% interest in the general partnership which owns a
    100% leasehold interest in these Properties. The Company accounts for its interest in this partnership under the equity method.
(/3/One)tenant leased the entire space at this Property and this tenant's lease expired at the close of business on March 31, 1996. The space is currently vacant.

                            STRUCTURE OF THE COMPANY

  The following chart illustrates the structure of the Company and beneficial ownership of the Company and its two principal operating subsidiaries, the Operating Partnership and the Manager, after the completion of the Formation Transactions and the closing of the Offering. See "Formation Transactions."


                                  THE COMPANY

                                                   PERCENTAGE OF  PERCENTAGE OF
                                                   COMMON SHARES  COMMON SHARES
                                                  BEFORE EXCHANGE AFTER EXCHANGE
   OWNER                                             OF UNITS        OF UNITS
   -----                                          --------------- --------------
   Public Investors..............................      88.3%          74.7%
   Management(/1/)...............................        --%          15.4%
   Continuing Investors(/2/).....................      11.7%           9.9%


                           THE OPERATING PARTNERSHIP

                                           OWNERSHIP INTEREST OWNERSHIP INTEREST
                                            BEFORE EXCHANGE     AFTER EXCHANGE
     OWNER                                      OF UNITS           OF UNITS
     -----                                 ------------------ ------------------
     Company(/3/).........................       84.6%              100.0%
     Management(/1/)......................       15.4%                 --%


                                  THE MANAGER

                                         VOTING     NON-VOTING       TOTAL
       OWNER                          COMMON STOCK COMMON STOCK EQUITY INTEREST
       -----                          ------------ ------------ ---------------
       Operating Partnership(/4/)....       --%       100.0%         95.0%
       Michael V. Prentiss(/5/)......    100.0%          --%          5.0%

- --------
(/1/Including)entities wholly-owned by one or more Prentiss Principals. (/2/Includes)three pre-Offering institutional investors in the Operating
    Partnership who will receive Common Shares in the Formation Transactions in exchange for their interests in the Operating Partnership.
(/3/Includes)a 0.2% interest owned by the General Partner.
(/4/The)Operating Partnership also owns a promissory note of the Manager with an initial principal balance of approximately $26.95 million. As a result of the Operating Partnership's ownership of non-voting common stock and debt of the Manager, the Company, through the Operating Partnership, expects to receive most of the after-tax economic benefits of the Manager.
(/5/The)voting common stock of the Manager is owned by a corporation that is wholly owned by Michael V. Prentiss.

  The value of the Company has been derived from (i) a capitalization of the Company's adjusted pro forma consolidated cash flow available for distribution to its shareholders, (ii) an analysis of the Company's potential for growth,
(iii) comparisons to other office and industrial REITs, and (iv) other factors set forth in "Underwriting." The value of the Company has not been determined on a property-by-property basis. The aggregate number of Common Shares and units of limited partnership interest in the Operating Partnership ("Units") issued in connection with the Formation Transactions was arrived at by determining the percentage of the equity of the Company that was available after sufficient equity was allocated to the purchasers of Common Shares in the Offering to enable the Company to pay initial distributions on the Common Shares at an annual rate of 8.0% based on the Offering Price.

                          BENEFITS TO RELATED PARTIES

  The Prentiss Group, including the Prentiss Principals, will realize certain benefits as a result of the Offering and the Formation Transactions (see "Formation Transactions"), including the following:

  . Members of the Prentiss Group will receive a total of 2,931,184 Units in consideration for their interests in the Properties, the Development Parcels, the Options and Prentiss Properties Service Business in connection with the Formation Transactions. These Units (representing approximately 15.4% of the Company on a consolidated basis) will have a total value of approximately $58.6 million based on the Offering Price, compared to a net tangible book value of the assets contributed to the Operating Partnership by the Prentiss Group of approximately $4.8 million. The Company believes that the net tangible book value of the individual assets contributed to the Operating Partnership by the Prentiss Group (which reflects the historical cost of such assets less accumulated depreciation) is less than the aggregate current market value of such assets.

  . Members of the Prentiss Group will realize an immediate increase of $23.7 million in the net tangible book value of their investment in the Company.

  . Any time after two years following the date of the closing of the Offering (the "Closing Date"), the members of the Prentiss Group holding Units may, in accordance with the terms of the second amended and restated agreement of limited partnership of the Operating Partnership (the "Operating Partnership Agreement"), exchange all or a portion of such Units for cash or, at the election of the Company, Common Shares on a one-for-one basis. The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will exchange Common Shares for such Units.

  . Messrs. Prentiss and August will enter into employment agreements with the Company. See "Management--Employment Agreements."

  . The Company will grant to the Prentiss Principals, 41 other employees of the Company and the five independent trustees of the Company (the "Independent Trustees") options to purchase an aggregate of 1,291,439 Common Shares under the Company's 1996 Share Incentive Plan at the Offering Price, subject to certain vesting requirements. See
    "Management--1996 Share Incentive Plan."

  . The Formation Transactions may provide the members of the Prentiss Group with increased liquidity and, until the disposition of certain assets contributed to the Company, with continued deferral of the taxable gain associated with those assets.

  . PPL currently manages eighteen industrial buildings located in Torrance, California (the Pacific Gateway Properties) that the Company will purchase from an affiliate of the Prentiss Group, The Prentiss/Copley Investment Group ("PCIG"). After the closing of the Offering, PPL will receive approximately $500,000 from the seller's proceeds from the sale of these Properties as partial repayment of a note from PCIG payable upon termination of certain management contracts (the "Termination Fee Note"). The Prentiss Group will receive no other payments from the proceeds of the sale of these Properties.

  . The Company has agreed to maintain at least $1.3 million of indebtedness secured by certain of the Properties outstanding for two years and to permit certain Prentiss Group members to guaranty such debt in order to defer certain tax consequences associated with the Formation
    Transactions.

  Additional information concerning benefits to executive officers, trustees and significant shareholders of the Company is set forth under "Formation Transactions" and "Certain Relationships and Transactions."

                                  THE OFFERING

  All of the Common Shares offered hereby are being sold by the Company.

Shares Offered:

  To the Pub-
   lic....... 14,250,000
  To the Con-
   tinuing
   Investors.. 1,892,985
              ----------
  Total...... 16,142,985
              ==========
Shares and
 Units Out-
 standing Af-
 ter the Of-
 fering...... 19,074,169(/1/)
Proposed New
 York Stock
 Exchange
 Symbol......       "PP"

- --------
(/1/Includes)2,931,184 Units issued to the Prentiss Group in the Formation
    Transactions. See "Formation Transactions." Excludes 1,291,439 Common Shares reserved for issuance upon exercise of options to be granted pursuant to the 1996 Share Incentive Plan upon completion of the Offering.

                                USE OF PROCEEDS

  The net cash proceeds to the Company from the Offering will be used for the acquisition of interests in the Properties and other assets, the repayment of mortgage and other indebtedness (including prepayment penalties), and for working capital. Approximately $54.0 million of the net proceeds will be used to acquire interests in Properties from an affiliate of Lehman Brothers Inc. ("Lehman") and approximately $64.5 million will be used to repay an affiliate of Lehman certain mortgage indebtedness secured by certain Properties.

                                 DISTRIBUTIONS

  The Company intends to pay regular quarterly distributions to the holders of Common Shares. The first distribution, for the period commencing on the Closing
Date and ending on December 31, 1996, is expected to be approximately $   per
Common Share, which is equivalent to a quarterly distribution of approximately $.40 per share and an annual distribution of approximately $1.60 per share, or approximately 8.00% of the Offering Price. The Company has established the initial annual distribution rate based on the Company's estimate of cash available for distribution, for the 12 months following the Offering, which was derived from the Company's Pro Forma Funds from Operations (as defined in Note 5 of "Summary Financial Information") for the 12 months ended March 31, 1996 under present conditions. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. The expected distribution for the 12 months following completion of the Offering will be approximately 88.2% of the estimated cash available for distribution for that period. The Company intends to maintain its initial distribution rate for at least 12 months following the consummation of the Offering unless actual results of operations, economic conditions or other factors differ from the assumptions used in calculating the estimate. The Company does not intend to reduce the expected distribution per share if the Underwriters' overallotment option is exercised. Based on the Company's estimated results of operations for the twelve months ending March 31, 1997, the Company estimates that approximately 16.0% of the anticipated initial annual distribution to shareholders will represent a return of capital for federal income tax purposes and that the Company would have been required to distribute $20.6 million or $1.28 per share during such 12-month period in order to maintain its status as a REIT. If future taxable income increases above or decreases below the estimated taxable income for the 12 months following the Offering, the percentage of the anticipated initial annual distribution representing a return of capital will decrease or increase, respectively. See "Distribution Policy" for the calculation of estimated pro forma cash available for distributions and related assumptions.

                           TAX STATUS OF THE COMPANY

  The Company intends to qualify and will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its short taxable year ending December 31, 1996. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, the Company will receive at the closing of the Offering an opinion of its legal counsel that the Company will qualify to be taxed as a REIT under the Code, which opinion will be based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. See "Risk Factors--Tax Risks" and "--Anti-takeover Effect of Ownership Limit, Staggered Board and Power to Issue Additional Shares" and "Federal Income Tax Considerations--Taxation of the Company."

                         SUMMARY FINANCIAL INFORMATION

  The following table sets forth (i) summary combined financial data for the Predecessor Company on a historical basis, and (ii) pro forma financial data for the Company at and for the three months ended March 31, 1996 and for the year ended December 31, 1995. The combined financial statements of the Predecessor Company include (i) 100% of the assets and results of operations from 47 Properties for the periods presented, (ii) 100% of the assets and results of operations of the 3141 Fairview Park Drive Property for the portion of the periods after a Prentiss Group member acquired the Property, (iii) a 25% equity investment in the Broadmoor Austin Properties; (iv) a 15% equity investment in the Park West Property for the portion of the periods in which the Prentiss Group owned its 15% non-controlling interest, (v) a 25% equity investment in the industrial building in Itasca, Illinois and (vi) results of operations of the Prentiss Properties Service Business (conducted primarily by PPL). The selected financial data at and for the three months ended March 31, 1996 and March 31, 1995 are derived from unaudited financial statements. The unaudited financial information includes all adjustments (consisting of normal recurring adjustments) that management considers necessary for fair presentation of the financial position and results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year ending December 31, 1996. The following data should be read in conjunction with (i) the pro forma financial statements and notes thereto of the Company; (ii) the historical financial statements and notes thereto for the Predecessor Company and Acquisition Properties; and (iii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included elsewhere in this Prospectus.

  Historical operating results, including net income, may not be comparable to future operating results. In addition, the Company believes that the book value of the Properties, which reflects historical costs of such real estate assets less accumulated depreciation, is not indicative of the fair value of the Properties.

  Pro forma information is presented as if the Formation Transactions and the completion of the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds" had occurred at the beginning of the pro forma periods presented with respect to the pro forma operating data and at March 31, 1996 with respect to the pro forma balance sheet data. The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Prospectus. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position and results of operations for future periods.

                                 THREE MONTHS
                               ENDED MARCH 31,                          YEAR ENDED DECEMBER 31,
                          ----------------------------  -----------------------------------------------------------
                                        HISTORICAL                                 HISTORICAL
                          PRO FORMA  -----------------  PRO FORMA -------------------------------------------------
                            1996       1996     1995      1995      1995      1994      1993       1992      1991
                          ---------  --------  -------  --------- --------  --------  ---------  --------  --------
                                          (IN THOUSANDS, EXCEPT PER SHARE AND PROPERTY DATA)
STATEMENTS OF OPERATIONS
 DATA:
Rental income...........  $ 14,483   $  8,026  $ 7,063   $56,989  $ 29,423  $ 25,256  $  14,412  $  8,169  $  5,194
Fee and other
 income(/1/)............       985      5,526    5,022     3,522    25,741    26,702     23,609    24,278    35,346
                          --------   --------  -------   -------  --------  --------  ---------  --------  --------
 Total revenues.........    15,468     13,552   12,085    60,511    55,164    51,958     38,021    32,447    40,540
Operating
 expenses(/1/)..........     5,111      7,593    7,280    19,607    31,272    33,178     28,667    31,925    35,848
Real estate taxes.......     1,254        839      774     4,797     3,030     2,691      1,631       712       428
Interest expense........     1,273      1,202      973     5,091     3,882     3,191      1,444       491        60
Real estate depreciation
 and amortization.......     3,030      1,777    1,712    12,070     7,060     5,451      3,312     1,900       721
Other depreciation and
 amortization...........       --           4       27       --        106       106        106       106        96
Equity in joint venture
 and subsidiary(/1/)....       914         14       24     6,262        11        13         (4)        2       211
                          --------   --------  -------   -------  --------  --------  ---------  --------  --------
Income (loss) before
 gain on sale of
 property and minority
 interest...............     5,714      2,151    1,343    25,208     9,825     7,354      2,857    (2,685)    3,598
Gain on sale of
 property...............       --         --       --        --        --      1,718        --        --        --
Minority interest(/2/)..      (880)       --       --     (3,882)      --        --         --        --        --
                          --------   --------  -------   -------  --------  --------  ---------  --------  --------
 Net income (loss)......  $  4,834   $  2,151  $ 1,343   $21,326  $  9,825  $  9,072  $   2,857  $ (2,685) $  3,598
                          ========   ========  =======   =======  ========  ========  =========  ========  ========
Net income per share....  $   0.30        --       --    $  1.32       --        --         --        --        --
Weighted average number
 shares outstanding.....    16,143        --       --     16,143       --        --         --        --        --
BALANCE SHEET DATA (END
 OF PERIOD):
 Real estate, before
  accumulated
  depreciation(/3/).....  $356,269   $186,000      --        --   $165,331  $160,662  $  95,083  $ 46,556  $ 26,423
 Cash...................     7,259        971      --        --      1,033     9,133      1,605     8,004     3,202
 Total assets...........   368,938    174,978      --        --    154,490   164,307    117,819    53,327    29,900
 Debt on real
  estate(/3/)...........    63,297     68,864      --        --     46,442    46,732     20,473    10,186       717
 Total liabilities......    67,207     72,774      --        --     50,769    51,713     23,773    11,480     1,759
 Stockholders' equity...   255,264    102,204      --        --    103,721   112,594     94,046    41,847    28,141
OTHER DATA (END OF
 PERIOD):
EBITDA(/4/).............  $  9,103   $  5,120  $ 4,031   $36,107  $ 20,862  $ 16,089  $   7,723  $   (190) $  4,264
                          ========   ========  =======   =======  ========  ========  =========  ========  ========
Funds from
 Operations(/5/)........  $  9,286   $  4,199  $ 3,326   $39,445  $ 17,968  $ 13,888  $   7,252  $    298  $  4,901
                          ========   ========  =======   =======  ========  ========  =========  ========  ========
Cash flow from
 operations.............       --    $  4,156  $ 2,406       --   $ 16,238  $ 13,059  $   6,115  $   (755) $  4,241
Cash flow from
 investing..............       --    $(20,972) $(1,498)      --   $ (4,301) $(40,909) $ (71,977) $(20,133) $(25,541)
Cash flow from
 financing..............       --    $ 16,754  $(8,373)      --   $(20,037) $ 35,378  $  59,463  $ 25,690  $ 24,502
PROPERTY DATA (END OF
 PERIOD)(/6/):
Number of Properties....        85         56       54        85        55        54         47        23        16
Total GLA in sq. ft.....     8,483      6,515    5,979     8,483     6,323     5,976      4,793     2,733     1,650
Occupancy %.............       94%        95%      97%       95%       97%       96%        95%       97%       94%

- --------
(/1/)The Manager's operations are combined with the property operations in the historical statements and are accounted for under the equity method in the pro forma statements; therefore, the historical statements include the Manager's revenues and expenses on a gross basis in the respective income and expense line items and the pro forma statements present only the Manager's net operations in the line item titled "Equity in joint venture and subsidiary."

     Equity in joint venture and subsidiary includes the Company's 25% and 49.9% interest in the partnership owning the Broadmoor Austin Properties (the "Broadmoor Austin Partnership") on a historical and pro forma basis, respectively, which is accounted for on the equity method for all periods presented. For more information on the operations and accounts of the Broadmoor Austin Partnership refer to footnote (11) in the footnotes to the Predecessor Company's financial statements.

     Equity in joint venture and subsidiary on a historical basis also includes the 15% general partnership interest owned by members of the Prentiss Group in the Park West Property. The operations and accounts are combined on a pro forma basis.

(/2/Represents)the approximate 15.4% interest in the Operating Partnership which will be owned by the Prentiss Principals and certain other members of management.
(/3/The)pro forma balance sheet as of March 31, 1996 reflects the Company's investment in Broadmoor Austin using the equity method of accounting. As a result, the Company's 49.9% share of the Broadmoor Austin Partnership's real estate and related debt are not shown in the line items titled "Real estate, before accumulated depreciation" and "Debt on real estate." The following schedule represents the Balance Sheet Data as of March 31, 1996 on a pro forma basis as if the Company's share of the Broadmoor Austin Partnership's real estate and related debt thereon were included. This presentation is provided for informational purposes only:

                            PRO FORMA 3/31/96        ADJUSTMENTS        PRO FORMA 3/31/96
                              BALANCE SHEET   FOR COMBINING BROADMOOR'S BALANCE SHEETDATA
                            DATA AS PRESENTED      49.9% OWNERSHIP      BROADMOOR COMBINED
                            ----------------- ------------------------- ------------------
   Real estate before
    accumulated
    depreciation...........     $356,269               $70,000               $426,269
   Debt on real estate.....     $ 63,297               $70,000               $133,297

(/4/Does)not include the Company's pro rata share of the operations in the entities accounted for under the equity method; such amounts are $3,142 and $16,511 for the pro forma three months ended March 31, 1996 and the pro forma year ended December 31, 1995, respectively. EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. EBITDA does not represent cash generated from operating activities in accordance with GAAP, is not to be considered as an alternative to net income or any other GAAP measurement as a measure of operating performance and is not necessarily indicative of cash available to fund all cash needs. The Company has presented EBITDA herein because the Company believes that it is one measure used by certain investors to determine operating cash flow. EBITDA does not include the amounts reflected in "equity in joint venture and subsidiary," nor does it add back the depreciation, interest and taxes included therein.
(/5/Industry)analysts generally consider Funds from Operations an appropriate measure of performance of an equity REIT. "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Prentiss Group and the Company, Funds from Operations should be examined in conjunction with net income (loss) as presented in the audited combined financial statements and information included elsewhere in this Prospectus. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.
(/6/The)Property Data includes information on the Broadmoor Austin, Park West and 3141 Fairview Park Drive Properties only for the end of the periods subsequent to the Prentiss Group's acquisition of an ownership interest in the respective Properties.

                                 RISK FACTORS

  An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a decision to purchase Common Shares in the Offering.

PRICE TO BE PAID FOR PROPERTIES, COMMON SHARES AND OTHER ASSETS MAY EXCEED THEIR FAIR MARKET VALUE

  No independent valuations or appraisals were obtained in connection with the Formation Transactions except with respect to the Properties that were owned by the Operating Partnership prior to the Offering, and it is possible that the aggregate market value of the Common Shares may exceed their proportionate share of the fair market value of the Company's assets. The valuation of the Company has been derived from a capitalization of the Company's pro forma adjusted Funds from Operations, estimated cash available for distribution, the Company's potential for growth and the other factors referred to in "Underwriting." There can be no assurance that the price paid by the Company for its Properties and other assets will not exceed their fair market value.

  The valuation of Prentiss Properties Service Business has been derived primarily from a capitalization of the revenue derived from PPL's contracts with third-parties for management, leasing, development and construction services. Upon consummation of the Offering, the Company, through the Operating Partnership and the Manager, expects to provide these same services to third-parties. These contracts are generally terminable upon 30 days notice by either party or upon sale of the property. In valuing Prentiss Properties Service Business, the Company has assumed that these third-party contracts will remain in effect. In the event any of these contracts is terminated, the Company's revenues would be adversely affected. Accordingly, if all or a substantial portion of these contracts were to be terminated following the consummation of the Offering, the initial value assigned to Prentiss Properties Service Business by the Company would not be indicative of its true fair market value.

CONFLICTS OF INTERESTS IN THE FORMATION TRANSACTIONS AND THE BUSINESS OF THE COMPANY

  Formation Transactions not at Arms Length. Benefits to Prentiss
Principals. The Formation Transactions are not the result of arm's-length negotiations. The Prentiss Principals (including Messrs. Prentiss, August, DuBois and Bradshaw, who are founders and owners of PPL and senior executive officers of the Company) have preexisting ownership interests in certain Properties, the Prentiss Properties Service Business and certain of the other assets to be acquired by the Company through their direct or indirect interests in the Prentiss Group, and will receive, directly or indirectly, Units in exchange for such interests in the Formation Transactions. There will be no independent valuation or appraisal of the interests contributed to the Company by the Prentiss Group in connection with the Formation Transactions. PPL holds (and after the Formation Transactions will continue to hold) the Termination Fee Note from PCIG, a Prentiss Group affiliate, which is paid with the proceeds of sales of properties owned by the affiliate. The Company will acquire one Property from PCIG in the Formation Transactions and PPL will receive a payment of approximately $500,000 under the Termination Fee Note. The Company will have options on certain industrial properties owned by PCIG which, if exercised, would result in additional payments to PPL under the Termination Fee Note. See "Properties--Option Properties" and "--Option Parcels." The Prentiss Principals will realize certain benefits from the Formation Transactions that will not generally be received by other persons participating in the formation of the Company. See "Formation Transactions-- Benefits to Related Parties" and "Management 1996 Share Incentive Plan," "-- Executive Compensation" and "--Employment Agreements." Because these persons were involved in structuring the Formation Transactions, they had the ability to influence the type and level of benefits they received. As such, these persons may have interests that conflict with the interests of others participating in the Formation Transactions and with the interests of persons acquiring Common Shares in the Offering. The type and level of benefits the Prentiss Principals receive may have been different if they had not participated in structuring the Formation Transactions.

  Enforcement of Terms of Contribution and Other Agreements. The Prentiss Principals each, directly or indirectly, have ownership interests in certain of the Properties and in the other assets to be acquired by the Company. Following the consummation of the Offering and the Formation Transactions, the Company, under the agreements relating to the contribution of such interests, will be entitled to indemnification and damages in the event of breaches of representations or warranties. Each of the Prentiss Principals have entered into employment and/or noncompetition agreements with the Company pursuant to which they have agreed not to engage in certain business activities in competition with the Company. See "Management--Employment Agreements." To the extent that the Company chooses to enforce its rights under any of these contribution or employment and/or noncompetition agreements, it may determine to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than it otherwise might because of its desire to maintain its ongoing relationship with the individual involved.

  Tax Consequences Upon Sale, Refinancing or Prepayment of Indebtedness of Properties. As holders of Units, the Prentiss Principals and affiliates may have unrealized taxable gain associated with their interests in certain Properties contributed to the Operating Partnership. Because the Prentiss Principals may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of those Properties, the Prentiss Principals and the Company may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of such Properties. While the Company (through the General Partner) has the exclusive authority as to whether and on what terms to sell or refinance an individual Property, the Prentiss Principals through their status as senior executives and/or Trustees of the Company and those members of the Company's management and Board of Trustees who directly or indirectly hold Units (i.e., Messrs. Prentiss, August, DuBois and Bradshaw) may influence the Company not to sell, or refinance or prepay the indebtedness associated with, the Properties even though such event might otherwise be financially advantageous to the Company, or may influence the Company to refinance Properties with a high level of debt. See "Policies With Respect to Certain Activities--Conflict of Interest Policies."

  Policies with Respect to Conflicts of Interests. The Company has adopted certain policies relating to conflicts of interest. These policies include a bylaw provision requiring all transactions in which executive officers or trustees have a conflicting interest to that of the Company to be approved by a majority of the Independent Trustees or a majority of the Common Shares held by disinterested shareholders. There can be no assurance that the Company's policies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders. The Company's Declaration of Trust also includes a provision permitting Independent Trustees to engage in the type of business activities conducted by the Company without first presenting any investment opportunities to the Company, even though such investment opportunities may be within the scope of the Company's investment policies. See "Policies with Respect to Certain Activities--Conflict of Interest Policies."

MARYLAND BUSINESS COMBINATION LAW

  Under the Maryland General Corporation Law, as amended ("MGCL"), as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares.

ANTI-TAKEOVER EFFECT OF OWNERSHIP LIMIT, STAGGERED BOARD AND POWER TO ISSUE ADDITIONAL SHARES

  Ownership Limitation. For the Company to maintain its qualification as a REIT under the Code, not more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made).

  To ensure that the Company will not fail to qualify as a REIT under this and other tests under the Code, the Company's Declaration of Trust, subject to certain exceptions, authorizes the trustees to take such actions as are necessary and desirable to preserve its qualification as a REIT and to limit any person to direct or indirect ownership of no more than 8.5% (the "Ownership Limit") of (i) the number of the outstanding Common Shares, except for Michael V. Prentiss, who may own initially no more than 15% of the number of such outstanding shares or (ii) the number of outstanding Preferred Shares of any series of Preferred Shares. The Ownership Limit will adjust upward, to a maximum of 9.8%, and the limit applicable to Mr. Prentiss will adjust downward, in proportion to any reduction in Mr. Prentiss' direct or indirect consolidated percentage ownership of the Company declines as a result of additional issuances of securities by the Company or the Operating Partnership or dispositions or redemption of the Units held directly or indirectly by Mr. Prentiss upon completion of the Formation Transactions. The Company's Board of Trustees, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may establish, may exempt a proposed transferee from the Ownership Limit. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of in excess of the Ownership Limit of the number of any class of the outstanding shares of beneficial interest of the Company would result in the termination of the Company's status as a REIT. See "Description of Shares of Beneficial Interest--Restrictions on Transfer." These restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

  The Ownership Limit may have the effect of delaying, deterring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. See "Description of Shares of Beneficial Interest-- Restrictions on Transfer."

  Staggered Board. The Company's Board of Trustees is divided into three classes. The initial terms of the first, second and third classes will expire in 1997, 1998, and 1999, respectively. Beginning in 1997, trustees of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Classification of the Board of Trustees."

  Issuance of Additional Shares. The Company's Declaration of Trust authorizes the Board of Trustees to (i) amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the Company has the authority to issue, (ii) cause the Company to issue additional authorized but unissued Common or Preferred Shares and (iii) classify or reclassify any unissued Common Shares and Preferred Shares and to set the preferences, rights and other terms of such classified or unclassified shares. See "Description of Shares of Beneficial Interest--Preferred Shares." Although the Board of Trustees has no such intention at the present time, it could establish a series of Preferred Shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. The Declaration of Trust and Bylaws of the Company also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Removal of Trustees," "--Control Share Acquisitions" and "--Advance Notice of Trustee Nominations and New Business."

TAX RISKS

  Failure to Qualify as a REIT. The Company intends to operate so as to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, it will receive at the closing of the Offering an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its shareholders. See "Federal Income Tax Considerations--Taxation of the Company."

  If the Company were to fail to qualify as a REIT for any taxable year, the Company would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Although the Company intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Trustees, with the consent of shareholders holding at least two-thirds of all the outstanding Common Shares, to revoke the REIT election. See "Federal Income Tax Considerations."

  REIT Minimum Distribution Requirements; Possible Incurrence of Additional Debt. In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years.

  The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the cash available for distribution by the Company to its shareholders will consist of its share of cash distributions from the Operating Partnership. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company could require the Company, through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require the Company to borrow funds or to sell assets to fund the costs of such items.

  Failure of the Operating Partnership to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status. Although the Company has not requested, and does not expect to request, a ruling from the Service that the Operating Partnership (and each of its Noncorporate Subsidiaries, as defined in "Federal Income Tax Considerations") will be classified as partnerships for federal income tax purposes, the Company will receive at the closing of the Offering an opinion of its counsel stating that the Operating Partnership (and each Noncorporate Subsidiary) will be classified as a partnership, and not as a corporation or an association taxable as a corporation for federal income tax purposes. If the Service were to challenge successfully the tax status of the Operating Partnership (or a Noncorporate Subsidiary) as a partnership for federal income tax purposes, the Operating Partnership (or the Noncorporate Subsidiary) would be taxable as a corporation. In such event, the Company likely would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of a corporate income tax on the Operating Partnership would reduce substantially the amount of cash available for distribution from the Operating Partnership to the Company and its shareholders. See "Federal Income Tax Considerations--Tax Aspects of the Operating Partnership and the Noncorporate Subsidiaries."

REAL ESTATE FINANCING RISKS

  Debt Financing. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that indebtedness on the Properties (which will not have been fully amortized at maturity in all cases) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Upon consummation of the Offering and the Formation Transactions, the Company expects to have outstanding indebtedness, including the Company's pro rata share of Joint Venture Debt (approximately $70 million), of approximately $133.3 million, all of which will be secured by certain of the Properties, with maturities ranging from 1999 to 2003, including approximately $80 million of indebtedness due in 1999. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Company's cash flow and the amounts available for distributions to its shareholders. If a property or properties are mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be foreclosed upon by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company.

  Rising Interest Rates. The Company will obtain a mortgage loan with an initial principal balance of approximately $10 million in connection with the Formation Transactions that will bear interest at a variable rate equal to one-month LIBOR plus 165 basis points (7.10% per annum based on the one-month LIBOR rate in effect on July 31, 1996.) In addition, the Company anticipates that advances under the Line of Credit will bear interest at a variable rate equal to one-month LIBOR plus between 150 and 250 basis points (6.95% and 7.95%, respectively, per annum based upon the one-month LIBOR rate in effect on July 31, 1996). In addition, the Company may incur additional indebtedness in the future that also bears interest at variable rates. Variable rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect the Company's cash flow and the amounts available for distributions to its shareholders. The Company may in the future engage in transactions to limit its exposure to rising interest rates as appropriate and cost effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Construction Loans. If new developments are financed through construction loans, there is a risk that upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms. In the event that the Company is unable to obtain permanent financing for a developed property on favorable terms, it could be forced to sell such property at a loss or the property could be foreclosed upon by the lender and result in loss of income and asset value to the Company.

RELIANCE ON MAJOR TENANTS

  On a pro forma basis during the year ended December 31, 1995, the Company's largest tenant, IBM, accounted for approximately 24% of the Company's pro forma total 1995 annual Base Rent on the Properties. The Company's two leases with IBM expire in 1999 and 2006. See "Properties--Office Properties." In addition, five other tenants collectively accounted for approximately 15% of the Company's pro forma total 1995 annual Base Rent. The Company would be adversely affected in the event of bankruptcy or insolvency of, or a downturn in the business of any such tenants, which resulted in a failure or delay in the tenants' rent payments.

GEOGRAPHIC CONCENTRATION IN TEXAS, DALLAS AND ATLANTA

  Twenty-five of the Company's 85 Properties are located in Texas, including 13 Properties located in the Dallas area, and nine of the Properties are located in Atlanta, Georgia. Like other real estate markets, these commercial real estate markets have experienced economic downturns in the past, and future declines in any of these economies or real estate markets could adversely affect the Company's cash available for distribution. The Company's financial performance and its ability to make distributions to shareholders are therefore dependent on the economic conditions in Texas, Dallas and Atlanta. The Company's revenues and the value of its Properties may be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office, industrial and other competing commercial properties). There can be no assurance as to the continued growth of the Texas, Dallas and Atlanta area economies or the future growth rate of the Company.

CHANGES IN POLICIES WITHOUT SHAREHOLDER APPROVAL; NO LIMITATION ON DEBT

  The investment, financing, borrowing and distribution policies, including the Debt Limitation, of the Company and its policies with respect to all other activities, including growth, capitalization and operations, will be determined by the Board of Trustees. The Company's Debt Limitation is a policy limiting the Company's total combined indebtedness plus its pro rata share of Joint Venture Debt to 50% or less of the Company's Total Market Capitalization, but the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Although the Company's Board of Trustees has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trustees without a vote of the shareholders of the Company. A change in these policies could adversely affect the Company's financial condition, results of operations or the market price of the Common Shares. See "Policies with Respect to Certain Activities."

RISKS ASSOCIATED WITH RAPID GROWTH; RISKS ASSOCIATED WITH THE ACQUISITION OF SUBSTANTIAL NEW PROPERTIES; LACK OF OPERATING HISTORY

  The Company may experience a period of rapid growth. The Company's ability to manage its growth effectively will require it to integrate successfully its new acquisitions into its existing management structure. Four of the Properties have relatively short or no operating history under management by affiliates of the Prentiss Group. The Prentiss Group has had limited control over the operation of these Properties, and such Properties may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue potential. The operating performance of these Properties may decline under the Company's management.

DEPENDENCE ON KEY PERSONNEL; CONTROL OF MANAGEMENT

  The Company is dependent on the efforts of its executive officers, particularly Messrs. Prentiss and August. The loss of their services could have an adverse effect on the operations of the Company. Prior to the consummation of the Offering, each of Messrs. Prentiss and August will enter into an employment agreement with the Company. See "Management--Employment Agreements." Certain assets of the Prentiss Group are not being contributed to the Company and certain of the executive officers of the Company, including Messrs. Prentiss and August, may devote some of their management time towards those excluded assets. See "The Properties--Prentiss Group Assets Not Acquired by the Company."

  None of the trustees or officers of the Company is selling any Common Shares in the Offering. Upon completion of the Offering, all trustees and executive officers of the Company as a group will beneficially own approximately 15.4% of the total issued and outstanding Common Shares and Units (which, after two years from the Offering, will be exchangeable by the holders for cash or, at the election of the General Partner, Common Shares on a one-for-one basis). See "Principal and Management Shareholders." The Company currently expects that the General Partner will elect to exchange such Units for Common Shares. Mr. Prentiss will serve as Chairman and Chief Executive Officer of the Company. Mr. August will serve as President and Chief Operating

Officer of the Company. Mr. DuBois will serve as Executive Vice President of the Company and Mr. Bradshaw will serve as Executive Vice President and National Director of Corporate Development of the Company. In addition, Mr. Prentiss and Mr. August will be on the initial Board of Trustees of the Company. Accordingly, such persons will have substantial influence on the Company, which influence might not be consistent with the interests of other shareholders, and may in the future have a substantial influence on the outcome of any matters submitted to the Company's shareholders for approval if all of their Units are exchanged for Common Shares. See "--Conflicts of Interests in the Formation Transactions and the Business of the Company."

REAL ESTATE INVESTMENT RISKS

  General Risks. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. If the Properties do not generate revenues sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs and the Company's cash flow and ability to make distributions to its shareholders will be adversely affected.

  The Company's revenues and the value of its properties may be adversely affected by a number of factors, including the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties; the ability of the owner to provide adequate management, maintenance and insurance; the ability to collect on a timely basis all rent from tenants; the expense of periodically renovating, repairing and reletting spaces; and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the property. In addition, real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing. Also, the amount of available net rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time.

  Tenant Defaults and Bankruptcy. A significant portion of the Company's income will be derived from rental income on the Properties and, consequently, the Company's distributable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of tenants of the Properties failed to meet their lease obligations. At any time, a tenant of the Properties may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease and thereby cause a reduction in the Company's cash flow and the amounts available for distributions to its shareholders. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's cash flow and the amounts available for distributions to its shareholders may be adversely affected.

  Operating Risks. The Properties are subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy or rental rates. The Properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While the Company's tenants generally are obligated to pay a portion of these escalating costs, there can be no assurance that tenants will agree to pay such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. While the Company implements cost-saving incentive measures at each of its Properties, the Company's ability to make distributions to stockholders could be adversely affected if operating expenses increase without a corresponding increase in revenues.

  Renewal of Leases and Reletting of Space. The Company will be subject to the risk that upon expiration of leases for space located in the Properties, the leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 5% and 11% of the total net rentable square feet in the Properties will expire in the second half of 1996 and in 1997, respectively. The Company has established initial and annual reserves for renovation and reletting expenses, which take into consideration its views of both the current and expected business conditions in the appropriate markets, but no assurance can be given that these reserves will be sufficient to cover such expenses. Furthermore, because PPL has managed four Properties for less than six months, its estimate of projected leasing commissions and tenant improvement costs for renewing leases at these Properties may be understated. If the Company were unable to promptly relet or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected rates or if its reserves for these purposes proved inadequate, then the Company's cash flow and ability to make expected distributions to shareholders may be adversely affected.

  Competition. Numerous office and industrial properties compete with the Properties in attracting tenants to lease space. Some of these competing properties are newer, better located or better capitalized than the Company's Properties.

  Possible Environmental Liabilities. Under various federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs") into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including ACMs. As the owner of the Properties, the Company may be potentially liable for any such costs. Phase I environmental site assessments ("ESAs") have been obtained on all of the Properties. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environmental regulatory compliance. For a number of the Properties, the Phase I ESAs referenced prior Phase II ESA's obtained on such Properties. Phase II ESAs generally involve more invasive procedures than Phase I ESAs, such as soil sampling and testing or the installation and monitoring of groundwater wells.

  The ESA for the Industrial Properties located in Milwaukee, Wisconsin, revealed lead contamination near the property lines of two of the Properties and the Development Parcel adjacent to those Properties. In addition, the ESAs for Pacific Gateway Center detected certain ground-water contamination at the site. The Operating Partnership, the owner of the Industrial Properties in Milwaukee, Wisconsin prior to the Offering, and PCIG, the owner of the Pacific Gateway Properties prior to the Offering, have entered into or expect to enter into arrangements with the prior owners or operators of these Properties that will inure to the benefit of the Company and should limit the Company's exposure to losses from the environmental contamination at those Properties. See "Properties--Environmental Matters."

  Except as noted above, the ESAs have not revealed any environmental condition, liability or compliance concern that the Company believes would have a material adverse affect on the Company's business, assets or results of operations, nor is the Company aware of any such condition, liability or concern. It is possible that the ESAs relating to any one of the Properties do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose at a Property after the related ESA report was completed of which the Company is otherwise unaware.

  Americans with Disabilities Act Compliance. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. Although the Company believes that the Properties are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If the Company were required to make unanticipated expenditures to comply with the ADA, the Company's cash flow and the amounts available for distributions to its shareholders may be adversely affected.

  Changes in Laws. Because increases in income, service or transfer taxes are generally not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make distributions to shareholders. The Properties also are subject to various federal, state and local regulatory requirements and to state and local fire and life-safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's cash flow and expected distributions.

  Uninsured Loss. The Company will initially carry comprehensive liability, fire, flood (where appropriate), extended coverage and rental loss insurance with respect to the Properties with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars or earthquakes in Properties located outside of California) that may be either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose both its capital invested in a property, as well as the anticipated future revenue from such property, and would continue to be obligated on any mortgagee indebtedness or other obligations related to the property. Any such loss would adversely affect the business of the Company and its financial condition and results of operations.

  Risks Involved in Property Ownership Through Partnerships and Joint Ventures. Following the completion of the Offering, the Company, through the Operating Partnership, will own a 49.9% general partnership interest in the entity that owns a leasehold interest in the Broadmoor Austin Office Property in Austin, Texas. Through this general partnership interest, the Company will act as managing partner and have the sole authority to conduct the business and affairs of the Broadmoor Austin Partnership subject to certain limitations. See "Properties--Office Properties--Description of Office Properties." The Company will also own minority interests in a general partnership that owns an industrial building in Itasca, Illinois. See "Properties--Industrial Properties." To avoid a technical termination of the Broadmoor Austin Partnership for tax purposes, the Prentiss Group will continue to own a 0.1% interest, which the Company will have an option to acquire up to one year and one day after the Closing Date. International Business Machines Corporation ("IBM"), the tenant leasing 100% of the space at the Property, will own the remaining 50% interest.

  The Company may also participate with other entities in property ownership through joint ventures or partnerships. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partners or co-venturers might become bankrupt, that such partners or co-venturers might at any time have economic or other business interests or goals that are inconsistent with the business interests or goals of the Company, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. The Company will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit the Company's business objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.

  In addition, the Company may in the future acquire either a limited partnership interest in a property partnership without partnership management responsibility or a co-venturer interest or co-general partnership interest in a property partnership with shared responsibility for managing the affairs of a property partnership or joint venture and, therefore, will not be in a position to exercise sole decision-making authority regarding the property partnership or joint venture.

  Liquidity of Real Estate. Equity real estate investments are relatively illiquid. Such liquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits the ability of a REIT to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Shares.

RISK OF ACQUISITION, DEVELOPMENT AND CONSTRUCTION

  The Company intends to acquire office and industrial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. See "Business Objectives--Growth Strategies--Acquisition Strategies." Acquisitions of office and industrial properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

  The Company intends to continue development and construction of office and industrial buildings in accordance with the Company's development policies. See "Business Objectives--Growth Strategies--Development." Risks associated with the Company's development and construction activities may include: abandonment of development opportunities; construction costs of a property exceeding original estimates, possibly making the property uneconomical; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; permanent financing may not be available on favorable terms to replace a short-term construction loan and construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new development activities, regardless of whether they are ultimately successful, typically require a substantial portion of management's time and attention. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

RISK OF CONTINUING ENTITIES AND MANAGER

  The Operating Partnership and its subsidiaries, including the Manager, have been in existence for varying lengths of time up to 10 years. See "The Company--History." As a result, the Operating Partnership and its subsidiaries are subject to all of the potential liabilities of an existing company. Although the Prentiss Group formed the Operating Partnership and a member of the Prentiss Group has served as its general partner since inception, there can be no assurances that there are no current liabilities and will not be any future liabilities arising from prior activities that are unknown and, therefore, not disclosed in this Prospectus.

RISKS OF THIRD-PARTY PROPERTY MANAGEMENT, LEASING, DEVELOPMENT AND CONSTRUCTION BUSINESS AND RELATED SERVICES

  Termination of Management and Leasing Contracts. The Company, through the Operating Partnership, and the Manager, intends to pursue the management, leasing, development and construction of properties owned by third parties. Risks associated with the management, leasing, development and construction of properties owned by third parties include the risk that the related contracts (which are typically cancelable upon 30-days notice or upon certain events, including sale of the property) will be terminated by the property owner or will be lost in connection with a sale of such property, that contracts may not be renewed upon expiration or may not be renewed on terms consistent with current terms and that the rental revenues upon which management, leasing and development fees are based will decline as a result of general real estate market conditions or specific market factors affecting properties managed, leased or developed by the Company, resulting in decreased management or leasing fee income.

  Adverse Consequences of Lack of Control Over the Business of the
Manager. The capital stock of the Manager will be divided into two classes: voting common stock, all of which will be owned by a corporation wholly-owned by Michael V. Prentiss, and nonvoting common stock, all of which will be held by the Company, through the Operating Partnership. The voting common stock and the nonvoting common stock represent 5% and 95%, respectively, of the ownership interests in the Manager. Michael V. Prentiss, as the indirect holder of all of the Manager's voting common stock, will have the ability to elect the directors of the Manager. The Company will not be able to elect directors and, therefore, will not be able to influence the day-to-day management decisions of such entity. As a result, the board of directors and management of the Manager may implement business policies or decisions that would not have been implemented by persons controlled by the Company and that are adverse to the interests of the Company or that lead to adverse financial results, which could adversely impact the Company's net operating income and cash flow.

  Adverse Consequence of REIT Status on the Third-Party Business. Certain requirements for REIT qualification may in the future limit the Company's ability to increase the third-party management, leasing, development and construction operations conducted, and related services offered, by the Operating Partnership and the Manager without jeopardizing the Company's qualification as a REIT. See "Federal Income Tax Considerations --Failure to Qualify."

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON SHARES

  Prior to the Offering, there has been no public market for the Common Shares and there can be no assurance that an active trading market will develop or be sustained or that Common Shares will be resold at or above the Offering Price. The Company intends to apply to list the Common Shares on the NYSE. The Offering Price of the Common Shares has been determined by agreement among the Company and the Underwriters and may not be indicative of the market price for the Common Shares after the Offering. See "Formation Transactions--Valuation of the Company and Properties" and "Underwriting." The market value of the Common Shares could be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Shares. There also can be no assurances that, upon listing, the Company will continue to meet the criteria for continued listing of the Common Shares on the NYSE.

IMMEDIATE AND SUBSTANTIAL DILUTION

  As set forth more fully under "Dilution," the Properties and other assets to be contributed by the Prentiss Principals and the Continuing Investors in exchange for Units and Common Shares have a pro forma net tangible book value of $15.30 per share. As a result, the pro forma net tangible book value per share of the assets of the Company after the Offering will be substantially less than the Offering Price per share. Accordingly, purchasers of the Common Shares offered hereby will experience immediate and substantial dilution of $4.70 per share in the net tangible book value of the Common Shares based on the Offering Price. See "Dilution."

EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON SHARES

  One of the factors that will influence the market price of the Common Shares in public markets will be the annual distribution rate on the Common Shares. An increase in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual distribution rate from future distributions. Such an increase in the required distribution rate may adversely affect the market price of the Common Shares.

POSSIBLE ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE SALE ON PRICE OF COMMON SHARES

  Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. In connection with the formation of the Company, 2,931,184 Units will be issued in addition to Common Shares offered by the Company in the Offering. See "Formation Transactions." The Continuing Investors will not be permitted to offer, sell, contract to sell or otherwise dispose of Common Shares, except in certain circumstances, for one year after the closing of the Offering, and the Prentiss Principals will not be permitted to offer, sell, contract to sell or otherwise dispose of Units, except in certain circumstances, for two years after the closing of the Offering. See "Shares Available for Future Sale" and "Underwriting." At the conclusion of such periods, Common Shares issued to the Continuing Investors will be freely tradeable in the secondary market and upon the subsequent exchange of Units, the Common Shares received therefor may be sold in the public market pursuant to shelf registration statements which the Company is obligated to file on behalf of limited partners of the Partnership (i.e., the Prentiss Principals), or pursuant to any available exemptions from registration.

  Options to purchase a total of 1,291,439 Common Shares will be granted to certain executive officers, employees and trustees upon the closing of the Offering. See "Management--Compensation of Trustees," "--Executive Compensation" and "--1996 Share Incentive Plan." No prediction can be made about the effect that future sales of Common Shares will have on the market prices of shares.

                                  THE COMPANY

GENERAL

  The Company has been formed to continue and expand the national, office and industrial property acquisition, ownership, management, leasing, development and construction businesses of the Prentiss Group. Upon the closing of this Offering, the Company will own interests in a diversified portfolio of 85 office and industrial properties with approximately 8.5 million net rentable square feet. The Properties are located in 10 major U.S. markets and consist of the 26 Office Properties containing approximately 3.4 million net rentable square feet and the 59 Industrial Properties containing approximately 5.0 million net rentable square feet. The Prentiss Group developed nine of the Office Properties containing approximately 1.6 million square feet. As of March 31, 1996, the Office Properties were approximately 94% leased to 258 tenants, and the Industrial Properties were approximately 93% leased to 120 tenants. The Company believes that upon the closing of this Offering, it will be one of the 20 largest managers of office and industrial properties in the U.S., managing approximately 39 million square feet in approximately 330 office and industrial properties that are owned by the Company and by third parties, and that are leased to approximately 2,700 tenants. The Company intends to continue the Prentiss Group's strategy of focusing its operations in select markets throughout the nation and will initially operate in 20 markets throughout the U.S.

  The Company operates from its Dallas, Texas headquarters and its four other regional offices (Los Angeles, Chicago, Washington, D.C. and Atlanta). The Company is a full service real estate company with approximately 600 employees and in-house expertise in acquisitions, development, property management, leasing, facilities management, corporate services, finance, tax, construction, disposition, marketing, real estate law and accounting. The eleven senior executives, which include the four Prentiss Principals, Richard
J. Bartel (the Chief Operating Officer of Property Management), Mark R. Doran (the Treasurer), and the managing directors of each of the Company's five regions, have an average tenure of 11 years with the Prentiss Group and its predecessors. Upon completion of the Offering, management will, in the aggregate, own approximately 15.4% of the Company on a consolidated basis. See "Management--Trustees and Executive Officers."

  The Company will seek to maximize the profitability of the Properties by continuing the Prentiss Group's success in renewing leases, maintaining high occupancy rates, increasing rental rates, and reducing operating costs. The Company will also seek to grow through the acquisition of additional office and industrial properties and through development, primarily on a build-to-suit basis. The Company believes that its five regional offices, presence in 20 markets throughout the U.S., diversified base of approximately 2,700 tenants and existing relationships with 45 management clients will provide it with a competitive advantage in identifying and competing for new office and industrial acquisition and development opportunities nationally. Additionally, the Company expects that its existing infrastructure from its extensive management operation will allow it to grow in new and existing markets without the substantial cost of opening new offices or hiring and training new employees.

  The Company is a Maryland real estate investment trust which expects to qualify as a REIT for federal income tax purposes, and will be self-administered and self-managed. See "Federal Income Tax Considerations." The Company's principal executive offices are located at 1717 Main Street, Suite 5000, Dallas, Texas 75201, and its telephone number is (214) 761-1440.

HISTORY

  In 1979, Michael V. Prentiss opened an office for The Cadillac Fairview Corporation Limited ("Cadillac Fairview") in Dallas, Texas to conduct Cadillac Fairview's U.S. operations. Under the leadership of Mr. Prentiss, the Dallas office became the headquarters for Cadillac Fairview's largest business unit, Cadillac Fairview Urban Development, Inc. ("Cadillac Urban"), which developed and operated more than 35 million square feet of office buildings, mixed-use centers, hotels and suburban office parks in the U.S. and Canada during the early 1980's.

  In 1987, a Prentiss Group affiliate and Boston-based Copley Real Estate Advisors, Inc. formed PCIG to acquire substantially all of the U.S. office and industrial assets of Cadillac Fairview. PCIG's objective was to manage, develop and sell the Cadillac Fairview portfolio over a 15-year period. Initially, PCIG's portfolio included more than 100 properties and 17 million square feet of office and industrial space. PCIG currently owns 6.6 million net rentable square feet of office and industrial properties, all of which is being marketed for sale. It is expected that by year-end 1996, only 1.3 million square feet, or approximately 4% of the assets currently under third-party management, will remain under PCIG ownership. At the time of PCIG's formation, Mr. Prentiss, along with Thomas F. August, Dennis J. DuBois and Richard B. Bradshaw, Jr. also founded Prentiss Properties Limited, Inc. (PPL) to manage all of PCIG's properties. Substantially all of Cadillac Urban's officers and employees transferred to PPL. PPL also managed and leased properties for unaffiliated third parties, and by 1996 had more than 30 million square feet under management. In 1989, PPL expanded its services to include portfolio management and disposition services for government agencies, including the Resolution Trust Corporation, the Federal Savings and Loan Insurance Corporation and the Federal Deposit Insurance Corporation, as well as ownership of properties for its own account.

  In 1991, the Prentiss Group formed Prentiss Properties Acquisition Partners, L.P. (the Operating Partnership), a closed-end commingled real estate investment limited partnership capitalized with $102.5 million of equity, $100 million of which was raised from four U.S. pension funds and $2.5 million of which was contributed by a PPL affiliate. The Operating Partnership's objective was to acquire under-performing institutional quality office and industrial properties throughout the U.S. Prior to the Offering, the Operating Partnership owned 47 office and industrial properties, all of which will be owned by the Company, through the Operating Partnership, after the completion of the Offering and Formation Transactions. Three of the four original investors in the Operating Partnership (the Continuing Investors) will continue as investors in the Company.

OPERATIONS

  The Company is organized into five regions with its headquarters in Dallas, Texas and four regional offices in Los Angeles, California, Chicago, Illinois, Washington, D.C., and Atlanta, Georgia. Managing Directors lead each region, and each region has development, acquisition, property management, construction and client development expertise. The following table summarizes the operations and organization of the five regional offices and the Company's headquarters office.

                                                                            NET RENTABLE
                                                                            SQUARE FEET
                                                NUMBER NUMBER   NUMBER     (IN THOUSANDS)
                                MANAGING          OF     OF       OF     ------------------
REGION                          DIRECTOR        STATES OFFICES EMPLOYEES OWNED MANAGED ONLY
- ------                   ---------------------- ------ ------- --------- ----- ------------
West.................... David C. Robertson       10      46      165    1,253    13,360
Southwest............... Jeffrey T. Courtwright    6      46      182    2,831     9,288
Midwest................. Lawrence J. Krueger      14      14       16    2,801       618
Mid-Atlantic............ Robert K. Wiberg         13      15       64    1,068     4,061
Southeast............... James B. Meyer            7      13       55      530     3,149
Headquarters............                         --        1      112      --        --
                                                 ---     ---      ---    -----    ------
Total...................                          50     135      594    8,483    30,476
                                                 ===     ===      ===    =====    ======

  West Region. In the Company's West region, which includes 10 states, the Company has 165 employees and approximately 14.6 million square feet under management at 46 locations. The Company has 10 locations under management in the San Francisco Bay area, nine locations under management in Sacramento, California, 20 locations under management in Southern California, and six locations under management in Phoenix, Arizona. The Company's primary markets are Los Angeles, Oakland, and San Francisco, California. The Company owns 18 industrial buildings containing approximately 1.3 million net rentable square feet in Los Angeles (Torrance), California. The Company manages two office buildings that PPL developed, the approximately 435,000 net rentable square foot 6500 Wilshire Boulevard in Los Angeles and the approximately 271,000 net rentable square foot World Savings Center in Oakland. The Company manages approximately 3.5 million net rentable square feet of industrial space in two major industrial parks in Southern California--Los Angeles Industrial Center and Orange County Industrial Center. The Company has three facilities management assignments for major corporations and has multiple property management and leasing assignments for pension funds, pension fund advisors, individuals and corporations.

  Southwest Region. In the Company's Southwest region, which includes six states, the Company has 182 employees and approximately 12.1 million square feet under management at 46 locations. The Company's primary markets in the Southwest region include Austin and Dallas, Texas. The Company owns 14 office buildings containing approximately 2.3 million net rentable square feet and 11 industrial buildings containing 502,193 net rentable square feet in this region. The Company also has options to acquire the Burnett Plaza office building in Fort Worth, Texas, containing approximately 1.0 million net rentable square feet, and a total of approximately 30.0 acres in the Park West Commerce Center, on which 640,000 net rentable square feet of industrial space may be built. See "Properties--Option Properties" and "Option Parcels." PPL has developed more than 6 million net rentable square feet of office and industrial space in Texas, including the approximately 1.1 million net rentable square foot Broadmoor Austin Property in Austin, the approximately
1.5 million net rentable square foot Bank One Center in Dallas, the approximately 1.3 million net rentable square foot 1700 Pacific Street building in Dallas, and the approximately 1.0 million square foot Burnett Plaza in Fort Worth. PPL also developed approximately 1.6 million net rentable square feet of office and hotel space at the Park West Office Park in suburban Dallas, which the Company manages and in which the Park West Office Property is located.

  Midwest Region. In the Company's Midwest region, which includes 14 states, the Company has 16 employees and approximately 3.4 million square feet under management at 14 locations. The Company's primary markets in the Midwest region include Milwaukee, Wisconsin; Kansas City, Missouri; Southfield, Michigan; and Chicago, Illinois. The Company owns 17 industrial buildings in Milwaukee, containing an aggregate of 1,218,324 net rentable square feet, seven industrial buildings in Kansas City, containing an aggregate of 1,340,825 net rentable square feet and a leasehold interest in an office building in Southfield, Michigan containing 241,751 net rentable square feet. The Company also has options to purchase four industrial buildings containing an aggregate of 265,085 net rentable square feet in Chicago, Illinois. The buildings are part of the Continental Executive Parke, a high-end office and distribution park in the northern suburbs of Chicago that was developed by PPL and is managed by the Company. The Company also has options to acquire a total of approximately 30.0 acres at Continental Executive Parke on which approximately 600,000 net rentable square feet of industrial space may be built. See "Properties--Option Properties" and "Option Parcels."

  Mid-Atlantic Region. In the Company's Mid-Atlantic region, which includes 13 states and the District of Columbia, the Company has 64 employees and approximately 5.1 million net rentable square feet under management at 15 locations. The Company's primary markets in the Mid-Atlantic region are Northern Virginia; Baltimore, Maryland; Washington, D.C.; and Northern New Jersey. The Company owns 3141 Fairview Park Drive, a 192,108 net rentable square foot Class A office building in Fairfax County, Virginia; 8521 Leesburg Pike, a 145,257 net rentable square foot Class A office building in Tyson's Corner, Virginia and six industrial buildings in Baltimore, containing an aggregate of 730,777 net rentable square feet. The Company manages Fairview Park, a 220 acre office park in Fairfax County, Virginia on which PPL has developed 1.25 million net rentable square feet of office space and on which the Company's 3141 Fairview Park Drive Property is located. The Company also manages the approximately 762,000 net rentable square foot Techworld Plaza in Washington, D.C.

  Southeast Region. In the Company's Southeast region, which includes seven states, the Company has 55 employees and approximately 3.7 million net rentable square feet under management at 13 locations. The Company's primary markets in the Southeast region are Atlanta, Georgia and Orlando, Florida. In Atlanta, the Company owns the approximately 530,228 net rentable square foot Cumberland Office Park and manages approximately 2.6 million net rentable square feet of property owned by third parties. The Company's management projects in Atlanta include the One Atlantic Center building in Midtown Atlanta which PPL developed in partnership with IBM. PPL was named "Office Development Firm of the Year" in 1995 by the Georgia Chapter of the National Association of Industrial and Office Parks for PPL's role in developing the approximately 1.7 million net rentable square foot Atlanta Federal Center. The Company also manages approximately 523,000 net rentable square feet in Orlando, Florida.

  Headquarters. While the regional managing directors are responsible for overseeing all management decisions in their regions, the Company's Chief Executive Officer and President make all final decisions on capital allocation, acquisition, development and financing and the Company's Chief Operating Officer of Property Management supervises property management operations to ensure quality and consistency throughout all of the Company's regions. The Company's headquarters in Dallas, Texas supports the regional offices by providing numerous services including accounting, information systems, real estate law, insurance, human resources, and training. The Company's central accounting and reporting group features 60 accountants and 20 Certified Public Accountants. It produces more than 50 quarterly reports and 30 monthly reports for internal and external clients. The Company's information systems group includes 15 employees who are designated to set standards for the Company's information systems to maintain compatibility and improve quality levels throughout the Company's regions. The Company's in-house legal department reviews all legal documents relating to financing to insure consistency in the Company's legal documents. The Company's insurance group sponsors the MgmtPlus+ Preferred Risk Real Estate Insurance program through which a leading insurance broker offers the Company's clients insurance coverage specifically designed for real estate. See "Properties-- Insurance." The Company's human resources group manages employee benefits and employment issues for all Company employees. The Company's training organization, Prentiss Properties University, provides regularly scheduled classes and seminars on subjects related to real estate and finance for the Company's employees and clients.

                              BUSINESS OBJECTIVES

BUSINESS STRATEGY

  The Company's primary objective is to maximize shareholder value through increases in distributable cash flow per share and appreciation in the value of the Common Shares. The Company intends to achieve this objective through a combination of internal and external growth. The Company's strategy for internal growth seeks to increase cash flow at the Properties and any future properties primarily by (a) renewing or replacing expiring leases with new leases at higher rental rates, (b) operating in markets with the potential for rental growth, (c) improving occupancy rates, and (d) applying benchmarking and best practices methodologies to identify and capitalize on cost reduction opportunities. The Company's external growth strategies are to (i) acquire existing industrial and office buildings that meet its acquisition criteria and are located in markets where acquisition cost is less than replacement cost; (ii) selectively redevelop existing office and industrial buildings that it currently owns or acquires; (iii) develop new office and industrial buildings primarily on a build-to-suit, and, where appropriate, speculative, basis; and (iv) expand its third-party property management, leasing and facilities management businesses.

  The Company intends to focus initially its growth activities in the 10 major markets throughout the U.S. where the Properties are located, in the other 10 U.S. markets where the Company currently has property management, development or related operations and in new markets with favorable investment environments. The following table sets forth certain information regarding the properties that are owned or managed by the Company in 20 markets throughout the U.S.

                         GEOGRAPHIC PROPERTY BREAKDOWN

                                                            NET RENTABLE SQUARE
                                             NUMBER OF            FOOTAGE
                                            PROPERTIES         (IN THOUSANDS)
                                        ------------------- --------------------
                MARKET                  OWNED MANAGED TOTAL OWNED MANAGED TOTAL
                ------                  ----- ------- ----- ----- ------- ------
WESTERN REGION:
  Phoenix, Arizona.....................  --       5      5    --     534     534
  Los Angeles, California..............   18    113    131  1,253  8,055   9,308
  Oakland, California..................  --      16     16    --   1,610   1,610
  Sacramento, California...............  --      15     15    --   1,510   1,510
  San Francisco, California............  --      10     10    --   1,651   1,651
                                         ---    ---    ---  ----- ------  ------
  Subtotal Western Region..............   18    159    177  1,253 13,360  14,613
SOUTHWEST REGION:
  Amarillo, Texas......................  --       3      3    --     482     482
  Austin, Texas(/1/)...................    7      1      8  1,112    389   1,501
  Dallas, Texas........................   13     33     46  1,644  6,454   8,098
  Fort Worth, Texas....................  --       1      1    --   1,008   1,008
  Houston, Texas.......................    5      4      9     75    955   1,030
                                         ---    ---    ---  ----- ------  ------
  Subtotal Southwest Region............   25     42     67  2,831  9,288  12,119
MIDWEST REGION:
  Chicago, Illinois....................  --       8      8    --     618     618
  Southfield, Michigan.................    1    --       1    242    --      242
  Kansas City, Missouri................    7    --       7  1,341    --    1,341
  Milwaukee, Wisconsin.................   17    --      17  1,218    --    1,218
                                         ---    ---    ---  ----- ------  ------
  Subtotal Midwest Region..............   25      8     33  2,801    618   3,419
MID-ATLANTIC REGION:
  Washington, D.C......................  --       5      5    --   1,316   1,316
  Baltimore, Maryland..................    6    --       6    731    --      731
  Northern New Jersey..................  --       1      1    --     263     263
  Northern Virginia....................    2     23     25    337  2,482   2,819
                                         ---    ---    ---  ----- ------  ------
  Subtotal Mid-Atlantic Region.........    8     29     37  1,068  4,061   5,129
SOUTHEAST REGION:
  Orlando, Florida.....................  --       3      3    --     523     523
  Atlanta, Georgia.....................    9     12     21    530  2,626   3,156
                                         ---    ---    ---  ----- ------  ------
  Subtotal Southeast Region............    9     15     24    530  3,149   3,679
    Total..............................   85    253    338  8,483 30,476  38,959
                                         ===    ===    ===  ===== ======  ======

- --------
(/1/The)Company owns a 49.9% interest in the general partnership that owns a leasehold interest in the Broadmoor Austin Properties in Austin, Texas.

GROWTH STRATEGIES

 Internal Growth

  The Company will seek to maximize the profitability of the Properties by continuing the Prentiss Group's success in renewing leases, maintaining high occupancy rates, increasing rental rates, and reducing operating costs. The Company intends to increase rental revenues by negotiating leases that include increases in rent during the lease term, by replacing expiring leases with new leases at higher rental rates and by improving occupancy rates. The Company will seek to continue the Prentiss Group's success at renewing existing leases, which reduces the cost of lease rollovers, reduces rental revenue fluctuations and enhances long-term relationships with national tenants that may have space needs in the Company's other markets. Since January 1, 1993, the Prentiss Group has renewed approximately 66% of expiring leases with the same tenants at those Properties that were owned or managed by the Prentiss Group since January 1, 1993. Additionally, the Company has maintained average year-end occupancy rates of approximately 94% and 95%, respectively, for those Office Properties and Industrial Properties owned or managed during that period.

  The Company intends to continue the Prentiss Group's efforts to reduce operating and administrative costs by performing many functions (e.g., engineering, tax and legal) in-house instead of hiring third parties and by employing PPL's benchmarking and best practices methodologies. The Company's benchmarking program compares operating costs and efficiencies of each property with other Company properties and with other office and industrial properties. Under the program, the Company conducts monthly evaluations of 40 key performance indicators at each building and compares the results to a variety of benchmarks (e.g., specific buildings, portfolios, regions, the industry). The Company's best practices methodology involves continuously analyzing the benchmarking data, investigating properties that perform better than the norm and regularly disseminating and sharing information with respect to the best practices employed at the better performing properties throughout the Company's management system. By employing these methodologies, the Company believes that it can continue to capitalize on opportunities to reduce operating costs and operate the Properties more efficiently and effectively. Based on publicly available statistics compiled by the Building Owners and Managers Association, the Company believes that the annual operating costs at each of the Properties it has managed since 1991 have been 11% to 19% lower than the average annual operating costs for comparable buildings.

 Acquisitions

  The Company intends to continue the Prentiss Group's strategy of opportunistic investment, particularly in assets that are (i) managed by the Company and become available for sale, (ii) performing at a level believed to be substantially below potential due to identifiable management weaknesses or temporary market conditions, (iii) encumbered by indebtedness that is in default or is not performing; or (iv) held or controlled by short-term owners (such as assets held by insurance companies and financial institutions under regulatory pressure to sell). Since 1991, the Prentiss Group has acquired approximately $265 million of office properties and approximately $103 million of industrial properties, including approximately $98 million of office properties acquired from third-party management clients. The Company believes that its five regional offices, presence in 20 markets throughout the U.S., diversified base of approximately 2,700 tenants and existing relationships with 45 different management clients will provide it with a competitive advantage in identifying and competing for new acquisition and development opportunities in the office and industrial property sectors in major markets in the U.S.

  In evaluating potential acquisition opportunities, the Company will continue to rely on the experience of its employees and on its internal research capabilities in considering a number of factors, including: (i) whether the property is strategically located within its market; (ii) the construction quality and condition of the property; (iii) the occupancy of and demand for properties of a similar type in the same geographic market; (iv) whether the property is capable of increased cash flow after benefiting from the Company's renovations, refurbishment and upgrades; (v) whether the property is priced below replacement cost, thereby enabling the Company to operate the property at lower rents than those realized from newly developed properties; (vi) whether the property is able to generate returns at or above levels of expected growth and appreciation in the property's value and (vii) whether there is existing demand for the property from one or more of the Company's tenants or customers. Further, the Company believes its development expertise gives it the advantage of identifying the potential for improvement in an acquisition opportunity which might not be apparent to a buyer without similar development expertise.

  In several instances, the Prentiss Group has purchased buildings with substantial vacancies at reduced prices having first identified a particular tenant that would occupy the space immediately. For example, the Prentiss Group identified the 8521 Leesburg Pike Office Property in Tyson's Corner, Virginia because of its location within one of Northern Virginia's best sub-markets, its low occupancy (40%) and its functional design. Through its operations and presence in the local market, the Prentiss Group identified several potential tenants actively looking for large contiguous blocks of space in the market. The Prentiss Group's research projected a significant decrease of supply and consequently a significant near-term increase in rental rates. The prior owner of the Property, an insurance company, was not motivated to spend the time or capital required to reposition the Property. The Prentiss Group used its local relationships, national reputation and proven ability to finance acquisitions to acquire the Property. As part of its asset management strategy, the Prentiss Group upgraded the common areas, garage, exterior walkways and entrances. Additionally, the Prentiss Group installed an energy management system and made other equipment upgrades which significantly reduced operating costs. Eighteen months after the purchase, the Property was 94% leased, physically improved and financially stabilized. Due to conservative assumptions in the acquisition budget and improving market conditions, the largest lease in the building, which covers more than 50% of net rentable square feet at this Property, is 25% higher than original projections. See "Properties."

  The Company has options to acquire the following office and industrial properties (the "Option Properties") containing a total of approximately 1.3 million net rentable square feet, all of which it currently manages:

                               OPTION PROPERTIES

                                                                         1995 NET
                                                                         OPERATING
                                       NUMBER OF NET RENTABLE PERCENTAGE  INCOME
     PROPERTY            LOCATION      BUILDINGS SQUARE FEET  LEASED(1)   ($000S)
     --------            --------      --------- ------------ ---------- ---------
Burnett
 Plaza(/2/)........  Fort Worth, Texas      1     1,008,141       85%     $11,551
Wood Dale 1 &
 2(/3/)............  Chicago, Illinois      2       116,076      100%         493
155 Alexandra
 Way(/3/)..........  Chicago, Illinois      1       110,000      100%         386
Lincolnshire(/3/)..  Chicago, Illinois      1        42,009      100%         121
                                          ---     ---------      ---      -------
  Total/Weighted
   Average.........                         5     1,276,226       88%     $12,551
                                          ===     =========      ===      =======

- --------
(/1/As)of March 31, 1996.
(/2/The)Company's purchase price for Burnett Plaza is set out in "Properties--
    Option Properties--Burnett Plaza."
(/3/The)Company's option price for Wood Dale 1 & 2, 155 Alexandra Way and
    Lincolnshire are set out in "Properties--Option Properties--Chicago Industrial Buildings."

 Redevelopment

  The Company will pursue the redevelopment of its Properties and of any other properties acquired as opportunities arise. For example, the Company is currently implementing its redevelopment strategy at the Cumberland Office Park Properties, which are situated in an under-utilized development within the Northwest submarket of Atlanta. These Properties are a mixture of low-rise and mid-rise buildings built between 1972 and 1980. Upon acquiring the Cumberland Office Park Properties in 1991, the Prentiss Group applied for and received approval to rezone the properties to permit up to 2.1 million square feet of additional office space. Although the Cumberland Office Park Properties are currently fully leased, the Company believes that their long-term value potential lies in the redevelopment of those sites currently occupied by smaller, older, less functional buildings into new Class A suburban office buildings. In 1995, the Prentiss Group began implementing this strategy by demolishing a single-story 7,500 square-foot building on a site that will accommodate up to 280,000 net rentable square feet of new improvements. The Company is currently seeking future tenants for a 140,000 net rentable square foot office building that the Company intends to build if it secures such tenants.

 Development

  In addition to acquisition and redevelopment opportunities, the Company expects to develop properties selectively in markets with favorable supply/demand characteristics. The Company intends to develop properties in which it controls all aspects of the development process, including site selection, project concept, design and construction, financing, leasing and property management. The Company intends to continue developing industrial and office properties primarily on a build-to-suit basis but will also consider selective opportunities for speculative development of industrial properties and development of office properties when significant pre-leasing is possible. Since 1980, the Prentiss Group and its predecessors have developed for itself or third parties 31 office buildings containing approximately 16.3 million net rentable square feet (including nine of the Office Properties containing approximately 1.6 million square feet) and 25 industrial buildings containing approximately 3.2 million net rentable square feet. With landmark projects such as Broadmoor Austin in Austin (approximately 1.1 million net rentable square feet), Park West in Dallas (approximately 1.6 million net rentable square feet), Fairview Park in Northern Virginia (approximately 1.5 million net rentable square feet), Burnett Plaza in Fort Worth (approximately 1.0 million net rentable square feet) and Continental Executive Parke in Chicago (approximately 3.2 million net rentable square feet), the Company expects to benefit from the Prentiss Group's national reputation as a leading developer that produces quality properties within budget.

  The Company owns or has options to acquire the following eleven Development Parcels, each of which is located either within an industrial park developed by PPL or adjacent to one of the Company's Properties.

  PARCEL                                                    MAXIMUM
  ACREAGE                                                 DEVELOPMENT  COMPANY'S
 (APPROX.)   LOCATION/ADJACENT PROPERTY      MARKET      (SQUARE FEET) INTEREST
 ---------   --------------------------      ------      ------------- ---------
OFFICE:
    1.6      Cumberland Office Park      Atlanta, GA         280,000   Fee
    4.2      Walnut Glen                 Dallas, TX          500,000   Fee
    4.0      Broadmoor Austin            Austin, TX          200,000   Leasehold(/1/)
   ----                                                    ---------
    9.8                                                      980,000
   ----                                                    ---------
INDUSTRIAL:
    3.6      Airworld Drive              Kansas City, MO     100,000   Fee
   13.0      Airport Properties          Milwaukee, WI       250,000   Fee
    4.0      Airport Properties          Milwaukee, WI        50,000   Fee
   15.2      Park West Commerce Center   Dallas, TX          320,000   Option(/2/)
   14.8      Park West Commerce Center   Dallas, TX          320,000   Option
   14.1      Continental Executive Parke Chicago, IL         275,000   Option
   12.7      Continental Executive Parke Chicago, IL         250,000   Option(/2/)
    3.2      Continental Executive Parke Chicago, IL          75,000   Option
   ----
                                                           ---------
   80.6                                                    1,640,000
   ----
                                                           ---------
   90.4                                                    2,620,000
   ====
                                                           =========

- --------
(/1/The)Company owns a 49.9% interest in the general partnership that owns the leasehold interest in this parcel.
(/2/The)Company is obligated to purchase each of these parcels if a building permit has been obtained before January 1, 1997, and if a building permit has not been obtained by such date, the Company will have an option to purchase the parcel at any time. See "The Properties--Option Parcels."

THIRD-PARTY MANAGEMENT

  The Company manages approximately 250 office and industrial properties for 45 third-party management clients. These properties are located in 16 markets throughout the U.S., contain approximately 30 million net rentable square feet and are leased to over 2,300 tenants. The Company has served its ten largest management clients (measured by total space under management) for an average of 6.6 years and, since 1989, approximately 60% of new third-party management business has been generated from existing clients. In addition to property management and leasing, the Company offers its clients a full range of related services including tenant construction, marketing, insurance, accounting, tax, real estate law, acquisition, disposition, facilities management, corporate services and asset management. The following table sets forth the number of properties, total net rentable square feet, occupancy and number of tenants for the properties managed by PPL as of June 30, 1996 and as of December 31 for the years 1991 through 1995.

                               MANAGED PROPERTIES

                                                   DECEMBER 31,
                               JUNE 30, --------------------------------------
                                 1996    1995    1994    1993    1992    1991
                               -------- ------  ------  ------  ------  ------
MANAGED OFFICE PROPERTIES
  Number......................     123     113      69     117      83      69
  Total Net Rentable Square
   Feet.......................  21,430  18,650  15,951  23,232  16,862  14,619
  Occupancy %.................      86%     87%     82%     88%     88%     83%
MANAGED INDUSTRIAL PROPERTIES
  Number......................     130     148     155     164     144     155
  Total Net Rentable Square
   Feet.......................   9,046  10,361   9,888  11,158  10,322  12,891
  Occupancy %.................      98%     94%     94%     87%     87%     89%
TOTAL MANAGED PROPERTIES
  Number......................     253     261     224     281     227     224
  Total Net Rentable Square
   Feet.......................  30,476  29,011  25,839  34,390  27,184  27,510
  Occupancy %.................      90%     90%     87%     87%     88%     85%
  Number of Third-Party
   Owners.....................      45      38      36      37      24      18

  The Company believes it has successfully developed and maintained relationships with its broad base of national management clients and intends to develop relationships with additional clients in the future. The Company uses several tools to measure customer satisfaction. The Company uses the REACT customer survey program to measure its management performance from the perspective of the building owners and tenants and to compare those results to other managers. REACT is administered and compiled by CEL & Associates, Inc., an independent third party. Results of the Spring 1996 REACT survey for all office properties managed by the Company are shown as follows by region (85%- 100% is considered outstanding based on benchmarked studies by the testing company):

                        REGION(/1/)                       BUILDING OWNER TENANTS
                        -----------                       -------------- -------
   West..................................................     94.9%       84.7%
   Southwest.............................................     83.8%       84.3%
   Mid-Atlantic..........................................     94.8%       86.9%
   Southeast.............................................     92.3%       86.5%
                                                              -----       -----
   Average...............................................     91.4%       85.6%

- --------
(/1/The)Company owns only one Office Property in its Midwest region and has managed that Property since March 1, 1996. The Company manages no other office buildings in this region.

  The Company intends to focus future growth of its management business on the expansion of profitable long-term arrangements with existing clients and on high margin business with new clients for large spaces. The Company will target long-term relationships with clients who need high-quality property services and who have intermediate to long-term ownership objectives. The Company believes that its long-term relationships with its customer base will provide a stable source of fee income. Furthermore, the Company believes it will benefit from the increasing trend of institutional owners of real estate consolidating their property management relationships with sophisticated national service providers.

  The Company believes that the third party management business provides the Company with several important benefits. These benefits include (i) access to a national tenant base with space needs in multiple markets, (ii) access to acquisition and development opportunities in markets throughout the country, and (iii) the ability to achieve greater economies of scale with its property management systems and to defray the costs of maintaining its presence in key markets.

  The Company will seek to maximize the owner's objectives for each property using strategies employed at the Properties. The Company's third-party service contracts vary in length and generally provide for management fees ranging from 1% to 3% of gross revenues plus recovery of the costs of on-site personnel, and leasing commissions at market rates. The contracts typically assign the responsibility for management of property operations, marketing and property-level accounting to the Company. While many contracts are terminable on 30-days notice in accordance with industry practice, the Company believes that it will benefit from the Prentiss Group's long-term relationships with key clients.

  The Company's third party management will be conducted primarily by the Manager. Through the Operating Partnership's ownership of non-voting equity and debt interests in the Manager, the Company expects to receive most of the after-tax economic benefits from the Manager's third party management business.

FINANCING STRATEGIES

  The Company intends to maintain a conservative debt policy through its Debt Limitation, which limits the Company's total combined indebtedness plus its pro rata share of Joint Venture Debt to 50% of the Company's Total Market Capitalization, although the Company's organizational documents do not limit the amount of indebtedness that the Company may incur. At the closing of the Offering, the Company will have outstanding combined indebtedness of approximately $63.3 million, or 14.2% of Total Market Capitalization (excluding its pro rata share of Joint Venture Debt), and, together with its pro rata share of Joint Venture Debt, will have outstanding total indebtedness of approximately $133.3 million, or approximately 25.9% of Total Market Capitalization. To the extent that the Underwriters' overallotment option to purchase 2,137,500 Common Shares is exercised, the Company expects to use the additional net proceeds of up to approximately $39.8 million to repay certain indebtedness incurred in connection with the Formation Transactions. If the Underwriters' overallotment option is exercised in full and the proceeds therefrom are used to repay outstanding indebtedness, the Company's combined outstanding indebtedness after such repayment would be $93.5 million or 19.7% of its Total Market Capitalization. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Assuming the overallotment option is not exercised, the Company will have the capacity to borrow up to $248.2 million under the Debt Limitation. The Company intends to obtain a commitment for the $100 million Line of Credit prior to completion of the Offering. The Line of Credit may be used, among other things, to finance the acquisition or development of additional properties and the redevelopment of properties owned by the Company. The Company believes that its access to capital through the Line of Credit and other sources of private financing, as well as its access to the public capital markets, will provide it with a competitive advantage in acquisitions and developments over certain competitive bidders which may have to qualify their bids with financing conditions or which have less access to capital. Acquisition financings through the Line of Credit and other sources of unsecured financing may be subject to certain risks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources." In addition, the Company also enjoys a competitive advantage over many bidders because of the ability to fund or partially fund acquisitions through the issuance of Units to the sellers of such properties, which may, in certain circumstances, defer a seller's tax consequences related to the transfer of those properties.

                                USE OF PROCEEDS

  The net cash proceeds to the Company from the Offering, after deducting the underwriting discount and estimated expenses of the Offering, are estimated to be approximately $262.0 million (approximately $301.8 million if the Underwriters' overallotment option is exercised in full). In connection with the Formation Transactions, the Company is also obtaining two mortgage loans with an aggregate principal balance of $50 million from an affiliate of Lehman. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Underwriting." The net cash proceeds of the Offering and the two mortgage loans will be used by the Company as follows: (i) approximately $203.6 million to acquire interests in the Properties and the Prentiss Properties Service Business, including approximately $54.0 million to acquire interests in the Properties from an affiliate of Lehman; (ii) approximately $97.4 million to repay certain mortgage indebtedness secured by the Properties as set forth in the table below, including approximately $64.5 million which will be repaid to an affiliate of Lehman; (iii) approximately $1.0 million for prepayment penalties associated with such debt; (iv) to establish $7.1 million in reserves for capital expenditures; (v) to establish a cash balance of approximately $2.3 million for working capital purposes; and (vi) to pay approximately $500,000 in financing costs relating to the Line of Credit.

  Certain information regarding the indebtedness to be repaid is set forth below:

             DEBT TO BE REPAID WITH A PORTION OF OFFERING PROCEEDS

        PROPERTY           MATURITY DATE        INTEREST RATE      AMOUNT TO BE REPAID(/1/)
        --------           -------------        -------------      ------------------------
Walnut Glen Tower....... January 31, 2001          7.500%                $ 1,099,312(/2/)
8521 Leesburg Pike...... September 1, 1999         8.500%                  5,062,727
Northland Park(/3/)..... July 1, 1999              8.750%                  9,500,000
North Topping Street,... October 1, 2001           8.300%                  3,435,182
 Airworld Drive,
 107th Terrace
Nicholson III,.......... October 1, 2001           8.300%                  3,464,818
 13425 Branchview
 and 1002 Avenue T
Milwaukee
 Industrial(/3/)........ May 1, 2000               8.125%                 10,323,479
3141 Fairview Park
 Drive.................. February 21, 1999 LIBOR + 3.50%(/4/)(/5/)        22,500,000(/6/)(/7/)
Bachman Creek........... August 9, 1997      LIBOR + 1.65%(/4/)            6,500,000(/7/)
Park West............... March 31, 1997            9.000%                 35,517,327(/7/)
                                                                         -----------
  Total...........................................................       $97,402,845
                                                                         ===========

- --------
((/1/The)Company estimates that the indebtedness to be repaid with a portion of the proceeds of the Offering will have a weighted average interest rate of approximately 8.3% and a weighted average maturity of approximately 3.38 years as of August 31, 1996. Exact repayment amounts may differ due to amortization.
((/2/Represents)prepayment of principal amortization payments required through the maturity date, effectively restructuring the loan to an interest-only loan. Following such prepayment the loan will have a principal balance of approximately $13.3 million and only payments of interest will be due until maturity.
((/3/In)connection with the Formation Transactions, the Company is obtaining a mortgage loan with an initial principal balance of approximately $40 million that will be secured by a lien on all of the Company's Industrial Properties in Kansas City, Missouri and Milwaukee, Wisconsin. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
((/4/The)30 Day LIBOR rate of 5.50% as of July 5, 1996 was used for calculation of the weighted average interest rate in note 1 above. ((/5/In)connection with the Formation Transactions the Company is obtaining a mortgage loan that will be secured by a lien on the 3141 Fairview Park Drive Property. See "Management's Discussion and Analysis of Financial Condition and Results of Operation.
((/6/Includes)two notes, one in the amount of $19 million with a maturity date of February 21, 1999, and the second in the amount of $3.5 million with a maturity date of February 21, 1997.
((/7/Financing)provided by an affiliate of Lehman.

  To the extent the Underwriters' overallotment option to purchase up to 2,137,500 Common Shares is exercised in full, the Company expects to use the additional net proceeds of up to approximately $39.8 million to repay certain indebtedness incurred in connection with the Formation Transactions. If the Underwriters' overallotment option is exercised in full and the proceeds therefrom are used to repay outstanding indebtedness, the Company's total outstanding indebtedness after such repayment would be $93.5 million or 19.7% of its Total Market Capitalization. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Pending application of net proceeds, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT.

                              DISTRIBUTION POLICY

  The Company intends to pay regular quarterly distributions to its shareholders. The first distribution, for the period commencing on the Closing Date and ending December 31, 1996, is expected to be approximately $ per Common Share, which is equivalent to a quarterly distribution of approximately $0.40 per Common Share and an annual distribution of $1.60 per Common Share, or approximately 8.00% of the Offering Price. The Company does not expect to change its estimated initial distribution per Common Share if the Underwriters' over allotment option is exercised. See "Formation Transactions."

  The Company's initial intended annual distribution rate is based on an estimate of cash flow that will be available for distribution. This estimate is based on historical cash flows provided by operations of the Prentiss Group for the 12 months ended March 31, 1996. Except as reflected in the table below and the notes thereto, investing and financing activities are not expected to have a material adverse effect on estimated cash available for distributions. The estimate of Funds from Operations is being made solely for the purpose of setting the initial distribution rate and is not intended to be a prediction or forecast of the Company's results of operations or of its liquidity.

  The following table illustrates the adjustments made by the Company to its pro forma Funds from Operations for the 12 months ended March 31, 1996 in order to calculate initial estimated distributions.

                                                        (DOLLARS IN THOUSANDS
                                                        EXCEPT PER SHARE DATA)
                                                        ----------------------
Pro forma net income (before minority interest of
 $3,882) for the year ended December 31, 1995..........        $25,208
  Real estate depreciation and amortization............         12,070
  Broadmoor depreciation(/1/)..........................          2,167
                                                               -------
Pro forma Funds from Operations, year ended December
 31, 1995(/2/).........................................         39,445
  Less: Pro forma Funds from Operations for the quarter
   ended March 31, 1995................................         (8,722)
  Add: Pro forma Funds from Operations for the quarter
   ended March 31, 1996................................          9,286
                                                               -------
Pro forma Funds from Operations, 12 months ended March
 31, 1996(/2/).........................................         40,009
                                                               =======
Adjustments:
  Contractual net increases in rent(/3/)...............          1,252
  Reduction in cash received from the Manager(/4/).....         (1,534)
                                                               -------
Estimated Funds from Operations for the twelve months
 ended March 31, 1997..................................         39,727
                                                               =======
  Estimated capital expenditures for the
   Properties(/5/).....................................         (4,350)
  Estimated capital expenditures for furniture,
   fixtures and equipment of the Manager...............           (190)
  Straight line rent accrual adjustments...............           (764)
  Amortization of non-real estate assets(/6/)..........            179
                                                               -------
Estimated cash available for distributions.............         34,602
                                                               =======
Estimated initial annual distributions.................         30,519
                                                               =======
Company's share of estimated initial annual
 distributions.........................................         25,819
                                                               =======
Payout ratio based on estimated cash available for
 distributions(/7/)....................................           88.2%
                                                               =======

- --------
(/1/The)Broadmoor depreciation adjustment represents the Company's share of the depreciation recognized on the Broadmoor Austin Office Properties by the joint venture that owns these properties which are accounted for on the equity method.
(/2/Funds)from Operations, as defined by NAREIT, represents net income (loss)
    (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations, therefore, does not represent cash generated from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow as a measure of liquidity or the ability to pay distributions. Pro forma Funds from Operations for the three months ended March 31, 1996 and 1995 was calculated as follows:

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                           -------------------
                                                             1996      1995
                                                           --------- ---------
   Pro forma net income (before minority interest of $880
    and $803)............................................  $   5,714 $   5,215
   Adjustments:
    Real estate depreciation and amortization............      3,030     2,965
    Broadmoor depreciation...............................        542       542
                                                           --------- ---------
   Pro forma Funds from Operations.......................  $   9,286 $   8,722
                                                           ========= =========

(/3/Represents)the net effect on Estimated Funds from Operations for the 12 months ended March 31, 1997 from (i) the net change in rental revenue from renewals or new leases signed and existing leases expiring after March 31, 1996, and (ii) contractual rent increases and decreases under leases in effect as of March 31, 1996. To date, the Prentiss Group has renewed the leases on approximately 54% of the space subject to leases expiring after March 31, 1996. In total, the Prentiss Group has renewed or re-leased approximately 74% of the space subject to leases expiring after March 31, 1996.

(/4/Represents)an estimated reduction in cash from the Manager due to fee income adjustments, net of taxes, as detailed below.

                                                                        TOTAL
                                                                       -------
   Net reduction in the annual fee income recognized by the Manager... $(2,767)
   Income tax savings on reduction of fee income......................     968
                                                                       -------
   Net reduction in Manager's income..................................  (1,799)
                                                                       -------
   Company's 95% share of Manager's reduction.........................  (1,709)
   Add: Interest income due under the installment note from the
    Manager to the Company excluded from Equity in joint venture and
    subsidiary........................................................     175
                                                                       -------
   Total net reduction................................................ $(1,534)
                                                                       =======

(/5/The)estimated annual unreimbursed capital expenditures of $4,350 were derived by estimating the capital improvements to be made to each property along with a specific review of all lease rollovers and all signed new leases or renewals for the period from April 1, 1996 to March 31, 1997. The analysis below is a comparison of the estimated amount to the historical actual costs incurred. A comparison to the average dollars actually spent on these items is provided along with a comparison to historical amounts adjusted for the Company's portfolio of Properties. The adjusted historical amounts were derived by using per square foot historical cost amounts applied to the square footage of the Company. In addition, the Company will set aside $7.1 million of the net Offering proceeds for estimated specific non-recurring capital expenditures and leasing costs, including tenant improvements and leasing commissions for currently vacant space in the Walnut Glen Office Property, re-leasing costs for the major leases of the Park West and Walnut Glen Office Properties, which expire in October 1999 and July 1998, respectively, and the 21,000 square foot expansion of one of the Milwaukee Industrial Properties. Unused portions of the funds, if any, will be applied to reduce outstanding indebtedness. See "Properties--Historical Non-Incremental Revenue-Generating Capital Expenditures, Tenant Improvement Cost and Leasing Commissions" and "--Historical Incremental Revenue-Generating Tenant Improvement Costs and Leasing Commissions."

                                                                  NON-INCREMENTAL TENANT
                                    CAPITAL EXPENSES             IMPROVEMENT AND LEASING
                            -------------------------------- --------------------------------
                                OFFICE         INDUSTRIAL         OFFICE        INDUSTRIAL
                            --------------- ---------------- ---------------- --------------- TOTAL
                            PER SQ FT TOTAL PER SQ FT TOTAL  PER SQ FT TOTAL  PER SQ FT TOTAL AMOUNT
                            --------- ----- --------- ------ --------- ------ --------- ----- ------
   Estimated Amounts.......   $0.15   $516    $0.20   $1,009   $6.21   $2,125   $1.68   $700  $4,350
   Historical Amounts......   $0.17   $359    $0.18   $  838   $5.73   $1,584   $1.06   $906  $3,687
   Estimated Amounts based
    on Historical Rates....   $0.17   $585    $0.18   $  908   $5.73   $1,960   $1.06   $441  $3,894

(/6/Represents)the amortization of deferred financing costs of $179, which is reflected as an expense in the pro forma financial statements of the Company.

(/7/The)Company's payout ratio is based on estimated cash available for distribution, calculated by dividing the Estimated initial annual distributions by the Estimated cash available for distributions.

  The Company believes that its estimated cash available for distributions constitutes a reasonable basis for setting the initial distribution rate on the Common Shares and intends to maintain its initial distribution rate for the 12 months following the Offering unless actual results from operations, economic conditions or other factors differ from the assumptions used in its estimate. The actual return that the Company will realize and the amount available for distributions to shareholders will be affected by a number of factors, including the revenues received from the Properties, the distributions received from the Operating Partnership, the operating expenses of the

Company, the interest expense incurred on its borrowings and unanticipated capital expenditures. No assurance can be given that the Company's estimate will prove accurate. In addition, pro forma results of operations do not purport to present the actual results that can be expected for future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Funds from Operation."

  The Company anticipates that Funds from Operations will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, expected to be incurred by the Company. Distributions by the Company to the extent of its current or accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to shareholders as ordinary dividend income. Capital gain dividends generally will be treated as long-term capital gain. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the shareholder's basis in the Common Shares to the extent thereof, and thereafter as capital gain. Distributions treated as a non-taxable reduction in basis will have the effect of deferring taxation until the sale of a shareholder's Common Shares. The Company does not intend to reduce the expected initial distribution per share if the Underwriters' overallotment option is exercised. Based on the Company's estimated results of operations for the twelve months ending March 31, 1997, the Company estimates that approximately 16.0% of the anticipated initial annual distribution to shareholders will represent a return of capital for federal income tax purposes and that the Company would have been required to distribute $20.6 million or $1.28 per share during such 12-month period in order to maintain its status as a REIT. If actual Funds from Operations or taxable income varies from these amounts, the percentage of distributions which represents a return of capital may be materially different. In addition, the percentage of distributions may vary substantially in future years. For a discussion of the tax treatment of distributions to holders of Common Shares, see "Federal Income Tax Considerations--Taxation of Taxable U.S. Shareholders" and "--Taxation of Non-U.S. Shareholders." In order to qualify to be taxed as a REIT, the Company must make annual distributions to shareholders of at least 95% of its REIT taxable income (determined by excluding any net capital gain), which the Company anticipates will be less than its share of adjusted Funds from Operations. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements.

  Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual Funds from Operations of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Requirements for Qualification"), and such other factors as the Board of Trustees deems relevant. See "Risk Factors--Changes in Policies Without Shareholder Approval."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of March 31, 1996 and on a pro forma basis assuming completion of the Formation Transactions and the Offering and the application of the assumed net proceeds therefrom as if such transactions had occurred on March 31, 1996. See "Use of Proceeds." The information set forth in the table should be read in conjunction with the combined financial statements of the Company and notes thereto included elsewhere in this Prospectus, the pro forma financial information and notes thereto included elsewhere in this Prospectus and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                  MARCH 31, 1996
                                        ----------------------------------
                                           HISTORICAL        PRO FORMA
                                        ----------------- ----------------
                                        (IN THOUSANDS, EXCEPT SHARE DATA)
DEBT...................................  $         68,864 $         63,297(/1/)
                                         ---------------- ----------------
MINORITY INTEREST......................               --            46,467
                                         ---------------- ----------------
SHAREHOLDERS' EQUITY:
  Common Shares, $.01 par value;
   100,000,000 authorized; 100 issued
   and outstanding and 16,142,985
   issued and outstanding on a pro
   forma basis(/2/)....................               --               162(/2/)
  Preferred shares, $.01 par value,
   20,000,000 authorized, no shares
   issued or outstanding...............               --               --
  Additional paid-in capital...........               --           299,648
  Accumulated equity (deficit) of
   continuing interests................           102,204          (44,546)
                                         ---------------- ----------------
  Total shareholders' equity...........           102,204          255,264
                                         ---------------- ----------------
  Total capitalization.................  $        171,068 $        365,028
                                         ================ ================

- --------
(/1/Excludes)the Company's pro rata share of indebtedness of the partnership that owns the Broadmore Austin Property. For more detailed information on the operations and accounts of Broadmoor Austin, refer to footnote (11) in the notes to the Predecessor Company's financial statements.
(/2/Does)not include Common Shares reserved for issuance upon (i) possible exchange of 2,931,184 Units issued and outstanding after the Offering and
    (ii) exercise of 1,291,439 options to be granted pursuant to the 1996 Share Incentive Plan effective upon the completion of the Offering. See "Management--1996 Share Incentive Plan."

                                   DILUTION

  The initial price per share to the public of the Common Shares offered hereby exceeds the net tangible book value per share immediately following consummation of the Offering and the other Formation Transactions. Therefore, the Continuing Investors and holders of Units issued in connection with the Formation Transactions (the Prentiss Principals, directly or indirectly, and other management members) will realize an immediate increase in the net tangible book value of their Common Shares and Units, respectively, while purchasers of the Common Shares in the Offering will realize an immediate dilution in the net tangible book value of their shares. Pro forma net tangible book value per share is determined by subtracting the Company's total liabilities from its total tangible assets and dividing the remainder by the number of Common Shares and Units that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of shares sold in the Offering, based on the Offering Price of $20.00 per share.

Initial price per share to the public.............................       $20.00
  Pro forma net tangible book value per share as of March 31, 1996 prior to the Offering (/1/).................................... $7.20
  Increase in net tangible book value per share attributable to payments by purchasers of Common Shares in the Offering (/1/).. $8.10
                                                                   -----
Pro forma net tangible book value per share as of March 31, 1996
 after the Offering (/2/).........................................       $15.30
                                                                         ------
Dilution per share sold in the Offering...........................       $ 4.70
                                                                         ======

- --------
(/1/)Based on the Pro Forma Combined Balance Sheet contained elsewhere in this
     Prospectus.
(/2/)Based on pro forma shareholders' equity of $255,264 and minority interests in the Operating Partnership of $46,467, net of intangible assets, divided by 19,074,169 Common Shares outstanding. This assumes all Units have been converted into Common Shares.

  The following table sets forth the number of Common Shares offered to the public hereby, the total price to be paid for the Common Shares offered hereby, the number of Restricted Shares and Units previously outstanding or to be issued to Continuing Investors and the Prentiss Principals in connection with the Formation Transactions, the pro forma net book value as of March 31, 1996 attributable to the Restricted Shares and Units issued directly or indirectly to the Continuing Investors and the Prentiss Principals, the book value as of March 31, 1996 of the assets contributed to the Operating Partnership and the purchase price per Common Share in the Offering and book value of the contributions per Restricted Share or Unit.

                                               CASH/BOOK VALUE OF
                          SHARES/UNITS ISSUED  TOTAL CONTRIBUTIONS   PURCHASE PRICE/
                             BY THE COMPANY    TO THE COMPANY(/1/)     BOOK VALUE/
                          -------------------- -------------------  OF CONTRIBUTIONS
                          SHARES/UNITS PERCENT AMOUNT(/1/) PERCENT PER SHARE/UNIT(/2/)
                          ------------ ------- ----------- ------- -------------------
Common Shares offered by
 the Company to the
 Public.................     14,250      74.7%  $285,000     89.1%       $20.00
Common Shares and Units
 issued to Continuing
 Investors and Prentiss
 Principals.............      4,824      25.3%  $ 34,754     10.9%       $ 7.20
                             ------     -----   --------    -----
  Total.................     19,074     100.0%  $319,754    100.0%

- --------
(/1/)Based on the March 31, 1996 net book value of the assets to be contributed in connection with the Formation Transactions, net of liabilities to be assumed.
(/2/)Before deducting the Underwriters' discount and estimated expenses of the Offering.

                        SELECTED FINANCIAL INFORMATION

  The following table sets forth (i) selected combined financial data for the Predecessor Company on a historical basis, and (ii) pro forma financial data for the Company at and for the three months ended March 31, 1996 and for the year ended December 31, 1995. The combined financial statements of the Predecessor Company include (i) 100% of the assets and results of operations from 47 Properties for the periods presented, (ii) 100% of the assets and results of operations of the 3141 Fairview Park Drive Property for the portion of the periods after a Prentiss Group member acquired the Property, (iii) a 25% equity investment in the Broadmoor Austin Properties; (iv) a 15% equity investment in the Park West Property for the portion of the periods in which the Prentiss Group owned its 15% non-controlling interest, (v) a 25% equity investment in Itasca, Illinois owned by a partnership in which a Prentiss Group member has a non-controlling interest and (vi) results of operations of the Prentiss Properties Service Business (conducted primarily by PPL). The selected financial data at and for the three months ended March 31, 1996 and March 31, 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments (consisting of normal recurring adjustments) that management considers necessary for a fair presentation of the financial position and results of operations for those periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year ending December 31, 1996. The following data should be read in conjunction with (i) the pro forma financial statements and notes thereto of the Company; (ii) the historical financial statements and notes thereto for the Predecessor Company and the Acquisition Properties; and (iii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," each included elsewhere in this Prospectus.

  Historical operating results may not be comparable to future operating results. In addition, the Company believes that the book value of the Properties, which reflects historical costs of such real estate assets less accumulated depreciation, is not indicative of the fair value of the Properties.

  Pro forma information is presented as if (i) the transfer of the Properties, the Prentiss Properties Service Business and other assets of the Prentiss Group and (ii) the completion of the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds" had occurred at the beginning of the pro forma periods with respect to the pro forma operating data and at March 31, 1996 with respect to the pro forma balance sheet data. The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements included elsewhere in this Prospectus. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of the dates and for the periods indicated, nor does it purport to represent or project the financial position and results of operations for future periods.

                                 THREE MONTHS
                               ENDED MARCH 31,                          YEAR ENDED DECEMBER 31,
                          ----------------------------  -----------------------------------------------------------
                                        HISTORICAL                                  HISTORICAL
                          PRO FORMA  -----------------  PRO FORMA -------------------------------------------------
                            1996       1996     1995      1995      1995      1994      1993       1992      1991
                          ---------  --------  -------  --------- --------  --------  ---------  --------  --------
                                          (IN THOUSANDS, EXCEPT PER SHARE AND PROPERTY DATA)
STATEMENTS OF OPERATIONS
 DATA:
Rental Income...........  $ 14,483   $  8,026  $ 7,063   $56,989  $ 29,423  $ 25,256  $  14,412  $  8,169  $  5,194
Fee and other
 income(/1/)............       985      5,526    5,022     3,522    25,741    26,702     23,609    24,278    35,346
                          --------   --------  -------   -------  --------  --------  ---------  --------  --------
 Total Revenues.........    15,468     13,552   12,085    60,511    55,164    51,958     38,021    32,447    40,540
Operating
 expenses(/1/)..........     5,111      7,593    7,280    19,607    31,272    33,178     28,667    31,925    35,848
Real estate taxes.......     1,254        839      774     4,797     3,030     2,691      1,631       712       428
Interest expense........     1,273      1,202      973     5,091     3,882     3,191      1,444       491        60
Real estate depreciation
 and amortization.......     3,030      1,777    1,712    12,070     7,060     5,451      3,312     1,900       721
Other depreciation and
 amortization...........       --           4       27       --        106       106        106       106        96
Equity in joint venture
 and subsidiary(/1/)....       914         14       24     6,262        11        13         (4)        2       211
                          --------   --------  -------   -------  --------  --------  ---------  --------  --------
Income (loss) before
 gain on sale of
 property and minority
 interest...............     5,714      2,151    1,343    25,208     9,825     7,354      2,857    (2,685)    3,598
Gain on sale of
 property...............       --         --       --        --        --      1,718        --        --        --
Minority interest(/2/)..      (880)       --       --     (3,882)      --        --         --        --        --
                          --------   --------  -------   -------  --------  --------  ---------  --------  --------
 Net income (loss)......  $  4,834   $  2,151  $ 1,343   $21,326  $  9,825  $  9,072  $   2,857  $ (2,685) $  3,598
                          ========   ========  =======   =======  ========  ========  =========  ========  ========
Net income per share....  $   0.30        --       --    $  1.32       --        --         --        --        --
Weighted average number
 shares outstanding.....    16,143        --       --     16,143       --        --         --        --        --
BALANCE SHEET DATA (END
 OF PERIOD):
Real estate, before
 accumulated
 depreciation(/3/)......  $356,269   $186,000      --        --   $165,331  $160,662  $  95,083  $ 46,556  $ 26,423
Cash....................     7,259        971      --        --      1,033     9,133      1,605     8,004     3,202
Total assets............   368,938    174,978      --        --    154,490   164,307    117,819    53,327    29,900
Debt on real
 estate(/3/)............    63,297     68,864      --        --     46,442    46,732     20,473    10,186       717
Total liabilities.......    67,207     72,774      --        --     50,769    51,713     23,773    11,480     1,759
Stockholders' equity....   255,264    102,204      --        --    103,721   112,594     94,046    41,847    28,141
OTHER DATA (END OF
 PERIOD):
EBITDA(/4/).............  $  9,103   $  5,120  $ 4,031   $36,107  $ 20,862  $ 16,089  $   7,723  $   (190) $  4,264
                          ========   ========  =======   =======  ========  ========  =========  ========  ========
Funds from
 Operations(/5/)........  $  9,286   $  4,199  $ 3,326   $39,445  $ 17,968  $ 13,888  $   7,252  $    298  $  4,901
                          ========   ========  =======   =======  ========  ========  =========  ========  ========
Cash flow from
 operations.............       --    $  4,156  $ 2,406       --   $ 16,238  $ 13,059  $   6,115  $   (755) $  4,241
Cash flow from
 investing..............       --    $(20,972) $(1,498)      --   $ (4,301) $(40,909) $ (71,977) $(20,133) $(25,541)
Cash flow from
 financing..............       --    $ 16,754  $(8,373)      --   $(20,037) $ 35,378  $  59,463  $ 25,690  $ 24,502
PROPERTY DATA (END OF
 PERIOD)(/6/):
Number of Properties....        85         56       54        85        55        54         47        23        16
Total GLA in sq. ft.....     8,483      6,515    5,979     8,483     6,323     5,976      4,793     2,733     1,650
Occupancy %.............        94%        95%      97%       95%       97%       96%        95%       97%       94%

- --------
(/1/)The Manager's operations are combined with the property operations in the historical statements and are accounted for under the equity method in the pro forma statements; therefore, the historical statements include the Manager's revenues and expenses on a gross basis in the respective income and expense line items, and the pro forma statements present only the Manager's net operations in the line item titled "Equity in joint venture and subsidiary."

     Equity in joint venture and subsidiary includes the Company's 25% and 49.9% interest in the Broadmoor Austin Partnership on a historical and pro forma basis, respectively, which is accounted for on the equity method for all periods presented. For more information on the operations and accounts of the Broadmoor Austin Partnership refer to footnote (11) in the footnotes to the Predecessor Company's financial statements.

     Equity in joint venture and subsidiary on a historical basis also includes the 15% general partnership interest owned by members of the Prentiss Group in the Park West property. The operations and accounts are combined on a pro forma basis.

(/2/Represents)the approximate 15.4% interest in the Operating Partnership which will be owned by the Prentiss Principals.

(/3/The)pro forma balance sheet as of March 31, 1996 reflects the Company's investment in Broadmoor Austin using the equity method of accounting. As a result, the Company's share (49.9%) of the Broadmoor Austin Partnership's real estate and related debt are not shown in the line items titled "Real estate, before accumulated depreciation" and "Debt on real estate." The following schedule represents the Balance Sheet Data as of March 31, 1996 on a pro forma basis as if the Company's share of the Broadmoor Austin Partnership's real estate and related debt thereon were included. This presentation is provided for informational purposes only:

                            PRO FORMA 3/31/96         ADJUSTMENTS        PRO FORMA 3/31/96
                            BALANCE SHEET DATA FOR COMBINING BROADMOOR'S BALANCE SHEET DATA
                               AS PRESENTED         49.9% OWNERSHIP      BROADMOOR COMBINED
                            ------------------ ------------------------- ------------------
   Real estate before
    accumulated
    depreciation...........      $356,269               $70,000               $426,269
   Debt on real estate.....      $ 63,297               $70,000               $133,297

(/4/Does)not include the Company's pro rata share of the operations in the entities accounted for under the equity method; such amounts are $3,142 and $16,511 for the pro forma three months ended March 31, 1996 and the pro forma year ended December 31, 1995, respectively. EBITDA means operating income before mortgage and other interest, income taxes, depreciation and amortization. EBITDA does not represent cash generated from operating activities in accordance with GAAP, is not to be considered as an alternative to net income or any other GAAP measurement as a measure of operating performance and is not necessarily indicative of cash available to fund all cash needs. The Company has presented EBITDA herein because the Company believes that it is one measure used by certain investors to determine operating cash flow. EBITDA does not include the amounts reflected in "equity in joint venture and subsidiary," nor does it add back the depreciation, interest and taxes included therein.

(/5/Industry)analysts generally consider Funds from Operations an appropriate measure of performance of an equity REIT. "Funds from Operations" as defined by NAREIT means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Prentiss Group and the Company, Funds from Operations should be examined in conjunction with net income (loss) as presented in the audited combined financial statements and information included elsewhere in this Prospectus. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

(/6/The)Property Data includes information on the Broadmoor Austin, Park West and 3141 Fairview Park Drive Properties only for the pro forma periods and the historical periods subsequent to the Prentiss Group's acquisition of an ownership interest in the respective Properties.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the "Selected Financial Information" and the historical and pro forma financial statements appearing elsewhere in this Prospectus. The following discussion is based primarily on the Combined Financial Statements of the Predecessor Company for the periods prior to the completion of the Offering and Formation Transactions. The combined financial statements of the Predecessor Company include (i) the results of operations from 47 Properties for the periods presented, (ii) the results of operations of the 3141 Fairview Park Drive Property for the portion of the periods after a Prentiss Group member acquired the Property, (iii) a 49.9% equity interest in the Broadmoor Austin Properties; (iv) a 15% equity interest in the Park West Property for the portion of the periods in which the Prentiss Group owned a non-controlling interest, (v) a 25% equity interest in the industrial building in Itasca, Illinois and (vi) results of operations of the Prentiss Properties Service Business conducted primarily by PPL in the periods presented.

  Historical results set forth in the "Selected Financial Information," the Combined Financial Statements of the Predecessor Company, and the Pro Forma Financial Statements of the Company should not be taken as an indication of future operations of the Company.

OVERVIEW

  The Company operates commercial office and industrial properties throughout the United States. The Company generally receives real estate operating revenues from wholly-owned properties and from interests in real estate joint ventures. The Company also receives service revenues from its development, management, sale and leasing contracts for owned properties as well as for real estate owned by unrelated third parties.

COMPARISON OF PRO FORMA THREE MONTHS ENDED MARCH 31, 1996 TO HISTORICAL THREE MONTHS ENDED MARCH 31, 1996

  For the three months ended March 31, 1996, pro forma rental income, property expenses and depreciation and amortization were higher than the historical amounts as a result of the Company's ownership in the pro forma period of certain Properties acquired after March 31, 1996, the results of which Properties are not included in the historical financial data. In addition, the decrease in the pro forma period of fee income by $4,561,000, or 82.5%, general office and administrative expenses by $951,000, or 63.6%, and personnel costs by $3,036,000, or 85.1%, primarily results from the Company's contribution of certain contracts to the Manager in the pro forma period, net of additional expenses associated with being a public company. The $259,000, or 26.7%, net increase in interest expense, in the pro forma period, is attributable to the full quarter of interest expense recorded on the 3141 Fairview Park Drive property in the pro forma period and a partial quarter of interest expense recorded in the historical amounts as a result of the purchase of that property during the three months ended March 31, 1996, net of a reduction of interest expense due to the repayment of certain mortgage loans. The decrease in non-cash interest expense by $188,000, or 80.7%, in the pro forma period results from the write-off of deferred financing costs associated with mortgage debt repaid (including deferred financing costs associated with the acquisition of 3141 Fairview Park Drive during the period concurrent with the Offering), net of the amortization of deferred financing costs incurred in connection with the terms of the Line of Credit.

COMPARISON OF PRO FORMA YEAR ENDED DECEMBER 31, 1995 TO HISTORICAL YEAR ENDED DECEMBER 31, 1995

  For the year ended December 31, 1995, pro forma rental income, property expenses and depreciation and amortization were higher than the historical amounts as a result of the Company's ownership in the pro forma period of certain Properties acquired after December 31, 1995, the results of which Properties are not included in the historical financial data. In addition, the decrease in the pro forma period of fee income by $22,317,000, or 86.7%, general office and administrative by $4,344,000, or 67.5%, and personnel costs by $15,193,000, or 88.7%, results primarily from the Company's contribution of certain contracts to the Manager in the pro forma period, net of additional expenses associated with being a public company. The $1,129,000, or 29.8%, increase in interest expense in the pro forma period is attributable to the debt incurred in the purchase of properties subsequent to December 31, 1995. The increase in non-cash interest expense by $80,000, or 80.8%, in the pro forma period results from the write-off of deferred financing costs associated with mortgage debt repaid concurrent with the Offering, net of the amortization of deferred financing costs incurred in connection with the terms of the Line of Credit.

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 1996 TO THE THREE MONTHS ENDED MARCH 31, 1995

  Total Revenues increased by $1,467,000, or 12.1%, to $13,552,000 in the first three months of 1996 from $12,085,000 in the first three months of 1995 due to increases in rental revenues and fee and other income. Rental revenues increased by $963,000, or 13.6%, to $8,026,000 from $7,063,000 as a result of the addition of 3141 Fairview Park Drive, which increased rental revenues by $313,000, and increased occupancy at various properties including 8521 Leesburg Pike, which increased rental revenues by $650,000. Fee and other income increased by $504,000, or 10%, from $5,022,000 to $5,526,000, primarily due to a $478,000 increase in sale fees, other fees and other income.

  Total Expenses increased $649,000, or 6.0%, to $11,415,000 in the first three months of 1996 from $10,766,000 in the same period of 1995. Operating expenses increased by $313,000, or 4.3%, to $7,593,000 from $7,280,000 primarily as a result of $198,000 in additional operating expenses related to the 3141 Fairview Park Drive acquisition and a general increase in operating expenses of $213,000 due to higher occupancy, partially offset by a decrease in shareholder compensation payments of $98,000. Real estate tax expense increased $65,000, or 8.4%, to $839,000 from $774,000 due to the 3141 Fairview Park Drive acquisition. Mortgage interest expense increased $229,000, or 23.5%, to $1,202,000 from $973,000 primarily as a result of the 3141 Fairview Park Drive acquisition and related debt thereon. Depreciation and amortization expense increased by $42,000, or 2.4%, to $1,781,000 in the first three months of 1996 from $1,739,000 in the first three months of 1995, primarily due to additional tenant improvements at 8521 Leesburg Pike and the acquisition of 3141 Fairview Park Drive.

  Net income for the three months ended March 31, 1996 increased $808,000, or 60.2%, to $2,151,000 from $1,343,000 for the same period of 1995. The increase in net income was the result of the increase in total revenues of $1,467,000, offset by the increase in total expenses of $649,000 and a decrease in income from equity investments of $10,000.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994

  Total Revenues increased by $3,206,000, or 6.2%, to $55,164,000 for the year ended December 31, 1995 from $51,958,000 for the same period in 1994. Rental revenues increased $4,167,000, or 16.5%, to $29,423,000 from $25,256,000 primarily as a result of the Company's acquisition of industrial properties in Baltimore in late 1994, 8521 Leesburg Pike in late 1994 and two additional industrial properties in the Kansas City portfolio in May 1994. Fee and other income decreased $961,000, or 3.6%, to $25,741,000 from $26,702,000, primarily due to a decrease in development, management and leasing fees in the amount of $5,923,000, offset by an increase in sale, other fees and other income of $4,962,000.

  Total Expenses increased by $733,000, or 1.6%, to $45,350,000 for the year ended December 31, 1995 from $44,617,000 for the same period in 1994. Operating expenses decreased by $1,906,000, or 5.7%, to $31,272,000 from $33,178,000. The primary reason for this decrease was a decrease in the Manager's operating costs of $2,781,000 (of which shareholder compensation accounted for $1,131,000), partially offset by an increase in property operating expenses of $875,000 primarily due to acquisitions during the period. Real estate tax expense increased $339,000, or 12.6%, to $3,030,000 for the year ended December 31, 1995 from $2,691,000 for the same period 1994. This increase was also primarily attributable to the acquisitions during the period discussed above. Mortgage interest expense increased $691,000, or 21.7%, to $3,882,000 for the year ended December 31, 1995 from $3,191,000 for the same period 1994. This increase was primarily the result of new financing related to acquisitions during the period along with additional financing obtained on the Dallas Industrial properties. Depreciation and amortization expense increased $1,609,000, or 28.9%, to $7,166,000 for the year ended

December 31, 1995 from $5,557,000 for the same period 1994. This increase was primarily the result of the acquisitions during the period along with additional depreciation related to new improvements to the property for the period.

  Gains on sale of property for the year ended December 31, 1995 was $0. Gains on sale of property for the year ended December 31, 1994 was $1,718,000. This gain was the result of the sale of an industrial building in Ontario, California. The property was purchased in 1993.

  Net income for the year ended December 31, 1995 increased by $753,000, or 8.3%, to $9,825,000 from $9,072,000 for the same period, 1994. As discussed above, the increase in net income was the result of an increase in total revenues of $3,206,000, offset by an increase in total expenses of $733,000, a decrease in income from equity investments of $2,000 and a decrease in gains on sale of property of $1,718,000.

COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

  Total Revenues increased by $13,937,000, or 36.7%, to $51,958,000 for the year ended December 31, 1994 from $38,021,000 for the year ended December 31, 1993. Rental revenues increased by $10,844,000, or 75.2%, to $25,256,000 for the year ended December 31, 1994 from $14,412,000 for the year ended December 31, 1993. The primary reason for this increase was acquisitions during the period of the Walnut Glen Tower, 8521 Leesburg Pike, five industrial buildings in Baltimore, Maryland and two additional industrial buildings in Kansas City, Missouri. Fee and other income increased by $3,093,000, or 13.1%, to $26,702,000 for the year ended December 31, 1994 from $23,609,000 for the year ended December 31, 1993. The increase was primarily attributable to an increase in development, management and leasing fees of $1,661,000 and an increase in sale, other fees and other income of $1,432,000.

  Total Expenses increased by $9,457,000, or 26.9%, to $44,617,000 for the year ended December 31, 1994 from $35,160,000 for the year ended December 31, 1993. Operating expenses increased by $4,511,000, or 15.7%, to $33,178,000 for the year ended December 31, 1994 from $28,667,000 for the year ended
December 31, 1993. The primary reason for this increase was the acquisitions of the above-mentioned properties along with an increase of $1,528,000 in operating expenses of the management company. The management company's operating expense increase was comprised of an increase of $2,755,000 in shareholder compensation and a decrease in other operating expenses of $1,227,000. Real estate tax expense increased by $1,060,000, or 65%, to $2,691,000 for the year ended December 31, 1994 from $1,631,000 for the year ended December 31, 1993. This increase was attributable to the acquisitions during the period. Mortgage interest expense increased by $1,747,000, or 121%, to $3,191,000 for the year ended December 31, 1994 from $1,444,000 for the year ended December 31, 1993. This increase was primarily the result of new financing placed on the Milwaukee properties along with financing obtained upon the purchase of Walnut Glen. Depreciation and amortization expense increased by $2,139,000, or 62.6%, to $5,557,000 for the year ended December 31, 1994 from $3,418,000 for the year ended December 31, 1993. This increase was primarily the result of the above discussed acquisitions during the period along with additional depreciation related to new improvements made to the properties during the period.

  Gains on sale of property for the year ended December 31, 1994 was $1,718,000. This gain was the result of the sale of an industrial building in Ontario, California. The building was purchased in 1993. Gain on sale of property for the year ended December 31, 1993 was $0.

  Net income for the year ended December 31, 1994 increased by $6,215,000, or 218%, to $9,072,000 from $2,857,000 for the comparable year ended December 31, 1993. As discussed above the increase in net income was the result of an increase in total revenues of $13,937,000, an increase in income from equity investments of $17,000 and an increase in gain on sale of property of $1,718,000, offset by an increase in total expenses of $9,457,000.

LIQUIDITY AND CAPITAL RESOURCES

  Upon the closing of the Offering, the Company will have total outstanding indebtedness including the Company's pro rata share of Joint Venture Debt of approximately $133.3 million (the "Mortgage Debt"), which will be secured by 33 Properties. The Mortgage Debt will represent approximately 25.9% of the Company's Total Market Capitalization at the closing of the Offering. Approximately $50 million of the Mortgage Debt consists of two mortgage loans that the Company is obtaining from an affiliate of Lehman in connection with the Formation Transactions. The proceeds of these two mortgage loans will be used to fund a portion of the Company's acquisition of interests in the Properties. The remainder of the Mortgage Debt consists of prior indebtedness of the Prentiss Group that is secured by certain of the Properties and is not being fully repaid with the net proceeds of the Offering. The following table sets forth certain information regarding the Mortgage Debt immediately after the closing of the Offering.

                            REMAINING MORTGAGE DEBT

                           PRINCIPAL           INTEREST                                      ANNUAL
     PROPERTY(IES)           AMOUNT              RATE      AMORTIZATION      MATURITY        PAYMENT
     -------------        ------------      -------------- ------------ ------------------ -----------
All Industrial
 Properties in Kansas
 City, MO and Milwaukee,
 WI.....................  $ 40,000,000          8.00%          None     September 30, 2003 $ 3,200,000
3141 Fairview Park
 Drive..................    10,000,000      LIBOR+1.65%(1)     None     September 30, 1999     715,000
Walnut Glen.............    13,297,056          7.500%         None     January 31, 2001       997,279
Broadmoor Austin........    70,000,000(/2/)     9.750%         None     April 1, 2001        6,825,000
                                                ------
                          ------------                                                     -----------
Total/Weighted Average..  $133,297,056          8.805%                                     $11,737,279

- --------
(/1/The)30 day LIBOR rate of 5.50% as of July 5, 1996, was used for calculation of the weighted average rate in the table above.
(/2/The)Company, through the Operating Partnership, will own a 49.9% general partnership interest in the entity that owns the Broadmoor Austin Properties, which interest is accounted for under the equity method of accounting. The amount shown reflects the Company's proportionate share of the mortgage indebtedness secured by the Property.

  If the Underwriters exercise all or a portion of their overallotment option, the Company expects to use the additional proceeds to (i) repay the $10 million mortgage loan secured by a lien upon the 3141 Fairview Park Drive Property, and
(ii) repay part of the $40 million mortgage loan secured by all of the Company's Industrial Properties in Kansas City, Missouri, and Milwaukee, Wisconsin. If the Underwriters exercise in full their overallotment to purchase 2,137,500 Common Shares and the Company applies the additional net proceeds of $39.8 million to repay indebtedness as described above, the Company's combined indebtedness plus its pro rata share of Joint Venture Debt would be $93.5 million or 19.7% of its Total Market Capitalization. If the Company repays all or a part of the $10 million mortgage loan, the Company will have, under certain circumstances, the option over the loan term (maturing September 2000) to borrow an amount equal to or less than the difference between $10 million and the then-current outstanding principal amount for the purpose of funding acquisitions or developments.

  The Company intends to obtain a commitment for the $100 million Line of Credit, which will close contemporaneously with the closing of the Offering. The Company believes that the Line of Credit is adequate for its needs initially. The Company intends to use proceeds from the Line of Credit to fund future acquisitions and development, including the acquisition of the Option Properties, and redevelopment of properties owned by the Company. In the event that the Company acquires all of the Option Properties, it will have $57.5 million of further borrowing capacity available under the Line of Credit for future acquisitions or development. See "Properties--Option Properties."

  Pursuant to the Debt Limitation, the Company's combined indebtedness plus its pro rata share of Joint Venture Debt is limited so that at the time such debt is incurred, it does not exceed 50% of the Company's Total Market Capitalization. At the closing of the Offering, the Company will have outstanding combined indebtedness of approximately $63.3 million or approximately 14.2% of Total Market Capitalization (excluding its pro rata share of Joint Venture Debt) and, together with its pro rata share of Joint Venture Debt, will have total outstanding indebtedness of approximately $133.3 million, or approximately 25.9% of Total Market Capitalization. As of the Closing Date, the Company will have the capacity to borrow up to an additional approximately $248.2 million under the Debt Limitation. The amount of indebtedness that the Company may incur, and the policies with respect thereto, are not limited by the Company's Declaration of Trust and By-laws, and are solely within the discretion of the Company's Board of Trustees. See "Risk Factors--Changes in Policies Without Shareholder Approval; No Limitation on Debt."

  The Company's operating properties require periodic investments of capital for tenant-related capital expenditures and for general capital improvements projects. For the years ended December 31, 1993, 1994 and 1995, the Company's recurring non-incremental capital investments in its properties have been $3,335,000, $2,732,000 and $4,993,000, respectively. These costs for each of the three years equated to $8.03, $4.66 and $6.16 per improved square foot for the office properties, respectively, and $1.85, $1.02 and $1.12 per improved square foot for the industrial properties, respectively. The Company has estimated its annual recurring capital costs to be $4,350,000 or $6.36 per square foot of improved office space and $1.88 per square foot of improved industrial space. The Company believes its estimate of capital expenditures is conservative given the historical results discussed above along with its detailed forecast of these costs for the prospective twelve month period. In addition, the Company will set aside approximately $7.1 million of the net Offering proceeds for certain estimated non-recurring capital expenditures and leasing costs, including tenant improvements and leasing commissions for currently vacant space in the Walnut Glen Office Property, re-leasings costs associated with the major leases of the Park West and Walnut Glen Office Properties, which expire in October 1999 and July 1998, respectively, and the 21,000 square foot expansion of one of the Milwaukee Industrial Properties. Unused portions of the funds will be applied to reduce outstanding indebtedness.

  Following the closing of the Offering, the Company will have approximately $2.3 million in working capital. The Company has considered its short-term liquidity needs and the adequacy of adjusted pro forma cash flows and other expected liquidity sources to meet these needs. The Company believes that its principal short-term liquidity needs are to fund normal recurring expenses, debt service requirements and the minimum distribution required to maintain the Company's REIT qualification under the Code. The Company anticipates that these needs will be fully funded from the Company's initial working capital and the cash flows provided by operating activities and, when necessary to fund shortfalls resulting from the timing of collections of accounts receivable in the ordinary course of business, the Line of Credit.

  The Company expects to meet its long-term liquidity requirements for the funding of activities such as development, property acquisitions, scheduled debt maturities, major renovations, expansions and other non-recurring capital improvements through long-term secured and unsecured indebtedness and the issuance of additional equity securities from the Company and the Operating Partnership. The Company also intends to use proceeds from the Line of Credit to fund property acquisitions, development, redevelopment, expansions and capital improvements on an interim basis.

  The Company expects to make distributions to its shareholders primarily based on its distributions from the Operating Partnership. The Operating Partnership's income will be derived primarily from lease revenues from the Properties, to a limited extent, from fees generated by its office and industrial real estate management, leasing development and construction business and from the Manager. The Manager's sole source of income will be fees generated by its office and industrial real estate management, leasing, development and construction business.

INFLATION

  Most of the leases on the Properties require tenants to pay increases in operating expenses, including common area charges and real estate taxes, thereby reducing the impact on the Company of the adverse effects of inflation. Leases also vary in term from one to 15 years, further reducing the impact on the Company of the adverse effects of inflation.

                                  PROPERTIES

GENERAL

  Upon the completion of the Offering, the Company will own or have an interest in a diversified portfolio of 85 Properties comprising approximately
8.5 million net rentable square feet. The Properties are located in 10 major markets throughout the U.S. The Properties consist of the 26 Office Properties comprising approximately 3.4 million net rentable square feet and the 59 Industrial Properties comprising 5.0 million net rentable square feet. As of March 31, 1996, the Properties were approximately 94% leased to 378 tenants. The Company also owns the six Development Parcels comprising approximately
30.4 acres that can support approximately 1.4 million square feet of net rentable space. Three of the Development Parcels are zoned for office use and three are zoned for industrial use. In addition, the Company has options to acquire an office building containing approximately 1.0 million net rentable square feet, four industrial buildings containing approximately 268,065 net rentable square feet and five development parcels comprising an aggregate of approximately 60.0 acres that can support approximately 1.2 million net rentable square feet of development. See "--Option Properties," "--Option Parcels" and "Business Objectives--Growth Strategies--Acquisitions" and "-- Development." The Company also owns a 25% interest in a general partnership that owns an industrial building containing approximately 71,000 net rentable square feet.

  Set forth below is a summary of the Company's Properties. For additional information regarding the Office Properties see "--Office Properties" and for additional information regarding the Industrial Properties, see "--Industrial Properties."

                                 PROPERTY DATA

                                                                                                             BASE RENT
                                                                                                             PER SQUARE
                                                                         PERCENT      TOTAL BASE              FOOT FOR
                                                                 NET     LEASED        RENT FOR                TWELVE
                                           YEAR(S)   NUMBER   RENTABLE    AS OF     TWELVE MONTHS   PERCENT    MONTHS
                                           BUILT/      OF      SQUARE   MARCH 31,       ENDED      OF TOTAL    ENDED
  PROPERTY NAME(/1/)         MARKET       RENOVATED BUILDINGS   FEET      1996      12/31/95(/1/)  PORTFOLIO  12/31/95
  ------------------         ------       --------- --------- --------  ---------   -------------  --------- ----------
                                                                                    (IN THOUSANDS)
OFFICE PROPERTIES:
 Cumberland Office
  Park................  Atlanta, GA       1972-1980      9      530,228     99%        $ 6,141         11%     $11.70
 One Northwestern
  Plaza(/2/)..........  Southfield, MI         1989      1      241,751     92           4,772          8       21.12
 Broadmoor
  Austin(/3/).........  Austin, TX             1991      7    1,112,236    100           8,824         16       15.87
 Park West............  Dallas, TX             1989      1      344,216     98           5,468         10       16.22
 5307 East
  Mockingbird.........  Dallas, TX        1979/1993      1      118,316     76             679          1        7.80
 Walnut Glen Tower....  Dallas, TX             1985      1      464,289     83           7,254         13       17.74
 Cottonwood Office
  Center..............  Dallas, TX             1986      3      164,111     92           1,922          3       12.32
 Plaza on Bachman
  Creek...............  Dallas, TX             1986      1      125,903     87           1,155          2        9.79
 3141 Fairview Pk.
  Drive...............  Northern Virginia      1988      1      192,108     90           2,780          5       16.29
 8521 Leesburg Pike...  Northern Virginia 1984/1993      1      145,257     92           1,940          3       13.86
                                                       ---    ---------    ---         -------        ---      ------
Subtotal/weighted average for Office
 Properties(/4/)..................................      26    3,438,415     94%        $40,935         72%     $14.86
                                                       ===    =========    ===         =======        ===      ======
INDUSTRIAL PROPERTIES:
 Pacific Gateway
  Center..............  Los Angeles, CA   1972-1984     18    1,252,708     88%        $ 4,855          8%     $ 4.25
 8869 Greenwood.......  Baltimore, MD     1986-1987      1       89,582     74             296          1        3.29
 1329 Western Ave.....  Baltimore, MD          1988      1      185,600     80             713          1        4.79
 Deep Run 1&2.........  Baltimore, MD          1988      2      169,112    100             629          1        3.72
 4611 Mercedes Drive..  Baltimore, MD          1990      1      178,133    100             711          1        3.99
 9050 Junction........  Baltimore, MD          1989      1      108,350    100             395          1        3.66
 Northland Park.......  Kansas City, MO   1975-1980      4      925,007    100           2,312          4        2.50
 North Topping
  Street..............  Kansas City, MO   1975-1980      1      119,118    100             276          *        2.32
 Airworld Drive.......  Kansas City, MO   1975-1980      1      200,000    100(/5/)        358          1        1.79
 107th Terrace........  Kansas City, MO   1975-1980      1       96,700    100             244          *        2.52
 Nicholson III........  Dallas, TX             1981      3      155,712     73             468          1        3.90
 13425 Branchview.....  Dallas, TX             1970      1      121,250    100             274          *        2.26
 1002 Avenue T........  Dallas, TX             1981      1      100,000    100             233          *        2.33
 1625 Vantage Drive...  Dallas, TX             1984      1       50,000    100             193          *        3.86
 West Loop Business
  Park................  Houston, TX            1986      5       75,231     87             508          1        6.96
 Airport Properties...  Milwaukee, WI     1970-1980     12      572,953     97           1,906          3        3.48
 Oak Creek
  Properties..........  Milwaukee, WI     1970-1979      2      232,000    100             673          1        2.90
 North West
  Properties..........  Milwaukee, WI     1973-1987      3      413,371     83           1,258          2        3.04
                                                       ---    ---------    ---         -------        ---      ------
Subtotal/weighted average for Industrial
 Properties.......................................      59    5,044,827     93%        $16,302         28%     $ 3.31
                                                       ===    =========    ===         =======        ===      ======
Consolidated total/ weighted average for all
 Properties 100%..................................      85    8,483,242     94%        $57,237        100%     $11.57
                                                       ===    =========    ===         =======        ===      ======

- --------
 * Less than one percent
(/1/The)Company also will own a minority interest in a partnership that owns a
    70,535 net rentable square foot building in Itasca, Illinois. (/2/The)Operating Partnership owns a 100% leasehold interest in this Property. (/3/The)Operating Partnership owns a 49.9% interest in the general partnership that owns a 100% leasehold interest in this Property. The Company accounts for its interest in this partnership under the equity method. The net rentable square feet for this Property reflects the entire Property and the Base Rent data for the property reflects the Company's receipt of 49.9% of such rent.
(/4/"Base)Rent" means the fixed base rental amount paid by a tenant under the terms of the related lease agreement, which amount generally does not include payments on account of real estate taxes, operating expense escalations and utility charges.
(/5/One)Tenant leased the entire space at this Property and this Tenant's lease expired at the close of business March 31, 1996. The space is currently vacant.

LOCATION OF PROPERTIES; MARKET OVERVIEW

  The Properties are located in 10 major markets and in every region of the U.S. The following tables indicate, by the net rentable square feet and 1995 Base Rent, respectively, the Properties by location and type of property at December 31, 1995:

                     NET RENTABLE SQUARE FEET OF PROPERTIES
                        BY LOCATION AND TYPE OF PROPERTY

                         NUMBER OF    OFFICE    INDUSTRIAL             PERCENT OF
   LOCATION              PROPERTIES PROPERTIES  PROPERTIES    TOTAL      TOTAL
   --------              ---------- ----------  ----------  ---------  ----------
Los Angeles, CA.........     18           --    1,252,708   1,252,708      15%
Atlanta, GA.............      9       530,228         --      530,228       6
Baltimore, MD...........      6           --      730,777     730,777       9
Southfield, MI..........      1       241,751         --      241,751       3
Kansas City, MO.........      7           --    1,340,825   1,340,825      16
Austin, TX..............      7     1,112,236         --    1,112,236      13
Dallas, TX..............     13     1,216,835     426,962   1,643,797      19
Houston, TX.............      5           --       75,231      75,231       1
Northern Virginia.......      2       337,365         --      337,365       4
Milwaukee, WI...........     17           --    1,218,324   1,218,324      14
                            ---     ---------   ---------   ---------     ---
Total...................     85     3,438,415   5,044,827   8,483,242     100%
                            ===     =========   =========   =========     ===
Percent of Total........                   41%         59%        100%
                                    =========   =========   =========
Number of Properties....                   26          59          85
                                    =========   =========   =========

  The following table sets forth the 1995 annual Base Rent of the Properties by location and type of property:

                          1995 BASE RENT OF PROPERTIES
                        BY LOCATION AND TYPE OF PROPERTY

                           NUMBER OF    OFFICE   INDUSTRIAL          PERCENT OF
   LOCATION                PROPERTIES PROPERTIES PROPERTIES  TOTAL     TOTAL
   --------                ---------- ---------- ---------- -------  ----------
                                         (DOLLARS IN THOUSANDS)
Los Angeles, CA...........     18      $    --    $ 4,855   $ 4,855       8%
Atlanta, GA...............      9        6,141        --      6,141      11
Baltimore, MD.............      6          --       2,744     2,744       5
Southfield, MI............      1        4,772        --      4,772       8
Kansas City, MO...........      7          --       3,190     3,190       6
Austin, TX(/1/)...........      7        8,824        --      8,824      15
Dallas, TX................     13       16,478      1,168    17,646      31
Houston, TX...............      5          --         508       508       1
Northern Virginia.........      2        4,720        --      4,720       8
Milwaukee, WI.............     17          --       3,837     3,837       7
                              ---      -------    -------   -------     ---
Total.....................     85      $40,935    $16,302   $57,237     100%
                              ===      =======    =======   =======     ===
Percent of Total..........                  72%        28%      100%
                                       =======    =======   =======
Number of Properties......                  26         59        85
                                       =======    =======   =======

- --------
(/1/) Base Rent calculation for the Broadmoor Austin Properties reflects the
      Company's 49.9% interest in the partnership that owns a leasehold interest in the Properties.

                  ECONOMIC SUMMARY OF COMPANY'S MAJOR MARKETS

                                                                                       TOTAL       TOTAL
                            SIZE OF PMSA     POPULATION      JOB       UNEMPLOY-      OFFICE    INDUSTRIAL
     REGION AND MARKET     POPULATION(/1/)   GROWTH(/2/) GROWTH(/3/) MENT RATE(/4/) STOCK (SF)  STOCK (SF)
     -----------------     ---------------   ----------- ----------- -------------- ----------- -----------
 WESTERN REGION:
 Phoenix, AZ.............     2,563,582         14.5%        4.6%         3.2%       43,400,000  70,600,000
 Los Angeles, CA.........     9,138,798          4.8         1.3          5.8       150,000,000 760,000,000
 San Francisco, CA.......     4,668,023(/5/)     5.2         2.4          4.7        93,266,000 394,000,000
 SOUTHWEST REGION:
 Austin, TX..............       999,936         18.1         6.0          3.5        19,969,000  17,010,499
 Dallas/Ft. Worth, TX....     4,449,875(/6/)    10.2         3.4          4.6       166,413,465 314,445,400
 Houston, TX.............     3,710,844         11.7         2.0          5.7       195,000,000 198,000,000
 MIDWEST REGION:
 Chicago, IL.............     7,724,770          4.2         2.2          4.8       181,574,456 830,000,000
 Detroit, MI.............     4,320,203          1.3         3.0          4.2        56,108,047 500,000,000
 Kansas City, MO.........     1,663,453          5.1         2.0          3.0        52,100,000 166,755,000
 Milwaukee, WI...........     1,457,939          1.8         5.0          2.7        12,915,328 191,244,500
 MID-ATLANTIC REGION:
 Washington, DC
  (including Northern
  Virginia)..............     4,509,932          6.8         0.6          3.6       304,100,000  26,200,000
 Baltimore, MD...........     2,469,985          3.7         0.2          5.0        51,262,737 101,151,428
 Northern New Jersey.....     6,255,741          1.6         0.8          6.7       133,000,000 364,000,000
 SOUTHEAST REGION:
 Orlando, FL.............     1,390,574         13.5         3.3          4.8        17,750,000  66,000,000
 Atlanta, GA.............     3,431,983         16.0         4.4          3.7        89,100,000 273,000,000
 National Average........           N/A          2.6         5.4          N/A

- --------
Source: Prepared by the Company using data from Valuation International,
     Viewpoint.96, Cushman & Wakefield, Inc. and U.S. Government Statistics. (/1/Size)of population in the primary metropolitan statistical area ("PMSA")
    as of July 1, 1995
(/2/Average)rate of growth 1990-1995.
(/3/Average)for three years ended May 31, 1996
(/4/As)of May 31, 1996
(/5/Includes)San Francisco PMSA (1,645,815), San Jose PMSA (1,565,253) and
    Sacramento PMSA (1,456,955). The job growth unemployment and population growth data are weighted averages for the combined area.
(/6/Includes)Dallas PMSA (2,957,910) and Fort Worth PMSA (1,491,965).

 Los Angeles

  Los Angeles is the second largest metropolitan area in the U.S. with a population of 9.1 million as of July 1, 1995. The area had an average population growth rate of 4.8% from 1990 to 1995. The average annual job growth rate for the three years ended May 31, 1996 was 1.3%. The unemployment rate as of May 31, 1996 was 5.8%. Major employers in the area are Hughes Aircraft (21,000 employees), Kaiser Permanente (19,500 employees), Northrop Grumman (18,500 employees) and McDonnell-Douglas (18,400 employees).

  The Company owns 18 Industrial Properties in Los Angeles with more than 1.2 million net rentable square feet, representing approximately 25% of the Company's total industrial square footage. The properties are located in the Torrance submarket of the South Bay Industrial Sector. The Company also manages 28 office properties and 85 industrial properties in the Los Angeles market.

  The Los Angeles industrial market is one of the largest in the U.S. consisting of approximately 760,000,000 net rentable square feet of industrial space. The overall vacancy rate for the market was approximately 8% at March 31, 1996. The South Bay Industrial Sector contains approximately 194,000,000 net rentable square feet of industrial space and had a vacancy rate of approximately 10% at March 31, 1996. The Torrance submarket of the South Bay Industrial Sector contains approximately 26 million net rentable square feet of industrial space. This submarket has excellent access to the San Diego Freeway, the Harbor Freeway and the Artesia Freeway all of which are located within one mile of the Company's Properties. Torrance also has convenient access to Los

Angeles International Airport and the Ports of Long Beach and Los Angeles. The South Bay area has benefitted from the growth in international trade through area ports in Los Angeles and Long Beach, and the availability of large blocks of high quality space. The Los Angeles Customs District now handles more cargo than any other district in the U.S. Conditions are expected to continue to improve as the Alameda Corridor project progresses. This project is an 18-mile fixed route between the Ports of Los Angeles and Long Beach, linking rail and truck traffic to area warehouses, rail yards and factories. The South Bay Industrial Sector continues to recover from the federal government's cutbacks in defense spending. In 1995, the market absorbed 11 million square feet of industrial space and the vacancy rate declined from 12.8% in 1994 to 9.8% at March 31, 1996. The overall economic activity in this sector was stimulated by an $18 billion defense contract awarded to Long Beach's McDonnell-Douglas in 1995.

[Insert Chart: LA Industrial Property Supply/Demand1991-1995]
                               [Insert Chart: LA Industrial Property
                                              Vacancy/Rent 1991-6/30/96]

 Austin

  The metropolitan area of Austin, the capital of Texas, has a population of approximately 1.0 million as of July 1, 1995. Between 1990 and 1995, the Austin metropolitan area's population increased at an average rate of 18.1%. According to statistics compiled by the U.S. Government, Bureau of Labor Statistics, Austin experienced a 33% growth in jobs from December 1990 to December 1995 as compared to the National Average of 7.6% for the same period. The average annual job growth rate for the three years ending May 31, 1996 was 6.0%. The unemployment rate as of May 31, 1996 was 3.5%. The two largest public sector employers in the area are the State of Texas and the University of Texas-Austin. The University of Texas-Austin, the third-largest public university in the country with nearly 48,000 students enrolled in the 1995-96 school year, employs approximately 20,000 people. The largest private sector employers are Motorola (7,500 employees), IBM (6,800 employees), and Dell Computers (4,500 employees). Austin is home to approximately 825 high-tech firms employing nearly 85,000 people. Motorola and Advanced Micro Devices recently opened $1 billion facilities in Austin and Samsung Electronics has announced its plans to build a $1.3 billion semiconductor plant, which is expected to employ approximately 1,600 people.

  The Company owns seven Office Properties in the Austin which contain approximately 1.1 million aggregate net rentable square feet. The Company's Austin properties are located in the Northwest submarket of Austin. The Company also manages one office property in the Austin market. Austin's suburban office sector is one of the tightest in the U.S. with five of the six non-CBD office submarkets having occupancies of at least 90% as of year end 1995. The Northwest submarket is Austin's dominant non-CBD office submarket with an inventory totaling almost 5.5 million net rentable square feet. The Northwest submarket is the highest rent submarket in metropolitan Austin, with a 4% vacancy rate at the end of 1995.

[Insert Chart: Austin Office Market Supply/Demand1991-95]
                               [Insert Chart: Austin Office MarketVacancy/Rent
                                              1991-6/30/96]

 Dallas/Fort Worth

  Dallas/Fort Worth is the nation's eighth-largest consolidated metropolitan area with a total population of 4.4 million as of July 1, 1995. The area had an average population growth rate of 10.2% from 1990 to 1995. The average annual job growth rate for the three years ended May 31, 1996 was 3.4. The unemployment rate as of May 31, 1996 was 4.6%. Eight cities in the Dallas area have over 100,000 residents. The unemployment rate was 4.6% at May 31, 1996. The major employers in the metropolitan area are AMR Corporation, the parent company of American Airlines (29,000 employees), Texas Instruments (22,500 employees) and Lockheed Martin (12,500 employees). Other large private sector employers include Kroger and Electronic Data Systems (EDS), each of which employs over 10,000 people.

  Dallas continues to be a leading choice for corporate relocations. In the first quarter of 1996, Quaker State Corporation moved its corporate headquarters from Oil City, Pennsylvania to Las Colinas in Irving, leasing 125,000 net rentable square feet of space vacated by Exxon, which moved to a new world headquarters facility also in Las Colinas. Pizza Hut moved its national headquarters to Dallas from Wichita, Kansas, filling one of the last available office buildings along Dallas' North Tollway. Netcom On-line, a California based Internet service provider, opened a Dallas office in one of the Park West buildings originally built by the Prentiss Group and managed by the Company.

  Five of the Company's Office Properties, representing 35% of its total office square footage, and four of the Company's Industrial Properties, representing 8% of its industrial square footage, are located in the Dallas/Fort Worth metropolitan area. The Company also manages 16 office properties and 17 industrial properties in this market. The Dallas area real estate market has improved dramatically over the past three years, as have the submarkets in which the Company's Properties are located. Dallas is the location of the Company's corporate headquarters and Southwest region office.

                               DALLAS SUBMARKETS

  North Central Expressway. The Company's Walnut Glen and 5307 Mockingbird Office Properties are located in the North Central Expressway submarket, which extends from downtown Dallas north to the LBJ Freeway (Interstate 635). This submarket contains 7.4 million net rentable square feet of office space and had a vacancy rate of 18% as of March 31, 1996, down significantly from a peak of 38% at year-end 1991. The North Central submarket is located in close proximity to the prime residential areas of Dallas and offers numerous amenities, including restaurants, shopping areas and hotels.

  Central Expressway (I-75), one of the principal north-south arteries serving Dallas and the northern suburbs, is currently undergoing a $500 million improvement project which commenced in the mid-1980s. The completion of the initial phases of this development project, combined with the tight vacancy conditions of less than 10% in neighboring submarkets, have contributed to the improving occupancy and rental rate trends that the North Central submarket has experienced in recent years. The Company expects that these trends will continue as additional phases of the improvement project are completed.

[Insert Charts: Supply/Demand 1991-1995 and Vacancy Rent 1991-6/30/95]

  West LBJ Freeway. The Company's Park West Property is located in the Park West development in the heart of the West LBJ submarket, which is located along the LBJ Freeway within one mile of Interstate 35. This submarket provides convenient access to Dallas-Fort Worth International Airport ("DFW Airport") via the LBJ Freeway and to downtown Dallas and Love Field via I-35. This submarket contains 2.6 million square feet of office space.

[Insert Chart: West LBJ Freeway Supply/Demand 1991-95]
                                       [Insert Chart: West LBJ Freeway
                                                      Vacancy/Rent 1991-
                                                      6/30/96]

  Las Colinas. Las Colinas is a 12,000 acre master-planned office, retail, hotel and residential community located in Irving, Texas. Las Colinas is approximately 10 minutes from DFW Airport and approximately 15 and 25 minutes, respectively, from downtown Dallas and Fort Worth. Las Colinas has its own CBD, consisting of a number of high-rise office buildings around Lake Carolyn, known as the Las Colinas Urban Center. The Company's Cottonwood Office Center Properties are located in the North Irving Subsection on the western border of the office development of Las Colinas. This submarket contains 4.9 million net rentable square feet of multi-tenant office space and had a vacancy rate of 6.25% as of March 31, 1996.

[Insert Chart: North Irving Supply/Demand 1991-95]
                                       [Insert Chart: North Irving
                                                      Vacancy/Rent 1991-
                                                      6/30/96]

  Valwood Industrial Market. The Valwood industrial market (which includes the Nicholson III and the 13425 Branchview Industrial Properties) encompasses an area approximately two and one half miles to the west of the intersection of the LBJ and Stemmons Freeways. The Valwood industrial market consists of approximately 25 million net rentable square feet of industrial space and had a 9.5% vacancy rate as of March 31, 1996. The Valwood industrial market appeals to national firms seeking a central location in Dallas' traditional industrial corridor, with functional buildings and a plentiful labor supply. Among the firms with a large presence in the Valwood Industrial District are Minyards, Boise Cascade, Motorola, Duracell, Stanley Works and Toys R Us.

  The area is convenient to the Dallas CBD, North Dallas, DFW Airport and the Mid-Cities (Arlington and Grand Prairie). Continued migration of Dallas' suburban population to the north should serve to establish Valwood as the economic industrial center of the Metroplex.

[Insert Chart: Valwood Submarket Supply/Demand 1991-95]
                                       [Insert Chart: Valwood Submarket
                                                      Vacancy/Rent 1991-
                                                      6/30/96]

  Carrollton/Farmers Branch Industrial Market. The Carrollton/Farmers Branch industrial market straddles the cities of Farmers Branch and Carrollton. The Company's 1625 Vantage Drive Industrial Property is located in this submarket. This submarket extends approximately three miles east from the intersection of the LBJ Freeway and Stemmons Freeway to the North Dallas Tollway.

  The Carrollton/Farmers Branch industrial market is home to numerous national and regional companies including Whirlpool, Chrysler, CompUSA, Neiman Marcus and Lennox. These companies are attracted to this submarket because of its location, access to the local customer base and the ability to distribute regionally and nationally via the freeway network and rail service. This submarket contains approximately 25.2 million net rentable square feet of industrial space with a vacancy rate of 5.1% at March 31, 1996.

[Insert Chart: Carrollton/Farmers Branch Supply/Demand 1991-95]
                                       [Insert Chart: Carrollton/Farmers
                                                      Branch Vacancy/Rent
                                                      1991-6/30/96]

  Great Southwest/CentrePort Industrial Market. The Great Southwest/CentrePort industrial market contains approximately 41.3 million net rentable square feet of industrial space and had a vacancy rate of 3.4% at March 31, 1996. The submarket is further divided into the North and South Great Southwest Industrial Districts.

  The Company's 1002 Avenue T Industrial Property is located in the north sector of this submarket which is between State Highway 183 and I-30. This submarket is one of the largest industrial submarkets in the Dallas area and appeals to firms seeking a location in the heart of the Dallas/Fort Worth area with a plentiful labor supply.

[Insert Chart: Great Southwest Supply/Demand 1991-95]
                                       [Insert Chart: Great Southwest
                                                      Vacancy/Rent 1991-
                                                      6/30/96]

 Detroit

  Detroit is the sixth largest metropolitan area in the U.S. with a population of 4.3 million as of July 1, 1995. The area had an average population growth rate of 1.3% from 1990 to 1995. The average annual job growth rate for the three years ended May 31, 1996 was 3.0%. The unemployment rate was 4.2% as of May 31, 1996. The Big Three automakers remain the largest local private sector employers. Within the six-county metropolitan region, Ford employs 79,000 workers, General Motors 68,000 workers, and Chrysler 39,000 workers. Other large private sector employers include Electronic Data Systems (14,000 employees), Detroit Medical Center (12,900 employees) and Henry Ford Health System (7,400 employees).

  The Company owns one Property in Detroit, a 241,751 square foot Class A Office in the Southfield submarket. Southfield is the largest office market in Michigan with an inventory of approximately 12.6 million net rentable square feet of Class A and B office space. Vacancy rates in suburban Detroit's office markets declined from 13.5% at June 30, 1995 to 7.4% as of June 30, 1996.

  [Insert Chart: Detroit Market Supply/Demand 1991-95]
                                       [Insert Chart: Detroit Market
                                       Vacancy/Rent 1991-6/30/96]

 Kansas City

  Kansas City is the 24th largest metropolitan area in the country with a population of approximately 1.7 million as of July 1, 1995. The Kansas City market has exhibited steady economic and demographic trends, which makes it an attractive market for investment despite its relatively small size. The average population growth rate from 1990 to 1995 was 5.1%. The average annual job growth rate for the three years ended May 31, 1996 was 2.0%. The unemployment rate as of May 31, 1996 was 3.0%. Major employers in the Kansas City area include Sprint (9,000 employees), Health Midwest (8,000 employees) and Hallmark Cards (7,000 employees).

  The Company owns seven Industrial Properties with an aggregate of approximately 1.3 million net rentable square feet in the Kansas City metropolitan area. The Kansas City metropolitan area contains approximately 167 million net rentable square feet of industrial properties. The vacancy rate for Kansas City industrial properties was 5% at June 30, 1996. The Company's Kansas City Industrial Properties are located in three submarkets, North Kansas City, Executive Park and Airport Industrial.

  North Kansas City is an independent municipality that has access to most major thoroughfares in Kansas City. This submarket has over 19 million net rentable square feet of industrial space with a 9% vacancy rate as of March 31, 1996. Among the incentives that draw companies to the North Kansas City submarket are the low income taxes, lack of inventory property tax and the lowest property tax in the Kansas City metropolitan area.

  The Executive Park submarket is an industrial area four miles northeast of the CBD. Executive Park attracts companies looking for newer buildings and Missouri's low-cost base. Executive Park contains approximately 15.5 million net rentable square feet of industrial space and had a 9% vacancy rate as of March 31, 1996.

  The Airport Industrial submarket is in the northern industrial area of Kansas City. The area contains approximately 1.9 million net rentable square feet with a 21% vacancy rate. The vacancy rate increased dramatically in the first quarter of 1996 because of Sony Corporation's relocation out of the Company's 200,000 net rentable square foot building in the Airworld Industrial Park ("Airworld"). Airworld is the centerpiece of this submarket, holding 70% of the industrial base. Its attractions include proximity to the airport, good freeway access, available labor supply, lower occupancy costs and high-quality telecommunications and electrical infrastructure.

  [Insert Chart: Kansas City Market Supply/Demand 1991-95]
                                       [Insert Chart: Kansas City Market
                                       Vacancy/Rent 1991-6/30/96]

 Milwaukee

  Milwaukee is the 25th largest metropolitan area in the United States with a population of 1.5 million as of July 1, 1995. The area had an average population growth rate of 1.8% from 1990 to 1995. The average annual job growth rate for the three years ended May 31, 1996 was 5.0%. The unemployment rate was 2.7% as of May 31, 1996. Milwaukee's unemployment rate has remained lower than the national average for the past nine years due largely to the stability of the industrial base which employs 22% of Milwaukee's workforce. Milwaukee ranks number one nationally in the manufacturing of industrial equipment such as industrial controls, mining machinery, hoists, drives and gears. Major employers in the Milwaukee area include Aurora Health Care, Inc. (9,407 employees), Covenant Healthcare System, Inc. (8,758 employees), Briggs and Stratton Corp. (7,000 employees) and Ameritech (8,600 employees).

  The Company owns 17 Industrial Properties in the Milwaukee area with an aggregate of approximately 1.2 million net rentable square feet. The four-county Milwaukee metropolitan area contains a total industrial inventory of over 5,000 buildings comprising approximately 200 million net rentable square feet. The 1996 occupancy rate is 97%, up from last year's rate of 94%. Milwaukee's largest concentration of industrial space (130.4 million net rentable square feet or 69% of the total market) is in Milwaukee County which includes the

Airport/Oak Creek and Northwest Milwaukee submarkets. The Milwaukee County submarkets have benefitted from the increase in air freight activity at General Mitchell International Airport over the last 10 to 15 years.

  The Airport/Oak Creek submarket has approximately 2.9 million net rentable square feet with a vacancy rate of 2.9%. Twelve of the Company's Properties in the Airport/Oak Creek submarket are adjacent to General Mitchell International Airport. Four of the buildings are serviced by the 500 Line and Chicago Northwestern railroads. Access is provided by IH-43, IH-94 and South Howell Street.

  At March 31, 1996, the Northwest Milwaukee submarket has more than 1.9 million net rentable square feet of industrial space with a vacancy rate of 2.4%. The remaining three Properties are in the northwest Milwaukee submarket. Access to the industrial park in which these Properties are located is provided by IH-894 and State Highway 18.

  [Insert Chart: Milwaukee Industrial Market Supply/Demand 1991-95]
                                        [Insert Chart: Milwaukee Industrial
                                        Market Vacancy/Rent 1991-6/30/96]

 Washington, D.C. (including Northern Virginia)

  The population of the Washington, D.C. metropolitan area, which includes Northern Virginia was 4.5 million as of July 31, 1995. The Washington, D.C. metropolitan area had an average population growth rate of 6.8% from 1990 to 1995. The average annual job growth rate for the three years ended May 31, 1996 was 0.6%. The unemployment rate was 3.6% as of May 31, 1996.

  The Company owns two Office Properties in Northern Virginia. Northern Virginia is the largest office market in the Washington, D.C. metropolitan area, with 104 million net rentable square feet of space, nearly two-thirds of which was built in the past ten years. The vacancy rate in this market has improved from 13 percent in 1993 to 8% as of March 31, 1996. The decline in the vacancy rate is a result of the attraction that Northern Virginia holds for government agencies, expanding high tech and communication firms, and firms and associations looking to leave the District of Columbia for less expensive office space. Outside of the public sector, the largest employers in Northern Virginia include Giant Food (19,000 employees), Marriott Corporation (11,000 employees), Inova Health System (10,000 employees), Walter Reed Army Medical Center (8,800 employees), Medlantic Healthcare Group (8,300 employees), MCI (5,300 employees) and Washington Hospital Center (5,200 employees).

  The Company's Properties, 3141 Fairview Park and 8521 Leesburg, are located in Fairfax County, which contains 63 million net rentable square feet representing over 60% of the office inventory in Northern Virginia. Fairfax County is one of the prime growth centers in the Washington, D.C. metropolitan area. Located west of Washington, D.C., linked by a sophisticated transportation system and served by a highly educated labor force, Fairfax County has numerous characteristics that have attracted many corporate users of office space.

  8521 Leesburg and 3141 Fairview are located more specifically in the Tyson's Corner and Merrifield submarkets, respectively, of Fairfax County. The Tyson's Corner office market has grown significantly over the past 20 years and is currently one of the county's largest office markets with more than 19 million square feet of existing space. The vacancy rate at March 31, 1996 was 8.5%.

  Tyson's Corner has a number of amenities. A wide range of hotels have opened to serve business travelers and provide conference facilities. The expansion of the Tyson's Shopping Center, the opening of the Galleria regional shopping center and the high end shops at Fairfax Square, including Tiffany's, Hermes and Gucci, have established Tyson's Corner as a premier retail location in Northern Virginia. In addition, Tyson's Corner has many multifamily projects which are located near its business districts.

  The Merrifield submarket is centered around the intersection of the Capital Beltway and U.S. Route 50. This market has experienced strong development since 1980 and has an inventory of 4.1 million net rentable square feet of office space as of March 31, 1996. Fairview Park is situated in the heart of the Merrifield office market and offers a unique, high quality planned environment. Fairview Park's tenants include several Fortune 500 firms, including Bell Atlantic, Computer Sciences Corporation and IBM. The Merrifield vacancy rate at March 31, 1996 was approximately 5%. Merrifield offers a highly accessible location with less congestion than Tyson's Corner. Merrifield is midway between Dulles and National airports and is conveniently located twenty minutes from the District of Columbia.

  [Insert Chart:  Northern Virginia Supply/Demand 1991-95]
                                       [Insert Chart:  Northern Virginia
                                                    Vacancy/Rent 1991-
                                                    6/30/96]

 Baltimore

  Baltimore is the 17th largest metropolitan area in the U.S. with a population of 2.5 million as of July 1, 1995. The area had an average population growth rate of 3.7% from 1990 to 1995. The average annual job growth rate for the three years ended May 31, 1996 was 0.2%. The unemployment rate was 5.0% as of May 31, 1996. Baltimore is the home of one of the top five seaports on the eastern seaboard. Major employers in the metropolitan area are John Hopkins University (18,000 employees), Helix Health (9,300 employees) and Westinghouse Electronic Systems Group (8,800 employees).

  The Company has six Industrial Properties in the Baltimore metropolitan area with an aggregate of 730,777 net rentable square feet. Metropolitan Baltimore contains a total of approximately 46.8 million square feet of industrial space. The vacancy rate as of June 30, 1996 was 9.3%. The Company's Properties are located in the Harford County and Howard County submarkets.

  Harford County contains 5.9 million net rentable square feet of industrial space with a 3.3% vacancy rate as of March 31, 1996. It is the site of several large corporate distribution facilities including facilities occupied by GE, Procter & Gamble, Pier 1 Imports, Clorox Company and The Gap. Saks Fifth Avenue is currently building a 450,000 net rentable square foot distribution facility in this county. Harford County also is a strong build-to-suit market.

  Howard County is located in the Baltimore Washington Corridor. This submarket contains 17.6 million square feet of industrial space and had a vacancy rate of 7.9% as of March 31, 1996. Access within the corridor is provided by I-95 and Route 1.

  [Insert Chart:  Baltimore Market Supply/Demand 1991-95]
                                       [Insert Chart:   Baltimore Market
                                                    Vacancy/Rent 1991-
                                                    6/30/96]

 Atlanta

  Atlanta has a population of 3.4 million as of July 1, 1995 and is one of the fastest growing metropolitan areas in the United States. The area had an average population growth rate of 16.0% from 1990 to 1995. The average annual job growth rate for the three years ended May 31, 1996 was 4.4%. The unemployment rate was 3.7% as of May 31, 1996. Major employers in the metropolitan area are Delta Airlines (23,000 employees), AT&T (20,000 employees), Bell South (16,000 employees) and Emory University (14,000 employees). Atlanta is the home of the Georgia World Congress Center, the second largest convention center in the country at 2.8 million square feet, and the Atlanta Market Center, a four-building complex with 500,000 square feet of exhibit and meeting space. Hartsfield International Airport is the busiest airport in the world.

  The Company owns nine Office Properties with 530,228 net rentable square feet in Atlanta. The overall vacancy rate for Atlanta as of March 31, J 1996 was 9.5%, the lowest level since 1982. The Company also manages two office properties and ten industrial properties in Atlanta. The Company's Cumberland Office Properties are located in the Northwest submarket.

  The Northwest submarket has approximately 235 office projects consisting of approximately 17.8 million square feet of net rentable space. Of this space approximately 8.6 million net rentable square feet are considered

Class B, with a vacancy rate of 11.4%. This submarket is the second largest area in the Atlanta market and contains 20% of the office space. The Company's strategy is to selectively redevelop Cumberland into a mixture of new Class A buildings and high-quality, functional Class B buildings.

  [Insert Chart  Atlanta Market Supply/Demand 1991-95]
                                        [Insert Chart  Atlanta Market
                                                    Vacancy/Rent 1991-6/30/96]

OFFICE PROPERTIES

 General

  The Company's 26 Office Properties comprise approximately 3.4 million net rentable square feet and are located in five major markets: Atlanta, Georgia; Southfield (Detroit), Michigan; Austin, Texas; Dallas, Texas; and Northern Virginia. Nine of the 26 Office Properties were developed by the Prentiss Group and all of the Office Properties are currently managed by PPL. The weighted average age of the Office Properties is 9.8 years. As of March 31, 1996, the Office Properties were 94% leased to 258 tenants. The total 1995 annualized Base Rent of the Office Properties was approximately $40.9 million, and the average 1995 Base Rent per leased square foot was $14.86. Except as noted in the description of the One Northwestern Plaza and Broadmoor Austin Properties below, the Company owns the entire fee interest in the Office Properties. See "--Description of Office Properties."

  The space leases on the Office Properties generally have original lease terms ranging from 1 year to 15 years. A typical lease requires (i) payment of Base Rent, (ii) payment of base utility charges, (iii) payment of the tenant's proportionate share of real estate tax, common area and other operating expense escalations over a base year, and (iv) payment of overtime HVAC and electrical use. Under these leases, the Company is typically responsible for external and structural repairs and repairs relating to the common areas. Some of the leases have renewal options of varying duration which extend the original lease terms, typically at either market rent or negotiated rental rates set forth in the lease.

 Historical Occupancy and Rental Information

  The following table sets forth as of the dates indicated certain information regarding the Office Properties that have been managed by PPL since 1991.

                  OFFICE PROPERTIES MANAGED BY PPL SINCE 1991
                     HISTORICAL OCCUPANCY AND RENTAL RATES

                            TOTAL NET
                             RENTABLE    PERCENTAGE        AVERAGE ANNUAL
                           SQUARE FEET   LEASED AT         BASE RENT PER
DATE                      (IN THOUSANDS) PERIOD END LEASED SQUARE FOOT(/1/)(/2/)
- ----                      -------------- ---------- ----------------------------
March 31, 1996...........     3,438          94%               $15.52
December 31, 1995........     3,032          96                 14.86
December 31, 1994........     3,032          93                 14.85
December 31, 1993........     2,296          94                 14.76
December 31, 1992........     2,178          96                 14.71
December 31, 1991........     2,178          91                 12.65

- --------
(/1/Calculated)as total annualized Base Rent for the previous twelve months divided by the total leased square feet at period end.

(/2/Represents)actual Base Rent for the previous twelve months from signed leases for the period except that only 49.9% of the Base Rent from the Broadmoor Austin Property is included in the calculations of total annual Base Rent, reflecting the Company's 49.9% interest in the partnership owning the leasehold interest in that Property.

 Lease Expirations

  The following table sets forth a schedule of the lease expirations for the Office Properties for leases in place as of March 31, 1996, assuming that none of the tenants exercises renewal options or termination rights, if any:

                               OFFICE PROPERTIES
                               LEASE EXPIRATIONS

                                                   PERCENTAGE                                 BASE RENT
                                                    OF TOTAL                                   PER NET
                                                  NET RENTABLE  ANNUAL BASE     PERCENTAGE OF  RENTABLE
                                      SQUARE FEET SQUARE FEET    RENT UNDER      ANNUAL BASE    SQUARE
                             NUMBER   SUBJECT TO     UNDER        EXPIRING       RENT UNDER   FEET UNDER
                            OF LEASES  EXPIRING     EXPIRING       LEASES         EXPIRING     EXPIRING
PERIOD OF LEASE EXPIRATION  EXPIRING    LEASES       LEASES    (IN THOUSANDS)    LEASES(/1/)    LEASES
- --------------------------  --------- ----------- ------------ --------------   ------------- ----------
July 1, 1996 to December
 31, 1996...............        49       185,662        6%        $ 2,746              6%       $14.79
1997....................        47       347,636       11           4,496             10         12.93
1998....................        46       467,133       15           7,860             18         16.83
1999....................        45       524,953       17           8,281             19         15.77
2000....................        26       261,696        8           4,203             10         16.06
2001....................        13       123,084        4           2,405              6         19.54
2002....................         4        63,174        2             646              1         10.23
2003....................         0           --        --             --              --          0.00
2004....................         1        62,600        2           1,710              4         27.32
2005....................         2        11,365       --             153             --         13.46
2006....................         1     1,112,236       35          11,030(/2/)        25         19.83
After 2006..............        --           --        --             --              --           --
                               ---     ---------      ---         -------            ---        ------
Total/Weighted Average..       234     3,159,539      100%        $43,530            100%       $15.87
                               ===     =========      ===         =======            ===        ======

- --------
(/1/Calculated)by dividing annual Base Rent as adjusted for contractual increases expiring during each period by the total Base Rent inclusive of contractual increases.
(/2/Represents)the Company's 49.9% interest in the annual Base Rent from this lease.

 Leasing Activity

  The following table sets forth for the Office Properties that have been managed by the Company since 1993 a schedule regarding the number of leases signed, total net rentable square feet, the annualized Base Rent per leased square foot and effective rent per leased square foot for the years 1993 (the year that PPL began recording such historical leasing information) through 1995 and for the three months ended March 31, 1996.

              OFFICE PROPERTIES MANAGED BY THE COMPANY SINCE 1993
                          HISTORICAL LEASING ACTIVITY

                                                                        ANNUALIZED     EFFECTIVE
                                                                         BASE RENT      RENT PER
                                                  NUMBER OF  RENTABLE   PER LEASED       LEASED
            PERIOD                                 LEASES   SQUARE FEET SQUARE FOOT SQUARE FOOT(/1/)
            ------                                --------- ----------- ----------- ----------------
January 1, 1996 through March 31, 1996..........      15       72,748     $15.04         $13.73
1995............................................      77      376,008      14.71          10.83
1994............................................      77      280,706      11.87           9.90
1993............................................      51      189,372      11.23           8.91

- --------
(/1/Equals)aggregate Base Rent received over all lease transactions with respect to such Office Properties during the period minus all tenant improvements, leasing commissions and concessions from all lease transactions during the period, divided by the lease terms (in months), multiplied by 12 and then divided by the total net rentable square feet leased under all lease transactions during the period.

 Tenant Information

  The Office Properties are leased to 258 tenants which engage in a variety of businesses including computer services, telecommunications, insurance and food and beverage services. During the year ended 1995, the largest tenant in the Office Properties, IBM, accounted for approximately 24% of the Company's pro forma annual Base Rent for that period. Sixty-four percent of IBM's annual Base Rent is derived from a lease at the Company's Broadmoor Austin Property, which expires in 2006. The Company and IBM own 49.9% and 50.0% interests, respectively, in the Broadmoor Austin Partnership that owns a long-term ground lease on that Property. The Prentiss Group will continue to own a 0.1% interest in this partnership, which the Company will have an option to acquire one year and one day after the Closing Date. The remaining 36% of IBM's portion of the Company's pro forma 1995 Base Rent is derived from a lease at the Park West Property, which expires in 1999. The following table sets forth the annual Base Rent as of December 31, 1995 derived from the 20 largest tenants at the Office Properties.

                               OFFICE PROPERTIES
                  20 LARGEST TENANTS BY 1995 ANNUAL BASE RENT

                          TOTAL NET RENTABLE     ANNUAL       PERCENTAGE OF       MONTHS
                             SQUARE FEET       BASE RENT         ANNUAL          REMAINING
         TENANT             (IN THOUSANDS)   (IN THOUSANDS)     BASE RENT   AFTER JUNE 30, 1996
         ------           ------------------ --------------   ------------- -------------------
IBM.....................        1,382           $13,709(/1/)      24.0%             117
Dr. Pepper(/2/).........          168             3,887            6.8               25
The Wyatt Company.......           63             1,404            2.5               94
Medaphis Corporation....           92             1,166            2.0               44
MCI Communications......           63             1,153            2.0               46
Liberty Mutual Life
 Insurance..............           84             1,024            1.8               15
Sandwell, Inc...........           52               596            1.0               20
Hewlett Packard.........           21               509            0.9               64
Express One.............           37               479            0.8               44
GTE.....................           35               412            0.7               42
Intergraph Corporation..           24               396            0.7               27
R.R. Donnelley & Sons...           17               381            0.7               39
Total System Services...           33               379            0.7                7
Tower Marketing.........           29               375            0.7               74
General Reinsurance.....           26               353            0.6               50
The Weather Channel.....           33               337            0.6               22
TCC Communications......           24               322            0.6               22
Blum Consulting.........           19               315            0.6               60
Hitachi Systems.........           13               310            0.5                1(/3/)
Decision Consultants....           14               271            0.5               34
                                -----           -------           ----
Total...................        2,229           $27,778           48.7%
                                =====           =======           ====

- --------
(/1/Includes)approximately $4.9 million derived from a lease at the Company's
    Park West Property and approximately $8.8 million derived from a lease at the Company's Broadmoor Austin Property, which amount reflects the Company's 49.9% interest in the total annual Base Rent from that Property.
(/2/Dr.)Pepper recently announced that it intends not to renew its lease at the Walnut Glen Tower Property when it expires in July of 1998.
(/3/Due)to corporate downsizing, Hitachi Systems will renew its lease for 5,000 square feet of its current space. The remaining space will be leased to Federal Computer Weekly commencing September 1, 1996. Hitachi Systems is currently holding over in the 13,000 square foot lease at 150% of its Base Rent under the terms of the Lease.

  The following table sets forth information relating to the diversity of the Company's tenants at the Office Properties based upon net rentable square feet under lease as of March 31, 1996:

                               OFFICE PROPERTIES
                    DISTRIBUTION OF LEASES BY SIZE OF SPACE

                                                                        ANNUAL
                                                 TOTAL                   BASE
 SQUARE FOOTAGE           NUMBER OF PERCENT OF  SQUARE   PERCENT OF      RENT      PERCENT OF
  UNDER LEASE              LEASES     TOTAL      FEET      TOTAL    (IN THOUSANDS)   TOTAL
 --------------           --------- ---------- --------- ---------- -------------- ----------
 Less than 10,000........    203        79%      592,030     18%       $ 7,855         20%
 10,000--20,000..........     36        14       475,758     15          6,519         16
 20,001--40,000..........     12         5       341,148     11          4,078         10
 40,001--60,000..........      1         0        59,158      2            629          2
 60,001--80,000..........      2         1       125,157      4          2,564          6
 80,001--100,000.........      1         0        83,922      3          1,024          2
 100,001 and over........      3         1     1,547,797     48         17,580         44
                             ---       ---     ---------    ---        -------        ---
 Total...................    258       100%    3,224,970    100%       $40,249        100%
                             ===       ===     =========    ===        =======        ===

 Description of Office Properties

  Cumberland Office Park (Atlanta, GA). Cumberland Office Park is a campus-style office facility comprised of nine one to five-story office buildings. These Properties were developed between 1972 and 1980 and contain a total of 530,288 net rentable square feet. Upon acquiring the property in 1991, the Prentiss Group applied and received approval for rezoning to allow up to 2.1 million square feet of additional development. The Properties are located at the intersection of I-285 and Paces Ferry Road, in the heart of Atlanta's Northwest submarket, and have convenient access to all parts of the Atlanta metropolitan area, especially the central business district and the airport. Amenities found either within the complex or within a few minutes drive include hotels, restaurants, shopping malls, athletic clubs, day care centers, banks and postal facilities. As of March 31, 1996, the Properties were 99% leased, and the average 1995 annual Base Rental rate was $11.70 per leased square foot. Major tenants at Cumberland Office Park include Medaphis Corporation (approximately 102,000 net rentable square feet with an option to expand by approximately 22,000 net rentable square feet), GTE Communications (approximately 36,000 net rentable square feet) and Cap Logistics (approximately 35,000 net rentable square feet) under leases that expire in 2000, 1999 and 2001, respectively. The aggregate net rentable square footage of leases expiring in 1996 (after June 30), 1997 and 1998 represent 5%, 7% and 33% of the net rentable square footage of this office park, respectively.

  One Northwestern Plaza (Southfield, MI). One Northwestern Plaza is a 13-story, Class A suburban office building. The building was developed in 1989 and contains 241,751 net rentable square feet with heated underground parking facilities. The Company owns the entire leasehold interest in the Property which expires in 2054. The main lobby is a two-story atrium with prominent main entrances on the east and west sides of the building. Amenities within the Property include a restaurant, sundry shop, florist/gift shop, travel agency, hair salon, dentist, jewelry store, stock broker and mail room. The building is located at the intersection of I-696 and Northwestern Highway. As of March 31, 1996, the Property was 92% leased, and the 1995 annual Base Rent was $21.12 per leased square foot. The Property's major tenants are The Wyatt Company (approximately 62,000 net rentable square feet), Intergraph Corporation (approximately 21,000 net rentable square feet) and Prudential Insurance (approximately 11,000 net rentable square feet), under leases that expire in 2004, 1998 and 1996, respectively. The aggregate net rentable square footage of leases expiring in 1996 (after June 30), 1997 and 1998 represent 13%, 11% and 14% of this Property's net rentable square footage, respectively.

  Broadmoor Austin (Austin, TX). Broadmoor Austin is a seven-building, campus-style, Class A office complex consisting of one single story, three six-story and three eight-story office buildings. The Properties were developed by PPL in 1991 and contain 1,112,236 net rentable square feet and parking for approximately 3,000 cars. The land on which the building is located is currently leased from IBM for $150,000 per year through 2005 and $300,000 per year through 2015 under a long-term ground lease expiring no earlier than 2015. The ground lease may be renewed for two successive terms of 25 years at the Company's option. After March 2015, yearly rent for the ground lease will be equal to (i) 90% of fair market value, but not less than $300,000 per year in the first renewal period and (ii) fair market value, but not less than $300,000 per year in the second renewal period. The Company owns a 49.9% managing general partnership interest in the partnership owning the leasehold interest. The Prentiss Group will continue to own a 0.1% interest in this partnership, which the Company will have an option to acquire one year and one day after the Closing Date. IBM owns the other 50.0% interest in that partnership. The Properties are located on 62 acres which includes four acres for future development. IBM has the right to terminate the ground lease with respect to 83 acres at no cost and it expects to exercise this right after it obtains certain governmental approvals necessary for a planned development. Until such time, the Company is the nominal owner of those 83 acres with no rights to develop them. The Properties are located in northwest Austin, at MoPac (Loop 1) and FM 1325 (Burnett Road), one mile north of Highway 183. The Properties are adjacent to a 563-acre IBM software manufacturing and operations facility. IBM has leased 100% of the rentable area of the Properties since March 1991 under an occupancy lease with an initial term of 15 years with three five-year renewal options. The occupancy lease with IBM provides for annual rent payments of approximately $17.6 million per year through March 2001 and approximately $22.1 million from April 2001 through March 2006. After March 2006, the rent payments under the occupancy lease shall be 90% of fair market value but not less than approximately $22.1 million per year in each renewal term. The average 1995 annual Base Rent was $15.87 per square foot. The Properties represent IBM's first centralized office complex in Austin and accommodate approximately 3,500 IBM employees.

  Park West (Dallas, TX). Park West is a seven-story, Class A office building. The Property was developed by PPL in 1989 and contains 344,216 net rentable square feet with an adjacent five-story garage. The exterior of the Property is made of architectural concrete with black granite aggregate and full-height windows of silver dual pane reflective glass. The Property's interior features a 10,000 square foot, full-height atrium that is contained by walls of clear glass. The Property is part of the Park West Master Plan, which consists of 350 acres located along the LBJ Freeway less than one mile west of I-35. The location provides direct access along the LBJ Freeway to DFW Airport, and to downtown Dallas and Love Field via I-35. The Park West Master Plan includes an extensive package of amenities including restaurants, full-service banking, travel agency, athletic club and jogging trails and a Doubletree Hotel. As of March 31, 1996, the Property was 98% leased, and the average 1995 annual Base Rent was $16.22 per leased square foot. The Property's principal tenants are IBM (approximately 270,000 net rentable square feet), Ultimate Corporation (approximately 18,000 net rentable square feet) and CIGNA (approximately 15,000 net rentable square), under leases expiring in 1999, 1999 and 2002 respectively. The aggregate net rentable square footage of leases expiring in 1996 (after June 30), 1997 and 1998 represent 2%, 0% and 0% of this Property's net rentable square footage, respectively.

  5307 East Mockingbird (Dallas, TX). 5307 East Mockingbird is a ten-story suburban office building. The Property was developed in 1979 and contains 118,316 net rentable square feet with an attached six-story garage. Both the building and the parking structure are reinforced concrete structures. Tenant common areas and office spaces were renovated in 1993 with upgraded carpet, wall coverings and recessed lighting. The Property is located on the northeast corner of the intersection of North Central Expressway and East Mockingbird. The North Central Expressway is undergoing a substantial renovation that is expected to increase access to and visibility of the Property. The renovation is expected to be completed in 2000. Local amenities include proximity to various restaurants, theaters and retail centers, including North Park Mall. As of March 31, 1996, the Property was 76% leased, and the average 1995 annual Base Rent was $7.80 per leased square foot. The Property's major tenants are Staff Benefits, Inc. (approximately 13,000 net rentable square feet), Guarantee Federal Bank, F.S.B. (approximately 12,000 net rentable square feet) and Cardinal Communications (approximately 7,000 net rentable square feet) under leases that expire in 1998, 1999 and 2002, respectively. The aggregate net rentable square footage of leases expiring in 1996 (after June 30), 1997 and 1998 represent 4%, 9% and 27% of this Property's net rentable square footage, respectively.

  Walnut Glen Tower (Dallas, TX). Walnut Glen is an 18-story, Class A suburban office building. The Property was developed in 1985 and contains 466,289 net rentable square feet with an adjacent six-story garage. The building is situated around a full-height atrium with an 84-foot waterfall and consists of a reinforced concrete and structural steel frame, and a polished granite and insulated glass interior. Walnut Glen is located in the North Central Corridor of Dallas, Texas and has direct access to North Central Expressway with easy access to the LBJ Freeway and downtown Dallas. As of March 31, 1996, the Property was 87% leased, and the average 1995 annual Base Rent was $17.74 per leased square foot. The major tenants of Walnut Glen are Dr. Pepper/Cadbury North America (approximately 205,000 net rentable square feet), General Reinsurance (approximately 26,000 net rentable square feet), and the American Association of Retired Persons (approximately 7,000 net rentable square feet) under leases that expire in 1999, 2001 and 2001, respectively. Dr. Pepper/Cadbury North America recently announced that it intends to relocate its offices from this Property when its current lease expires in 1998. The aggregate net rentable square footage of leases expiring in 1996 (after June
30), 1997 and 1999 represent 7%, 7% and 48% of the Property's net rentable square footage, respectively. As part of the Formation Transactions, the Company will also acquire a 4.2 acre parcel adjacent to the Property which can support approximately 500,000 net rentable square feet of new office development. The parcel is currently ground leased to a restaurant.

  Cottonwood Office Center (Dallas, TX). Cottonwood Office Center is a Class A suburban office complex consisting of two two-story buildings and one three-story building. The three Properties were developed in 1986 and contain a total of 164,111 net rentable square feet. The Properties have surface and underground parking. All three buildings are connected via a glass-enclosed atrium. The Properties are located at 2110 Walnut Hill Lane, on the western border of the office development of Las Colinas. The majority of the building has a view of the golf course at the Cottonwood Valley Country Club. As of March 31, 1996, the Properties were 92% leased, and the average 1995 annual Base Rent was $12.32 per leased square foot. The Properties' major tenants include Liberty Mutual Life (approximately 96,000 net rentable square feet), Glade Properties (approximately 17,000 net rentable square feet) and GTE Visnet Incorporated (approximately 11,000 net rentable square feet) under leases that expire in 2004, 2000 and 2000, respectively. The aggregate net rentable square footage of leases expiring in 1996 (after June 30), 1997 and 1998 represent 5%, 0% and 5% of the Properties' net rentable square footage, respectively.

  The Plaza on Bachman Creek (Dallas, TX). The Plaza on Bachman Creek is a seven-story, Class A suburban office building. The Property was developed in 1986 and contains 125,903 net rentable square feet. The interior of the building includes a two-story atrium lobby that is finished in travertine and polished verde marble. This Property is situated on an eight-acre site, which includes an adjacent 248 room Embassy Suites hotel and four-story, 72,000 square foot office building of similar design. Common areas for all three buildings are controlled through a condominium agreement. Total parking provided for all three buildings is for 1,066 cars. The Plaza on Bachman Creek is located at the intersection of Northwest Highway and Lemmon Avenue. Major business centers and transportation facilities are easily accessible via Stemmons Freeway, LBJ Freeway and the North Dallas Tollway. In addition, Love Field is one mile to the south and DFW Airport is eleven miles to the west. As of March 31, 1996, the Property was 87% leased, and the average 1995 annual Base Rent was $9.79 per square foot. The Property's major tenants are Express One (approximately 37,000 net rentable square feet) and Tower Marketing (approximately 29,000 net rentable square feet) under leases that expire in 2000 and 2002, respectively. The Company intends to relocate its headquarters to this Property in the fourth quarter of 1996 and to lease approximately 37,000 net rentable square feet at this building under a lease that expires in 2001. The aggregate net rentable square footage of leases expiring in 1996 (after June 30), 1997 and 1998, represent 20%, 23% and 20% of the Property's net rentable square footage, respectively.

  3141 Fairview Park Drive (Northern Virginia). 3141 Fairview Park Drive is an eight-story, Class A suburban office building. The Property was developed by PPL in 1988 and contains 192,108 net rentable square feet. The building shares an adjacent parking garage with a Marriott Hotel. The exterior of the building is composed of granite and glass with a slate roof and dormer windows on the top floor. The Property overlooks a retail court and expansive tiered fountain. The main lobby of the building features a 28-foot high barrel-vaulted ceiling. The Property is located in the Fairfax County submarket of Northern Virginia and is the centerpiece of Fairview Park, a 220-acre master-planned office community developed by the Prentiss Group. As of March 31, 1996, the Property was 90% leased, and the average 1995 annual Base Rent was $16.29 per square foot. The Property's major tenants include Hewlett-Packard (approximately 21,000 net rentable square feet), Equitable Life (approximately 17,000 net rentable square feet) and R.R. Donnelly & Sons (approximately 17,000 net rentable square feet) under leases that expire 2001, 2002 and 1999. The aggregate net rentable square footage of leases expiring in 1996 (after June
30), 1997 and 1998 represent 34%, 1% and 7% of the Property's net rentable square footage, respectively.

  8521 Leesburg Pike (Northern Virginia). 8521 Leesburg Pike is a seven-story, Class A suburban office building. The Property was developed in 1984 and was substantially renovated in 1993. It contains 145,257 net rentable square feet with an adjacent four-story garage. The building's exterior is composed of an acid washed pre-cast curtain wall and has green tinted double pane insulating glass. The Property's lobby features marble floors, marble wainscot and painted drywall finishes. The Property is located in Tyson's Corner, Virginia, near the intersection of Leesburg Pike and the Dulles Access Road. The Tyson's Corner submarket of Northern Virginia has evolved from a regional retail shopping center and low-cost offices for high-tech firms to one of the largest office markets in the country. There are a number of amenities in the Tyson's Corner area, including day-care centers, luxury hotels, such as the Ritz-Carlton, and retail shops, including Tiffany's, Hermes and Gucci. As of March 31, 1996 the Property was 92% leased, and the average 1995 annual Base Rent was $13.86 per square foot. The Property's major tenants are MCI Telecommunications (approximately 84,000 net rentable square feet), Optical Data Systems (approximately 7,000 net rentable square feet) and Wolf & Cohen (approximately 5,000 net rentable square feet) under leases that expire in 2000, 1997 and 2001, respectively. The aggregate net rentable square footage of leases expiring in 1996 (after June 30), 1998 and 1999 represent 0%, 5% and 0% of the Property's net rentable square footage, respectively.

  The following table sets forth additional information regarding each of the Office Properties.

                      OFFICE PROPERTIES -- ADDITIONAL DATA

                                                                                                                   1995
                                                                                                                  ANNUAL
                   COMPANY'S  OWNERSHIP                                                                TOTAL BASE  BASE
                  PERCENTAGE   INTEREST                                       NUMBER                    RENT FOR   RENT
                   OWNERSHIP   (GROUND                                          OF             PERCENT YEAR ENDED  PER   NUMBER
                     AFTER      LEASE                       LAND       NUMBER FLOORS RENTABLE  LEASED   12/31/95  LEASED   OF
                   FORMATION  EXPIRATION   YEAR      YEAR   AREA         OF    PER    SQUARE    AS OF     (IN     SQUARE TENANT
    PROPERTY      TRANSACTION DATE)(/1/) DEVELOPED ACQUIRED ACRES      BLDGS. BLDG.    FEET    3/31/96 THOUSANDS)  FOOT  LEASES
    --------      ----------- ---------- --------- -------- -----      ------ ------ --------- ------- ---------- ------ ------
Cumberland            100%    Fee        1972-1980   1991    46.7         9    1-5     530,228    99%   $ 6,141   $11.70   82
 Office Park....
One Northwestern      100%    Leasehold       1989   1996     8.9         1     14     241,751    92      4,772    21.12   30
 Plaza..........              (6/30/54)
Broadmoor              50%    Leasehold       1991   1991    62.0(/3/)    7    6-8   1,112,236   100      8,824    15.87    1
 Austin(/2/)....              (3/31/65)
Park West.......      100%    Fee             1989   1995     8.8         1      7     344,216    98      5,468    16.22    7
5307 East             100%    Fee             1979   1993     1.7         1     10     118,316    76        679     7.80   34
 Mockingbird....
Walnut Glen           100%    Fee             1985   1994    10.0(/4/)    1     18     464,289    83      7,254    17.74   40
 Tower..........
Cottonwood            100%    Fee             1986   1996     4.8         3    2-3     164,111    92      1,922    12.32    8
 Office Center..
Plaza on Bachman      100%    Fee             1986   1996     2.9         1      7     125,903    87      1,155     9.79   11
 Creek..........
3141 Fairview         100%    Fee             1988   1996     5.6         1      8     192,108    90      2,780    16.29   33
 Park Drive.....
8521 Leesburg         100%    Fee             1984   1994     3.3         1      7     145,257    92      1,940    13.86   12
 Pike...........
                                                            -----       ---          ---------   ---    -------   ------  ---
Total--Office                                               154.7        26          3,438,415    94%   $40,935   $14.86  258
 Properties.....
                                                            =====       ===          =========   ===    =======   ======  ===
                                                SQUARE FEET
                                                 LEASED BY
                                                SIGNIFICANT
                          SIGNIFICANT             TENANTS
    PROPERTY             TENANTS (NAME)        (IN THOUSANDS)
    --------      ---------------------------- --------------
Cumberland        Medaphis Corp. Sandwell Inc.        92
 Office Park....                                      52
One Northwestern  The Wyatt Company                   63
 Plaza..........  Intergraph Corporation              24
Broadmoor         IBM                              1,112
 Austin(/2/)....
Park West.......  IBM                                270
                  Ultimate Corp.                      18
5307 East         Staff Benefits, Inc.                13
 Mockingbird....  Guaranty Federal Bank               12
Walnut Glen       Dr. Pepper                         168
 Tower..........  General Reinsurance                 26
Cottonwood        Liberty Mutual Life                 84
 Office Center..  GTE Visnet Incorporated             11
Plaza on Bachman  Express One                         37
 Creek..........  Tower Marketing                     29
3141 Fairview     Hewlett Packard                     21
 Park Drive.....  RR Donnelley                        17
8521 Leesburg     MCI Communications                  63
 Pike...........  Coscan Homes                        13
                                               --------------
Total--Office                                      2,125
 Properties.....
                                               ==============

- ------
(/1/Ground)lease expirations assume exercise of renewal options by the lessee. (/2/The)Base Rent data reflects the Company's 49.9% interest in the general partnership owning the leasehold interest in this Property. (/3/Initially)approximately 145 acres. IBM has the right to terminate the ground lease with respect to 83 acres at no cost to the Company, after IBM obtains certain governmental approvals necessary for a planned development by it on that site. Until such time the Company is the nominal owner of those 83 acres with no rights to develop them.
(/4/3.2)acres are ground leased to an adjoining restaurant.

INDUSTRIAL PROPERTIES

  The 59 Industrial Properties comprise approximately 5.0 million square feet of net rentable area and are located in six major markets: Los Angeles, California; Baltimore, Maryland; Kansas City, Missouri; Dallas, Texas; Houston, Texas and Milwaukee, Wisconsin. As of March 31, 1996, the Industrial Properties were 93% leased to 120 tenants. The total 1995 annualized Base Rent of the Industrial Properties was approximately $16.3 million and average 1995 Base Rent per leased square foot of the Industrial Properties was $3.31. The Company owns 100% of the Industrial Properties.

  The current leases on the Industrial Properties generally have original lease terms ranging from 1 to 15 years. A typical lease requires (i) payment of Base Rent, (ii) payment of base utility charges, and (iii) payment of tenant's proportionate share of fixed costs subject to an expense stop or base year. Some of the leases have renewal options of varying duration which extend the original lease terms, typically at either market rent or negotiated rental rates set forth in the lease.

  In addition to the Industrial Properties, the Company owns a 25% interest in a partnership that owns a 70,735 net rentable square foot industrial building in Itasca, Illinois. The Company may derive some income from this minority interest, but its principal benefit is the possibility that this interest may provide the Company with opportunities to increase its development business. See "Business Objectives--Growth Strategies--Development Strategy."

 Historical Occupancy and Rental Information

  The following table sets forth certain information regarding those Industrial Properties that have been managed by PPL since 1991.

                INDUSTRIAL PROPERTIES MANAGED BY PPL SINCE 1991
                     HISTORICAL OCCUPANCY AND RENTAL RATES

                               TOTAL RENTABLE PERCENTAGE     AVERAGE ANNUAL
                                SQUARE FEET   LEASED AT       BASE RENT PER
DATE                           (IN THOUSANDS) PERIOD END LEASED SQUARE FOOT(/1/)
- ----                           -------------- ---------- -----------------------
March 31, 1996................     4,937          93%             $3.53
December 31, 1995.............     4,937          96               3.31
December 31, 1994.............     4,862          94               3.12
December 31, 1993.............     4,032          93               3.38
December 31, 1992.............     2,334          86               4.17
December 31, 1991.............     1,253          77               6.40

- --------
(/1/Calculated)as total annualized Base Rent for the previous twelve months divided by the total leased square feet at period end.

 Lease Expirations

  The following table sets forth a schedule of the lease expirations for the Industrial Properties for leases in place as of March 31, 1996 assuming that none of the tenants exercises renewal options or termination rights, if any:

                             INDUSTRIAL PROPERTIES
                               LEASE EXPIRATIONS

                                     NET RENTABLE     PERCENTAGE OF      ANNUAL BASE      PERCENTAGE OF      RENT PER NET
        YEAR OF           NUMBER OF   SQUARE FEET   TOTAL NET RENTABLE   RENT UNDER        ANNUAL BASE      RENTABLE SQUARE
         LEASE             LEASES     SUBJECT TO    SQUARE FEET UNDER  EXPIRING LEASES      RENT UNDER        FOOT UNDER
       EXPIRATION         EXPIRING  EXPIRING LEASES  EXPIRING LEASES   (IN THOUSANDS)  EXPIRING LEASES(/1/) EXPIRING LEASES
       ----------         --------- --------------- ------------------ --------------- -------------------- ---------------
July 1, 1996 to
 December 31, 1996......      12         233,203             5%            $ 1,075               6%              $4.61
1997....................      18         562,154            12               2,223              13                3.95
1998....................      21       1,038,585            22               3,241              19                3.12
1999....................      21         674,496            14               2,435              14                3.61
2000....................      20       1,334,647            29               4,797              27                3.59
2001....................       5         328,720             7               1,081               6                3.29
2002....................       2          55,140             1                 286               2                5.19
2003....................       2         196,350             4                 894               5                 --
2004....................       2          94,947             2                 407               2                4.29
2005....................       3         177,338             4               1,036               6                5.84
2006....................       0             --            --                  --              --                  --
After 2006..............       0             --            --                  --              --                  --
                             ---       ---------           ---             -------             ---               -----
Total/Weighted Average..     106       4,695,580           100%            $17,475             100%              $3.72
                             ===       =========           ===             =======             ===               =====

- --------
(/1/Calculated)by dividing annual base rent as adjusted for contractual increases expiring during each period by the total base rent inclusive of contractual increases.

LEASING ACTIVITY

  The following table sets forth a schedule regarding the Industrial Properties of number of leases signed, total net rentable square feet, the annualized base rent per leased square foot and effective rent per leased square foot for the years 1993 (the year that PPL began recording such historical leasing information) to 1995 and the three months ended March 31, 1996.

            INDUSTRIAL PROPERTIES MANAGED BY THE COMPANY SINCE 1993
                          HISTORICAL LEASING ACTIVITY

                                                  ANNUALIZED     EFFECTIVE
                                                   BASE RENT      RENT PER
                                       RENTABLE   PER LEASED       LEASED
               PERIOD                 SQUARE FEET SQUARE FOOT SQUARE FOOT(/1/)
               ------                 ----------- ----------- ----------------
January 1, 1996 through March 31,
 1996................................    448,397     $2.94         $2.82
1995.................................  1,644,064      3.85          3.53
1994.................................    771,934      3.20          2.89
1993.................................    974,437      3.50          3.05

- --------
(/1/Equals)aggregate Base Rent received over all lease transactions with respect to such Industrial Properties during the period minus all tenant improvements, leasing commissions and concessions from all lease transactions during the period, divided by the lease terms (in months), multiplied by 12 and then divided by the total net rentable square feet leased under all lease transactions during the period.

TENANT INFORMATION

  The Industrial Properties are leased to 120 tenants which engage in a variety of businesses including electronics, tire manufacturing and food systems. Major tenants in the Industrial Properties include Nippon Express USA, Crown Cork & Seal and Dunlop Tire Corporation. During the year ended December 31, 1995, the Company's two largest tenants at the Industrial Properties, Nippon Express USA and Crown Cork & Seal accounted for approximately 2% and 1%, respectively, of the Company's pro forma annual Base Rent for the period. The following table sets forth the annual base rent as of December 31, 1995 derived from the 15 largest tenants at the Industrial Properties.

                             INDUSTRIAL PROPERTIES
                  15 LARGEST TENANTS BY 1995 ANNUAL BASE RENT

                                                                         MONTHS
                         TOTAL NET RENTABLE     ANNUAL     PERCENTAGE   REMAINING
                            SQUARE FEET       BASE RENT     OF TOTAL      AFTER
         TENANT            (IN THOUSANDS)   (IN THOUSANDS) BASE RENT  JUNE 30, 1996
         ------          ------------------ -------------- ---------- -------------
Nippon Express USA......         353            $1,308         2.3%         54
Crown Cork & Seal.......         178               677         1.2          46
Dunlop Tire Corp........         230               525         0.9          49
Distribution Services...         163               386         0.7           8
General Electric
 Company................         118               382         0.7          16(/1/)
Pepsico Food Systems....         120               354         0.6          19
Elite Spice.............          89               331         0.6          46
Distribution
 Specialists............         112               319         0.6          17
Ambrosia Chocolate......         101               318         0.6          40
Bradley Corp............         119               316         0.6          54
Serv-Tech...............          67               304         0.5          12
Northwestern Mutual
 Life...................         100               301         0.5         144
Fujitsu-Ten
 Corporation............          76               301         0.5          39
Tate Access Floors......          81               288         0.5          21
Standard
 Communications.........          54               282         0.5         109
                               -----            ------        ----
    Total...............       1,961            $6,392        11.2%
                               =====            ======        ====

- --------
(/1/Represents)the weighted average of a lease for 56,000 net rentable square feet which expires in November of 1998 and a lease for 62,000 net rentable square feet which expires in November of 1996.

  The following table sets forth information relating to the diversity of the tenants at the Industrial Properties based upon square feet under lease at December 31, 1995:

                             INDUSTRIAL PROPERTIES
                    DISTRIBUTION OF LEASES BY SIZE OF SPACE

                                                  TOTAL                    ANNUAL
     SQUARE FOOTAGE      NUMBER OF  PERCENT OF NET RENTABLE PERCENT OF   BASE RENT    PERCENT OF
      UNDER LEASE          LEASE      TOTAL    SQUARE FEET    TOTAL    (IN THOUSANDS)   TOTAL
     --------------      ---------- ---------- ------------ ---------- -------------- ----------
Less than 10,000........     39         32%       214,265        4%       $   930          6%
10,001-20,000...........     18         15        267,780        5          1,070          5
20,001-40,000...........     16         13        464,091       10          1,973         12
40,001-60,000...........     20         17        972,455       20          4,019         25
60,001-80,000...........      7          6        470,931       10          1,830         11
80,001-100,000..........      6          5        529,569       11          1,458          9
100,001 and over........     14         12      1,923,479       40          5,056         31
                            ---        ---      ---------      ---        -------        ---
    Total...............    120        100%     4,842,570      100%       $16,336        100%
                            ===        ===      =========      ===        =======        ===

 Industrial Properties Descriptions

  LOS ANGELES INDUSTRIAL PROPERTIES.

  Pacific Gateway Center. Pacific Gateway Center is an industrial complex composed of 18 buildings containing 1,252,708 net rentable square feet. The Property's major tenants are Nippon Express USA, R.R. Donnelly & Sons, Fujitsu-Ten Corporation, Toyota Motor Sales and Shimadzu. The Properties are located in Torrance, California, approximately 14 miles south of downtown Los Angeles and approximately 10 miles from the ports of Long Beach and Los Angeles and Los Angeles International Airport. Pacific Gateway Center is within one mile from each of the San Diego (405) Freeway, the Harbor (110) Freeway and the Artesia (91) Freeway. The Torrance submarket contains approximately 26 million net square feet and includes the Los Angeles Enterprise Zone (in which Pacific Gateway Center is located), which provides tenants with various tax and cost benefits.

  BALTIMORE INDUSTRIAL PROPERTIES. The Company owns six Industrial Properties containing 730,777 net rentable square feet in five locations throughout the Baltimore/Washington Industrial Corridor (the "BWI Corridor"). The BWI Corridor contains approximately 55 million square feet of distribution, warehouse and research property in five counties. Howard County and Anne Arundel County contain the primary bulk distribution/warehouse inventory for the BWI Corridor, a total of 41 million square feet in seven major industrial parks. The Baltimore Industrial Properties consist of 8869 Greenwood, 1329 Western Avenue, Deep Run 1 & 2, 4611 Mercedes Drive and 9050 Junction.

  8869 Greenwood. 8869 Greenwood is a multi-tenant warehouse/distribution building containing 89,582 net rentable square feet. The Property's major tenants are Mid-Atlantic Coca-Cola, Systems Connection and Wilmar Industries. The Property is located in Howard County and is part of Corridor Industrial Park which is an eleven building industrial park totaling 1.4 million net rentable square feet.

  1329 Western Avenue. 1329 Western Avenue is a multi-tenant bulk distribution building containing 185,600 net rentable square feet, of which 14,500 square feet are devoted to office area. The Property's major tenants are Holt Paper and Chemical and Electronic Data Systems, Inc. The Property is located at 1329 Western Avenue, Baltimore, Maryland, in the Southwest submarket of the BWI Corridor. This submarket contains approximately 7.2 million net rentable square feet of industrial/warehouse space. 5.2 million net rentable square feet of this submarket was constructed prior to 1960. Only one million square feet has been constructed since 1980.

  Deep Run 1 & 2. Deep Run 1 & 2 are two warehouses containing a total of 169,112 net rentable square feet. Elite Spice and Tate Access Floors currently lease 100% of Deep Run 1 and 2, respectively. The Properties are located at 7151 and 7155 Montevideo Road, Jessup, Maryland, on the Route 1 Corridor submarket of the BWI Corridor. This submarket contains approximately 8.6 million square feet of industrial/warehouse space that on average was constructed in 1982. This submarket has a strategic location with proximity to the Port of Baltimore and excellent access to major trucking routes.

  4611 Mercedes Drive. 4611 Mercedes Drive is a one-story warehouse/distribution facility containing 178,133 net rentable square feet. Crown, Cork & Seal currently leases 100% of the Property. The Property is located at 4611 Mercedes Drive, Belcamp, Maryland, in the Harford County submarket of the northeast corridor of Maryland. This submarket contains 44 buildings totaling over 6,750,000 net rentable square feet. The Property is part of Riverside Park, an industrial park consisting of 19 buildings totaling approximately 2,400,000 net rentable square feet. Harford County has grown into a significant location for warehouse/distribution activities during the past several years, as a number of Fortune 500 companies have moved into this submarket.

  9050 Junction. 9050 Junction is a bulk industrial building containing 108,350 net rentable square feet. Professional Mailing currently leases 100% of the Property. The Property is located in the Annapolis Junction Business Park in Savage (Howard County), Maryland. The Annapolis Junction Business Park is strategically located in the southeastern quadrant of the intersection of Route 1 and Route 32 in the heart of the BWI Corridor. This location affords the Property convenient access to the area's major roadways such as Route 32, which intersects with I-95, approximately 1.5 miles west of the Property.

  KANSAS CITY INDUSTRIAL PROPERTIES. The Company owns seven Industrial Properties containing 1,340,781 net rentable square feet in four locations throughout Kansas City, Missouri. The Kansas City Industrial Properties consist of Northland Park, North Topping Street, Airworld Drive and 107th Terrace.

  Northland Park. Northland Park is an industrial complex composed of four warehouse/distribution facilities containing 925,007 net rentable square feet. The Property is located in North Kansas City, Missouri, in the Paseo Industrial District. Paseo was developed by Burlington Northern Railroad in the mid-1960s and sold to developers expected to be high volume rail customers. The Paseo Industrial District contains over 13 million net rentable square feet of industrial and warehouse space with minimal land available for future development. North Kansas City has access to all three of the interstate highways in Kansas City. Other incentives of this independent municipality are the low income taxes, lack of an inventory property tax and the lowest property tax in the Kansas City metroplex.

  North Topping Street. North Topping Street is an industrial warehouse building containing 119,118 net rentable square feet. The Property's major clients are Quality Warehouse and Porteous Realty Investments. The Property is located at 1501-1599 North Topping Street, in Executive Park, an industrial area four miles northeast of the central business district. Executive Park draws companies looking for newer product with Missouri's low cost base. Executive Park contains approximately 7.5 million net rentable square feet of industrial and warehouse space.

  Airworld Drive. Airworld Drive is a warehouse building containing 200,000 net rentable square feet. The Property was 100% leased to a single tenant whose lease expired on March 31, 1996, and the Property is currently not leased. The Company is negotiating with a number of potential tenants for the space. The Property is located at 107 NW Airworld Drive, Kansas City, Missouri. Airworld Drive is part of the Airworld Center, which is a 330 acre master planned office and industrial park located in the Airport Industrial submarket in the northern industrial area of Kansas City, Missouri. The Airport submarket contains approximately 1.9 million net rentable square feet of industrial and warehouse space. The centerpieces of this submarket are Airworld Center and Executive Hills North, an office park. Airworld's attraction for tenants includes proximity to the airport, good freeway access, available labor supply, lower occupancy costs and high quality telecommunications and electrical infrastructure. The Company also owns a 3.6 acre potential development parcel adjacent to this Property.

  107th Terrace. 107th Terrace is a warehouse building containing 96,700 net rentable square feet. Sony Corporation currently leases 100% of the Property. The Property is located at 8281 NW Airworld Drive, Kansas City, Missouri. The Property is also part of the Airworld Center.

  DALLAS INDUSTRIAL PROPERTIES. The Company's Industrial Properties in Dallas, Texas consist of four complexes containing warehouse, distribution, manufacturing, service and technical center space. The four complexes making up the Dallas Industrial Properties are: Nicholson III, 13425 Branchview Lane, 1002 Avenue T, and 1526 Vantage Drive.

  Nicholson III. Nicholson III is a three building industrial distribution, warehousing and service center complex containing 155,712 net rentable square feet. The Properties' major tenants are DFW Water Quality, Inc. and Aloe Commodities, Inc. The Properties are located at 12901 Nicholson Road, Farmers Branch, Texas, in the Valwood Industrial submarket, which is just outside the Valwood Improvement District. The Properties have very good freeway access to all parts of the city, via I-35 and I-635.

  13425 Branchview Lane. 13425 Branchview Lane is an industrial distribution and warehousing property containing 121,250 net rentable square feet. Iron Mountain Records Management currently leases 100% of the Property. The Property is located at 13425 Branchview Lane, Farmers Branch, Texas, 200 yards off the I-35 access road and close to the LBJ Freeway. The Property is in the Valwood Industrial submarket, which is just outside the Valwood Improvement District. The Valwood Industrial submarket is among the largest and highest quality in the Dallas area with approximately 31 million square feet of industrial space.

  1002 Avenue T. 1002 Avenue T is a distribution and warehousing facility containing 100,000 net rentable square feet. The Room Store currently leases 100% of the Property. The Property is located at 1002 Avenue T, Grand Prairie, Texas, in the north section of the Great Southwest/CentrePort Industrial District, the second largest submarket in the Dallas area. The northern section of the Great Southwest/CentrePort Industrial District is distinguished from the southern section by the quality of the building and the restrictive codes and covenants enacted to protect the image of this submarket. This Property is of equal distance from the Central Business Districts of both Dallas and Fort Worth and is ten minutes from DFW Airport.

  1625 Vantage Drive. 1625 Vantage Drive is a single-story industrial distribution building containing 50,000 net rentable square feet, of which 6,000 square feet are devoted to office area. Dal-Ton Shippers Association currently leases 100% of the Property. The Property is located at 1625 Vantage Drive, Carrollton, Texas, in the North Dallas submarket which contains approximately 33 million net rentable square feet of industrial property. This area has a history of strong occupancies with warehouse/distribution lease rates above the citywide average. The submarket is well placed in close proximity to the employment centers in North Dallas, the Dallas North Tollway and I-35E.

HOUSTON INDUSTRIAL PROPERTIES.

  West Loop Business Park. The West Loop Business Park is a service center development located in the northwest area of Houston, Texas. The Properties consist of five one-story buildings containing a total of 75,231 square feet. The Properties' major tenants are Houston Cellular and Sawyer and Associates. The Properties are part of Western Loop Business Park, a twelve-building mixed use business park located just off the west loop of Interstate 610 in the Galleria area of Houston.

MILWAUKEE INDUSTRIAL PROPERTIES. The Company owns 17 Industrial Properties containing approximately 1.2 million net rentable square feet in 3 locations in Milwaukee, Wisconsin. The buildings were built between the years of 1970 to 1987. The Milwaukee Industrial Properties are made up of three groups of properties: the Airport Properties, the Oakwood Properties and the North West Properties.

  Airport Properties. The Airport Properties consist of 12 Industrial Properties containing a total of 572,953 net rentable square feet. The major tenants at these Properties are General Electric Company and Northwestern Mutual Life. The Airport Properties are located adjacent to General Mitchell International Airport.

  In addition to the buildings, the Company owns two Development Parcels totaling 17 gross acres adjacent to the Airport Properties. The net acreage of
13.5 acres will support up to 250,000 square feet of new development. The largest parcel of 13 acres, which can support 250,000 square feet, is graded into pad sites and is being actively marketed for build-to-suit development. A contract has been executed with Budget Car Rental for approximately 6 acres of the 13 acre parcel at the corner of Sixth Street and Grange Avenue and is scheduled to close in August of 1996. A 21,000 square foot expansion of Building 10 for Airborne Express which will utilize approximately 1.5 acres adjacent to the existing structure, is scheduled to begin construction in September of 1996.

  Oak Creek Properties. The Oak Creek Properties consist of two warehouse/distribution centers, Buildings 7 and 13, containing approximately 232,000 net rentable square feet. Pepsico and Distribution Specialists currently lease 100% of Building 7 and 13, respectively. The Oak Creek Properties are located in the Airport/Oak Creek submarket, just southwest of the General Mitchell International Airport.

  North West Properties. The North West Properties consist of three warehouse/distribution centers, Buildings 14, 15 and 18, containing a total of 413,371 net rentable square feet. Ambrosia Chocolate and the Bradley Corporation currently lease 100% of Buildings 14 and 15, respectively. Building 18 is currently unoccupied. The North West Properties are located in the Bradley Industrial Park which is located in northwestern suburban Milwaukee near the town of Brown Deer.

  The following table sets forth additional information for each of the Industrial Properties.

                     INDUSTRIAL PROPERTIES--ADDITIONAL DATA

                    COMPANY'S
                    PERCENTAGE                                                                    TOTAL BASE      1995
                    OWNERSHIP                                                   NET    PERCENT     RENT FOR      ANNUAL
                      AFTER     OWNERSHIP                    LAND            RENTABLE  LEASED     YEAR ENDED    BASE RENT
                    FORMATION   INTEREST    YEAR      YEAR   AREA   NUMBER    SQUARE    AS OF      12/31/95    PER LEASED
     PROPERTY      TRANSACTIONS   DATE)   DEVELOPED ACQUIRED ACRES OF BLDGS.   FEET    3/31/96  (IN THOUSANDS) SQUARE FOOT
     --------      ------------ --------- --------- -------- ----- --------- --------- -------  -------------- -----------
LOS ANGELES
 INDUSTRIALS:
 Pacific Gateway
  Center.........      100%        Fee    1972-1984   1996    68.0     18    1,252,708    88%      $ 4,855        $4.25
BALTIMORE
 INDUSTRIALS:
 8869 Greenwood..      100         Fee    1986-1987   1993     5.0      1       89,582    74           296         3.29
 1329 Western
  Avenue.........      100         Fee         1988   1994    14.4      1      185,600    80           713         4.79
 Deep Run 1 & 2..      100         Fee         1988   1994    10.7      2      169,112   100           629         3.72
 4611 Mercedes
  Drive..........      100         Fee         1990   1994    10.2      1      178,133   100           711         3.99
 9050 Junction         100         Fee         1989   1993     7.0      1      108,350   100           395         3.66
  Drive..........
KANSAS CITY
 INDUSTRIALS:
 Northland Park..      100         Fee    1975-1980   1992    40.1      4      925,007   100         2,312         2.50
 North Topping
  Street.........      100         Fee    1975-1980   1993     5.9      1      119,118   100           276         2.32
 Airworld Drive..      100         Fee    1975-1980   1994    13.1      1      200,000   100(1)        358         1.79
 107th Terrace...      100         Fee    1975-1980   1994     6.3      1       96,700   100           244         2.52
DALLAS
 INDUSTRIALS:
 Nicholson III...      100         Fee         1981   1992     7.2      3      155,712    73           468         3.90
 13425
  Branchview.....      100         Fee         1970   1993     5.5      1      121,250   100           274         2.26
 1002 Avenue T...      100         Fee         1981   1993     4.6      1      100,000   100           233         2.33
 1625 Vantage
  Drive..........      100         Fee         1984   1993     3.9      1       50,000   100           193         3.66
HOUSTON
 INDUSTRIALS:
 West Loop
  Business Park..      100         Fee         1986   1995     6.7      5       75,231    87           508         6.96
MILWAUKEE
 INDUSTRIALS:
 Airport
  Properties.....      100         Fee    1970-1980   1993    34.5     12      572,953    97         1,906         3.48
 Oak Creek
  Properties.....      100         Fee    1970-1979   1993    12.1      2      232,000   100           673         2.90
 North West
  Properties.....      100         Fee    1973-1987   1993    23.7      3      413,371    83         1,258         3.04
                                                             -----    ---    ---------   ---       -------        -----
 Total--
  Industrial
  Properties.....                                            278.9     59    5,044,827    93%      $16,302        $3.31
                                                             =====    ===    =========   ===       =======        =====
                                                          SQUARE FEET
                                                           LEASED BY
                   NUMBER OF                                 MAJOR
                    TENANT           SIGNIFICANT            TENANTS
     PROPERTY       LEASES         TENANTS (NAME)        (IN THOUSANDS)
     --------      --------- --------------------------- --------------
LOS ANGELES
 INDUSTRIALS:
 Pacific Gateway
  Center.........      22    Fujitsu-Ten Corp.                  76
                             Nippon Express                    353
BALTIMORE
 INDUSTRIALS:
 8869 Greenwood..       3    Wilmar Industries                  29
                             Systems Connection                 23
 1329 Western
  Avenue.........       7    Winchester Homes                   48
                             Electr. Data Systems Corp.         28
 Deep Run 1 & 2..       3    Elite Spice                        88
                             Tate Access Floors                 81
 4611 Mercedes
  Drive..........       1    Crown Cork and Steel              178
 9050 Junction          1    Professional Mailing and
  Drive..........            Distribution Services             108
KANSAS CITY
 INDUSTRIALS:
 Northland Park..      13    Dunlop Tire Corp.                 230
                             Distribution Services             162
 North Topping
  Street.........       3    Quality Warehouse                  86
                             Porteous Realty Investments        18
 Airworld Drive..       1    Sony Electronics(1)               200
 107th Terrace...       1    Sony Electronics                   97
DALLAS
 INDUSTRIALS:
 Nicholson III...      15    DFW Water Quality, Inc.            33
                             Aloe Commodities Int'l             20
 13425
  Branchview.....       1    Iron Mtn. Records Mgmt.           121
 1002 Avenue T...       1    The Room Store                    100
 1625 Vantage
  Drive..........       1    Dal-Ton Shippers                   50
HOUSTON
 INDUSTRIALS:
 West Loop
  Business Park..      12    Houston Cellular                   15
                             Sawyer and Associates              12
MILWAUKEE
 INDUSTRIALS:
 Airport
  Properties.....      29    General Electric Company          118
                             Northwestern Mutual Life          100
 Oak Creek
  Properties.....       2    Pepsico Food Systems              120
                             Distribution Specialists          112
 North West
  Properties.....       4    Bradley Corp.                     119
                   ---------
                             Ambrosia Chocolate                101
                                                         --------------
 Total--
  Industrial
  Properties.....     120                                    2,826
                   =========                             ==============

- ------
(/1/A)lease with a tenant for 100% of the space at the Airworld Drive expired
    April, 1996. The Property is currently not leased.

OPTION PROPERTIES

  The Company has options to acquire an office building containing approximately 1.0 million net rentable square feet and four industrial buildings containing approximately 268,085 net rentable square feet. All of the Option Properties are managed by the Company. The following table sets forth the location, number of buildings, net rentable square feet, occupancy (as of March 31, 1996) and 1995 net operating income for each Option Property.

                               OPTION PROPERTIES

                                                                               1995 NET
                                            NUMBER OF NET RENTABLE PERCENTAGE  OPERATING
PROPERTY                      LOCATION      BUILDINGS SQUARE FEET  LEASED(/1/)  INCOME
- --------                      --------      --------- ------------ ----------- ---------
Burnett Plaza...........  Fort Worth, Texas      1     1,008,141        85%     $11,551
Wood Dale 1 & 2.........  Chicago, Illinois      2       116,076       100%         493
155 Alexandra Way.......  Chicago, Illinois      1       110,000       100%         386
Lincolnshire............  Chicago, Illinois      1        42,009       100%         121
                                               ---     ---------       ---      -------
Total/Weighted Average..                         5     1,276,226        88%     $12,551
                                               ===     =========       ===      =======

- --------
(/1/As)of March 31, 1996.

 Burnett Plaza

  Burnett Plaza is a 40-story, Class A office building located in downtown Fort Worth, Texas. The building was developed by PPL in 1983 and contains 1,008,141 net rentable square feet with an attached parking facility. The building is constructed primarily of reinforced concrete with an exterior of architectural concrete and grey insulating glass set in dark anodized aluminum frames. Interior spaces are large and column free making them ideal for larger users. PPL currently manages this property. Major tenants of the building are Union Pacific Resource Corporation ("UPRC") and Meridian Oil, which occupy approximately 439,000 and 204,000 square feet of area, respectively, under leases that expire in 1998 and 2013, respectively.

  The building is located at 801 Cherry Street, Fort Worth, Texas, in a block bounded by Burnett Park and Tenth, Cherry and Seventh streets. This location provides access to downtown Fort Worth and DFW Airport and has excellent visibility from surrounding freeways. Located on the southwestern side of the Fort Worth central business district, Burnett Plaza is close to Forth Worth's more exclusive residential neighborhoods and its primary cultural and educational centers, such as the Kimball Art Museum, the Amon Carter Museum of Western Art and the Fort Worth Zoological Park.

  The Company has a contingent agreement to purchase 100% of the partnership interests of the current owner of Burnett Plaza, within 18 months after the closing of the Offering, for an aggregate purchase price of $11 million, including approximately $8 million in Units (the number of which shall be based on the price of the Common Shares at the time of purchase) and the assumption of $110 million of debt secured by the property. The current owner of Burnett Plaza is a member of the Prentiss Group. The contingent purchase agreement is subject to approval by the Board of Trustees (and including a majority of the Independent Trustees) of the Company. If the Company purchases the partnership interests in Burnett Plaza, it intends to pay down immediately $32 million of the approximately $110 million of mortgage debt on the property. The remaining approximately $78 million of mortgage debt will accrue interest at 7.625% per annum and will mature on or about March 1, 2003. The Company will have the option to extend the term of the loan for an additional three years at an interest rate equal to 1.70% over the interest rate on comparable term Treasury notes at the time of the extension but not less than 7.65%. If approved by the Board, the Company must close under the contingent purchase agreement if, within the 18 month period, UPRC, which currently leases approximately 440,000 net rentable square feet, enters into a new or amended lease extending the term of its current lease beyond its 1998 expiration and modifying its terms. The purchase price was determined assuming that under the new UPRC lease, the property would have an annual net operating income of approximately $10.8 million, producing a contribution to the Company's annual Funds from Operations of approximately $4.85 million and a Funds from Operations yield of 12.125%. If UPRC executes a lease on terms different from those proposed by the Company but covering substantially all of the square footage covered by the current lease, the purchase price for the building will be adjusted to maintain the Company's Funds from Operation yield from the property at 12.125%. If UPRC does not execute a new lease for substantially the same square footage, the Company has no obligation to purchase Burnett Plaza. Although the current owner of Burnett Plaza is currently negotiating the terms of a new lease with UPRC, there are no assurances that UPRC will execute a new lease or, therefore, that the Company will acquire the property.

  The Company also has an option to acquire Burnett Plaza (subject to the approval of the Board of Trustees, including a majority of Independent Trustees) for its fair market value as determined by appraisal within 30 months after the closing of the Offering if UPRC does not execute a new lease or executes a lease for substantially less space. The Company does not intend to exercise the option unless one or more tenants are secured to occupy substantially all of the space currently leased to and vacated by UPRC. The current owner of Burnette Plaza is not currently actively seeking replacement tenants for the UPRC lease because discussions with UPRC are ongoing and the space would not be available until 1998. There are no assurances that the space currently leased by UPRC will be leased within the option period if UPRC does not renew its lease, or that the Company will exercise the option. Upon the expiration of the option period, the Company will thereafter have a right of first offer with respect to Burnett Plaza. Notwithstanding the Company's option and right of first offer, if the UPRC lease is not renewed within 18 months, there are no assurances that the current owner will have funds sufficient to pay debt service to the mortgage lender (in light of the potential loss of all or a portion of the UPRC rental income) or that the lender will not foreclose on Burnett Plaza as a result of other defaults by the current owner. If the mortgage lender forecloses on Burnett Plaza, the Company's option and right of first refusal on that property will terminate.

 Chicago Industrial Buildings

  The Company has an option to purchase the four industrial properties in Chicago, Illinois listed above (the "Chicago Industrial Buildings") at fair market value less one-half of a market rate real estate commission. The Company has tendered an offer to the current owner of the Chicago Industrial Buildings to purchase them for $10.5 million. The Company has not yet received a response to its offer. If the current owner of the Chicago Industrial Buildings does not accept the Company's offer, the Company and the owner will determine the fair market value of the properties under the terms specified in the agreement creating the Company's option. The determination of fair market value could take several months. Consequently, there can be no assurances as to the timing of the purchases of the Chicago Industrial Buildings or the purchase price that the Company will pay for them.

  Wood Dale 1 and 2. Wood Dale 1 and 2 is a two-building industrial, distribution, warehouse and servicing complex containing 116,076 net rentable square feet. The major tenants are Vacumette Corporation, Sun Chemical and General Electric Company. The buildings are located in Wood Dale (DuPage County), Illinois.

  155 Alexandra Way. 155 Alexandra Way is an industrial distribution, warehouse and servicing building containing 110,000 net rentable square feet. Michelin Tire Corporation currently leases 100% of the building. The building is located in Carol Stream (DuPage County), Illinois.

  Lincolnshire. Lincolnshire is an industrial distribution, warehouse and servicing building containing 42,009 net rentable square feet. Food Equipment Technologies currently leases 100% of the building. The building is located in Lincolnshire (Lake County), Illinois.

 Financing

  The Company intends to fund the cash portion of the purchase price of Burnett Plaza and the entire purchase price of the Chicago Industrial Buildings, if it exercises the related options, with borrowings under the Line of Credit. In the event that the Company acquires all of the Option Properties, it will have approximately $57.5 million of further borrowing capacity available under the Line of Credit for future acquisitions or development.

OPTION PARCELS

  The Company has contingent purchase agreements and/or options and rights of first refusal to acquire the following five Development Parcels, each of which is located within an industrial park developed by PPL.

        PARCEL                                                     MAXIMUM
        ACREAGE                                                  DEVELOPMENT
       (APPROX.)             LOCATION               MARKET      (SQUARE FEET)
       ---------             --------               ------      -------------
         15.2         Park West Commerce Center    Dallas, TX       320,000
         14.8         Park West Commerce Center    Dallas, TX       320,000
         14.1       Continental Executive Parke   Chicago, IL       275,000
         12.7       Continental Executive Parke   Chicago, IL       250,000
          3.2       Continental Executive Parke   Chicago, IL        75,000
         ----                                                     ---------
         60.0                                                     1,240,000
         ====                                                     =========

  The Company, on January 1, 1997, will acquire a 15.2 acre Development Parcel located in the Park West Commerce Center in Coppell, Texas, a northwest suburb of Dallas near the DFW Airport, if a building permit has been obtained by that time for construction on the parcel. The parcel is zoned for industrial use and can support approximately 320,000 net rentable square feet of development. The Prentiss Group intends to commence the development of a 320,000 square foot industrial warehouse distribution building on this site in January 1997. If a building permit has been obtained by that time, the Company will, on January 1, 1997, acquire the Prentiss Group's interest in the parcel at its cost (including acquisition, development, financing and construction costs, if any), and complete the development. If a building permit has not been obtained at that time, the Company will have the option to acquire the parcel, at any time, at a cost equal to the Prentiss Group's costs up to the closing of the acquisition. The Prentiss Group may seek a joint venturer in any development on the parcel, and the Company would succeed to the Prentiss Group's joint venture interest if it exercises the option, including any rights to receive management, development, or leasing fees and expense reimbursements. The Park West Commerce Center was developed by PPL.

  The Company also holds an option to purchase an adjacent 14.8 acre parcel of developable land in the Park West Commerce Center in Dallas from PCIG, an affiliate of the Prentiss Group. This parcel is zoned for industrial use and can also support approximately 320,000 net rentable square feet of development. The parcel may be purchased in increments. The option period expires on February 15, 1998, and the purchase price will be equal to the fair market value of the exercised parcel less an amount equal to fifty percent (50%) of a market rate real estate commission. After February 15, 1998, the Company will have a right of first refusal with respect to such parcel.

  The Company will, on January 1, 1997, acquire from the Prentiss Group a 12.7 acre Development Parcel in the Continental Executive Parke, located in Vernon Hills, Illinois, which is a part of the northwestern suburbs of Chicago, Illinois, if a building permit for construction on the parcel has been obtained by that time. The parcel is zoned for industrial use and can support 250,000 net rentable square feet of development. If a building permit for construction on the parcel has been obtained by January 1, 1997, the Company will acquire the Prentiss Group's interest in the parcel at its cost at that time, and complete the development. If a building permit has not been obtained at that time, the Company will have the option to acquire the parcel, at any time, at a cost equal to the Prentiss Group's costs up to the closing of the acquisition. The Continental Executive Parke was developed by PPL.

  The Company also holds an option to purchase two parcels of development land totalling approximately 17.3 acres in Continental Executive Parke from PCIG. The parcels consists of five separate lots, are zoned for industrial use and can support a total of 350,000 net rentable square feet of development. Each parcel may be purchased in increments. The option period expires on February 15, 1998, and the purchase price for any lot on which the option is exercised will be the fair market value of the exercised lots less an amount equal to 50% of a market rate real estate commission. The Company will additionally have a right of first refusal after February 15, 1998 to purchase any of the lots which are offered for sale.

HISTORICAL NON-INCREMENTAL REVENUE-GENERATING CAPITAL EXPENDITURES, TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS

  The following table sets forth annual and per square foot recurring, non-incremental revenue-generating capital expenditures and non-incremental revenue-generating tenant improvement costs and leasing commissions to retain revenues attributable to existing leased space for the period 1993 through 1995 for the Office Properties and the Industrial Properties. Revenue-generating tenant improvement costs and leasing commissions are not included in the table set forth below. The historical capital expenditures are not necessarily indicative of future recurring non-incremental revenue-generating capital expenditures or non-incremental revenue-generating tenant improvement costs or leasing commissions.

                                                                    1993-1995
                                       1993      1994       1995     AVERAGE
                                     -------- ---------- ---------- ----------
CAPITAL EXPENDITURES:
Office Properties
  Annual............................ $320,055 $  166,717 $  591,349 $  359,374
  Per Square Foot...................     0.19       0.07       0.26       0.17
Industrial Properties
  Annual............................  817,381    423,912  1,272,747    838,013
  Per Square Foot...................     0.20       0.09       0.26       0.18
NON-INCREMENTAL REVENUE-GENERATING
 TENANT IMPROVEMENT COSTS
 AND LEASING COMMISSIONS
Office Properties
  Annual Tenant Improvement Costs... $834,358 $1,078,643 $1,344,143 $1,085,715
  Per square foot improved..........     5.34       3.14       4.07       3.93
  Annual leasing commissions........  391,090    499,440    603,836    498,122
  Per square foot improved..........     2.50       1.45       1.83       1.80
  Total per square foot.............     7.84       4.59       5.90       5.73
Industrial Properties
  Annual Tenant Improvement Costs... $555,247 $  286,092 $  465,877 $  435,739
  Per square foot improved..........     0.94       0.47       0.34       0.51
  Annual leasing commissions........  418,052    276,927    714,606    469,862
  Per square foot improved..........     0.71       0.46       0.52       0.55
  Total per square foot.............     1.65       0.93       0.86       1.06

HISTORICAL INCREMENTAL REVENUE-GENERATING TENANT IMPROVEMENT COSTS AND LEASING COMMISSIONS

  The following table sets forth annual and per square foot incremental revenue-generating tenant improvement costs and leasing commissions for the period 1993 through 1995 for the Office Properties and the Industrial Properties. There were no historical incremental revenue-generating capital expenditures. The foregoing table provides all remaining tenant improvement costs and leasing commissions not included in the table set forth above for the Properties. Incremental revenue-generating tenant improvement costs and leasing commissions generally relate to vacant space that is not generating income. The historical incremental revenue-generating tenant improvement costs and leasing commissions set forth below are not necessarily indicative of future incremental revenue-generating tenant improvement costs and leasing commissions.

                                                                         1993-1995
                                              1993     1994      1995     AVERAGE
                                            -------- -------- ---------- ----------
INCREMENTAL REVENUE-GENERATING TENANT
 IMPROVEMENT COSTS AND LEASING COMMISSIONS
Office Properties
  Annual Tenant Improvements..............  $483,274 $691,166 $2,318,668 $1,164,370
  Per square foot improved................      9.41     3.50       7.86       6.42
  Annual Leasing Commissions..............   185,095  302,380    744,493    410,656
  Per square foot leased..................      3.60     1.53       2.52       2.27
  Total per square foot...................     13.01     5.03      10.38       8.69
Industrial Properties
  Annual Tenant Improvements..............  $777,912 $246,880 $  588,315 $  537,702
  Per square foot improved................      2.12     1.70       2.26       2.09
  Annual Leasing Commissions..............   189,011  108,853    214,407    170,756
  Per square foot leased..................      0.52     0.75       0.82       0.66
  Total per square foot...................      2.64     2.45       3.08       2.75

PRENTISS PROPERTIES SERVICE BUSINESS

  The Company manages approximately 250 office and industrial properties owned by third parties with approximately 30 million net rentable square feet leased to over 2,300 tenants. These properties are owned by over 45 different clients and are located in 16 markets throughout the U.S. In addition to property management and leasing, the Company offers its clients a full range of related services including tenant construction, marketing, insurance, accounting, tax, real estate law, acquisition, disposition, facilities management, corporate services and asset management.

INSURANCE

  The Company will keep in force comprehensive insurance, including liability, fire, workers' compensation, extended coverage, rental loss and, when available on reasonable commercial terms, flood and earthquake insurance, with policy specifications, limits and deductibles customarily carried for similar properties. The Company currently maintains a $20 million blanket earthquake policy on the Properties it manages and the Properties it owns in California. Certain types of losses, however (generally of a catastrophic nature such as acts of war, earthquakes for properties located outside of California, etc.), are either uninsurable or are not economically insurable. Certain types of losses, such as those arising from subsidence activity, are insurable only to the extent that certain standard policy exceptions to insurability are waived by agreement with the insurer. See "Risk Factors--Real Estate Investment Risks--Uninsured Loss." The Company believes, however, that the Properties are adequately insured in accordance with industry standards.

  In 1995, an affiliate of PPL invested in a managing general agency which was a leading insurance broker. Through the MgmtPlus+ Preferred Risk Real Estate Insurance Program sponsored by PPL, a leading insurance broker has offered its clients insurance cost savings, better asset protection, higher limits and improved claims handling through insurance coverage specifically designed for real estate. The PPL affiliate received distributions of $54,000 in 1995 from its investment in the managing general agency. In connection with the Formation Transactions, a subsidiary of the Operating Partnership will acquire the investment in the managing general agency.

ENVIRONMENTAL MATTERS

  In connection with the ownership and operation of the Properties, the Company or the Operating Partnership, as the case may be, may be potentially liable for costs associated with the removal or remediation of certain hazardous or toxic substances or the release of or exposure to hazardous substances, including ACMs, into the air. See "Risk Factors--Real Estate Investment Risks--Possible Environmental Liabilities."

  Phase I ESAs have been obtained on all of the Properties prior to the closing of the Offering to identify potential sources of contamination for which the Properties may be responsible and to assess the status of environmental regulatory compliance. The Phase I ESAs included historical reviews of the Properties, reviews of certain public records, preliminary investigations of the lots and surrounding properties, screening for the presence of asbestos, PCBs and underground storage tanks, and the preparation and issuance of a written report. The Phase I ESAs did not include invasive procedures, such as soil sampling or ground water analysis.

  For a number of the Properties, the Phase I ESAs referenced prior Phase II ESAs obtained on such Properties. Phase II ESAs generally involve more invasive procedures than Phase I ESAs, such as soil sampling and testing or the installation and monitoring of groundwater wells. Except as noted below, the ESAs have not revealed any environmental condition, liability or compliance concern that the Company believes would have a material adverse affect on the Company's business, assets or results of operations, nor is the Company aware of any such condition, liability or concern.

  The land (the "Plant Site") underlying one industrial complex containing eighteen Industrial Properties, Pacific Gateway Center ("PGC"), was formerly the site of a synthetic rubber manufacturing plant (the "Plant") owned by the United States Government and subsequently owned or operated by numerous companies, including Shell Oil Company ("Shell") and Dow Chemical Company ("Dow"). During the operation of the Plant, wastes were disposed of in pits and ponds located just to the south of PGC (the "Plant Site Affected Area"). In 1994, the Plant Site Affected Area was deeded back to Shell by the Prentiss Group affiliate that owned the property, and Shell agreed to indemnify the Prentiss Group affiliate and any successors in interest against (i) any costs of remediation of the Plant Site Affected Area and (ii) any suit for damages for personal injury or property damage brought by neighboring landowners.

  Environmental studies conducted by Dow and Shell on the Plant Site have detected the presence of groundwater contamination about 60 feet below the surface of the Plant Site, which appears to be related to the operations of the Plant. Limited soil contamination has also been found on parcels in the area, including parcels that will be owned by the Company. In July 1991, the United States Environmental Protection Agency ("EPA") proposed that the Plant Site Affected Area be listed on the National Priorities List ("NPL") of Superfund sites. Comments were submitted to the EPA challenging the proposal, but no action was taken by the EPA. On June 17, 1996, the EPA re-proposed that the Plant Site Affected Area be listed on the NPL. It is unclear whether the Plant Site Affected Area will be included on the NPL. In addition, PGC is located about one block east of an additional Superfund site, the Montrose Chemical Superfund Site. Contaminants associated with this site have been detected in the groundwater in the vicinity of PGC. Contamination also has been found in groundwater to the south of the Plant Site Affected Area (the "Study Area"). According to reports prepared by Shell and Dow, this contamination appears to be associated with leaks from pipelines located in that area.

  All past and present owners of the land underlying PGC, including the United States Government, Dow, Shell and the current owner, in which a Prentiss Group affiliate is a general partner, are Potentially Responsible

Parties for the investigation and remediation of the Plant Site. However, the current owner is close to execution of an indemnification agreement with Shell whereby, in consideration of the waiver by the current owner of any claim it might have against Shell for damage to or diminution in the value of its property, Shell would (i) agree to indemnify and hold harmless any successor of the current owner, including the Company and any subsequent purchasers, tenants and lenders, from any liability relating to clean up or remediation costs for the Plant Site or for any contamination resulting from the interrelationship of
(a) the Montrose Chemical Superfund Site and/or the Study Area and (b) the Plant Site, and (ii) indemnify and hold harmless any successor of the current owner, including the Company, from any liability arising out of any third party tort claims for personal injury or property damage. While this indemnity does not extend to claims for diminution in value or consequential damages resulting from the remediation of the property or Shell's actions, any affected party, including the Company, would have the right to make a claim for any such damages against the responsible party.

  In addition to these indemnification arrangements, the EPA has indicated its willingness to enter into a de minimis landowner settlement with the current owner of PCG by which the owner would receive a release, covenant not to sue and contribution protection from the United States in exchange for a one-time payment. The current owner has requested that the EPA extend that protection to subsequent purchasers of all or any portion of the property; if successful, the benefit of this agreement would extend to the Company.

  The Company believes that its effective share of any costs to remediate the Plant Site will not have a material adverse effect on the Company. The Company believes that despite its possible technical liability as an owner or operator of contaminated property, existing evidence makes clear that the contamination of concern to the regulatory agencies did not result from the present use of the Plant Site as an industrial park. Further, the Company believes that the existing and pending indemnifications from Shell and the potential future de minimis settlement agreement with the EPA will protect the Company against any future costs of a material nature.

  The ESAs for the Industrial Properties located in Milwaukee, Wisconsin, revealed lead contamination in some of the soil near the property lines of two of the Properties and the Development Parcel adjacent to those Properties (the "Milwaukee Affected Areas"). The ESAs and the Wisconsin Department of Natural Resources ("WDNR") have concluded that the contamination is the result of unauthorized placement of contaminated soil by the owner of a vacant lot that is located between the two Properties and the Development Parcel. The placement occurred prior to the acquisition of these Industrial Properties by the Prentiss Group affiliate that currently owns the Properties. Upon discovery of the unauthorized placement, the Company brought suit against the owner of the vacant lot, the generators of the contaminated soil and the prior owner of the Properties. The contaminated soil consists of foundry sand which was found to contain lead in excess of acceptable trace levels. According to the ESA, the contamination does not affect the groundwater and is not likely to migrate or leech into adjoining land or groundwater in the future. A settlement to the lawsuit has been negotiated under which (i) the Company will transfer the Milwaukee Affected Areas (a total of approximately 1.6 acres) to the owner of the vacant lot in exchange for $100,000 and (ii) the owner of the vacant lot and the generators of the contaminated soil agree to assume all responsibility for the remediation of the contaminated soil. While the court must approve the settlement and the WDNR must approve the remediation plan, the Company believes that both of these events will occur in the near future. In connection with the settlement, the court has been asked to enter a finding that the current owner was not in the chain of ownership of the Milwaukee Affected Areas. It is not possible to predict with certainty what remediation, if any, will be required at the site if the settlement and remediation plan are not approved or, therefore, what costs the Company would incur in connection with the remediation (or related investigation or legal costs). However, based on all available information, the Company does not believe that the costs would be material to the Company.

  In addition to these matters, it is possible that the ESAs related to any one of the Properties do not reveal all environmental conditions, liabilities or compliance concerns or that there are material environmental conditions, liabilities or compliance concerns that arose at a Property after the related ESA report was completed of which the Company is otherwise unaware.

  Except as noted above, the Company believes that the Properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither the Company nor, to the knowledge of the Company, any of the current owners of the Properties has been notified by any governmental authority of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its present or former properties.

DEPRECIATION OF THE PROPERTIES

  For federal income tax purposes, the basis in the Properties of the Company and the Operating Partnership was approximately $378 million at December 31, 1995. The real property associated with the Properties (other than land) generally will be depreciated for federal income tax purposes over 40 years using the straight line method. For financial reporting purposes, the Properties are recorded at their historical cost and are depreciated using the straight line method over their estimated useful lives, typically 40 years. Depreciation, taking the federal tax basis on the Cumberland Office Park Properties, equals approximately $11.0 million for the land and approximately $16.9 million for the building. Depreciation on these Properties is computed on the straight line method at a rate of 2.5% and the life claimed with respect to the buildings is 40 years. Depreciation is taken on the Walnut Glen Property, with the federal tax basis equaling approximately $5.4 million for the land and approximately $32.6 million for the building. Depreciation on this Property is computed on the straight line method at a rate of 2.5% and the life claimed with respect to the buildings is 40 years. IBM, which owns a 50% interest in the partnership owning the Broadmoor Austin Properties, takes all of the depreciation allocated to those Office Properties.

REAL ESTATE TAXES ON SIGNIFICANT PROPERTIES

  The 1996 annual real estate taxes paid on the Broadmoor Austin Properties were approximately $2.1 million, of which the Company would have been responsible for the payment of 49.9% had the Offering been completed prior to the time such taxes were due. The Dallas real estate tax rate is 3.868% of assessed value. The 1996 annual real estate taxes paid on the Walnut Glen Property were $782,100. The Atlanta real estate tax rate is 2.607% of assessed value. The 1995 annual real estate taxes paid on Cumberland Office Park were $418,482. The Austin real estate tax is 2.394% of assessed value.

LEGAL PROCEEDINGS

  The Company, the General Partner and the Manager have no operating history and are not currently parties to any legal proceedings. Additionally, neither the Operating Partnership, nor any Prentiss Group member (other than in a representative capacity), is presently subject to any material litigation or, to the Company's knowledge, has any litigation been threatened against the Company, the Prentiss Group or the Prentiss Principals, other than routine actions and administrative proceedings substantially all of which are expected to be covered by liability insurance and in the aggregate which are not expected to have a material adverse effect on the business or financial condition of the Company.

PRENTISS GROUP ASSETS NOT ACQUIRED BY THE COMPANY

  PPL and certain other entities owned by the Prentiss Principals will retain certain assets and liabilities which will not be transferred to the Company in the Formation Transactions. These assets either were determined to be inconsistent with the Company's investment objectives or are not continuing businesses. The most significant excluded assets include the Burnett Plaza office building (which the Company has an option to purchase); a 5% interest in a partnership that owns an industrial development near Philadelphia, Pennsylvania that the Prentiss Group intends to sell in the near future; a 71% interest in a partnership that owns a 5% profits interest in a limited liability company that owns a leasehold interest in 50.4 acres zoned for industrial use at O'Hare International Airport; the Termination Fee Note; fee receivables relating to prior development projects of the Prentiss Group, including non-recurring fees relating to the Atlanta Federal Center and the Atlanta Criminal Justice Center;

minority interests in distressed assets that are being sold or are soon to be sold; assets and liabilities of the Prentiss Group relating to contracts and partnerships with the Resolution Trust Corporation and the Federal Deposit Insurance Corporation, all of which are expected to expire or dissolve by the end of 1997; mortgage brokerage contracts within the Prentiss Group that are scheduled to be sold; and interests in inactive corporate affiliates.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

  The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Trustees and may be amended or revised from time to time without the approval of the Company's shareholders, except (i) the Company may not change its policy of holding its assets and conducting its businesses only through the Operating Partnership and its subsidiaries, including the General Partner and the Manager, or joint ventures in which it or a subsidiary is a partner, without the consent of the Limited Partners as provided in the Operating Partnership Agreement, (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements, and (iii) the Company cannot take any action intended to terminate its qualification as a REIT without the approval of the holders of two-thirds of the outstanding Common Shares.

INVESTMENT POLICIES

  The Company will conduct all of its investment activities through the Operating Partnership and its subsidiaries, including joint ventures in which it is a partner. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company. For a discussion of the Company's Properties and its development, acquisition and other strategic objectives, see "Properties" and "Business Objectives."

  The Company may purchase income-producing office and industrial and other types of properties for long-term investment, expand and improve the Properties or other properties purchased, or sell such real estate properties, in whole or in part, when circumstances warrant. The Company may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service with respect to such financing or indebtedness will have a priority over any distributions with respect to the Common Shares.

  While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in office and industrial real estate, the Company may, at the discretion of the Board of Trustees, invest in other types of equity real estate investments, mortgages (including participation in convertible mortgages) and other real estate interests. Other than the limitations described in the succeeding paragraph, future development or investment activities will not be limited to any geographic area or product type or to a specified percentage of the Company's assets. While the Company intends to diversify in terms of property location, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one market area.

  Subject to the limitations on ownership of certain types of assets and the gross income tests imposed by the Code, the Company also may invest in the securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "--Requirements for Qualification--Asset Tests." The Company may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies. Investments in such securities are also subject to the Company's policy not to be treated as an investment company under the Investment Company Act of 1940.

FINANCING POLICIES

  The Company's Debt Limitation is a policy of incurring debt only if upon such incurrence the ratio of the Company's combined indebtedness plus its pro rata share of Joint Venture Debt would be 50% or less of the Company's Total Market Capitalization. Upon completion of the Offering and the Formation Transactions, the Company's combined indebtedness will be approximately $63.3 million or approximately 14.2% of Total Market Capitalization (excluding its pro rata share of Joint Venture Debt), and, together with its pro rata share of Joint Venture Debt its outstanding total indebtedness will be approximately $133.3 million or approximately 25.9% of the Company's Total Market Capitalization. The ratio, which is based, in part, upon the aggregate market value of the outstanding Common Shares on a fully diluted basis, will fluctuate with changes in the price of the Common Shares (and the issuance of additional Common Shares or Preferred Shares, if any) and differ from a debt to book capitalization ratio, which is based upon book values. A company's debt to book capitalization ratio may not reflect the current income potential of its assets and operations, and the Company believes that a debt to Total Market Capitalization ratio provides a more appropriate indication of leverage for a company whose assets are primarily income-producing real estate. The Company's Declaration of Trust and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. Accordingly, the Board of Trustees could alter or eliminate this policy at will. The Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of Common Shares, growth opportunities, the Company's continued REIT qualification requirements and other factors. Accordingly, the Company may increase or decrease its debt to market capitalization ratio beyond the limits described above.

  To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (including offerings of senior securities), debt financings or retention of cash available for distribution (subject to provisions in the Code concerning taxability of undistributed REIT income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Shares by the Company will be transferred to the Operating Partnership in exchange for that number of Units in the Operating Partnership equal to the number of Common Shares sold by the Company. The Company presently anticipates that any additional borrowings would be made through the Operating Partnership, although the Company may incur indebtedness directly and loan the proceeds to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowings by the Company may be used for working capital, to refinance existing indebtedness or to finance acquisitions, expansions or the development of new properties, and for the payment of distributions. See "Federal Income Tax Considerations." Other than restrictions that may be imposed by lenders from time to time in connection with outstanding indebtedness, the Company has no established limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

CONFLICT OF INTEREST POLICIES

  The Company has adopted certain policies and entered into certain agreements designed to minimize potential conflicts of interest. See "Management-- Employment Agreements." The Company's Board of Trustees is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

 Declaration of Trust and Bylaw Provisions

  The Company's Declaration of Trust, with limited exceptions, requires that a majority of the Company's Board of Trustees be comprised of persons who are not officers or employees of the Company or any Affiliate, or Affiliates of any lessee of any property of the Company. The Declaration of Trust provides that such Independent Trustee requirement may not be amended, altered, changed or repealed without the affirmative vote of 85% of the Trustees or the affirmative vote of two-thirds of the outstanding shares of the Company entitled to vote. In addition, the Company's Bylaws provide that any transaction involving the Company, including the purchase, sale, lease or mortgage of any real estate asset or any other transaction, in which a trustee or officer of the Company, or any Affiliate of the foregoing, has any direct or indirect interest other than solely as a result of his status as a trustee, officer or shareholder of the Company, must be approved by a majority of the trustees, including a majority of the Independent Trustees, even if the Independent Trustees constitute less than a quorum. The Company's Bylaws also include a provision permitting Trustees to engage in the type of business activities conducted by the Company without first presenting any investment opportunities to the Company even though such investment opportunities may be within the scope of the Company's investment policies. These provisions are subject to any non-competition agreements that may exist. See "Management-- Employment Agreements."

 Employment Agreements

  At the Closing of the Offering, Michael V. Prentiss and Thomas F. August will enter into an employment and noncompetition agreement with the Company that will, subject to certain limited exceptions, prohibit them from engaging in activities that compete with the Company's businesses during the term of their employment by the Company and for a period ending two years after the termination of their employment with the Company. See "Management--Employment Agreements."

 The Operating Partnership

  A conflict of interest may arise between the Company and the other Limited Partners of the Operating Partnership, including the Prentiss Principals, due to the possibility that a disproportionately large share of any gain recognized from the sale of any of the Properties contributed by the Limited Partners, directly or indirectly, to the Operating Partnership will be allocated to the Limited Partners. The Operating Partnership Agreement gives the General Partner, a wholly-owned subsidiary of the Company, full, complete and exclusive discretion in managing and controlling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership. In addition, the Company's Bylaws provide that any transaction (including the sale of a real estate asset) involving the Company in which an advisor, trustee, officer or shareholder of the Company, or any Affiliate of the foregoing, has a direct or indirect interest other than solely as a result of his status as an advisor, trustee, officer, or shareholder of the Company, must be approved by a majority of the Independent Trustees. Pursuant to the Operating Partnership Agreement, the Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its shareholders, and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such Limited Partners by acting in the best interests of the Company's shareholders. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided that the General Partner appointed such agents in good faith.

 Provisions of Maryland Law

  Pursuant to Maryland law (the jurisdiction under which the Company is organized), each Trustee is required to discharge his duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interest of the Company. In addition, under Maryland law, a transaction between the Company and any of its Trustees or between the Company and a corporation, firm or other entity in which a Trustee is a director or has a material financial interest is not void or voidable solely because of the Trustee's directorship or the Trustee's interest in the transaction if (i) the transaction is authorized, approved or ratified, after disclosure of the interest, by the affirmative vote of a majority of the disinterested Trustees, or by the affirmative vote of a majority of the votes cast by shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Trustee or corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  The Company has authority to offer shares of beneficial interest or other securities and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company expects to issue Common Shares to holders of Units upon exercise of their Exchange Rights. The Company has not issued Common Shares, interests or any other securities to date, except in connection with the formation of the Company. The Company has no outstanding loans to other entities or persons, including its officers and Trustees. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exercising control and does not intend to do so in the future. The Company makes and intends to continue to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without approval of shareholders.

  At all times, the Company intends to make investments in such a manner consistent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Company's Board of Trustees, with the consent of the holders of two-thirds of the outstanding Common Shares, determines that it is no longer in the best interests of the Company to qualify as a REIT.

WORKING CAPITAL RESERVES

  The Company will maintain working capital reserves in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                                  MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the Trustees and executive officers of the Company immediately after the closing of the Offering:

        NAME              AGE                           POSITION
        ----              ---                           --------
Michael V. Prentiss.....   52 Chief Executive Officer and Chairman of the Board of
                               Trustees (Term will expire in 1999)
Thomas F. August........   48 President, Chief Operating Officer and Trustee (Term will expire 1998)
Thomas J. Hynes*........   57 Independent Trustee (Term will expire in 1999)
Barry J. C. Parker*.....   49 Independent Trustee (Term will expire in 1999)
Dr. Leonard M. Riggs,      53
 Jr.*...................      Independent Trustee (Term will expire in 1998)
Ronald G. Steinhart*....   56 Independent Trustee (Term will expire in 1998)
Lawrence A. Wilson*.....   61 Independent Trustee (Term will expire in 1997)
Dennis J. DuBois........   50 Executive Vice President
Richard B. Bradshaw,       44 Executive Vice President and National Director of Corporate
 Jr.....................       Development
Richard J. Bartel.......   45 Executive Vice President--Financial Operations and
                               Administration, Chief Operating Officer--Property
                               Management
Mark R. Doran...........   42 Executive Vice President and Treasurer
Lawrence J. Krueger.....   40 Executive Vice President and Managing Director, Midwest
                               Region
Jeffrey T. Courtwright..   36 Senior Vice President and Managing Director, Southwest
                               Region
James B. Meyer..........   37 Senior Vice President and Managing Director, Southeast
                               Region
David Robertson.........   39 Senior Vice President and Managing Director, Western Region
Robert K. Wiberg........   41 Senior Vice President and Managing Director, Mid-Atlantic
                               Region

- --------
* Has agreed to be nominated as a Trustee, but is not expected to become a Trustee until immediately after the consummation of the Offering.

  The following are biographical summaries of the Trustees and executive officers of the Company:

  Michael V. Prentiss will serve as Chairman of the Board and Chief Executive Officer of the Company. Mr. Prentiss, the founder and majority owner of PPL, has over 25 years experience in real estate development, acquisitions, and investment management and has acquired or developed properties with an aggregate value in excess of $2 billion. From 1987 to 1992 he served as President and Chief Executive Officer of PPL and since 1992 he has served as its Chairman and Chief Executive Officer. From 1978 to 1987, Mr. Prentiss served as President of Cadillac Urban, Executive Vice President and member of the Board of Trustees of Cadillac Fairview, and a member of Cadillac Fairview's Executive Committee. Cadillac Urban was the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development activity in the U.S. and Canada. Prior to 1978, Mr. Prentiss was President of Ackerman Development Company. Mr. Prentiss is a Baker Scholar graduate of the Harvard Graduate School of Business Administration. He holds a Bachelor of Science degree in Civil Engineering and a B.A. degree in Business Administration from Washington State University.

  Thomas F. August serves as President, Chief Operating Officer and Trustee of the Company. Mr. August has served as President and Chief Operating Officer of PPL since 1992. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of PPL. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Urban. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the upper Midwest. Mr. August holds a B.A. degree from Brandeis University and an M.B.A. degree from Boston University.

  Thomas J. Hynes serves as an Independent Trustee of the Company. Mr. Hynes is President and Chief Executive Officer of Meredith & Grew Incorporated, a Boston-based real estate brokerage firm, and has served in that capacity since 1988. Mr. Hynes has been employed by Meredith & Grew Incorporated since 1965 in which time he has held various offices. Mr. Hynes holds a B.A. degree from Boston College.

  Barry J. C. Parker serves as an Independent Trustee of the Company. Mr. Parker is the immediate past Chairman of the Board, President and Chief Executive Officer of County Seat, Inc., a nationwide chain of 740 specialty apparel stores. Prior to joining County Seat, Inc. in 1985, Mr. Parker worked for the Children's Place, Inc. for 10 years and held various offices with that company including Senior Vice President and Chief Financial Officer, and Vice President and General Merchandising Manager. Mr. Parker worked for Federated Department Stores, Inc. prior to 1975 and held various management positions with that company's F&R Lazarus Department Store division. Mr. Parker holds a B.A. degree from Washington University in St. Louis and an M.B.A. degree from the University of Pennsylvania's Wharton School of Finance and Commerce.

  Dr. Leonard M. Riggs, Jr. serves as an Independent Trustee of the Company. Dr. Riggs is Chairman and Chief Executive Officer of EmCare, Holdings Inc., a publicly-held physician practice management company specializing in emergency medicine. Dr. Riggs founded EmCare Holdings, Inc. as Emergency Health Service Associates in 1972. Dr. Riggs has also served as the Director of Emergency Medicine at Baylor University Medical Center since 1974. Dr. Riggs is past president of the American College of Emergency Physicians and is a director and member of the compensation committee of American Oncology Resources, Inc. He holds a B.S. degree from Centenary College of Shreveport, Louisiana and an M.D. degree from the University of Texas Southwestern Medical School in Dallas, Texas.

  Ronald G. Steinhart serves as an Independent Trustee of the Company. Mr. Steinhart is Chairman and Chief Executive Officer of Banc One Texas, N.A. and has served in that capacity since 1995. He was also appointed as Regional Executive for Banc One Corporation's operations in Oklahoma, Arizona, Colorado and Utah earlier this year. Prior to 1995, Mr. Steinhart served as President and Chief Operating Officer of Banc One Texas, N.A. to which he was appointed in 1992 in connection with the merger of Team Bank into Banc One Texas, N.A. Prior to that merger, Mr. Steinhart served as Chairman and Chief Executive Officer of Team Bank, which he founded as Deposit Guaranty Bank in 1988. Mr. Steinhart served as President and Chief Operating Officer of InterFirst Corporation from 1981 to 1987. Prior to joining InterFirst Corporation in 1980, Mr. Steinhart organized investors to charter and purchase six banks. Mr. Steinhart holds a B.A. degree in accounting and a M.S. in finance from the University of Texas in Austin. He is also a Certified Public Accountant.

  Lawrence A. Wilson serves as an Independent Trustee of the Company. Mr. Wilson is President and Chief Executive Officer of HCB Contractors, a construction and project management company that is a subsidiary of the Beck Group. Mr. Wilson serves as a director of TU Electric. Mr. Wilson holds a L.L.B. degree from the Woodrow Wilson College of Law in Atlanta, Georgia and is a graduate of the Emory University Advanced Management Program.

  Dennis J. DuBois serves as Executive Vice President of the Company. Mr. DuBois served as Executive Vice President of PPL since 1994 and from 1987 to 1993 as its General Counsel. He has more than 22 years of real estate experience in acquisitions, development and leasing of major buildings and mixed-use urban properties. Beginning in 1981, Mr. DuBois served as General Counsel for Cadillac Urban. Before joining Cadillac Urban in 1981, Mr. DuBois was a partner in a prominent Baltimore law firm. Mr. DuBois holds a B.A. degree from the University of Massachusetts and a J.D. from the University of Maryland Law School. He is a member of the Order of the Coif and a member of the Bar in the state of Maryland.

  Richard B. Bradshaw, Jr. serves as Executive Vice President and National Director of Corporate Development of the Company, overseeing the property management, leasing and new business development functions. Mr. Bradshaw has served PPL in that capacity since 1995. Prior to 1995, he was Executive Vice President of PPL in charge of development for its eastern region. Prior to 1987, Mr. Bradshaw was Senior Vice President of Cadillac Urban, where he was involved with a variety of Cadillac Urban's real estate projects. Mr.

Bradshaw holds a B.A. degree in Business Administration from the University of Georgia and is a Harvard Business School PMD graduate. He is a member of the Board of Trustees of Central Atlanta Progress and the Midtown Alliance, and serves on the Urban Land Institute's Regional Steering Committee.

  Richard J. Bartel serves as Executive Vice President--Financial Operations and Administration and Chief Operating Officer--Property Management of the Company. Since 1995, Mr. Bartel has served in similar capacities for PPL, overseeing the operating aspects of its property management business, including quality control, management training and day-to-day operations. He also directs financial operations and administration, including accounting and reporting, taxes, insurance and human resources. Mr. Bartel served as Senior Vice President of Financial Operations of PPL from 1989 to 1995, Vice President of Financial Operations of PPL from 1987 to 1989 and Vice President of Financial Operations of Cadillac Urban from 1986 to 1987. Mr. Bartel holds a B.S. degree in Accounting from the University of Illinois and a Masters in Management from Northwestern University's Kellogg Graduate School of Management. He is also a Certified Public Accountant.

  Mark R. Doran serves as Executive Vice President and Treasurer of the Company. Mr. Doran is responsible for securing interim and long-term financing and establishing and maintaining relationships with project financing sources. In 1992 and 1993, Mr. Doran served as Senior Vice President and Treasurer of PPL, and in 1990 and 1991 he served as its Vice President and Treasurer. Prior to joining PPL in 1990, Mr. Doran served as Senior Vice President for Lincoln Property Company, where he was responsible for the financing of Lincoln's commercial projects throughout the United States. Mr. Doran holds an M.B.A. degree and a B.B.A. degree in Accounting from Baylor University and is a member of the Urban Land Institute.

  Lawrence J. Krueger serves as Executive Vice President and a Managing Director of the Company's Midwest region. Mr. Krueger has served in that capacity for PPL since 1994. He also has primary responsibility for the development and construction of the 525-acre Continental Executive Parke office and light industrial complex in suburban Chicago. He served as Senior Vice President--Development of PPL from 1990 to 1994, Vice President-- Development of PPL from 1987 to 1990 and Vice President--Development Cadillac Urban from 1986 to 1997. Mr. Krueger holds a B.A. degree in Business from Indiana University and a Masters degree in Urban Land Economics and Real Estate Investment Analysis from the University of Wisconsin, Madison. He is a member of the National Association of Industrial and Office Parks, the Industrial Development Research Council and the Japan-American Society of Chicago.

  Jeffrey T. Courtwright serves as Senior Vice President and a Managing Director of the Company's Southwest region. He is also responsible for development and construction activities for the approximately 1.6 million square foot Park West office park, and Park West Commerce Center, a 366-acre industrial park, both in suburban Dallas. From 1993 to 1995, Mr. Courtwright was Senior Vice President of Lincoln Property Company in Dallas, where he handled leasing, property development and business development. Mr. Courtwright holds a B.A. in Business from Southern Methodist University, is a licensed real estate broker in Texas, a council member of the National Association of Industrial and Office Parks and a member of the Executive Committee for the Board of Directors of the Central Dallas Association.

  James B. Meyer serves as Senior Vice President and a Managing Director of the Company's Southeast region. Mr. Meyer has served as Senior Vice President and Managing Director of PPL since 1995, was Senior Vice President from 1994 to 1995 and was a Vice President from 1990 to 1994. Mr. Meyer was also responsible for the acquisition of the 500,000 square foot Cumberland Office Park in Atlanta and the development and sale of One Atlantic Center (IBM Tower), a 1.1 million net rentable square foot landmark building in Midtown Atlanta. Prior to 1990, Mr. Meyer worked in various capacities for Cadillac Fairview, which he joined in 1984. Mr. Meyer holds an M.B.A. from the University of Pennsylvania's Wharton School of Finance and Commerce and a B.S. degree in civil engineering from Purdue University. He has served on the Boards of the Midtown Alliance, Downtown Atlanta Partnership, and numerous other civic and professional organizations.

  David Robertson serves as Senior Vice President and a Managing Director of the Company's Western region. Mr. Robertson has served as a Senior Vice President and Managing Director of PPL since 1995, a Vice

President since 1993 and a General Manager since 1990. From 1986 to 1990, he worked in various capacities for Cadillac Fairview. Before joining Cadillac Fairview in 1986, Mr. Robertson was responsible for the management of various properties for Gerald D. Hines Interests and Henry S. Miller Management Corporation in Dallas. Mr. Robertson holds a California Real Estate License, and is a candidate for the Certified Property Manager designation from the Institute of Real Estate Management. He received a B.S. in banking and finance from Mississippi State University, and is actively involved in the Institute of Real Estate Management and the Building Owners and Managers Association.

  Robert K. Wiberg serves as Senior Vice President and a Managing Director of the Company's Mid-Atlantic region. Mr. Wiberg has served as a Senior Vice President and Managing Director of PPL since 1995 and a Vice President for Development and Acquisitions since 1990. Prior to joining Cadillac Fairview in 1984, Mr. Wiberg was employed by Coldwell Banker in its Los Angeles office. As Vice President of Development and Acquisitions, Mr. Wiberg was responsible for PPL's development in Washington, D.C. and Northern Virginia, including the Fairview Park project. Mr. Wiberg holds an M.B.A. degree from the University of California, at Berkeley; a Masters degree in City and Regional Planning from Harvard University, and a B.A. degree from Cornell University.

BOARD OF TRUSTEES

  The business and affairs of the Company will be managed by a Board of Trustees which will initially have seven members, five of whom will be Independent Trustees. Messrs. Prentiss and August presently serve as Trustees of the Company. Immediately following the consummation of the Offerings, Messrs. Hynes, Parker, Steinhart and Wilson and Dr. Riggs will become Trustees.

  Pursuant to the terms of the Company's Declaration of Trust, the Trustees are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1997, a second class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998, and a third class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999. At each annual meeting of the shareholders of the Company, the successors to the class of Trustees whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of shareholders held in the third year following the year of their election and the election and qualification of their successors. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

  The Continuing Investors have a right, exercisable within one year of the Closing of the Offering, to nominate one person acceptable to management as a Trustee. The Company is obligated to facilitate a shareholder vote on such nominee at a special shareholders meeting to be called upon such nomination. At such meeting, management will endorse the nominee for election as a Trustee for a term expiring no less than one year after the election. If elected, such nominee will have such rights, powers and obligations as any other single Trustee of the Company possesses. Such a Trustee will not be an Independent Trustee.

COMMITTEES OF THE BOARD OF TRUSTEES

  Audit Committee. Within 30 days following consummation of the Offering, the Board of Trustees of the Company will establish an Audit Committee that will consist of two Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

  Executive Compensation Committee. The Board of Trustees will also establish a Compensation Committee (the "Compensation Committee") comprised of two or more of the Independent Trustees to determine compensation for the Company's executive officers and to implement the Company's 1996 Share Incentive Plan.

  The Board of Trustees does not have a standing nominating committee. The full Board of Trustees performs the functions of such a committee.

COMPENSATION OF TRUSTEES

  The Company intends to pay its Trustees who are not officers of the Company fees for their services as trustees. Each such Trustee will receive annual compensation of $10,000 in Common Shares payable quarterly and a fee of $1,250 plus expenses for attendance in person at each meeting of the Board of Trustees, $250 for each telephonic meeting of the Board of Trustees and $500 for each committee meeting attended. In addition, each such Trustee will receive options under the 1996 Trustees' Share Incentive Plan (the "Trustees' Plan") to purchase 10,000 Common Shares at an exercise price equal to the Offering Price, which options will vest in equal installments over a four-year period on the anniversary of the date of grant. Officers of the Company who are Trustees will not be paid any trustee fees.

EXECUTIVE COMPENSATION

  The Company was organized as a Maryland real estate investment trust in July 1996, and paid no cash compensation to its executive officers for the year ended December 31, 1995.

  The following table sets forth the base compensation to be awarded to each of the five most highly compensated executive officers of the Company during the fiscal year ending December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                       ANNUAL    COMPENSATION
                                                                    COMPENSATION  AWARDS AND
     NAME AND PRINCIPAL POSITION                                    SALARY(/1/)  OPTIONS(/2/)
     ---------------------------                                    ------------ ------------
Michael V. Prentiss
 Chairman and CEO..................................................   $180,000     386,762
Thomas F. August
 President and COO.................................................    175,000     173,944
Richard J. Bartel
 Executive Vice President..........................................    160,000      75,000
Richard B. Bradshaw
 Executive Vice President..........................................    150,000      64,366
Dennis J. DuBois
 Executive Vice President..........................................    150,000      39,366

- --------
(/1/Amounts)given are annualized projections for fiscal year 1996, which ends
    December 31, 1996. Does not include bonuses that may be paid to the above individuals. See "Incentive Compensation".
(/2/Upon)the effective date of the Offering, options to purchase a total of 1,291,439 Common Shares will be granted to Trustees and employees of the Company under the 1996 Share Incentive Plan (the "1996 Plan") and Trustees' Plan at a price equal to the Offering Price. In addition, the Company will award under the 1996 Plan options to purchase 2,000 Common Shares at the then-current trading price at the time of the award to each employee achieving a combined 10 years of service with the Prentiss Group and the Company. In 1996, those awards are expected to total approximately 20,000 options. See "1996 Share Incentive Plan."

                     OPTION GRANTS IN FISCAL YEAR 1996(1)

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                       PERCENT OF TOTAL                            ANNUAL RATES OF SHARE
                                           OPTIONS                                 PRICE APPRECIATION FOR
                                           GRANTED                                      OPTION TERM
                            OPTIONS    TO EMPLOYEES IN  EXERCISE PRICE  EXPIRATION ----------------------
      NAME               GRANTED (/1/)   FISCAL YEAR    PER SHARE (/2/) DATE (/3/)     5%         10%
      ----               ------------- ---------------- --------------- ---------- ---------- -----------
Michael V. Prentiss.....    386,762          29.9%          $20.00         , 2006  $4,864,649 $12,327,979
Thomas F. August........    173,944          13.5%           20.00         , 2006   2,187,848   5,544,439
Richard J. Bartel.......     75,000           5.8%           20.00         , 2006     943,342   2,390,614
Richard B. Bradshaw.....     64,366           5.0%           20.00         , 2006     809,588   2,051,656
Dennis J. DuBois........     39,366           3.0%           20.00         , 2006     495,141   1,254,785

- --------
(/1/The)options will become exercisable for one-third of the covered shares
    (disregarding fractional shares if any) on the first and second anniversaries of the date of grant, and for the balance of the covered shares on the third anniversary of the date of grant.
(/2/Based)on the Offering Price.
(/3/The)expiration date will be ten years after the date of grant.

EMPLOYMENT AGREEMENTS

  Messrs. Prentiss and August will enter into employment agreements with the Company. Each agreement will be for an initial term of three years, which will be automatically renewed for successive one year periods unless otherwise terminated. The agreements will provide for base annual compensation (as set forth in "--Executive Compensation" above) and incentive compensation to be determined by the Compensation Committee (within the terms set forth in "-- Incentive Compensation Program" below). Each employment agreement provides that the Compensation Committee may approve increases in the base salaries. Each of the employment agreements provides for certain severance payments in the event of disability or termination by the Company without cause or by the employee with cause. No other employee of the Company will be employed pursuant to an employment agreement.

  The terms of Messrs. Prentiss's and August's employment agreements require that Messrs. Prentiss and August devote substantially all of their business time to the affairs of the Company. These agreements also, subject to certain exceptions, prohibit them from engaging, directly or indirectly, during the term of their employment or the Noncompetition Period (as defined below), in any activity anywhere in the U.S. that competes with the Company (the "Competitive Activities"). These provisions of each employment agreement survive the termination of such agreement until the expiration of the Noncompetition Period. The "Noncompetition Period" is the period beginning on the date of the termination of employment with the Company and ending on the second anniversary of such date.

  Messrs. Bradshaw and DuBois will enter into noncompetition agreements with the Company that, subject to certain limited exceptions, prohibit them from engaging, directly or indirectly, in Competitive Activities in the Southeastern U.S. and the Southwestern U.S., respectively, during the Noncompetition Period.

1996 SHARE INCENTIVE PLAN

  Prior to the Offering, the Board of Trustees will adopt, and the sole shareholder of the Company will approve, the 1996 Plan. As used in this summary, "--1996 Share Incentive Plan," "--Incentive Compensation" below, "-- The Trustees' Plan" below, "--Savings Plan" below and "--Share Purchase Plan" below, the term "Company" shall not include the Operating Partnership, the Manager, or other corporate or noncorporate subsidiaries of the Company. The 1996 Plan will be administered by the Compensation Committee of the Board of Trustees, or its delegate. The Compensation Committee may not delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Compensation Committee or its delegate, as appropriate.

  Officers and other employees of the Company, the Operating Partnership and designated subsidiaries, including the Manager, generally will be eligible to participate in the 1996 Plan. The Administrator selects the individuals who will participate in the 1996 Plan ("Participants"), but no person may participate in the 1996 Plan while he is a member of the Compensation Committee. No Participant may be granted, in any calendar year, options that cover more than 390,000 Common Shares or Share Appreciation Rights ("SARs") that cover more than 390,000 Common Shares. Options granted with tandem SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. No Participant may be issued, in any calendar year, more than 50,000 Common Shares pursuant to one or more Share Awards, including an award of Restricted Shares (defined below), or Performance Shares (defined below) for more than 50,000 Common Shares.

  The 1996 Plan authorizes the issuance of up to 1,614,300 Common Shares, plus automatic increases equal to 8% of newly issued and outstanding Common Shares of the Company (other than Common Shares issued under the 1996 Plan, Trustees' Plan, or other benefit plans of the Company). The Plan provides for the grant of (i) share options not intended to qualify as incentive stock options under
Section 422 of the Code, (ii) Performance Shares, (iii) SARs, issued alone or in tandem with options, (iv) Share Awards, including awards of restricted Common Shares ("Restricted Shares") contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions and
(v) incentive awards. The Administrator shall prescribe the conditions which must occur for Restricted Shares and Performance Shares to vest or incentive awards to be earned. These conditions may include, for example, a Participant's continued employment for a specified period or that the Company or the Participant achieve stated, performance-related objectives such as earnings per share, fair market value, Funds from Operations per share, or return on assets. Not more than 10% of the Common Shares authorized to be issued under the 1996 Plan at any time may be issued pursuant to Share Awards, including awards of Restricted Shares, or in full or partial settlement of an incentive award or an award of Performance Shares. The share limitations described in this paragraph and the terms of outstanding awards shall be adjusted as the Compensation Committee deems appropriate in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

  In connection with the grant of options under the 1996 Plan, the Administrator will determine the option exercise period and any vesting requirements. The initial options granted under the Plan will have 10-year terms and will become exercisable for one-third of the covered shares (disregarding fractional shares, if any) on the first and second anniversaries of the date of grant, and for the balance of the shares on the third anniversary of the date of grant subject to acceleration of vesting upon a change in control of the Company (as defined in the 1996 Plan). An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Participant will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of a Participant's termination of employment, it will be forfeited unless the Administrator exercises its discretion to accelerate vesting for the Participants. If a Participant is terminated due to dishonesty or similar reasons, all unexercised options, whether vested or unvested, will be forfeited. Any Common Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the 1996 Plan. The exercise price of options granted under the 1996 Plan may not be less than the fair market value of the Common Shares on the date of grant. Payment of the exercise price of an option granted under the 1996 Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if permitted by the option agreement, by exchanging Common Shares having a fair market value equal to the option exercise price.

  Upon exercise of an option, a Participant will be deemed to receive ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying shares of Common Shares on the date of the exercise. Upon the exercise of an option by a Participant who is an employee of the Company, the Company will be entitled to a deduction for the amount recognized as ordinary income by such Participant.

  On the effective date of the Offering, options for 1,291,439 Common Shares will be granted to employees and officers, including the officers named in "-- Executive Compensation" above, at an exercise price equal to the Offering Price.

  The Compensation Committee will determine the service requirements and performance goals to which future awards of Restricted Shares will be subject. Restricted Shares that have not vested at the time of a Participant's termination of employment with the Company generally will be forfeited, except where such termination occurs by reason of death or disability. The Compensation Committee will also have discretion to accelerate vesting for Participants whose employment ceases, under appropriate circumstances. The Participant will have all the rights of a shareholder both prior to and after vesting of Restricted Shares, including the right to vote and receive distributions with respect to the shares.

  A Share Award will create no tax consequences for the Participant or the Company until it is transferable or nonforfeitable (unless the Participant makes an election pursuant to Section 83(b) of the Code). The Participant will recognize ordinary income when a Share Award, including an award of Restricted Shares, becomes transferable or nonforfeitable, in an amount equal to the fair market value of the shares on the date of vesting less any consideration paid by the Participant for such shares. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant will recognize income at the time the shares are awarded (based upon the value of such shares at the time of award) rather than when the shares become transferable or nonforfeitable. The Company will be allowed a business expense deduction for the amount of any taxable income recognized by a Participant who is an employee of the Company at the time such income is recognized.

  No option, SAR, Share Award (including an award of Restricted Shares), incentive award or Performance Shares may be granted under the 1996 Plan after December 31, 2006. The Board may amend or terminate the 1996 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially (i) increases the number of shares that may be issued under the 1996 Plan (other than an adjustment or automatic increase described above); (ii) changes the eligibility requirements; or (iii) increases the benefits that may be provided under the 1996 Plan. No amendment will affect a Participant's outstanding award without the Participant's consent.

INCENTIVE COMPENSATION

  The Company may award incentive compensation to employees of the Company and its subsidiaries, including incentive awards under the 1996 Plan that may be earned on the attainment of performance objectives stated with respect to criteria described above or other performance-related criteria. The Compensation Committee may, in its discretion, approve bonuses to executive officers and certain other officers and key employees if the Company achieves Company-wide, regional and/or business unit performance objectives determined by it each year. To the extent a bonus exceeds 100% of such an employee's base salary, the Company may pay such excess in Restricted Shares.

THE TRUSTEES' PLAN

  Prior to the Offering, the Board of Trustees will also adopt, and the Company's sole shareholder will approve, the Trustees' Plan to provide incentives to attract and retain Independent Trustees.

  The Trustees' Plan provides for the grant of options and the award of Common Shares to each eligible Trustee of the Company. No Trustee who is an employee of the Company, the Operating Partnership, or designated subsidiaries, including the Manager, is eligible to participate in the Trustees' Plan.

  The Trustees' Plan provides that each Independent Trustee who is a member of the Board of Trustees on the effective date of the Offering (a "Founding Trustee") will be granted an option for 10,000 Common Shares at an exercise price equal to the Offering Price. Each Independent Trustee who is not a Founding Trustee will receive an option for 10,000 Common Shares on the date of the first Board of Trustees meeting following the annual meeting of shareholders at which the Independent Trustee is first elected to the Board of Trustees; provided, however, that an Independent Trustee (other than a Founding Trustee) who is first elected or appointed to the Board of Trustees other than at an annual meeting of shareholders shall receive an option for 10,000 Common Shares on the date of such election or appointment. The exercise price of options granted in accordance with the preceding sentence shall be the fair market value of a Common Share on the date of grant. The exercise price of options granted under the Trustees' Plan may be paid in cash, acceptable cash equivalents, Common Shares or a combination thereof. Options issued under the Trustees' Plan are exercisable for ten years from the date of grant.

  An option granted under the Trustees' Plan shall become exercisable for 2,500 shares on each of the first through fourth anniversaries of the date of grant, provided that Trustee is a member of the Board of Trustees on such anniversary date. To the extent an option has become exercisable under the Trustees' Plan, it may be exercised whether or not the Trustee is a member of the Board on the date or dates of exercise. An option may be exercised for any number of whole shares less than the full number for which the option could be exercised. A Trustee will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised.

  Each Independent Trustee will also receive quarterly an award of Common Shares. Awards will be made on each March 1, June 1, September 1 and December 1 (each date, a "Quarterly Award Date") during the term of the Trustees' Plan. Each Independent Trustee will receive, on each Quarterly Award Date on which he or she is a member of the Board of Trustees, the number of Common Shares having a fair market value on that date that as nearly as possible equals, but does not exceed, $2,500. A Trustee will be immediately and fully vested in all such Common Shares awarded to him or her under the Trustees' Plan.

  The terms of outstanding options, the number of Common Shares for which options will thereafter be awarded, and the number of Common Shares to be awarded on a Quarterly Award Date shall be subject to adjustment in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

  The Trustees' Plan provides that the Board of Trustees may amend or terminate the Trustees' Plan, but the Trustees' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. An amendment will not become effective without shareholder approval if the amendment materially changes the eligibility requirements or increases the benefits that may be provided under the Trustees' Plan. No options for Common Shares may be granted and no Common Shares may be awarded under the Trustees' Plan after December 31, 2002.

SAVINGS PLAN

  The Company intends to assume and continue, and the Operating Partnership and designated subsidiaries, including the Manager (each, a "Participating Employer"), intend to adopt, the Employee Savings Plan & Trust (the "401(k) Plan") of PPL which was originally adopted in 1987. Prior service with PPL will be credited in full as service with the Company or a Participating Employer for all purposes under the 401(k) Plan, including eligibility and vesting.

  Each employee of the Company and a Participating Employer may enroll in the 401(k) Plan on March 1, June 1, September 1, and December 1 after completing one year and 1,000 hours of service and attaining age 21 (an enrolled employee is a "Plan Participant"). Plan Participants are immediately vested in their pre-tax and after-tax contributions, matching and discretionary Company contributions, and earnings thereon.

  The 401(k) Plan permits each Plan Participant to elect to defer up to 15% of base compensation, subject to the annual statutory limitation ($9,500 for 1996) prescribed by Section 402(g) of the Code, on a pre-tax basis. Plan Participants may also elect to make an after-tax contribution of up to 8% of their base compensation. The Company and the Participating Employers will make matching contributions equal to 25% of amounts deferred up to $500 in deferrals. The Company and the Participating Employers may also make annual contributions if the Company achieves certain performance objectives to be determined on an annual basis by the Compensation Committee. Matching and discretionary contributions will be made in cash or Common Shares.

SHARE PURCHASE PLAN

  Prior to the Offering, the Company will adopt a "Share Purchase Plan." Under the Share Purchase Plan, employees of the Company, will be able to purchase Common Shares directly from the Company at a 15% discount to the then-current market value at the date of purchase. Purchases may be made by any employee (other than certain shareholders of the Company or certain subsidiary corporations) with more than one full year of continuous employment on March 1, June 1, September 1, or December 1. An employee's purchases, on an annual basis, under the Share Purchase Plan will be limited to the lesser of 15% of the employee's base salary or $20,000. The maximum number of Common Shares that may be purchased under the Share Purchase Plan is 250,000. The Company will also adopt a similar plan for employees of the Operating Partnership and designated subsidiaries, including the Manager, and employees of the Company who may not purchase shares under the Share Purchase Plan under which a maximum of 250,000 Common Shares may be purchased. Employees other than Company employees will recognize income equal to the discount at the time of a purchase.

INDEMNIFICATION

  For a description of the limitation of liability and indemnification rights of the Company's officers and Trustees, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Limitation of Liability and Indemnification."

                            FORMATION TRANSACTIONS

  The Company was formed to continue and expand the Prentiss Group's national acquisition, property management, leasing, development and construction businesses and to acquire the 85 Properties. Prior to or simultaneous with the closing of the Offering, the Company will engage in the Formation Transactions described below, which are designed to consolidate the ownership of the Properties and the Prentiss Properties Service Business in the Company, to facilitate the Offering and to enable the Company to qualify as a REIT commencing with its short taxable year ending December 31, 1996.

REASONS FOR THE FORMATION OF THE COMPANY

  The Prentiss Group is pursuing the Formation Transactions and the Offering because it believes that public ownership of the Properties and the Prentiss Properties Service Business will provide new opportunities for growth and enhance the overall value of the Properties and the Prentiss Properties Service Business, and, consequently, the Prentiss Group's interests therein, by centralizing ownership of the Properties and reducing aggregate outstanding indebtedness. As a publicly owned entity, the Company believes that it will have greater access to debt and equity capital markets, which should facilitate and improve the terms of future financings and refinancings of indebtedness and provide increased opportunities for growth through expansions of existing Properties and the development and/or acquisition of additional industrial or office properties.

  The Formation Transactions may have certain disadvantages for purchasers of shares in the Offering and will have various beneficial effects on the operation of the Properties and Prentiss Properties Service Business acquired by the Company. The Company believes that the advantages outweigh the disadvantages. The disadvantages include:

  . conflicts of interest between the Prentiss Principals and the Company in connection with the Formation Transactions, including a lack of independent valuation of the Properties and the Prentiss Properties Service Business and the resulting risk that the consideration paid therefor may exceed the fair market value of such assets, conflicts relating to the enforcement of agreements between the Company (or the Operating Partnership) and the Prentiss Principals and other conflicts in determinations of when or whether to sell or refinance certain Properties in the future.

  . the aggregate expenses of the Offering are expected to be approximately
    $3.1 million, and approximately $1 million in prepayment penalties will be paid on the retirement of indebtedness with the proceeds of the Offering.

  . the significant costs to be incurred in operating as a public company.

  The benefits include repayment of indebtedness and the consequent reduction in aggregate debt service on the Properties and the average interest rate thereon, increased financing capacity resulting from access to public capital markets, asset diversification and growth, including the Company's acquisition of an interest in the Prentiss Properties Service Business.

FORMATION TRANSACTIONS

  The Formation Transactions include the following, which will occur in connection with the closing of the Offering:

  . The Company will sell to the public 14,250,000 Common Shares and will issue 1,892,985 Common Shares to the Continuing Investors in exchange for interests in the Operating Partnership. The Company will transfer 14.5% of the net proceeds of the Offering to the current limited partners of the Operating Partnership which include the Continuing Investors in exchange for interests in the Operating Partnership, 85.329% directly to the Operating Partnership in exchange for Units, and 0.171% of the net proceeds of the Offering to the General Partner, which the General Partner will in turn contribute to the Operating Partnership in exchange for a 0.2% general partnership interest in the Operating Partnership. After the completion of the Offering, the Company will have issued a total of 16,142,985 Common Shares and will own, either directly or through the General Partner, 16,142,985 Units.

  . The Prentiss Group will contribute to the Operating Partnership all of its interests in the Properties, the Development Parcels, the Options and the Prentiss Properties Service Business in exchange for an aggregate of 2,931,184 Units.

  . The Prentiss Group member which currently serves as general partner of the Operating Partnership will convert its interest into a limited partnership interest and will distribute the Units representing such interest to its partners, all of whom are members of the Prentiss Group and will be limited partners of the Operating Partnership.

  . The Units received by the Prentiss Group in connection with the Formation
    Transactions will have a total value of approximately $58.6 million based on the Offering Price of $20 per Common Share and will be redeemable for cash or Common Shares on a one for one basis, no earlier than two years after the Closing Date.

  . The Operating Partnership will contribute a portion of the Prentiss
    Properties Service Business as required for the Company to maintain its status as a REIT to the Manager in exchange for all of the non voting common stock of the Manager, which stock shall represent 95% of the ownership interest in such company, and a promissory note in the principal amount of $26.95 million, bearing interest at an annual rate of 13%. Accrued interest on the outstanding principal balance of the note shall be paid monthly. No principal on the note will be due in the first three years, after which time 10% of the initial principal balance will be repaid each year for 10 years.

  . The Operating Partnership will borrow $50.0 million from an affiliate of Lehman to fund a portion of the acquisition of the Properties.

  . A corporation wholly owned by Michael Prentiss, the Chairman and Chief
    Executive Officer of the Company, will contribute $   in cash to the
    Manager in exchange for all of the voting common stock of the Manager, which stock shall represent 5% of the ownership interest in such company.

  . The Operating Partnership will use approximately $54.0 million of the net proceeds of the Offering to acquire interests in certain Properties from an affiliate of Lehman, and will use approximately $64.5 of the net proceeds of the Offering to repay mortgage loans made by an affiliate of Lehman and secured by certain of such Properties.

  . The Operating Partnership will use approximately $149.6 million of the net proceeds of the Offering and the proceeds from the loans from an affiliate of Lehman to acquire certain Properties from an affiliate of the Prentiss Group.

  . The Operating Partnership will use approximately $32.9 million of the net proceeds of the Offering to repay indebtedness secured by certain Properties currently held by the Operating Partnership or to be acquired from the Prentiss Group and to pay associated prepayment penalties.

  . The Operating Partnership will use approximately $1.0 million of the net proceeds of the Offering to pay prepayment penalties associated with all of the debt to be repaid in the Formation Transactions.

BENEFITS TO RELATED PARTIES

  The Prentiss Group, including the Prentiss Principals, will realize certain benefits as a result of the Offering and the Formation Transactions, including the following:

  . Members of the Prentiss Group will receive a total of 2,931,184 Units in consideration for their interests in the Properties, the Development Parcels, the Options and the Prentiss Properties Service Business in connection with the Formation Transactions. These Units (representing approximately 15.4% of the Company on a consolidated basis) will have a total value of approximately $58.6 million based on the Offering Price of the Common Shares, compared to a net tangible book value of the assets contributed to the Operating Partnership by the Prentiss Group of approximately $4.8 million. The Company believes that the net tangible book value of the individual assets contributed to the Operating Partnership by the Prentiss Group (which reflects the historical cost of such assets less accumulated depreciation), is less than the aggregate current market value of such assets.

  . Members of the Prentiss Group will realize an immediate increase of $23.7 million in the net tangible book value of their investment in the Company.

  . Any time after two years following the date of the closing of the Offering (the "Closing Date"), the members of the Prentiss Group holding Units may, in accordance with the Operating Partnership Agreement, exchange all or a portion of such Units for cash or, at the election of the Company, Common Shares on a one-for-one basis. The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will exchange Common Shares for such Units.

  . Messrs. Prentiss and August will enter into employment agreements with the Company. See "Management--Employment Agreements."

  . The Company will grant to the Prentiss Principals, 41 employees of the Company and the Independent Trustees, options to purchase an aggregate of 1,291,439 Common Shares under the Company's 1996 Share Incentive Plan at the Offering Price, subject to certain vesting requirements. See "Management--1996 Share Incentive Plan."

  . The Formation Transactions may provide the members of the Prentiss Group with increased liquidity and, until disposition of certain assets contributed to the Company, with continued deferral of the taxable gain associated with those assets.

  . PPL currently manages the PGC Properties that the Company will purchase from PCIG, an affiliate of the Prentiss Group. Subsequent to the Offering, PPL will receive approximately $500,000 from PCIG's proceeds from these Properties as partial repayment of the Termination Fee Note. The Prentiss Group will receive no other payments from the proceeds of the sale of these Properties. The Chicago Industrial Buildings, which are Option Properties, and the Option Parcels, are owned by PCIG. If the Company acquires those properties, or other properties owned by that Prentiss Group affiliate, PPL may be entitled to additional payments under the Termination Fee Note.

  . The Company has agreed to maintain at least $1.3 million of indebtedness secured by certain of the Properties outstanding for two years and to permit certain Prentiss Group members to guaranty such debt in order to defer certain tax consequences associated with the Formation
    Transactions.

  Additional information concerning benefits to executive officers, trustees and significant shareholders of the Company is set forth under "Certain Relationships and Transactions."

EFFECTS OF THE FORMATION TRANSACTIONS

  As a result of the transactions involved in the formation of the Company (including the Offering), the Company initially will hold directly or indirectly approximately 84.6% of the Units in the Operating Partnership, and the remaining Units will be held directly or indirectly by the Prentiss Principals. Immediately following completion of the Offering, purchasers of Common Shares in the Offering will hold approximately 74.7% of the consolidated equity of the Company, the Prentiss Principals will directly or indirectly hold approximately 15.4% and the Continuing Investors will hold approximately 9.9% of the consolidated equity of the Company.

  In addition to the Properties owned by the Operating Partnership prior to the Offering, the Operating Partnership will own (i) 100% of the fee interest in 18 Properties, (ii) 99% general partnership interests of two limited partnerships that own, in the aggregate, three Properties, the 1% limited partner of which is the Manager, (iii) a 98.01% general partnership interest of a limited partnership that owns one Property, the 1.99% limited partner of which is the Manager, (iv) 99% limited partnership interests in six limited partnerships that each own one Property, the 1% general partner of which is a limited partnership in which the Operating Partnership owns a 99% general partnership interest, (v) a 49.9% general partnership interest in a general partnership that owns a leasehold interest in a Property, (vi) a 25% general partnership interest in a general partnership that owns an individual property in Itasca, Illinois, (vii) a 99% general partnership interest in a limited partnership that owns the management contracts with respect to the Properties owned, directly or indirectly, by the Operating Partnership before the completion of the Formation Transactions, (viii) a 99% interest as the managing member of a limited liability company that owns (A) the title insurance agency that underwrites policies on properties located in Texas (including the policies obtained on the Texas Properties in connection with the Formation Transactions) and (B) a 1% interest in, and contract rights with respect to, the insurance agency that underwrites the policies in the Company's MgmtPlus+ insurance program (see "Properties--Insurance"), the 1% member of which limited liability company is the Manager, and (xi) all of the nonvoting stock of the Manager, representing 95% of the beneficial interests therein, with a corporation wholly owned by Michael V. Prentiss owning all of the voting stock of the Manager, representing 5% of the beneficial interests therein.

VALUATION OF THE COMPANY AND PROPERTIES

  Neither the Prentiss Group nor the Company sought or obtained any third party determination of the value of the assets contributed to the Operating Partnership in connection with the Formation Transactions, except with respect to the 47 Properties owned by the Operating Partnership prior to the Offering. With respect to those Properties, an appraisal was performed in June 1996 by Landauer Associates, Inc., solely to assist the Prentiss Group in determining the purchase prices payable to the current partners of the Operating Partnership, including the Continuing Investors and the Prentiss Group member serving as managing general partner, for their interests therein.

  The Total Market Capitalization of the Company at the Offering Price may not be indicative of, and may exceed: (i) the aggregate appraised values of the Properties and other assets to be acquired by the Company if appraisals had been obtained on all such assets in connection with the formation of the Company, and (ii) the fair market value of the Properties and such other assets. The value of the Company has been derived from a capitalization of the Company's pro forma consolidated cash flow, as adjusted, available for distribution to its shareholders, the Company's potential for growth and comparisons to other REITs and other factors set forth in "Underwriting." This methodology has been used because the Company believes it is appropriate to value the Company as an ongoing business, rather than through values that could be obtained from a liquidation of the Company or of its individual assets. No assurance can be given that the Offering Price will be an indication of the actual value of the Common Shares, which will be determined by market conditions and other factors. The aggregate number of Common Shares and Units allocated to members of the Continuing Investors and Prentiss Group, respectively, was arrived at by determining the percentage of equity of the Company remaining after sufficient equity is allocated to the public Offering to enable the Company to pay out of expected cash flow an annual distribution of $20.6 million or $1.28 per share. The distribution rate was derived by comparison to distribution rates of other REITs that the Company believes may be comparable and in light of current market conditions. The percentage of Common Shares allocated to the purchasers of shares sold by the Company in the Offering (74.7%) is equal to the percentage of estimated pro forma cash flow available for distribution necessary to pay the targeted distribution rate and the remaining equity of the Company was allocated to members of the Prentiss Group and Continuing Investors. Thus, the aggregate number of Restricted Shares and Units allocated to persons participating in the formation of the Company was not based on a valuation of the assets contributed other than the range of estimated values that the public market may place on the Company as a whole. See "Risk Factors--Prices to be Paid for Properties."

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

  See "Formation Transactions" for a summary of certain related party transactions that will be consummated prior to or simultaneously with the closing of the Offering.

REPAYMENT OF TERMINATION FEE NOTE

  PPL holds (and after the Formation Transactions will continue to hold) the Termination Fee Note from PCIG which is paid with the proceeds of sales of properties owned by PCIG. The Company will acquire the PGC Properties from PCIG that in the Formation Transactions and subsequent to the Offering, PPL will receive a payment of approximately $500,000 under the Termination Fee Note. The Company will have certain options on properties owned by PCIG which, if exercised, would result in additional payments to PPL under the Termination Fee Note. See "Properties--Option Parcels."

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

  The following table sets forth the beneficial ownership of Common Shares of
(i) each person who is a shareholder of the Company owning more than 5% of the beneficial interest in the Company, (ii) each person who is a trustee or executive officer of the Company and (iii) the trustees and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of Common Shares the person is expected to hold plus the number of shares for which Units expected to be held by the person are redeemable (if the Company elects to issue Common Shares rather than pay cash upon such redemption). The extent to which the persons will hold Common Shares as opposed to Units is set forth in the notes.

                          NUMBER OF SHARES AND
                           UNITS BENEFICIALLY
                              OWNED AFTER      PERCENT OF ALL COMMON   PERCENT OF ALL
NAME OF BENEFICIAL OWNER      THE OFFERING     SHARES AND UNITS(/1/) COMMON SHARES(/1/)
- ------------------------  -------------------- --------------------- ------------------
Michael V.
 Prentiss(/2/)(/3/).....       2,295,161               12.0%                12.4%
Thomas F.
 August(/2/)(/4/).......         293,141                1.5%                 1.8%
Thomas J. Hynes(/5/)....             500                  *                    *
Barry J.C. Parker(/5/)..             500                  *                    *
Dr. Leonard Riggs,
 Jr.(/5/)...............             500                  *                    *
Ronald G.
 Steinhart(/5/).........             500                  *                    *
Lawrence A.
 Wilson(/5/)............             500                  *                    *
Richard B. Bradshaw,
 Jr.(/3/)(/6/)..........         162,587                0.9%                 1.0%
Dennis J.
 DuBois(/2/)(/7/).......         180,295                1.0%                 1.1%
Richard J. Bartel(/8/)..             --                 --                   --
Mark R. Doran(/9/)......             --                 --                   --
Lawrence J.
 Krueger(/8/)...........             --                 --                   --
Jeffrey T.
 Courtwright(/1//0/)....             --                 --                   --
James B. Meyer(/1//0/)..             --                 --                   --
David
 Robertson(/1//0/)......             --                 --                   --
Robert K.
 Wiberg(/1//0/).........             --                 --                   --
All Trustees and
 executive officers (11
 persons)...............       2,933,684               15.4%                15.4%

- --------
  * Less than 1%.
 (/1/Assumes)that all Units held by the person are redeemed for Common Shares.
     The total number of Common Shares outstanding used in calculating the percentage of all Common Shares and Units assumes that all of the Units held by other persons are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of all Common Stock assumes that none of the Units held by other persons are redeemed for Common Shares.
 (/2/Includes)the principal's allocable share of Units held by PPL and various other Prentiss Group entities which received units in the Formation Transactions, in exchange for interests in Properties or the Prentiss Properties Service Business.
 (/3/Excludes)386,762 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant. Units redeemable for 115,102 Common Shares are held in a trust of which Mr. Prentiss is a trustee, and in which Mr. Prentiss disclaims beneficial ownership.
 (/4/Excludes)173,944 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
 (/5/The)Independent Trustees will receive a fee of $10,000 per year payable quarterly in Common Shares. The table includes the shares to be issued in the year following the closing of the Offering, based on the Offering Price. Excludes 10,500 Common Shares issuable upon the exercise of options granted under the Trustees' Plan, which vest in equal installments over a four-year period on the anniversary date of the grant.
 (/6/Excludes)64,366 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
 (/7/Excludes)39,366 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
 (/8/Excludes)75,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
 (/9/Excludes)50,000 Common Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.
(/1//Excludes025,000/Common)Shares issuable upon the exercise of options granted under the 1996 Plan, which vest in equal installments on each of the first three anniversaries of the date of the grant.

                 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

  The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

GENERAL

  The Declaration of Trust of the Company provides that the Company may issue up to 100,000,000 Common Shares and 20,000,000 preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"). Upon completion of this Offering and the related transactions, 16,142,985 Common Shares will be issued and outstanding (18,280,485 shares if the Underwriters' overallotment option is exercised in full) and no Preferred Shares will be issued and outstanding. As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state (the "Maryland REIT Law"), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue.

  Both the Maryland REIT Law and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of his status as a shareholder of the Company. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or former shareholder and that the Company shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by him in connection with any claim or liability. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

  All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of beneficial interest and to the provisions of the Company's Declaration of Trust regarding the restriction of the transfer of shares of beneficial interest, holders of Common Shares are entitled to receive dividends on shares if, as and when authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

  Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election and the holders of the remaining shares will not be able to elect any trustees.

  Holders of Common Shares have no preference, conversion, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of Shares of beneficial interest, Common Shares have equal dividend, distribution, liquidation and other rights.

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

  Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to: (a) the intentional disqualification of the Company as a real estate investment trust or revocation of its election to be taxed as a real estate investment trust (which requires the affirmative vote of two-thirds of the number of Common Shares entitled to vote on such matter at a meeting of the shareholders of the Company); (b) the election of trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Company at which a quorum is present); (c) the removal of trustees (which requires the affirmative vote of the holders of a majority the outstanding voting shares of the Company); (d) the amendment or repeal of the Independent Trustee provision in the Declaration of Trust (which requires the affirmative vote of 85% of the Trustees or two-thirds of the outstanding shares entitled to vote on the matter); (e) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (f) the dissolution of the Company (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter). Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees. As permitted by the Maryland REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue.

PREFERRED SHARES

  The Declaration of Trust authorizes the Board of Trustees to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each such series, subject to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise might be in their best interest. As of the date hereof, no Preferred Shares are outstanding and the Company has no present plans to issue any Preferred Shares.

CLASSIFICATION OR RECLASSIFICATION OF COMMON SHARES OR PREFERRED SHARES

  The Company's Declaration of Trust authorizes the Trustees to classify or reclassify any unissued Common Shares or Preferred Shares into one or more classes or series of shares of beneficial interest by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of such new class or series of shares of beneficial interest.

RESTRICTIONS ON TRANSFER

  For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of beneficial interest. Specifically, not more than 50% in value of the

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

Company's outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations--Requirements for Qualification."

  Because the Board of Trustees believes it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.5% of (i) the number of outstanding Common Shares, except for Michael V. Prentiss, who may own initially no more than 15.0% of the number of such outstanding shares or (ii) the number of outstanding Preferred Shares of any series of Preferred Shares (the "Ownership Limitation"), except for Michael V. Prentiss, who may own initially no more than 15.0% of the number of such outstanding shares. The Ownership Limitation will adjust upward, to a minimum of 9.8%, and the limit applicable to Mr. Prentiss will adjust downward, in proportion to any reduction in Mr. Prentiss' direct or indirect consolidated percentage ownership of the Company as a result of additional issuances of securities of the Company or the Operating Partnership or dispositions or redemptions of Units held directly or indirectly by Mr. Prentiss upon the completion of the Formation Transactions. Any transfer of Common or Preferred Shares that would
(i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limitation, (ii) result in the Common and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856 (d) (2) (B) of the Code, shall be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares.

  Subject to certain exceptions described below, if any purported transfer of Common or Preferred Shares would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limitation,
(ii) result in the Common and Preferred Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code, the Common or Preferred Shares will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such Common or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of Common or Preferred Shares to the Company for registration in the name of the Share Trust. The Share Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

  Shares-in-Trust will remain issued and outstanding Common or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares-in-Trust. The Share Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Share Trust and resulting in the redesignation of such Common or Preferred Shares as Shares-in-Trust.

  The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Share Trust the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and
(ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the Common or Preferred Shares that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

  The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

  "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Common or Preferred Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotations system that may then be in use or, if the Common or Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Shares selected by the Board of Trustees. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  Any person who acquires or attempts to acquire Common or Preferred Shares in violation, of the foregoing restrictions, or any person who owned Common or Preferred Shares that were transferred to a Share Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

  The Declaration of Trust requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Common and Preferred Shares, within 30 days after January 1 of each year, to provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

  The Ownership Limitation generally will not apply to the acquisition of Common or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limitation under certain circumstances. The foregoing restrictions will continue to apply until (i) the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and (ii) there is an affirmative vote of two-thirds of the votes entitled to be cast on such matter at a regular or special meeting of the shareholders of the Company.

  The Ownership Limitation could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company.

  All certificates representing Common or Preferred Shares will bear a legend referring to the restrictions described above.

                      CERTAIN PROVISIONS OF MARYLAND LAW
                       AND OF THE COMPANY'S DECLARATION
                              OF TRUST AND BYLAWS

  The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws of the Company.

CLASSIFICATION OF THE BOARD OF TRUSTEES

  The Bylaws provide that the number of trustees of the Company may be established by the Board of Trustees but may not be fewer than three nor more than nine. At the closing of the Offering, there will be seven Trustees. The Trustees may increase or decrease the number of Trustees by a vote of at least 80% of the members of the Board of Trustees, provided that the number of Trustees shall never be less than the number required by Maryland law and that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Any vacancy will be filled, including a vacancy created by an increase in the number of Trustees, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Trustees.

  Pursuant to the Declaration of Trust, the Board of Trustees is divided into three classes of trustees. The initial terms of the first, second and third class will expire in 1997, 1998 and 1999, respectively. Beginning in 1997, Trustees of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Holders of Common Shares will have no right to cumulative voting in the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

  The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. The staggered terms of Trustees may reduce the possibility of a tender offer or an attempt to change control of the Company or other transaction that might involve a premium price for holders of Common Shares, even though a tender offer, change of control or other transaction might be in the best interest of the shareholders.

REMOVAL OF TRUSTEES

  The Declaration of Trust provides that a Trustee may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees. This provision, when coupled with the provision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent Trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

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

BUSINESS COMBINATIONS

  Under the MGCL, as applicable to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was an Interested Shareholder or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and
(b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder.

CONTROL SHARE ACQUISITIONS

  The MGCL, as applicable to Maryland real estate investment trusts, provides that control shares (as defined below) of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

  The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

  The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's Common or Preferred Shares. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT

  The Declaration of Trust may be amended with the approval of at least a majority of all of the votes entitled to be cast on the matter, provided, that certain provisions of the Declaration of Trust regarding (i) the Company's Board of Trustees, (ii) the restrictions on transfer of the Common Shares and the Preferred Shares, (iii) amendments to the Declaration of Trust by the Trustees and the shareholders of the Company, and (iv) the termination of the Company may not be amended, altered, changed or repealed without the approval of two-thirds of all of the votes entitled to be cast on these matters. In addition, the Declaration of Trust may be amended by the Board of Trustees, without shareholder approval to conform the Declaration of Trust to the Maryland REIT law. The Company's Bylaws may be amended or altered exclusively by the Board of Trustees.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

  The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner of such real estate investment trust corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, Trustee, or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity, or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

  The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

OPERATIONS

  The Company is generally prohibited from engaging in certain activities, including incurring consolidated indebtedness, in the aggregate, in excess of the Debt Limitation and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a real estate investment trust.

DISSOLUTION OF THE COMPANY

  Pursuant to the Company's Declaration of Trust, and subject to the provisions of any class or series of shares of beneficial interest of the Company then outstanding, the shareholders of the Company, at any meeting thereof, may dissolve the Company by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

  The Bylaws of the Company provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only
(i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and
(b) with respect to special meetings of Shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (i) pursuant to the Company's notice of the meeting,
(ii) by the Board of Trustees or, (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

  The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Declaration of Trust on classification of the Board of Trustees, the removal of Trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of the Bylaws could have the affect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

MARYLAND ASSET REQUIREMENTS

  To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires at least 75% of the value of the Company's assets to be held, directly or indirectly, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short

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term securities and receivables. The Maryland REIT Law also prohibits the
Company from using or applying land for farming, agricultural, horticultural or similar purposes.

TRANSFER AGENT

  The transfer agent and registrar for the Company's Common Shares is       .

                       SHARES AVAILABLE FOR FUTURE SALE

  Upon the closing of the Offering and the Formation Transactions, the Company will have 16,142,985 Common Shares issued and outstanding (18,280,485 Common Shares if the Underwriter's overallotment option is exercised in full), 2,931,184 Common Shares will be reserved for issuance upon redemption of Units and 1,614,300 Common Shares (plus 8% of newly issued and outstanding Common Shares other than shares issued under the 1996 Plan or Trustees Plan) will be reserved for issuance under the 1996 Share Incentive Plan. The Common Shares issued in the Offering will be freely tradeable by persons other than "Affiliates" of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to certain limitations on ownership set forth in the Declaration of Trust. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

  Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Company) have Exchange Rights which, beginning two years from the date of the closing of the Offering, enable them to cause the Operating Partnership to exchange their Units for cash or, at the option of the General Partner, Common Shares on a one-for-one basis.

  The Common Shares that will be issuable to holders of Units upon exercise of the Exchange Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below, the Company has granted the holders registration rights with respect to such Common Shares.

  In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

  The Company has agreed to file, as soon as practicable after two years from the Closing Date, a registration statement with the Commission for the purpose of registering the sale of 2,931,184 Common Shares to be issuable upon redemption of the Units. The Company will use its best efforts to have each of the registration statements declared effective and to keep it effective for a period of two years. Upon effectiveness of the related registration statements, those persons holding Common Shares upon redemption of the applicable Units other than "Affiliates" of the Company, as that term is defined under the Securities Act may sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule
144. The Operating Partnership will bear expenses incident to the registration requirements, except that such expenses shall not include any underwriting discounts or commissions, Commission or state securities registration fees,

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

transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of properties to the Operating Partnership who elect to receive, in lieu of cash, Common Shares, Units, or other securities convertible into Common Shares.

  Prior to the Offering there has been no public market for the Common Shares. The Company intends to apply to list the Common Shares on the NYSE.

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Shares. See "Risk Factors--Effect of Shares Available for Future Sale on Price of Common Shares" and "Operating Partnership Agreement--Transferability of Interests."

  For a description of certain restrictions on transfers of Common Shares held by certain shareholders of the Company, see "Underwriting."

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

                        OPERATING PARTNERSHIP AGREEMENT

  The following summary of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

  The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations of income or loss, or (iv) impose on the Limited Partners any obligations to make additional contributions to the capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than two-thirds of the Units held by such partners.

TRANSFERABILITY OF INTERESTS

  The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

CAPITAL CONTRIBUTION

  The Company will contribute to the Operating Partnership, approximately 85.329% of the net proceeds of the Offering in exchange for the issuance to the Company of Units to be held by the Company. The Company will contribute to the General Partner and the General Partner will contribute to the Operating Partnership approximately 0.171% of the net proceeds of the Offering in exchange for a 0.2% general partnership interest in the Operating Partnership to be held by the General Partner. The Company will transfer the remaining 14.5% of the net proceeds of the Offering to the current limited partners of the Operating Partnership, which include the Continuing Investors, in exchange for interests in the Operating Partnership. After the completion of the Offering, the Company will have issued a total of 16,142,985 Common Shares and will own, either directly or through the General Partner, 16,142,985 Units. Although the Operating Partnership will receive the net proceeds of the Offering, the Company and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the underwriter's discount and other expenses paid or incurred in connection with the Offering. Following the closing of the Offering the Limited Partners (other than the Company) that are members of the Prentiss Group, including the Prentiss Principals, will collectively own approximately 15.4% of the outstanding Units. The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or the Company may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as

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

are applicable to the General Partner's or the Company's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Company (i) has concluded in good faith that such issuance is in the best interest of the Company and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause the Company to contribute the proceeds of a share offering by the Company as additional capital to the Operating Partnership. Upon such contribution, the General Partner or the Company, as applicable, will receive additional Units and the General Partner's or the Company's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or the Company. In addition, if the General Partner or the Company contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS

  Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Company) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Common Shares on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Common Shares to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Common Shares in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interest in a tenant of the Company's or the Operating Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Common Shares by such redeeming Limited Partner to be "integrated" with any other distribution of Common Shares for purposes of complying with the Securities Act. The Exchange Rights may be exercised by the Limited Partners at any time after the second anniversary of the date of the closing of the Offering, provided that not more than two exchanges may occur during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. See "Federal Income Tax Considerations--Tax Aspects of the Operating Partnership." After the closing of the Offering the aggregate number of Common Shares issuable upon exercise of the Exchange Rights will be approximately 2,931,184. The number of Common Shares issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS

  For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS

  The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT for federal tax purposes, to

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

avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

  In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Company and the General Partner (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company and the General Partner, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS

  The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the Company has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS

  Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM

  The Operating Partnership shall continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership), (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the Company, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY

  The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of the Company's shareholders.

TAX MATTERS

  Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

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

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Shares in the Company. Hunton & Williams has acted as counsel to the Company and has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations that will be material to a holder of the Common Shares. The discussion contained herein does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

  The statements in this discussion and the opinion of Hunton & Williams are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

  EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

  The Company currently has in effect an election to be taxed as a pass-through entity under Subchapter S of the Code, but intends to revoke its S election on the day prior to the closing of the Offering. The Company plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, effective for its short taxable year beginning on the day prior to the Closing of the Offering and ending on December 31, 1996. The Company believes that, commencing with such taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

  The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

  Hunton & Williams has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Hunton & Williams, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by the Company in a timely fashion, the Company's organization and proposed method of operation will enable it to qualify to be taxed as a REIT under the Code commencing with the Company's short taxable year beginning the day prior to the closing of the Offering and ending December 31, 1996, and for its future taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Hunton & Williams' opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal

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

income tax opinion that will be delivered by Hunton & Williams at the closing of the Offering. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and share ownership, the various qualification tests imposed under the Code discussed below. Hunton & Williams will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Failure to Qualify."

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company will make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

  The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons;
(vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and
(ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that

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

conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

  Prior to the consummation of the Offering, the Company did not satisfy conditions (v) and (vi) in the preceding paragraph. The Company anticipates issuing sufficient Common Shares with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements (v) and (vi). In addition, the Company's Declaration of Trust provides for restrictions regarding transfer of the Common Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Shares of Beneficial Interest--Restrictions on Transfer."

  The Company currently has one subsidiary, the General Partner, and may have additional subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company. The General Partner is a "qualified REIT subsidiary." The General Partner, therefore, will not be subject to federal corporate income taxation, although it may be subject to state and local taxation.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, the Company's proportionate share of the assets, liabilities, and items of income of the Operating Partnership and the noncorporate subsidiaries of the Operating Partnership (the "Noncorporate Subsidiaries") will be treated as assets, liabilities, and items of income of the Company for purposes of applying the requirements described herein.

 Income Tests

  In order for the Company to qualify and to maintain its qualification as a REIT, three requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property, and (iii) certain real property held for

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

less than four years (apart from involuntary conversions and sales of foreclosure property). The specific application of these tests to the Company is discussed below.

  The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the Properties or furnish or render services to the tenants of such Properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

  The Company does not anticipate charging Rent for any portion of any Property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above). Furthermore, the Company has represented that, with respect to other properties that it may acquire in the future, it will not charge Rent for any portion of any property that is based, in whole or in part, on the income or profits of any person to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company does not anticipate receiving any Rent from a Related Party Tenant, and the Company has represented that, to the extent that it receives Rent from a Related Party Tenant in the future, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also does not anticipate that the Rent attributable to personal property leased in connection with any lease (a "Lease") of real property will exceed 15% of the total Rent received under the Lease. The Company has represented that, in the future, it will not allow the Rent attributable to personal property leased in connection with any Lease of real property to exceed 15% of the total Rent received under the Lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test.

  Through the Operating Partnership, the Noncorporate Subsidiaries, and the Manager, none of which constitutes a qualifying independent contractor, the Company will provide certain services to its tenants. The Company believes (and has represented to Hunton & Williams) that all such services will be considered "usually or customarily rendered" in connection with the rental of space for occupancy only and will not otherwise be considered "rendered to the occupant," so that the provision of such services will not jeopardize the qualification of the Rent as "rents from real property." In the case of any services that are not "usual and customary" under the foregoing rules, the Company intends to employ qualifying independent contractors to provide such services. Furthermore, the Company has represented that it will not provide noncustomary services with respect to other properties that it acquires in the future (other than through a qualifying independent contractor) to the extent that the provision of such services would cause the Company to fail to satisfy either the 75% or 95% gross income test.

  If any portion of the Rent does not qualify as "rents from real property" because the Rent attributable to personal property leased in connection with any Lease of real property exceeds 15% of the total Rent received under the Lease for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property, plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income during such

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year, the Company likely would lose its REIT status. If, however, any portion of the Rent received under a Lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by the Company under such Lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such Lease, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company likely would lose its REIT status. Finally, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services with respect to a Property other than through a qualifying independent contractor, none of the Rent received by the Company with respect to the related Property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to the related Property, plus any other income received by the Company during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of the Company's gross income for such year, the Company would lose its REIT status.

  The Company, through the Operating Partnership, may receive certain types of income that will not qualify for purposes of the 75% or 95% gross income test. In particular, dividends paid with respect to the stock of the Manager owned by the Operating Partnership will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the Operating Partnership, through a Noncorporate Subsidiary, will receive its allocable shares of fees received by the Noncorporate Subsidiary in consideration of the performance of certain services with respect to Properties that are owned, directly or indirectly, by the Operating Partnership. Although the law is not entirely clear, to the extent that the Operating Partnership owns, directly or indirectly, an interest in such Properties and an interest in the Noncorporate Subsidiary, such fees should be disregarded for purposes of the 75% and 95% gross income tests. The Operating Partnership, through a Noncorporate Subsidiary, also may provide services to third parties. Any fees received in exchange for such services will not be qualifying income for purposes of the 75% and 95% gross income tests. Furthermore, to the extent that the Company receives interest that is accrued on the late payment of the Rent, such amounts will not qualify as "rents from real property" and, thus, will not be qualifying income for purposes of the 75% gross income test, but instead will be treated as interest that qualifies for the 95% gross income test. The Company believes that the aggregate amount of any such nonqualifying income in any taxable year will not cause the Company to fail to satisfy either the 75% or 95% gross income test.

  It is possible that, from time to time, the Company or the Operating Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company or the Operating Partnership enters into an interest rate swap or cap contract to hedge any variable rate indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Furthermore, any such contract would be considered a "security" for purposes of applying the 30% gross income test. To the extent that the Company or the Operating Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

  Based on the foregoing, Hunton & Williams is of the opinion that the Rent will qualify as "rents from real property" for purposes of the 75% and 95% gross income tests, and that the Company's proposed method of operation will enable it to satisfy the 75% and 95% gross income tests. As described above, the opinion of Hunton & Williams is based upon an analysis of all the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous, as well as representations by the Company and assumptions that are described above and set out in the federal income tax opinion of Hunton & Williams to be delivered at the closing of the Offering. Opinions of counsel are not binding upon the Service or any court.

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

Accordingly, there can be no complete assurance that the Service will not assert successfully a contrary position and, therefore, prevent the Company from qualifying as a REIT.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. No such relief is available for violations of the 30% income test.

 Asset Tests

  The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the Noncorporate Subsidiaries, the General Partner, and any other qualified REIT subsidiary).

  For purposes of the asset tests, the Company will be deemed to own its proportionate share of the assets of the Operating Partnership and each Noncorporate Subsidiary, rather than its interests in those entities. The Operating Partnership will own 100% of the nonvoting common stock of the Manager. The Company has represented that, as of the date of the Offering, (i) at least 75% of the value of its total assets will be represented by real estate assets, cash and cash items (including receivables), and government securities and (ii) it will not own (A) securities of any one issuer the value of which exceeds 5% of the value of the Company's total assets or (B) more than 10% of any one issuer's outstanding voting securities (except for its interests in the Operating Partnership, the Noncorporate Subsidiaries, the General Partner, and any other qualified REIT subsidiary). In addition, the Company has represented that it will not acquire or dispose, or cause the Operating Partnership to acquire or dispose, of assets in the future in a way that would cause it to violate either asset test. Based on the foregoing, Hunton & Williams is of the opinion that the Company will satisfy both asset tests for REIT status.

  If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

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

 Distribution Requirements

  The Company, in order to qualify as a REIT, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

  It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Shares or additional Common Shares.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

 Recordkeeping Requirements

  Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company intends to comply with such requirements.

 Partnership Anti-Abuse Rule

  The U.S. Treasury Department has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the

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partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

  The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. Based on the foregoing, Hunton & Williams is of the opinion that the Anti-Abuse Rule will not have any adverse impact on the Company's ability to qualify as a REIT. However, the Exchange Rights do not conform in all respects to the redemption rights contained in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

FAILURE TO QUALIFY

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

  As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Common Shares that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S.,
(ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Shares have been held for one year or less), assuming the Common Shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the

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Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

  Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Shares (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.


TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON SHARES

  In general, any gain or loss realized upon a taxable disposition of the Common Shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Shares may be disallowed if other Common Shares are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

  A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on net capital gains applicable to individuals is 28%. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

  The Company will report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service issued proposed

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regulations in April 1996 regarding the backup withholding rules as applied to
Non-U.S. Shareholders. Those proposed regulations would alter the current system of backup withholding compliance. See "--Taxation of Non-U.S. Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%,
(ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares.

TAXATION OF NON-U.S. SHAREHOLDERS

  The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

  Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or
(ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service issued proposed regulations in April 1996 that would modify the manner in which the

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Company complies with the withholding requirements. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Shares, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

  For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

  Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. It is currently anticipated that the Company will be a "domestically controlled REIT" and, therefore, the sale of the Common Shares will not be subject to taxation under FIRPTA. However, because the Common Shares will be publicly traded, no assurance can be given that the Company will be a "domestically controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

OTHER TAX CONSEQUENCES

  The Company, the General Partner, the Operating Partnership, the Manager, a Noncorporate Subsidiary, or the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

  In particular, the State of Texas imposes a franchise tax upon corporations and limited liability companies that do business in Texas, including REITs that are organized as corporations. The Texas franchise tax imposed on a corporation doing business in Texas generally is equal to the greater of
(i) .25% of its "taxable capital" (generally, its financial accounting net worth with certain adjustments) apportioned to Texas; or (ii) 4.5% of its "taxable earned surplus" (generally, its federal taxable income with certain adjustments) apportioned to Texas. A corporation's taxable capital and taxable earned surplus are apportioned to Texas based upon a fraction, the numerator of which is the corporation's gross receipts from business transacted in Texas and the denominator of which is the corporation's gross receipts from all sources.

  Because the Company will be organized as a Maryland real estate investment trust, and not as a corporation or a limited liability company, the Company should not be subject to Texas franchise tax. Similarly, neither the Operating Partnership nor any Noncorporate Subsidiary organized as a partnership should be subject to the Texas franchise tax. The Company will request a ruling from the office of the Texas State Comptroller of Public Accounts (the "Comptroller"), the administrative agency that administers the Texas franchise tax, that neither the Company, the Operating Partnership nor any Noncorporate Subsidiary organized as a partnership will be subject to the Texas franchise tax. There can be no assurance, however, that the Texas legislature, which next meets in regular session in 1997, will not expand the scope of the Texas franchise tax to apply to trusts such as the Company or partnerships such as the Operating Partnership or the Noncorporate Subsidiaries that are organized as partnerships.

  Both the General Partner and the Manager will be organized as corporations. Furthermore, the General Partner will be the general partner of a partnership doing business in Texas (i.e., the Operating Partnership) and will register in the State of Texas as a foreign corporation qualified to transact business in Texas. Similarly, the Manager will conduct business in Texas and will register in the State of Texas as a foreign corporation qualified to transact business in Texas. Accordingly, both the General Partner and the Manager will be subject to the Texas franchise tax. Finally, one of the Noncorporate Subsidiaries, Riverside Industrial, LLC, is organized as a limited liability company, will conduct business in Texas and will register in the State of Texas as a foreign limited liability company qualified to transact business in Texas. Accordingly, that Noncorporate Subsidiary also will be subject to the Texas franchise tax.

  Coopers & Lybrand L.L.P., special tax consultant to the Company ("Coopers & Lybrand"), has reviewed the discussion in this section with respect to Texas franchise tax matters and is of the opinion that it fairly summarizes the Texas franchise tax considerations that will be material to the Company. The opinion rendered by Coopers & Lybrand is not binding upon the Comptroller or any court. Furthermore, Coopers & Lybrand expresses no opinion with respect to
(i) any federal or other state tax considerations affecting the Company including, but not limited to, other taxes imposed by the State of Texas; or
(ii) any of the tax considerations affecting a holder of Common Shares including, but not limited to, the Texas franchise tax implications to a holder of owning Common Shares.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE NONCORPORATE SUBSIDIARIES

  The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Operating Partnership and the Noncorporate Subsidiaries (each of the Operating Partnership and the Noncorporate Subsidiaries is referred to herein as a "Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

 Classification as a Partnership

  The Company will be entitled to include in its income its distributive share of each Partnership's income and to deduct its distributive share of each Partnership's losses only if each Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if it (i) has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes and (ii) is not a "publicly traded" partnership. Those four corporate characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "--Requirements for Qualification--Income Tests."

  The U.S. Treasury Department recently issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

  The Company has not requested, and does not intend to request, a ruling from the Service that each Partnership will be classified as a partnership for federal income tax purposes. Instead, Hunton & Williams is of the opinion that, based on certain factual assumptions and representations, each Partnership does not possess more than two corporate characteristics and will not be treated as a publicly traded partnership and, thus, will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of each Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Hunton & Williams is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

  If for any reason one of the Partnerships were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to qualify as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests" and "-- Requirements for Qualification--Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations--Requirements for Qualification--Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

 Income Taxation of the Partnerships and their Partners

  Partners, Not Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from such Partnership.

  Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

  Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

  Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership by a member of the Prentiss Group in exchange for Units will be specially allocated to such member to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that the Company (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to the Company if such Properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to the Company as a result of such sale. These allocations may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements, although the Company does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Company's earnings and profits for purposes of determining which portion of the Company's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Company's distributions being taxed as a dividend than would have occurred had the Company purchased the Properties for cash.

  Basis in Operating Partnership Interest. The Company's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to
(i) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

  If the allocation of the Company's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Company's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S OR A NONCORPORATE SUBSIDIARY'S PROPERTY

  Generally, any gain realized by the Operating Partnership or a Noncorporate Subsidiary on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership or a Noncorporate Subsidiary on the disposition of the Properties contributed by the Prentiss Group in exchange for Units will be allocated first to the applicable members of the Prentiss Group under section 704(c) of the Code to the extent of their "built-in gain" on those Properties for federal income tax purposes. The Limited Partners' "built-in gain" on the Properties sold will equal the excess of the Limited Partners' proportionate share of the book value of those Properties over the Limited Partners' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by the Operating Partnership or a Noncorporate Subsidiary on the disposition of the contributed Properties, and any gain recognized upon the disposition of the Properties acquired by the Operating Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership or such Noncorporate Subsidiary. The Bylaws of the Company provide that any decision to sell any real estate asset in which a trustee, or officer of the Company, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the Trustees including a majority of the Independent Trustees. See "Policies with Respect to Certain Activities--Conflict of Interest Policies--Declaration of Trust and Bylaw Provisions."

  The Company's share of any gain realized by the Operating Partnership or a Noncorporate Subsidiary on the sale of any property held by the Operating Partnership or a Noncorporate Subsidiary as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's or a Noncorporate Subsidiary's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations--Requirements For Qualification--Income Tests" above. The Company, however, does not presently intend to allow the Operating Partnership or a Noncorporate Subsidiary to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's, the Operating Partnership's or a Noncorporate Subsidiary's trade or business.

MANAGER

  The Operating Partnership owns 100% of the nonvoting stock of the Manager. Such stock represents in the aggregate a 95% economic interest in the Manager. The Operating Partnership also holds a $26.95 million note issued by the Manager. By virtue of its ownership of the Operating Partnership, the Company is considered to own its pro rata share of such stock and note.

  As noted above, for the Company to qualify as a REIT the Company's proportionate share of the value of the equity and debt securities of the Manager held by the Operating Partnership may not exceed 5% of the total value of the Company's assets. In addition, the Company's proportionate share of the Manager's equity securities may not constitute more than 10% of the voting securities of the Manager. The Company does not own, directly or through the Operating Partnership, any of the voting securities of the Manager. In addition, the Company believes its proportionate share of the value of the equity and debt securities of the Manager held by the Operating Partnership does not exceed 5% of the total value of the Company's assets. If the Service were to successfully challenge these determinations, however, the Company likely would fail to qualify as a REIT.

  The Manager will be organized as a corporation and will pay federal, state and local income taxes on its taxable income at normal corporate rates. Any such taxes will reduce amounts available for distribution by the Manager which in turn will reduce amounts available for distribution to the Company's stockholders.

                                 UNDERWRITING

  Subject to the terms and conditions contained in the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to the underwriters named below (the "Underwriters"), for whom Lehman Brothers Inc., Alex. Brown & Sons Incorporated, A.G. Edwards & Sons, Inc., Prudential Securities Incorporated, Smith Barney Inc. and Principal Financial Securities, Inc. are acting as representatives (the "Representatives"), and each of the Underwriters has severally agreed to purchase, the respective number of Common Shares set forth below opposite their respective names.

                                                                      NUMBER OF
          UNDERWRITERS                                                 SHARES
          ------------                                                ---------
   Lehman Brothers Inc...............................................
   Alex. Brown & Sons Incorporated...................................
   A.G. Edwards & Sons, Inc..........................................
   Prudential Securities Incorporated................................
   Smith Barney Inc..................................................
   Principal Financial Securities, Inc...............................
                                                                         ---
       Total.........................................................
                                                                         ===

  The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Common Shares are subject to certain conditions precedent and that if any of the foregoing Common Shares are purchased by the Underwriters pursuant to the Underwriting Agreement, all such Common Shares must be so purchased.

  The Company has been advised by the Underwriters that they propose to offer the Common Shares directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such public offering price less a concession not in excess of $. per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $. per share to certain other underwriters or to certain other brokers or dealers. After the initial public offering, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Representatives.

  The Company has granted to the Underwriters an option to purchase up to an additional 2,137,500 Common Shares at the initial public offering price less underwriting discounts and commissions, solely to cover overallotments, if any. The Underwriters may exercise this option at any time up to 30 days after the date of this Prospectus. To the extent that the Underwriters exercise this option, each of the Underwriters will be obligated, subject to certain conditions, to purchase a number of additional Common Shares proportionate to such Underwriter's initial commitment reflected in the foregoing table.

  The Company has agreed that it will not, without the prior written consent of Lehman Brothers Inc., offer for sale, contract to sell, sell or otherwise dispose of, directly or indirectly, any Common Shares (other than shares issued pursuant to the 1996 Share Incentive Plan and certain other agreements) or any securities convertible or exchangeable into Common Shares or sell or grant options, rights or warrants with respect to any Common Shares, for a period of six months after the consummation of the Offering. Each of the officers, Trustees and affiliates of the Company who have acquired Units in connection with the organization of the Company and the Formation Transactions has entered into agreements with the Underwriters providing that, subject to certain exceptions, such holders of Units will not sell any Units prior to the second anniversary of the Closing Date, without the consent of the Company and Lehman Brothers Inc. Each of the Continuing Investors has agreed that, subject to certain exceptions, it will not sell any Common Shares prior to the first anniversary of the Closing Date. The Company has agreed with the Continuing Investors that it will issue 1,892,985 Common Shares (representing an investment of approximately $37.9 million based on the Offering Price) in exchange for their interests in the Operating Partnership. No underwriting discounts or commissions will be applied to the Common Shares to be issued to the Continuing Investors.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

  The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

  Prior to the Offering, there has been no public market for the Common Shares. Consequently, the offering price was determined by negotiations among the Company and the Representatives. Among the principal factors considered in such negotiations were prevailing market and general economic conditions, dividend yields and Funds from Operation multiples of comparable publicly traded REITs, the revenues and earnings of the Company in recent periods, the current financial position of the Company and estimates of the business potential and earnings prospects of the Company. Additionally, consideration was given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the times the offerings are made.

  Certain of the Underwriters and their affiliates have from time to time performed, and may continue to perform in the future, various investment banking services for the Company, for which customary compensation has been received. The Company will pay an advisory fee equal to 0.5% of the gross proceeds of the Offering (including any exercise of the Underwriters' overallotment option) to Lehman Brothers Inc. for advisory services in connection with the evaluation, analysis and structuring of the Company's formation as a REIT. In connection with the Offering, (i) affiliates of Lehman Brothers Inc. will receive $54.0 million of the net proceeds as consideration for the sale of such affiliates' interests in certain of the Properties to the Company in the Formation Transactions, (ii) an affiliate of Lehman Brothers Inc. will be repaid mortgage loans in the principal amount of approximately $64.5 million made by it to certain affiliates of the Company prior to the Offering and (iii) an affiliate of Lehman Brothers Inc. has delivered commitments to make two mortgage loans available to the Company in the aggregate principal amount of $50 million. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Results."

  Although the Conduct Rules of the National Association of Securities Dealers, Inc. exempt REITs from the conflict of interest provisions thereof, because affiliates of Lehman Brothers Inc. will receive more than 10% of the net proceeds of the Offering as consideration for the sale of interests in certain of the properties and in repayment of currently outstanding indebtedness, the Underwriters have determined to conduct the Offering in accordance with the applicable provisions of Rule 2720 of the Conduct Rules. In accordance with these requirements, A.G. Edwards & Sons, Inc. (the "Independent Underwriter") is assuming the responsibilities of acting as "qualified independent underwriter," and will recommend the maximum initial public offering price for the Common Shares in compliance with the requirements of the Conduct Rules. In connection with the Offering, the Independent Underwriter is performing due diligence investigations and is reviewing and participating in the preparation of this Prospectus and the Registration Statement of which this Prospectus forms a part. The initial public offering price of the Common Shares will be no higher than the price recommended by the Independent Underwriter.

  As of March 31, 1996, the Principal Mutual Insurance Company occupied approximately 6,650 square feet of the Company's One Northwestern Plaza Property in Southfield, Michigan (approximately 2.8% of the net rentable square feet) pursuant to leases which expire June 30, 1997. Total annual base rent under the Principal Mutual Insurance Company's leases was approximately $147,533 as of March 31, 1996. As of March 31, 1996, The Prudential Insurance Company of America occupied approximately 11,470 square feet of One Northwestern Plaza (approximately 4.7% of the net rentable square feet) pursuant to a lease which expires December 31, 1996. Total annual base rent under the Prudential Insurance Company of America lease was approximately $270,533 as of March 31, 1996.

  The Company intends to apply to have the Common Shares listed on the NYSE under the symbol "PP."

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, as corporate, securities and tax counsel to the Company, and by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas,

Texas as real estate counsel to the Company, and for the Underwriters by Rogers & Wells, New York, New York. Hunton & Williams and Rogers & Wells will rely on Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland as to certain matters of Maryland law.

                                    EXPERTS

  The financial statements as listed on the Index to Financial Statements on F-1, included in this Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The description of Texas franchise tax matters set forth in the Prospectus under the heading "Federal Income Tax Considerations--Other Tax Consequences" is based upon the opinion of Coopers & Lybrand, L.L.P.

                            ADDITIONAL INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-11 under the Securities Act and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

  Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

  The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal or NYSE requirements, if any, holders of Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accounts, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                   GLOSSARY

  Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

  "401(k) Plan" means the Employee Savings Plan & Trust of PPL that will be assumed and continued by the Company.

  "5/50 Rule" means not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer individuals during the last half of each taxable year.

  "90% Passive-Type Income Exception" means that a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's income for a taxable year consists of certain passive-type income.

  "ACMs" means asbestos-containing materials.

  "ADA" means the Americans with Disabilities Act of 1990.

  "ADS" means the alternative depreciation system of depreciation.

  "Affiliate" means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

  "Anti-Abuse Rule" means a final regulation issued by the United States Treasury Department under the Partnership Provisions that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate.

  "Beneficiary" means the beneficiary of the Share Trust.

  "Broadmoor Austin Partnership" means the partnership owning the Broadmoor Austin Property in which the Company owns a 49.9% interest.

  "BWI Corridor" means the Baltimore/Washington Industrial Corridor.

  "Bylaws" means the Company's Bylaws.

  "Cadillac Fairview" means The Cadillac Fairview Corporate Limited and its subsidiaries, including Corporate Limited Urban Development.

  "CBD" means Central Business District.

  "Chicago Industrial Buildings" means the four industrial buildings located in Chicago, Illinois as to which the Company will have options to acquire after the completion of the Formation Transactions.

  "Closing Date" means the date of the closing of the Offering.

  "Closing Price" means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common or Preferred Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common or Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Shares selected by the Board of Trustees.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Common Shares" means common shares of beneficial interest, par value $.01 per share, of the Company.

  "Company" means Prentiss Properties Trust and its subsidiaries on a consolidated basis.

  "Company Expenses" means administrative costs and expenses of the Company and the General Partner.

  "Compensation Committee" means the committee comprised of two or more of the Independent Trustees established by the Board of Trustees to determine compensation for the Company's executive officers and to implement the Company's 1996 Share Incentive Plan.

  "Competitive Activities" means engaging in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any office or industrial real estate property anywhere in the U.S. that the Company conducts its affairs.

  "Continuing Investors" means the pre-offering institutional investors in the Operating Partnership who will receive restricted Common Shares in the Formation Transactions.

  "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  "Control Shares" means shares of beneficial interest that, if aggregated with all other such shares of beneficial interest of the Company previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power, but does not include shares which the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.

  "Debt Limitation" means the limitation on indebtedness that the Company intends to maintain by limiting the Company's total combined indebtedness plus its pro rata share of Joint Venture Debt to 50% of the Company's Total Market Capitalization.

  "Declaration of Trust" means the amended and restated Declaration of Trust of the Company.

  "Development Parcels" means the six parcels of land owned by the Company that are adjacent to certain of the Properties.

  "DFW Airport" means Dallas-Fort Worth International Airport.

  "Dow" means the Dow Chemical Corporation.

  "EPA" means the United States Environmental Protection Agency.

  "ESAs" means the Phase I environmental site assessments obtained by the Company on all of the Properties prior to the closing of the Offering.

  "Exchange Rights" means the right of Limited Partners to exchange all or a portion of their units for Common Shares on a one-for-one basis pursuant to the terms of the Operating Partnership Agreement.

  "Exempt Organizations" means tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

  "Formation Transactions" means principal transactions in connection with the formation of the Company and the acquisition of interests in the Properties by the Operating Partnership.

  "General Partner" means Prentiss Properties General Partner, Inc., as general partner of the Operating Partnership.

  "IBM" means International Business Machines Corporation.

  "Independent Trustees" means a trustee of the Company that is not an officer or employee of the Company, any affiliate of an officer or employee or any affiliate of (i) any advisor to the Company under an advisory agreement, (ii) any lessee of any property of the Company, (iii) any subsidiary of the Company or (iv) any partnership that is an affiliate of the Company.

  "Industrial Properties" means the 59 industrial buildings that the Company will own after the completion of the Formation Transactions.

  "Interested Shareholder" means a beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of a trust or an affiliate thereof.

  "ISO" means share options of the Company that qualify as incentive share options.

  "Joint Venture Debt" means indebtedness of unconsolidated investments.

  "Lease" means a lease of real property to which the Company is a party.

  "Lehman" means Lehman Brothers Inc.

  "LIBOR" means the London Interbank Offered Rate.

  "Limited Partners" means the limited partners of the Operating Partnership after the completion of the Formation Transactions.

  "Line of Credit" means the $100 million line of credit that the Company intends to obtain simultaneously with the closing of the Offering.

  "MACRS" means the modified accelerated cost recovery system of depreciation.

  "Manager" means Prentiss Properties Run Deep, Inc.

  "Market Price" means the average of the Closing Price for the five consecutive Trading Days.

  "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

  "MGCL" means the Maryland General Corporation Law, as amended.

  "Milwaukee Affected Areas" means the land on two Industrial Properties and a Development Parcel in Milwaukee, Wisconsin on which lead-contaminated soil has been found.

  "Mortgage Debt" means the approximately $133.3 million of indebtedness secured by 33 Properties that the Company will have outstanding after the closing of the Offering.

  "NAREIT" means National Association of Real Estate Investment Trusts, Inc.

  "Non-U.S. Shareholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders.

  "Noncompetition Period" means the period set forth in employment and noncompetition agreements with Michael V. Prentiss and Thomas F. August during which Messrs. Prentiss and August are prohibited from engaging, directly or indirectly, in any Competitive Activities.

  "NPL" means the National Priorities List of Superfund sites.

  "NQSO" means share options of the Company that do not qualify as incentive share options.

  "NYSE" means the New York Stock Exchange.

  "Offering" means the offering of Common Shares hereby.

  "Offering Price" means the mid point of the range set forth on the cover of this Prospectus.

  "Office Properties" means the 26 office buildings that the Company will own after the completion of the Formation Transactions.

  "Operating Partnership" means Prentiss Properties Acquisition Partners, L.P.

  "Operating Partnership Agreement" means the partnership agreement of the Operating Partnership.

  "Option Properties" means the Chicago Industrial Properties and Burnett
Plaza.

  "Ownership Limitation" means the ownership of more than 9.8% of shares of beneficial interest in the Company.

  "Partnership" means each of the Operating Partnership and the Noncorporate Subsidiaries.

  "Partnership Provisions" means partnership provisions of the Code.

  "PCIG" means Prentiss/Copley Investment Group.

  "PGC" means the Pacific Gateway Center, an industrial complex containing 18 Industrial Properties.

  "Plant Site" means the former synthetic rubber manufacturing plant owned by the United States government located at the Plant Site.

  "Plant Site Affected Area" means the area south of the Plant Site on which wastes from the Operation of the Plant was disposed.

  "PMSA" means Primary Metropolitan Statistical Area.

  "PPL" means Prentiss Properties Limited, Inc.

  "Predecessor Company" means (i) 100% of the assets and results of operations from 47 Properties for the periods presented, (ii) 100% of the assets and results of operations of the 3141 Fairview Park Drive Property for the portion of the periods after a Prentiss Group member acquired the Property, (iii) 49.9% of the assets and results of operations of the Broadmoor Austin Properties; (iv) 15% of the assets and results of operations from the Park West Property for the portion of the periods in which the Prentiss Group owned a non-controlling interest, (v) a 25% of the assets and results of operations of the industrial building in Itasca, Illinois and (vi) results of operations of the Prentiss Properties Service Businesses conducted primarily by PPL in the periods presented.

  "Preferred Shares" means the preferred shares of beneficial interest, par
value $   per share, of the Company.

  "Prentiss Group" means Prentiss Properties Limited, Inc., the companies and partnerships affiliated with PPL and the Prentiss Principals and their affiliates.

  "Prentiss Principals" means Michael V. Prentiss, Thomas F. August, Dennis J. DuBois and Richard B. Bradshaw, Jr.

  "Prentiss Properties Service Business" means PPL's office and industrial property management, leasing, development and construction businesses that the Company will acquire in the Formation Transactions.

  "Private Placement Exclusion" means the safe harbor from the definition of a publicly traded partnership as provided for in the PTP Regulations.

  "Prohibited Owner" means the record holder of the Common or Preferred Shares that are designated as Shares-in-Trust.

  "Properties" means, collectively, the Industrial Properties and the Office Properties.

  "PTP Regulations" means regulations recently issued by the United States Treasury Department effective for taxable years beginning after December 31, 1995 that provide limited safe harbors from the definition of a publicly traded partnership.

  "Purchase Agreement" means the purchase agreement whereby the Company has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, a certain number of Common Shares as set forth therein.

  "REIT" means real estate investment trust.

  "Related Party Tenant" means the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of a tenant.

  "Rent" means rent received by the Company from its tenants.

  "Restricted Shares" means restricted Common Shares of the Company.

  "Rule 144" means Rule 144 promulgated under the Securities Act.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Service" means the U.S. Internal Revenue Service.

  "Share Trust" means a trust which holds Common or Preferred Shares of the Company which have been designated as Shares-in-Trust.

  "Shares-in-Trust" means Common or Preferred Shares which are transferred automatically to the Share Trust.

  "Shell" means the Shell Oil Company.

  "Study Area" means the area south of the Plant Site Affected Area in which the contamination of ground water has been found.

  "Termination Fee Note" means the promissory note from a Prentiss Group affiliate to PPL which is paid with the proceeds of sales of properties owned by the affiliate.

  "Total Market Capitalization" means the Company's combined equity market capitalization plus its combined indebtedness and its pro rata share of Joint Venture Debt.

  "Trading Day" means a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Trustees" means trustees of the Company.

  "UBTI" means unrelated business taxable income.

  "UBTI Percentage" means the percentage of dividends treated as UBTI in certain circumstances where a pension trust owns more than 10% of the Company's shares.

  "Underwriters" means the Underwriters named in this Prospectus.

  "Units" means units of limited partnership interest in the Operating Partnership.

  "UPRC" means Union Pacific Resource Corporation.

  "WDNR" means the Wisconsin Department of Natural Resources.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Unaudited Pro Forma Combined Financial Information
  Pro Forma Combined Balance Sheet as of March 31, 1996...................  F-2
  Pro Forma Combined Statement of Income for the three months ended March
   31, 1996...............................................................  F-3
  Pro Forma Combined Statement of Income for the year ended December 31,
   1995...................................................................  F-4
  Notes and Management's Assumptions to the Pro Forma Combined Financial
   Information............................................................  F-5
Prentiss Properties Trust
  Report of Independent Accountants....................................... F-18
  Balance Sheet as of July 12, 1996....................................... F-19
  Notes to Balance Sheet.................................................. F-20
Predecessor Company
  Report of Independent Accountants....................................... F-23
  Combined Balance Sheets as of March 31, 1996 (unaudited) and as of De-
   cember 31, 1995 and 1994............................................... F-24
  Combined Statements of Income for the three-month periods ended March
   31, 1996 and 1995
   (unaudited) and for the years ended December 31, 1995, 1994 and 1993... F-25
  Combined Statements of Owners' Equity for the three-month period ended
   March 31, 1996 (unaudited) and for the years ended December 31, 1995,
   1994 and 1993.......................................................... F-26
  Combined Statements of Cash Flows for the three-month periods ended
   March 31, 1996 and 1995 (unaudited) and for the years ended December
   31, 1995, 1994 and 1993................................................ F-27
  Notes to Combined Financial Statements.................................. F-28
  Schedule III: Real Estate and Accumulated Depreciation as of December
   31, 1995............................................................... F-41
Prentiss Group Acquisition Properties
  Report of Independent Accountants....................................... F-43
  Combined Statements of Revenues and Certain Operating Expenses for the
   three-month period ended March 31, 1996 (unaudited) and for the years ended December 31, 1995, 1994 and 1993................................. F-44
  Notes to Combined Statements of Revenues and Certain Operating Ex-
   penses................................................................. F-45
Other Acquisition Properties
  Report of Independent Accountants....................................... F-47
  Combined Statements of Revenues and Certain Operating Expenses for the
   three-month period ended March 31, 1996 (unaudited) and for the years ended December 31, 1995 and 1994 (unaudited)........................... F-48
  Notes to Combined Statements of Revenues and Certain Operating Ex-
   penses................................................................. F-49
Bachman Creek
  Report of Independent Accountants....................................... F-50
  Statements of Revenues and Certain Operating Expenses for the three-
   month period ended March 31, 1996 (unaudited) and for the year ended
   December 31, 1995...................................................... F-51
  Notes to Statements of Revenues and Certain Operating Expenses.......... F-52

                           PRENTISS PROPERTIES TRUST

                        PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 1996

                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                   PRO FORMA ADJUSTMENTS (NOTE 5)
                                     ----------------------------------------------------------
                                          THE       BACHMAN CREEK                                PRENTISS
                                     PRENTISS GROUP   AND OTHER                                 PROPERTIES
                         PREDECESSOR  ACQUISITION    ACQUISITION       THE          OTHER         TRUST
                          COMPANY    PROPERTIES (A) PROPERTIES (B) OFFERING (C) ADJUSTMENTS (D) PRO FORMA
                         ----------- -------------- -------------- ------------ --------------- ----------
Assets:
Real estate.............  $186,000      $87,682        $56,139       $    --       $  26,448     $356,269
  Less: accumulated
   depreciation and
   amortization.........   (19,935)         --             --             --             --       (19,935)
                          --------      -------        -------       --------      ---------     --------
                           166,065       87,682         56,139            --          26,448      336,334
  Deferred financing
   costs, net...........     2,238          --             --             --          (1,680)         558
  Receivables, net......     2,697          --             --             --             --         2,697
  Organization costs and
   other assets, net....       591          --             --             --             --           591
  Escrowed funds........     1,362          --             --             --             --         1,362
  Cash and cash
   equivalents..........       971      (86,632)       (53,039)       261,950       (115,991)       7,259
  Investments in limited
   partnership and joint
   venture..............     1,054          --             --             --          19,083       20,137
                          --------      -------        -------       --------      ---------     --------
    Total Assets........  $174,978      $ 1,050        $ 3,100       $261,950      $ (72,140)    $368,938
                          ========      =======        =======       ========      =========     ========
Liabilities and
 Shareholders' Equity:
  Debt on real estate...  $ 68,864      $   --         $   --        $    --       $  (5,567)    $ 63,297
  Accounts payable and
   other liabilities....     3,229          --             --             --             --         3,229
  Amounts due to
   affiliates...........       681          --             --             --             --           681
                          --------      -------        -------       --------      ---------     --------
    Total Liabilities...    72,774          --             --             --          (5,567)      67,207
                          --------      -------        -------       --------      ---------     --------
Minority interest.......       --           --             --             --          46,467       46,467
                          --------      -------        -------       --------      ---------     --------
Shareholders' Equity:
  Common shares.........       --           --             --             143             19          162
  Additional paid-in
   capital..............       --           --             --         261,807         37,841      299,648
  Accumulated equity
   (deficit) of
   continuing
   interests............   102,204        1,050          3,100            --        (150,900)     (44,546)
                          --------      -------        -------       --------      ---------     --------
    Total Shareholders'
     Equity.............   102,204        1,050          3,100        261,950       (113,040)     255,264
                          --------      -------        -------       --------      ---------     --------
    Total Liabilities
     and Shareholders'
     Equity.............  $174,978      $ 1,050        $ 3,100       $261,950      $ (72,140)    $368,938
                          ========      =======        =======       ========      =========     ========

   The accompanying notes are an integral part of these financial statements.

                           PRENTISS PROPERTIES TRUST

                    PRO FORMA COMBINED STATEMENT OF INCOME

                       THREE MONTHS ENDED MARCH 31, 1996

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            PRO FORMA ADJUSTMENTS (NOTE 5)
                                     --------------------------------------------
                                                    BACHMAN CREEK
                                          THE         AND OTHER                    PRENTISS
                                     PRENTISS GROUP  ACQUISITION                  PROPERTIES
                         PREDECESSOR  ACQUISITION    PROPERTIES        OTHER        TRUST
                           COMPANY   PROPERTIES (A)      (B)      ADJUSTMENTS (D) PRO FORMA
                         ----------- -------------- ------------- --------------- ----------
Revenues:
  Rental income.........   $ 8,026       $4,074        $2,230        $    153     $   14,483
  Management fees.......     2,517          --            --           (1,911)           606
  Development, leasing,
   sales and other
   fees.................     3,009           18             2          (2,650)           379
                           -------       ------        ------        --------     ----------
    Total revenues......    13,552        4,092         2,232          (4,408)        15,468
Expenses:
  Property operating and
   maintenance..........     2,531          946           710            (156)         4,031
  Real estate taxes.....       839          250           147              18          1,254
  General office and ad-
   ministration.........     1,495            5           --             (951)           549
  Personnel costs, net..     3,567          --            --           (3,036)           531
  Interest expense......       969          --            --              259          1,228
  Interest expense (non-
   cash)................       233          --            --             (188)            45
  Depreciation and amor-
   tization.............     1,781          --            --            1,249          3,030
                           -------       ------        ------        --------     ----------
    Total expenses......    11,415        1,201           857          (2,805)        10,668
  Equity in joint ven-
   ture and subsidiary..        14          --            --              900            914
                           -------       ------        ------        --------     ----------
Income before minority
 interest...............     2,151        2,891         1,375            (703)         5,714
  Minority interest.....       --           --            --             (880)          (880)
                           -------       ------        ------        --------     ----------
Net income..............   $ 2,151       $2,891        $1,375        $ (1,583)    $    4,834
                           =======       ======        ======        ========     ==========
Net income per share....                                                          $      .30
                                                                                  ==========
Weighted average number
 of shares
 outstanding............                                                          16,142,985
                                                                                  ==========

  The accompanying notes are an integral part of these financial statements.

                           PRENTISS PROPERTIES TRUST

                     PRO FORMA COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1995

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            PRO FORMA ADJUSTMENTS (NOTE 6)
                                     ---------------------------------------------
                                          THE       BACHMAN CREEK                   PRENTISS
                                     PRENTISS GROUP   AND OTHER                    PROPERTIES
                         PREDECESSOR  ACQUISITION    ACQUISITION        OTHER        TRUST
                           COMPANY   PROPERTIES (A) PROPERTIES (B) ADJUSTMENTS (C) PRO FORMA
                         ----------- -------------- -------------- --------------- ----------
Revenues:
  Rental income.........   $29,423      $17,563         $9,393         $   610     $   56,989
  Management fees.......     9,979          --             --           (7,641)         2,338
  Development, leasing,
   sales and other
   fees.................    15,762           36             62         (14,676)         1,184
                           -------      -------         ------         -------     ----------
    Total revenues......    55,164       17,599          9,455         (21,707)        60,511
Expenses:
  Property operating and
   maintenance..........     7,696        5,546          2,956            (630)        15,568
  Real estate taxes.....     3,030          912            782              73          4,797
  General office and ad-
   ministration.........     6,438          --             --           (4,344)         2,094
  Personnel costs, net..    17,138          --             --          (15,193)         1,945
  Interest expense......     3,783          --             --            1,129          4,912
  Interest expense (non-
   cash)................        99          --             --               80            179
  Depreciation and amor-
   tization.............     7,166          --             --            4,904         12,070
                           -------      -------         ------         -------     ----------
    Total expenses......    45,350        6,458          3,738         (13,981)        41,565
  Equity in joint ven-
   ture and subsidiary..        11          --             --            6,251          6,262
                           -------      -------         ------         -------     ----------
Income before minority
 interest...............     9,825       11,141          5,717          (1,475)        25,208
  Minority interest.....       --           --             --           (3,882)        (3,882)
                           -------      -------         ------         -------     ----------
Net income..............   $ 9,825      $11,141         $5,717         $(5,357)    $   21,326
                           =======      =======         ======         =======     ==========
Net income per share....                                                           $     1.32
                                                                                   ==========
Weighted average number
 of shares
 outstanding............                                                           16,142,985
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
                   PRO FORMA COMBINED FINANCIAL INFORMATION

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. ORGANIZATION:

  Prentiss Properties Trust (the "Company"), was organized in the state of Maryland on July 12, 1996. The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 1996. The Company will acquire a sole general partnership interest in Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") through the Company's wholly owned subsidiary Prentiss Properties GP, Inc., a Texas corporation, and will own an 84.6% limited partnership interest in the Operating Partnership directly.

  The Company has been formed to succeed to substantially all of the interests of Prentiss Properties Limited, Inc. ("PPL") and its affiliates in (i) a portfolio of office and industrial properties and (ii) the national acquisition, property management, leasing, development and construction businesses of PPL and its affiliates. The acquisition, property management, leasing, development and construction businesses will be carried out directly by the Operating Partnership and the Company's majority-owned affiliate (the "Manager"), which will be renamed Prentiss Properties Limited, Inc. subsequent to the completion of the Offering.

  The Company has had no operations to date.

2. FORMATION TRANSACTIONS:

 The Offering

  The Company has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the public offering (the "Offering") of 14,250,000 Common shares (exclusive of 2,137,500 Common shares subject to the underwriters' over-allotment option and 1,892,985 Common shares being concurrently sold by the Company at the initial public offering price to certain owners of interests in the Properties, that are not affiliated with the Prentiss Group in exchange for their interests in certain Properties, as defined below) at an estimated initial offering price of $20.00 per share. The Company will use some of the net proceeds from the Offering to purchase certain limited partners' interests in the Operating Partnership and will contribute the remaining net proceeds to the Operating Partnership in exchange for 16,142,985 partnership units ("Units"), representing an approximate 84.6% interest, in the Operating Partnership.

 The Properties

  Upon consummation of the Offering and certain related transactions (collectively, the "Formation Transactions"), the Company will own 85 properties (the "Properties"), including 26 office and 59 industrial properties, located in 10 major markets throughout the U.S. and containing 8.5 million net rentable square feet. The Properties consist of the following:

    (a) twelve office properties and thirty-five industrial properties owned currently by the Operating Partnership and its subsidiaries. The Operating Partnership is an affiliate of the Prentiss Group (as defined below). Certain Prentiss Group members who collectively serve as the general partner of the Operating Partnership will receive Units. The interests of the limited partners of the Operating Partnership will be acquired by the Company with Common shares and cash;

    (b) a 49.9% interest in seven properties (collectively, the "Broadmoor Austin office properties"). A 24.9% joint venture interest in the Broadmoor Austin office properties will be contributed to the Operating Partnership upon consummation of the Offering by Michael V. Prentiss, Thomas F. August, Dennis J. DuBois and Richard B. Bradshaw or entities owned, directly or indirectly, by one or more of such persons (such individuals and entities being referred to collectively herein as the "Prentiss Group"), in exchange

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)

  for Units. An additional 25% interest in the Broadmoor Austin office properties will be purchased from a third party with cash. The Operating Partnership will have an option to acquire an additional .1% interest in the Broadmoor Austin office properties after the Formation Transactions, which would increase the Operating Partnership's ownership in Broadmoor Austin to 50%. The option may be exercised at any time one year and one day after the Offering.

    (c) the 3141 Fairview Park Drive office property, which will be contributed to the Operating Partnership by the Prentiss Group in exchange for Units; the Park West office property, in which a 15% interest will be contributed to the Operating Partnership by the Prentiss Group in exchange for Units and in which the remaining 85% will be acquired by the Operating Partnership with cash and through the assumption and repayment of debt from an affiliate of Lehman Brothers Inc.; a 25% general partnership interest in the 71,000 square foot Itasca Industrial property, which will be contributed to the Operating Partnership by the Prentiss Group, and the 18 industrial properties comprising Pacific Gateway Center, which will be acquired from an affiliate of the Prentiss Group upon the closing of the Offering with cash; and

    (d) an additional six industrial properties and five office properties. One of such office properties, Bachman Creek, is under contract by the Prentiss Group, who will contribute the property to the Company in exchange for Units and the assumption and repayment of debt from an affiliate of Lehman Brothers Inc. The remaining 10 properties will be acquired from affiliates of Lehman Brothers Inc. in exchange for cash.

 The Contracts

  Certain management contracts of PPL (the "Contracts") will be contributed by the Prentiss Group to the Operating Partnership in exchange for Units. The Operating Partnership will contribute the majority of the Contracts to the Manager in exchange for a note in the amount of $26,950. The note bears interest at 13% per year and has interest only payments for the first three years with a subsequent 10-year amortization. Due to the affiliation of the Manager and the Operating Partnership, the note has been classified in Shareholders' equity. Due to the capital nature of this transaction, interest income and expense amounts are recorded directly to Shareholders' equity.

 The Line of Credit

  Concurrent with the consummation of the Offering, the Operating Partnership intends to enter into a three-year, $100,000 revolving credit facility (the "Line of Credit") under which the Operating Partnership may borrow to finance the acquisition of additional properties and for other corporate purposes, including to obtain additional working capital. The Company anticipates that borrowings under the Line of Credit will bear interest at LIBOR plus an additional percentage and will be secured by first mortgage liens on certain of the Properties and may be secured by other properties acquired by the Company and will be guaranteed by the Company. The Company expects that an origination fee of approximately 0.5% or $500 will be paid to obtain the Line of Credit.

  Approximately $97.6 million of the net proceeds of the Offering will be used to repay certain mortgage indebtedness secured by the Properties as set forth in the table below, including approximately $64.5 million which will be repaid to an affiliate of Lehman Brothers Inc. Concurrent with the Offering, the Company will obtain mortgage loans with an aggregate principal amount totalling $50 million from an affiliate of Lehman Brothers Inc.

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)


  Certain information regarding the indebtedness to be repaid is set forth below:

             DEBT TO BE REPAID WITH A PORTION OF OFFERING PROCEEDS

     PROPERTY             MATURITY DATE   INTEREST RATE  AMOUNT TO BE REPAID
- ----------------------- ----------------- -------------  -------------------
Walnut Glen Tower...... January 31, 2001      7.500%           $1,241(/1/)
8521 Leesburg Pike..... September 1, 1999     8.500%            5,102(/1/)
Northland Park......... July 1, 1999          8.750%            9,500
North Topping Street... October 1, 2001       8.300%            3,435
 Airworld Drive, 107th
 Terrace
Nicholson III, 13425... October 1, 2001       8.300%            3,465
 Branchview and 1002
 Avenue T
Milwaukee Industrial... May 1, 2000           8.125%           10,323
3141 Fairview Park
 Drive................. February 21, 1999 LIBOR + 3.50%        22,500(/2/)(/3/)
Bachman Creek.......... August 9, 1997    LIBOR + 1.65%         6,500(/3/)
Park West.............. March 31, 1997        9.000%           35,517(/3/)

- --------
(/1/The)amounts to be repaid are based on the actual debt balances as of the March 31, 1996 Balance Sheet. The actual amounts to be repaid may differ due to amortization of the principal balance of the debt.
(/2/The)amount includes two notes, one with a face amount of $19 million and a maturity date of February 21, 1999, and the second with a face amount of $3.5 million and a maturity date of February 21, 1997.
(/3/Debt)to be repaid to an affiliate of Lehman Brothers Inc.

3. BASIS OF PRESENTATION:

  The accompanying unaudited pro forma financial information has been prepared based upon certain pro forma adjustments to the historical combined financial statements of Prentiss Properties Acquisition Partners, L.P., the operations of PPL, a 50% equity investment in Austex Associates L.P. ("Austex"), which holds a 50% interest in the Broadmoor Austin office properties, the accounts of Fairview Eleven Investors L.P. ("3141 Fairview Park Drive") from February 23, 1996 through March 31, 1996, a 25% equity investment in Prentiss/Copley Itasca Associates and a 15% equity investment in Park West C-2 Associates ("Park West") from September 5, 1995 through March 31, 1996 (collectively, the "Predecessor Company"). The pro forma adjustments reflect the Offering, the purchase of properties affiliated with the Prentiss Group (the "Prentiss Group Acquisition Properties"), the Other Acquisition Properties and other adjustments (for purposes of the pro forma financial information, Bachman Creek is included in the Other Acquisition Properties).

  The pro forma balance sheet of the Company as of March 31, 1996 has been prepared as if the Formation Transactions, as discussed above, had been consummated on March 31, 1996. The pro forma statements of income for the three months ended March 31, 1996 and for the year ended December 31, 1995, have been prepared as if the Formation Transactions had been consummated on January 1, 1996 and 1995, respectively.

  Effective September 5, 1995, the Prentiss Group acquired a 15% non-controlling interest in Park West. This investment is accounted for in the Predecessor Company's combined financial statements under the equity method of accounting. On February 23, 1996, the Prentiss Group acquired the 3141 Fairview Park Drive property. Subsequent to the acquisition, operations of the 3141 Fairview Park Drive property are reflected in the combined financial statements of the Predecessor Company.

  The Manager has been included in the pro forma financial information under the equity method of accounting due to the Operating Partnership's ownership of a non-controlling, non-voting interest.

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)


  Information regarding the Prentiss Group Acquisition Properties is presented separately from the Predecessor Company financial data for those properties not owned by the Prentiss Group during the periods presented. The Other Acquisition Properties are presented separately from the Predecessor Company financial data as the acquisition of such properties will close subsequent to March 31, 1996, concurrent with the consummation of the Offering.

  The unaudited pro forma financial information is not necessarily indicative of what the actual financial position would have been at March 31, 1996, or what the actual results of operations would have been for the three months ended March 31, 1996, or for the year ended December 31, 1995, had the Formation Transactions been consummated on March 31, 1996, January 1, 1996 and January 1, 1995, nor do they purport to present the future financial position or results of operations of the Company.

  The pro forma financial information should be read in conjunction with the historical combined financial statements and notes thereto of the Predecessor Company, the Prentiss Group Acquisition Properties, the Other Acquisition Properties and Bachman Creek.

4. ASSUMPTIONS:

  Certain assumptions regarding the operations of the Company have been made in connection with the preparation of the pro forma financial information. These assumptions are as follows:

    (a) The pro forma financial information assumes that the Company has elected to be, and qualified as, a REIT for federal income tax purposes and has distributed all of its taxable income for the applicable periods, and, therefore, incurred no federal income tax liabilities.

    (b) Rental income has been recognized on a straight-line method of accounting in accordance with generally accepted accounting principles.

    (c) The over-allotment option granted to the underwriters is not exercised.

    (d) General and administrative expenses historically incurred by the Properties and the Predecessor Company have been adjusted to reflect the self-administered structure of the Company and the additional expenses of being a public company.

    (e) The Company will execute a new lease agreement for its corporate offices resulting in an approximate pre-tax savings of $300 per year. The new lease is expected to begin in or around October 1996.

    (f) Pro forma net income per share has been calculated using 16,142,985 Common shares as the weighted average number of shares outstanding during the pro forma period reflecting the issuance of 14,250,000 Common shares to the public in the Offering and 1,892,985 Common shares to three of the non-continuing limited partners (the "Continuing Investors") in the Operating Partnership.

5. PRO FORMA ADJUSTMENTS FOR MARCH 31, 1996:

 A. The Prentiss Group Acquisition Properties:

  Balance Sheet

  The balance sheet reflects the acquisition of the Park West and the Pacific Gateway Center properties. The purchase price of Park West (including certain related transfer costs estimated to be $82) is $44,082. The acquisition of Park West will be consummated pursuant to a cash payment of $43,032 for an affiliate's 85% interest in the property, repayment of debt on the property and related transfer costs, and an issuance of Units valued at $1,050 for the Prentiss Group's 15% interest in the property, resulting in an increase in Real estate of

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)

$44,082 and an increase in Accumulated equity (deficit) of continuing interests of $1,050 (see March 31, 1996 Balance Sheet adjustment D(4) for additional information). The Pacific Gateway Center property will be acquired with cash of $43,600 (including certain related transfer costs estimated to be $225). The 3141 Fairview Park Drive property was purchased by the Prentiss Group in February 1996 and, therefore, is included in the balance sheet of the Predecessor Company at March 31, 1996.

  Statement of Income

  The statement of income reflects the historical operations of the Prentiss Group Acquisition Properties. Operations for the 3141 Fairview Park Drive property are included in the Predecessor Company's combined financial statements from February 23, 1996 (the date of acquisition by the Prentiss Group) through March 31, 1996. Operations for this property prior to its acquisition by the Prentiss Group and the operations of Park West and Pacific Gateway Center for the three months ended March 31, 1996 are reflected in the Prentiss Group Acquisition Properties financial information as presented in the table below:


                                 3141 FAIRVIEW              PACIFIC
                                  PARK DRIVE   PARK WEST GATEWAY CENTER TOTAL
                                 ------------- --------- -------------- ------
Rental income...................     $489       $2,162       $1,423     $4,074
Other income....................        2           16          --          18
                                     ----       ------       ------     ------
  Total revenues................      491        2,178        1,423      4,092
Property operating and
 maintenance....................      215          518          213        946
Real estate taxes...............       33          163           54        250
Other expenses..................        1            4          --           5
                                     ----       ------       ------     ------
  Total expenses................      249          685          267      1,201
                                     ----       ------       ------     ------
Revenues in excess of certain
 operating expenses.............     $242       $1,493       $1,156     $2,891
                                     ====       ======       ======     ======

  The table below presents operations for the 3141 Fairview Park Drive property, both prior and subsequent to its acquisition by the Prentiss Group.

                                                3141 FAIRVIEW PARK DRIVE
                                         --------------------------------------
                                                                    OPERATIONS
                                             TOTAL                  INCLUDED IN
                                            FOR THE     OPERATIONS   PRENTISS
                                          THREE MONTHS  INCLUDED IN    GROUP
                                             ENDED      PREDECESSOR ACQUISITION
                                         MARCH 31, 1996   COMPANY   PROPERTIES
                                         -------------- ----------- -----------
Rental income..........................       $802         $313        $489
Other income...........................          5            3           2
                                              ----         ----        ----
  Total revenues.......................        807          316         491
Property operating and maintenance.....        391          176         215
Real estate taxes......................         77           44          33
Other expenses.........................          1          --            1
                                              ----         ----        ----
  Total expenses.......................        469          220         249
                                              ----         ----        ----
Revenues in excess of certain operating
 expenses..............................       $338         $ 96        $242
                                              ====         ====        ====

 B. Bachman Creek and Other Acquisition Properties:

  Balance Sheet

  The balance sheet reflects the purchase of the One Northwestern, Cottonwood, West Loop Business Park, 9050 Junction and Bachman Creek properties. The purchase price of these properties (including certain related

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)

transfer costs estimated to be $339) is $56,139. The acquisition of the properties will be consummated pursuant to a cash payment of $53,039 and the issuance of $3,100 in Units for the Prentiss Group's equity interest in Bachman Creek.

  Statement of Income

  Reliable historical financial information for the West Loop Business Park properties, to be acquired for $3,261, is not available. Accordingly, operating results for the Other Acquisition Properties excludes the operations of the West Loop Business Park properties for all periods presented. The statement of income reflects the historical operations of One Northwestern, Cottonwood, 9050 Junction and the Bachman Creek properties for the three months ended March 31, 1996 as follows:

                                                                                    BACHMAN CREEK
                                                             OTHER                    AND OTHER
                             ONE                   9050   ACQUISITION               ACQUISITIONS
                         NORTHWESTERN COTTONWOOD JUNCTION PROPERTIES  BACHMAN CREEK   PROPERTIES
                         ------------ ---------- -------- ----------- ------------- -------------
Rental income...........    $1,255       $535      $56      $1,846        $384         $2,230
Other income............       --           1      --            1           1              2
                            ------       ----      ---      ------        ----         ------
  Total revenues........     1,255        536       56       1,847         385          2,232
Property operating and
 maintenance............       409        158       28         595         115            710
Real estate taxes.......       114        --       --          114          33            147
                            ------       ----      ---      ------        ----         ------
  Total expenses........       523        158       28         709         148            857
                            ------       ----      ---      ------        ----         ------
Revenues in excess of
 certain operating
 expenses...............    $  732       $378      $28      $1,138        $237         $1,375
                            ======       ====      ===      ======        ====         ======

 C. The Offering:

  Balance Sheet

  Reflects the initial capitalization of the Company and the issuance of 14,250,000 Common shares in connection with the Offering at an assumed initial public offering price of $20.00 per share. The estimated costs of the Offering, totalling $23,050, have been reflected as an offset to Additional paid-in capital. The resulting net proceeds of the Offering total $261,950. An additional 1,892,985 Common shares will be issued to the Continuing Investors.

 D. Other Adjustments:

  The following notes should be read in conjunction with the Pro Forma Adjustment Summary presented on page F-17.

 Balance Sheet

  (1) Reflects the incremental increase in basis of the Predecessor Company's Real estate resulting from the purchase of the limited partners' interest of 97.5% in the Operating Partnership. The purchase of the limited partners' interest in the Operating Partnership (including certain related transfer costs estimated to be $369) will be as follows:

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)


                                                                ACCUMULATED
                                                                   EQUITY     TOTAL
                                                     ADDITIONAL (DEFICIT) OF  STOCK
                                      REAL   COMMON   PAID-IN    CONTINUING  HOLDERS'
                            CASH     ESTATE  STOCK    CAPITAL    INTERESTS    EQUITY
                          --------  -------- ------  ---------- ------------ --------
Cash payment for limited
 partners' interest.....  $(88,708) $    --  $ --     $   --      $   --     $   --
Common shares issued for
 Continuing Investors'
 interest...............       --        --    (19)   (37,841)        --     (37,860)
Equity of limited part-
 ners in Prentiss
 Properties Acquisition
 Partners, L.P. ........       --        --    --         --      100,203    100,203
Step-up in basis for ac-
 quisition of limited
 partners' interest.....       --     26,365   --         --          --         --
                          --------  -------- -----    -------     -------    -------
                          $(88,708) $ 26,365                                 $62,343
                          ========  ========                                 =======

  (2) Represents the transfer costs paid and the corresponding increase in basis of the 3141 Fairview Park Drive property totalling $83 in connection with the contribution of the property by the Prentiss Group concurrent with the Offering.

  (3) Represents the write-off of previously capitalized deferred financing costs on mortgage loans to be repaid concurrent with the Offering of $2,180, offset by a $500 fee to be paid for the Line of Credit.

  (4) Reflects the acquisition price of $17,133 for a 50% interest in Austex ($9,292 of the purchase price, including transfer costs, is in excess of the book value of the net assets acquired and will be amortized over 40 years), net of a $1,050 pro forma adjustment to reverse the Prentiss Group's prior equity in the Park West property, which is included in both the Predecessor Company and Prentiss Group Acquisition Properties. Also, reflects $3,000 cash contributed to the Manager by the Operating Partnership.

  (5) Reflects the expected paydown of outstanding mortgage loans of the Predecessor Company properties in the amount of $55,567 with proceeds from the Offering, net of the assumption of new debt totalling $50,000 as follows:

   Walnut Glen........................................................ $(1,241)
   8521 Leesburg Pike.................................................  (5,102)
   Kansas City Industrials(/1/).......................................  (9,500)
   Kansas City/Dallas Industrials(/2/)................................  (6,900)
   Milwaukee Industrials.............................................. (10,324)
   3141 Fairview Park Drive........................................... (22,500)
                                                                       -------
     Total debt repayment............................................. (55,567)
   Debt acquired concurrent with the Offering.........................  50,000
                                                                       -------
     Net decrease in debt on Predecessor Company properties........... $(5,567)
                                                                       =======

- --------
(/1/Includes)the Northland Park properties
(/2/Includes)the North Topping Street, Airworld Drive, 107th Terrace,
    Nicholson III, 13425 Branchview and 1002 Avenue T properties

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)


  (6) Reflects the prepayment penalties on early retirement of mortgage loans charged directly to pro forma Shareholders' equity:

   Prepayment penalty on debt repayment of mortgage loan on Northland
    Park............................................................... $  456
   Prepayment penalty on debt repayment of mortgage loan on other
    Kansas City Industrials............................................    186
   Prepayment penalty on debt repayment of mortgage loan on Milwaukee
    Industrials........................................................    358
                                                                        ------
                                                                        $1,000
                                                                        ======

  (7) Represents the equity attributable to Units owned by the Prentiss Group. The Company, through its wholly owned subsidiary, is the sole general partner of the Operating Partnership and will own approximately 84.6% of the Operating Partnership. The Prentiss Group will own in the aggregate 2,931,184 Units, which will represent an approximate 15.4% minority interest in the Operating Partnership.

  Statement of Income

  (1) Represents the estimated operations of the West Loop Business Park properties to be acquired concurrent with the Offering, including Rental income of $153, Property operating and maintenance expense of $34 and Real estate tax expense of $18.

  (2) In connection with the Formation Transactions, certain third-party management contracts will be assigned to the Manager in return for a $26,950 note payable to the Operating Partnership. As a result of the assignment, current operating income, expenses and overhead attributable to the contracts will be reflected in the operations of the Manager as detailed below:

                                                                         AMOUNT
                                                                         ------
   Management fees...................................................... $1,760
   Other fees and recoveries............................................  2,183
   General and administrative...........................................   (755)
   Personnel cost, net.................................................. (2,446)
                                                                         ------
                                                                         $  742
                                                                         ======

  In addition to the above, the Manager will benefit from a reduction in occupancy cost totalling $75, resulting in net income to the Manager of $817.

  (3) The Operating Partnership will hold a 95% economic interest in the Manager and record an equity interest of $776 on the $817 net income.

  (4) Represents the intercompany elimination of Management fee revenues and expenses (Property operating and maintenance) of $151 as a result of the in-house management of the Company's properties.

  (5) Represents a reduction in property management fee expense (Property operating and maintenance) of $39 previously paid to a third party. Subsequent to the Offering, these properties will be owned and managed by the Company.

  (6) Represents a reduction of $467 in Recoveries in connection with in-house tax and legal staffing changes after the Offering.

  (7) Reflects the decrease of $221 in fees formerly paid by the Predecessor Company to an affiliate for acquisition and advisory services performed.

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)


  (8) Reflects an increase of $14 and a decrease of $413 in General office and administration expense and Personnel costs, net, respectively, as a result of staffing changes after the Offering.

  (9) Reflects the decrease of $177 in compensation paid to the Prentiss Principals. As a privately held company, PPL distributed a portion of quarterly cash flow, in the form of compensation, to the Prentiss Principals. Subsequent to the Offering, this compensation will no longer be paid.

  (10) Reflects the net increase in Interest expense as a result of the assumption of debt in connection with the acquisition of certain properties, less a decrease in Interest expense as a result of the repayment of a portion of the existing mortgage indebtedness. The following outlines the components of the net increase in Interest expense:

                                                                        AMOUNT
                                                                        ------
   Reduction in Interest expense due to expected repayment of
    Predecessor Company
    debt with proceeds of the Offering................................. $ (720)
   Increase in Interest expense due to debt assumed with the
    acquisition of
    certain properties.................................................    979
                                                                        ------
     Total Interest expense adjustment................................. $  259
                                                                        ======

  (11) Reflects the net decrease in the amortization of deferred financing costs (Interest expense, non-cash) as a result of $42 in amortization of the $500 fee on the Line of Credit, less a reduction of $230 in amortization of deferred financing costs to be written-off concurrent with the Offering.

  (12) Reflects the net increase in Depreciation and amortization expense as a result of the acquisition of properties and the related step-up in basis in connection with the Offering, less a reduction in amortization of organizational costs to be written-off concurrent with the Offering. The following outlines the components of the net increase:

                                                                         AMOUNT
                                                                         ------
   Increase in depreciation as a result of the step-up in basis of the
    Predecessor Company properties in connection with the purchase of the limited partners' interests..................................... $  210
   Depreciation on 3141 Fairview Park Drive.............................    107
   Increase in depreciation as a result of the purchase of the Prentiss
    Group Acquisition Properties (excludes 3141 Fairview Park Drive)....    543
   Increase in depreciation as a result of the purchase of the Other
    Acquisition Properties..............................................    335
   Net decrease in amortization recorded pursuant to the purchase and pro forma
    consolidation of Austex.............................................    (40)
   Decrease in amortization of organizational costs.....................     (4)
                                                                         ------
     Total Depreciation and amortization expense adjustment............. $1,151
                                                                         ======

  (13) Reflects the net Investment income, Amortization and General office and administration expenses of $124, $98 and $11, respectively, as a result of the pro forma consolidation of Austex.

  (14) Represents net income attributable to the Prentiss Group's interest in the Operating Partnership. The Company, through its wholly owned subsidiary, is the sole general partner and will own approximately 84.6% of the Operating Partnership. The Prentiss Group will own in the aggregate approximately 15.4% of the Operating Partnership.

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)

6. PRO FORMA ADJUSTMENTS FOR DECEMBER 31, 1995:

 A. The Prentiss Group Acquisition Properties:

  The statement of income reflects the historical operations of the Prentiss Group Acquisition Properties for the year ended December 31, 1995 as follows:

                               3141 FAIRVIEW           PACIFIC GATEWAY
                                PARK DRIVE   PARK WEST     CENTER       TOTAL
                               ------------- --------- --------------- -------
Rental income.................    $3,667      $8,365       $5,531      $17,563
Other income..................         5          31          --            36
                                  ------      ------       ------      -------
  Total revenues..............     3,672       8,396        5,531       17,599
Property operating and
 maintenance..................     1,608       2,463        1,475        5,546
Real estate taxes.............       196         592          124          912
                                  ------      ------       ------      -------
  Total expenses..............     1,804       3,055        1,599        6,458
                                  ------      ------       ------      -------
Revenues in excess of certain
 operating expenses...........    $1,868      $5,341       $3,932      $11,141
                                  ======      ======       ======      =======

 B. Bachman Creek and Other Acquisition Properties:

  The statement of income reflects the historical operations of One Northwestern, Cottonwood, 9050 Junction and the Bachman Creek properties for the year ended December 31, 1995 as follows:

                                                                              BACHMAN CREEK
                                                             OTHER              AND OTHER
                             ONE                   9050   ACQUISITION BACHMAN  ACQUISITION
                         NORTHWESTERN COTTONWOOD JUNCTION PROPERTIES   CREEK   PROPERTIES
                         ------------ ---------- -------- ----------- ------- -------------
Rental income...........    $5,436      $2,270     $505     $8,211    $1,182     $9,393
Other income............        59           1      --          60         2         62
                            ------      ------     ----     ------    ------     ------
  Total revenues........     5,495       2,271      505      8,271     1,184      9,455
Property operating and
 maintenance............     1,548         818       54      2,420       536      2,956
Real estate taxes.......       440         219      --         659       123        782
                            ------      ------     ----     ------    ------     ------
  Total expenses........     1,988       1,037       54      3,079       659      3,738
                            ------      ------     ----     ------    ------     ------
Revenues in excess of
 certain operating ex-
 penses.................    $3,507      $1,234     $451     $5,192    $  525     $5,717
                            ======      ======     ====     ======    ======     ======

 C. Other Adjustments:

  (1) Represents the estimated operations of the West Loop Business Park properties to be acquired concurrent with the Offering, including Rental income of $610, Property operating and maintenance expense of $137 and Real estate tax expense of $73.

  (2) In connection with the Formation Transactions, certain third-party management contracts will be assigned to the Manager in return for a $26,950 note payable to the Operating Partnership. As a result of the assignment, a portion of the current operating income, expenses and overhead will be reflected in the operations of the Manager as detailed below:

                                                                        AMOUNT
                                                                        -------
   Management fees..................................................... $ 7,091
   Other fees and recoveries...........................................  12,781
   General office and administrative...................................  (3,174)
   Personnel cost, net.................................................  (9,488)
                                                                        -------
                                                                        $ 7,210
                                                                        =======

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)

  In addition to the above, the Manager will incur income tax expense estimated at $1,407 and will benefit from a reduction in occupancy cost totalling $300, resulting in net income to the Manager of $6,103.

  (3) The Operating Partnership will hold a 95% economic interest in the Manager and record an equity interest of $5,798 on the $6,103 of net income.

  (4) Represents the intercompany elimination of Management and Recovery fee revenues of $550 and $8, respectively, and Management fee expenses (Property operating and maintenance) of $558 as a result of in-house management of the Company's properties.

  (5) Represents a reduction in property management fee expense (Property operating and maintenance) of $209 previously paid to a third party. Subsequent to the Offering, these properties will be owned and managed by the Company.

  (6) Represents a reduction of $1,887 in Recoveries in connection with in-house tax and legal staffing changes after the Offering.

  (7) Reflects the decrease of $858 in fees formerly paid by the Predecessor Company to an affiliate for acquisition and advisory services performed.

  (8) Reflects a decrease of $361 and $1,371 in General office and administration expense and Personnel cost, net, as a result of staffing changes after the Offering.

  (9) Reflects the decrease of $4,334 in compensation paid to the Prentiss Principals. As a privately held company, PPL, distributed a portion of annual cash flow, in the form of compensation, to the Prentiss Principals. Subsequent to the Offering, this compensation will no longer be paid.

  (10) Reflects the net increase in Interest expense as a result of the assumption of debt in connection with the acquisition of certain properties, less a decrease in Interest expense as a result of the repayment of a portion of the existing mortgage indebtedness. The following outlines the components of the net increase in Interest expense:

                                                                      AMOUNT
                                                                      -------
   Reduction in Interest expense due to expected repayment of
    Predecessor Company debt with proceeds of the Offering........... $(2,786)
   Increase in Interest expense due to debt incurred with the acqui-
    sition
    of certain properties............................................   3,915
                                                                      -------
     Total Interest expense adjustment............................... $ 1,129
                                                                      =======

  (11) Reflects the net increase in the amortization of deferred financing costs (Interest expense, non-cash) as a result of $167 in amortization of the $500 fee on the Line of Credit, less a reduction of $87 in amortization of deferred financing costs to be written-off concurrent with the Offering.

  (12) Reflects the net increase in Depreciation and amortization expense as a result of the acquisition of properties and related step-up in basis in connection with the Offering, less a reduction in amortization of organizational costs to be written-off concurrent with the Offering. The following outlines the components of the net increase:

                           PRENTISS PROPERTIES TRUST

                   NOTES AND MANAGEMENT'S ASSUMPTIONS TO THE
             PRO FORMA COMBINED FINANCIAL INFORMATION--(CONTINUED)


                                                                        AMOUNT
                                                                        -------
   Increase in depreciation as a result of the step-up in basis of the
    Predecessor Company properties in connection with the purchase of
    the limited partners' interests...................................  $   840
   Increase in depreciation as a result of the purchase of the
    Prentiss Group Acquisition Properties (includes 3141 Fairview Park
    Drive)............................................................    2,599
   Increase in depreciation as a result of the purchase of the Other
    Acquisition Properties............................................    1,339
   Net decrease in amortization recorded pursuant to the purchase and
    pro forma consolidation of Austex.................................     (161)
   Decrease in amortization of organizational costs...................     (106)
                                                                        -------
     Total Depreciation and amortization expense adjustment...........  $ 4,511
                                                                        =======

The increase in Depreciation and amortization expense in connection with the acquisition and step-up in basis of the limited partners' interests in the Predecessor Company is calculated as follows:

   Incremental increase in basis of properties........................  $26,365
   Estimated weighted average useful life (years).....................     31.4
     Increase in annual depreciation expense..........................  $   840
                                                                        =======

  (13) Reflects the net Investment income, Amortization and General office and administration expenses of $453, $393 and $49, respectively, as a result of the pro forma consolidation of Austex.

  (14) Represents Net income attributable to the Prentiss Group's interest in the Operating Partnership. The Company, through its wholly owned subsidiary, is the sole general partner and will own approximately 84.6% of the Operating Partnership. The Prentiss Group will own in the aggregate approximately 15.4% of the Operating Partnership.

                           PRENTISS PROPERTIES TRUST

                          PRO FORMA ADJUSTMENT SUMMARY

                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 BALANCE SHEET
                                 MARCH 31, 1996

                                                                   INVEST.
                                            DEFERRED   CASH &      IN LTD.   DEBT ON            STOCK-
                                    REAL   FINANCING    CASH     PARTNERSHIP  REAL   MINORITY  HOLDERS'
            OTHER ADJUSTMENT       ESTATE  COSTS, NET  EQUIV.       & JV     ESTATE  INTEREST   EQUITY
            ----------------       ------- ---------- ---------  ----------- ------- --------  --------
             Purchase of limited
 5D (1) partners' interests.....   $26,365  $         $ (88,708)   $         $       $         $ 62,343
 5D (2) Transfer costs paid.....        83                  (83)
              Deferred financing
 5D (3) costs, net..............             (1,680)       (500)                                  2,180
 5D (4) Equity investments......                        (20,133)    19,083                        1,050
        Mortgage loan repayment,
 5D (5) net.....................                         (5,567)              5,567
                 Debt prepayment
 5D (6) penalties...............                         (1,000)                                  1,000
                  Prentiss Group
 5D (7) ownership...............                                                      (46,467)   46,467
                                   -------  -------   ---------    -------   ------  --------  --------
                                   $26,448  $(1,680)  $(115,991)   $19,083   $5,567  $(46,467) $113,040
                                   =======  =======   =========    =======   ======  ========  ========

                              STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                                     PROPERTY   REAL    GEN     PER-             INTEREST
                            RENTAL  MGMT     OTHER   OPERATING ESTATE OFFICE & SONNEL   INTEREST EXPENSE  DEPR & INVEST MINORITY
                            INCOME  FEES     FEES    & MAINT.  TAXES   ADMIN    COSTS   EXPENSE  NON-CASH AMORT  INCOME INTEREST
                            ------ -------  -------  --------- ------ -------- -------  -------- -------- ------ ------ --------
 5D (1)  Estimated
         operations of
         Westloop.......     $153  $        $          $  34    $18    $       $          $       $       $       $      $
 5D (2)  Assignment of              (1,760)  (2,183)                    (755)   (2,446)
         contracts......
 5D (3)  Equity                                                                                                    776
         investment
         income.........
 5D (4)  Management of                (151)             (151)
         REIT prop......
 5D (5)  Acquisition and
         management of
         REIT prop......                                 (39)
 5D (6)  Other fees &                          (467)
         recoveries.....
 5D (7)  Advisory fees..                                                (221)
 5D (8)  Prop mgmt g&a                                                    14      (413)
         and salaries...
 5D (9)  Special comp...                                                          (177)
 5D(10)  Mortgage                                                                          259
         interest.......
 5D(11)  Amortization of
         deferred
         financing
         costs..........                                                                           (188)
 5D(12)  Depreciation                                                                                      1,151
         expense........
 5D(13)  Consolidation                                                    11                                  98   124
         of Austex......
 5D(14)  Prentiss Group                                                                                                   (880)
         ownership......
                             ----  -------  -------    -----    ---    -----   -------    ----    -----   ------  ----   -----
                             $153  $(1,911) $(2,650)   $(156)   $18    $(951)  $(3,036)   $259    $(188)  $1,249  $900   $(880)
                             ====  =======  =======    =====    ===    =====   =======    ====    =====   ======  ====   =====

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                      PROPERTY   REAL    GEN       PER-             INTEREST
                            RENTAL  MGMT     OTHER    OPERATING ESTATE OFFICE &   SONNEL   INTEREST EXPENSE  DEPR & INVEST
                            INCOME  FEES      FEES    & MAINT.  TAXES   ADMIN     COSTS    EXPENSE  NON-CASH AMORT  INCOME
                            ------ -------  --------  --------- ------ --------  --------  -------- -------- ------ ------
 6C(1)   Estimated
         operations of
         Westloop.......     $610  $        $           $ 137    $73   $         $          $         $      $      $
 6C(2)   Assignment of              (7,091)  (12,781)                   (3,174)    (9,488)
         contracts......
 6C(3)   Equity                                                                                                      5,798
         investment
         income.........
 6C(4)   Management of                (550)       (8)    (558)
         REIT prop......
 6C(5)   Acquisition and
         management of
         REIT prop......                                 (209)
 6C(6)   Other fees &                         (1,887)
         recoveries.....
 6C(7)   Advisory fees..                                                  (858)
 6C(8)   Prop mgmt g&a                                                    (361)    (1,371)
         and salaries...
 6C(9)   Special comp...                                                           (4,334)
 6C(10)  Mortgage                                                                            1,129
         interest.......
 6C(11)  Amortization of
         deferred
         financing
         costs..........                                                                               80
 6C(12)  Depreciation                                                                                         4,511
         expense........
 6C(13)  Consolidation                                                      49                                  393    453
         of Austex......
 6C(14)  Prentiss Group
         ownership......
                             ----  -------  --------    -----    ---   -------   --------   ------    ---    ------ ------
                             $610  $(7,641) $(14,676)   $(630)   $73   $(4,344)  $(15,193)  $1,129    $80    $4,904 $6,251
                             ====  =======  ========    =====    ===   =======   ========   ======    ===    ====== ======
                     MINORITY
                     INTEREST
                     ---------
                     $











                      (3,882)
                     ---------
                     $(3,882)
                     =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors Prentiss Properties Trust

  We have audited the accompanying balance sheet of Prentiss Properties Trust as of July 12, 1996. This balance sheet is the responsibility of the management of Prentiss Properties Trust. Our responsibility is to express an opinion on the balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Prentiss Properties Trust as of July 12, 1996 in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

July 15, 1996
Dallas, Texas

                           PRENTISS PROPERTIES TRUST

                                 BALANCE SHEET
                                 JULY 12, 1996
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

   Cash..................................................................  $  1
                                                                           ----
                                                                           $  1
                                                                           ====

                              SHAREHOLDERS' EQUITY

   Shareholders' equity:
   Common shares, $.01 par value, 100,000 shares authorized, 1,000 issued and outstanding......................................................  $--
   Additional paid-in capital............................................     1
                                                                           ----
                                                                           $  1
                                                                           ====


   The accompanying notes are an integral part of these financial statements.

                           PRENTISS PROPERTIES TRUST

                            NOTES TO BALANCE SHEET

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. ORGANIZATION:

  Prentiss Properties Trust (the "Company"), was organized in the state of Maryland on July 12, 1996 with $1 capitalization. The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code commencing with its taxable year ended December 31, 1996. The Company will acquire a sole general partnership interest in Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") through the Company's wholly owned subsidiary Prentiss Properties GP, Inc., a Texas corporation and will own an 84.6% limited partnership interest in the Operating Partnership directly.

  The Company has been formed to succeed to substantially all of the interests of Prentiss Properties Limited, Inc. ("PPL") and its affiliates in (i) a portfolio of office and industrial properties and (ii) the national acquisition, property management, leasing, development and construction businesses of PPL and its affiliates. The acquisition, property management, leasing, development and construction businesses will be carried out by the Operating Partnership and the Company's majority-owned affiliate, (the "Manager"), which will be renamed Prentiss Properties Limited, Inc. subsequent to the completion of the Offering.

  The Company has had no operations to date.

2. FORMATION TRANSACTIONS:

 The Offering

  The Company is filing a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the public offering (the "Offering") of 14,250,000 Common shares (exclusive of 2,137,500 Common shares subject to the underwriter's over-allotment option and 1,892,985 Common shares being concurrently sold by the Company at the initial public offering price to certain owners of interests in the Properties, that are not affiliated with the Prentiss Group in exchange for their interests in certain Properties, as defined below) at an estimated initial offering price of $20.00 per share. The Company will use some of the net proceeds from the Offering to purchase certain limited partners' interests in the Operating Partnership and will contribute the remaining net proceeds to the Operating Partnership in exchange for 16,142,985 partnership units (the "Units"), representing an approximate 84.6% interest, in the Operating Partnership.

 The Properties

  Upon consummation of the Offering and certain related transactions (collectively, the "Formation Transactions"), the Company will own 85 properties, 26 office and 59 industrial (the "Properties") located in 10 major markets throughout the U.S. and containing 8.5 million net rentable square feet.

 The Line of Credit

  Concurrent with the consummation of the Offering, the Operating Partnership intends to enter into a three-year, $100,000 revolving credit facility (the "Line of Credit") under which the Operating Partnership may borrow to finance the acquisition of additional properties and for other corporate purposes, including to obtain additional working capital. The Company anticipates that borrowings under the Line of Credit will bear interest at LIBOR plus an additional percentage and will be secured by first mortgage liens on certain of the properties and may be secured by other properties acquired by the Company and will be guaranteed by the Company. The Company believes that an origination fee of approximately .5% or $500 will be paid to secure the Line of Credit.

3. INCENTIVE, SAVINGS AND SHARE PURCHASE PLANS:

  The Company intends to adopt the 1996 Share Incentive Plan (the "1996 Incentive Plan"), a non- employee Trustees' Share Incentive Plan (the "Trustees' Plan"), an Employee Savings Plan & Trust (the "401(k) Plan") and a Share Purchase Plan (the "Share Purchase Plan").

                           PRENTISS PROPERTIES TRUST

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


 The 1996 Incentive Plan

  The 1996 Incentive Plan is designed to provide incentives to attract, retain and motivate Officers and other employees (the "Participants") of the Company and its subsidiaries, including the Manager. The 1996 Incentive Plan authorizes the issuance of up to 1,623,000 Common shares, plus automatic increases equal to 8% of newly issued and outstanding Common shares of the Company. The 1996 Incentive Plan provides for the grant of (i) Share Options,
(ii) Performance Shares, (iii) Share Appreciation Rights ("SARs"), (iv) Share Awards, and (v) Incentive Awards.

  The Administrator shall prescribe the conditions which must occur for Restricted Shares and Performance Shares to vest or Incentive Awards to be earned. In connection with the grant of options under the 1996 Plan, the Administrator will determine the option exercise period and any vesting requirements. On the effective date of the Offering, options for 1,291,439 Common shares will be granted to the Participants, at an exercise price equal to the Offering Price. The initial options granted under this Plan will have 10-year terms and will become exercisable for one-third of the covered shares on the first and second anniversaries of the date of grant, and for the balance of the shares on the third anniversary of the date of grant subject to the acceleration of vesting upon a change in control of the Company. No Participants may be granted, in any calendar year, options that cover more than 200,000 Common shares or SARs that cover more than 200,000 Common shares.

 The Trustees' Plan

  Prior to the Offering the Company will adopt the Trustees' Plan to provide incentives to attract and retain Independent Trustees. The Trustees Plan provides for the grant of options and the award of Common shares to each eligible Trustee of the Company. Under the Trustees' Plan, each Independent Trustee who is not an employee of the Company will receive, upon closing of the Offering, options to purchase 10,000 Common shares at an exercise price equal to the Offering Price. An option granted under the Trustees' Plan shall become exercisable for 2,500 shares on each of the first through fourth anniversaries of the date of grant, provided the Trustee is a member of the Board of Trustees on such anniversary date. Each Independent Trustee will also receive quarterly awards of Common shares on which he or she is a member of the Board of Trustees, for a number of Common shares having a fair market value on the date that as nearly as possible equals, but does not exceed, $2,500.

  The Trustees' Plan provides that the Board of Trustees may amend or terminate the Trustees' Plan. No options for Common shares may be granted and no Common shares will be awarded under the Trustees Plan after December 31, 2002.

 401(K) Plan

  The Company intends to assume and continue, and the Operating Partnership and designated subsidiaries, including the Manager, intend to adopt the 401(k) Plan of PPL which was originally adopted in 1987. Prior service with PPL will be credited in full as service with the Company or a Participating Employer for all purposes under the 401(k) Plan including eligibility and vesting.

  Each employee of the Company and a Participating Employer may enroll in the 401(k) Plan after completing 1,000 hours of service and attaining age 21. Plan participants are immediately vested in their pre-tax and after tax contributions, matching and discretionary Company contributions, and earnings.

  The 401(k) Plan permits each Plan Participant to elect to defer up to 15% of base compensation, subject to limitation on a pre-tax basis. Plan Participants may also elect to make an after-tax contribution of up to 8% of

                           PRENTISS PROPERTIES TRUST

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

their base compensation. The Company and the participating employers will make matching contributions equal to 25% of amounts deferred up to $500 in deferrals. The Company and the participating employers may also make annual contributions if the Company achieves certain performance objectives to be determined on an annual basis by the Compensation Committee. Matching and discretionary contributions will be made in cash or Common shares.

 Share Purchase Plan

  Prior to the Offering, the Company will adopt the Share Purchase Plan. Under this plan, employees of the Company, the Operating Partnership and designated subsidiaries, including the Manager, will be able to purchase Common shares directly from the Company at a 15% discount to the then current market value at the date of purchase. Purchases may be made by any employee with more than one full year of continuous employment, limited to the lesser of 15% of the employees base salary or $20,000. The maximum number of Common shares that may be purchased under the Share Purchase Plan is 250,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Owners ofthe Predecessor Company

  We have audited the accompanying combined balance sheets of the Predecessor Company as of December 31, 1995 and 1994, and the related combined statements of income, owners' equity, and cash flows for each of the three years in the period ended December 31, 1995 and the financial statement schedule included on the index at F-1 of this Prospectus. These financial statements are the responsibility of the management of the Predecessor Company. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Predecessor Company as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

                                          Coopers & Lybrand L.L.P.

July 15, 1996Dallas, Texas

                              PREDECESSOR COMPANY

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                              DECEMBER 31,
                                                 MARCH 31,  ------------------
                                                   1996       1995      1994
                                                ----------- --------  --------
                                                (UNAUDITED)
Assets:
  Real estate..................................  $186,000   $165,331  $160,662
    Less: accumulated depreciation and amorti-
     zation....................................   (19,935)   (18,157)  (11,094)
                                                 --------   --------  --------
                                                  166,065    147,174   149,568
  Deferred financing costs, net................     2,238        471       569
  Receivables, net.............................     2,697      2,755     2,340
  Organization costs and other assets, net.....       591        713     1,077
  Escrowed funds...............................     1,362      1,294     1,569
  Cash and cash equivalents....................       971      1,033     9,133
  Investments in limited partnership and joint
   venture.....................................     1,054      1,050        51
                                                 --------   --------  --------
    Total Assets...............................  $174,978   $154,490  $164,307
                                                 ========   ========  ========
Liabilities and Owners' Equity:
  Debt on real estate..........................  $ 68,864   $ 46,442  $ 46,732
  Accounts payable and other liabilities.......     3,229      3,622     4,378
  Amounts due to affiliates....................       681        705       603
                                                 --------   --------  --------
    Total Liabilities..........................    72,774     50,769    51,713
  Commitments and contingencies
  Owners' Equity...............................   102,204    103,721   112,594
                                                 --------   --------  --------
    Total Liabilities and Owners' Equity.......  $174,978   $154,490  $164,307
                                                 ========   ========  ========


   The accompanying notes are an integral part of these financial statements.

                              PREDECESSOR COMPANY

                         COMBINED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

                              THREE MONTHS ENDED
                                   MARCH 31,         YEARS ENDED DECEMBER 31,
                            ----------------------- --------------------------
                               1996        1995       1995     1994     1993
                            ----------- ----------- -------- -------- --------
                            (UNAUDITED) (UNAUDITED)
Revenues:
  Rental income............   $ 8,026     $ 7,063   $ 29,423 $ 25,256 $ 14,412
  Management fees .........     2,517       2,290      9,979    9,810   11,040
  Development, leasing,
   sales and other fees....     3,009       2,732     15,762   16,892   12,569
                              -------     -------   -------- -------- --------
    Total revenues.........    13,552      12,085     55,164   51,958   38,021
Expenses:
  Property operating and
   maintenance.............     2,531       1,946      7,696    7,040    4,204
  Real estate taxes........       839         774      3,030    2,691    1,631
  General office and admin-
   istration...............     1,495       1,630      6,438    5,323    6,265
  Personnel costs, net.....     3,567       3,704     17,138   20,815   18,198
  Interest expense.........       969         948      3,783    3,120    1,404
  Interest expense (non-
   cash)...................       233          25         99       71       40
  Depreciation and amorti-
   zation..................     1,781       1,739      7,166    5,557    3,418
                              -------     -------   -------- -------- --------
    Total expenses.........    11,415      10,766     45,350   44,617   35,160
  Equity (loss) in joint
   venture.................        14          24         11       13       (4)
                              -------     -------   -------- -------- --------
Income before gain on sale
 of property...............     2,151       1,343      9,825    7,354    2,857
  Gain on sale of proper-
   ty......................       --          --         --     1,718      --
                              -------     -------   -------- -------- --------
  Net income...............   $ 2,151     $ 1,343   $  9,825 $  9,072 $  2,857
                              =======     =======   ======== ======== ========


   The accompanying notes are an integral part of these financial statements.

                              PREDECESSOR COMPANY

                     COMBINED STATEMENTS OF OWNERS' EQUITY

                             (DOLLARS IN THOUSANDS)

Balance at January 1, 1993............................................ $ 41,847
  Net income..........................................................    2,857
  Contributions.......................................................   49,900
  Deemed distributions of PPL income..................................     (558)
                                                                       --------
Balance at December 31, 1993..........................................   94,046
  Net income..........................................................    9,072
  Contributions.......................................................   12,139
  Deemed distributions of PPL income..................................   (2,663)
                                                                       --------
Balance at December 31, 1994..........................................  112,594
  Net income..........................................................    9,825
  Distributions.......................................................  (15,250)
  Deemed distributions of PPL income..................................   (4,498)
  Contributed equity on purchase of Park West.........................    1,050
                                                                       --------
Balance at December 31, 1995..........................................  103,721
  Net income (unaudited)..............................................    2,151
  Distributions (unaudited)...........................................   (2,400)
  Deemed distributions of PPL income (unaudited)......................   (1,268)
                                                                       --------
Balance at March 31, 1996 (unaudited)................................. $102,204
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                              PREDECESSOR COMPANY

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                             THREE MONTHS ENDED
                                  MARCH 31,         YEARS ENDED DECEMBER 31,
                           ----------------------- ----------------------------
                              1996        1995       1995      1994      1993
                           ----------- ----------- --------  --------  --------
                           (UNAUDITED) (UNAUDITED)
Cash flows from operating
 activities:
  Net income.............   $   2151     $1,343    $  9,825  $  9,072  $  2,857
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
    Gain on sale of prop-
     erty................        --         --          --     (1,718)      --
    Depreciation and am-
     ortization..........      1,781      1,739       7,166     5,557     3,418
    Amortization of de-
     ferred financing
     costs...............        233         25          99        71        40
    Increase in Receiv-
     ables...............       (123)      (165)       (265)     (654)   (1,686)
    Increase (decrease)
     in Provision for
     doubtful accounts...        181        (40)       (150)      310       100
    Decrease (increase)
     in Organization
     costs and other
     assets..............        118        330         258      (609)     (209)
    Decrease (increase)
     in Escrowed funds...        235        691         (93)     (698)     (211)
    (Decrease) increase
     in Accounts payable
     and other
     liabilities.........       (393)    (1,768)       (756)    1,557     1,529
    (Decrease) increase
     in Amounts due to
     affiliates..........        (24)       275         102       124       216
    (Equity) loss in
     joint venture.......        (14)       (24)        (11)      (13)        4
    Decrease in Other....         11        --           63        60        57
                            --------     ------    --------  --------  --------
Cash flows provided by
 operating activities....      4,156      2,406      16,238    13,059     6,115
Cash flows from investing
 activities:
  Acquisition of Real es-
   tate..................    (19,946)       --          --    (68,114)  (45,271)
  Proceeds from sale of
   Real estate...........        --         --          --      7,894       --
  Investment in Real es-
   tate..................       (723)    (1,866)     (4,669)   (3,742)   (2,995)
  (Increase) decrease in
   Escrowed funds........       (303)       368         368    23,053   (23,711)
                            --------     ------    --------  --------  --------
Cash flows used in in-
 vesting activities......    (20,972)    (1,498)     (4,301)  (40,909)  (71,977)
Cash flows from financing
 activities:
  Partners' contributions
   ......................        --         --          --     12,139    49,900
  Partners' distribu-
   tions.................     (2,400)    (8,000)    (15,250)      --        --
  Funding of Debt on Real
   estate................     22,500        --          --     27,100    10,323
  Repayment of Debt on
   Real estate...........        (78)       (70)       (289)     (841)      (36)
  Financing costs of Debt
   on Real estate........     (2,000)       --          --       (357)     (166)
  Deemed distributions of
   PPL income............     (1,268)      (303)     (4,498)   (2,663)     (558)
                            --------     ------    --------  --------  --------
Cash flows provided by
 (used in) financing
 activities..............     16,754     (8,373)    (20,037)   35,378    59,463
Net increase (decrease)
 in Cash and cash
 equivalents.............        (62)    (7,465)     (8,100)    7,528    (6,399)
Cash and cash equiva-
 lents, beginning of
 year....................      1,033      9,133       9,133     1,605     8,004
                            --------     ------    --------  --------  --------
Cash and cash equiva-
 lents, end of year......   $    971     $1,668    $  1,033  $  9,133  $  1,605
                            ========     ======    ========  ========  ========
Supplemental cash flow
 information:
  Cash paid for inter-
   est...................   $    969     $  948    $  3,786  $  2,946  $  1,333
                            ========     ======    ========  ========  ========
  Net (prepaids) liabili-
   ties assumed in con-
   nection with the ac-
   quisition of Real es-
   tate..................   $    --      $  --     $    --   $    (44) $    261
                            ========     ======    ========  ========  ========

   The accompanying notes are an integral part of these financial statements

                              PREDECESSOR COMPANY
                    NOTES TO COMBINED FINANCIAL STATEMENTS

                            (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND BASIS OF PRESENTATION

  The accompanying combined financial statements of the Predecessor Company include the accounts of Prentiss Properties Acquisition Partners, L.P. ("the Operating Partnership"), the operations of Prentiss Properties Limited, Inc. ("PPL"), a 50% equity investment in Austex Associates L.P. ("Austex"), the accounts of Fairview Eleven Investors L.P. ("3141 Fairview Park Drive") from February 23, 1996 through March 31, 1996, a 25% equity investment in Prentiss/Copley Itasca Associates, and a 15% equity investment in Park West C-2 Associates ("Park West") from September 5, 1995 through March 31, 1996. The accounts are presented on a combined basis as the above properties are under the control of common investors (the "Prentiss Group"), common ownership interest, common management, and are subject to the expected formation of Prentiss Properties Trust (the "Trust").

  The Trust is expected to be formed with the intent of qualifying as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended. The Trust expects to raise equity through an initial public offering (the "Offering") and has structured the business combination so that the limited partners receive cash and common shares and the Prentiss Group will receive partnership units ("Units"). The proceeds from the Offering will be used to purchase the general partnership interest in the Operating Partnership and other properties through the Trust's wholly owned subsidiary, Prentiss Properties GP, Inc., a Texas corporation to be formed prior to consummation of the Offering. Prentiss Properties GP, Inc. will be the sole general partner and majority owner of the Operating Partnership, which will hold the operating assets and liabilities of the Trust.

  The following schedules summarize the Predecessor Company's interest in the properties. All properties have been combined by the Predecessor Company unless otherwise indicated in the notes.

 Properties at December 31, 1995:

                                        PREDECESSOR                   PREDECESSOR
                             NUMBER OF    COMPANY                       COMPANY
                             PROPERTIES OWNERSHIP %     LOCATION         NOTES
                             ---------- ----------- ----------------- -----------
   OFFICE PROPERTIES
   Cumberland Office Park..       9         100%    Atlanta, GA
   Broadmoor Austin........       7          25%    Austin, TX            (A)
   Park West...............       1          15%    Dallas, TX            (B)
   5307 East Mockingbird...       1         100%    Dallas, TX
   Walnut Glen Tower.......       1         100%    Dallas, TX
   8521 Leesburg Pike......       1         100%    Tysons Corner, VA
   INDUSTRIAL PROPERTIES
   Baltimore Industrial....       5         100%    Baltimore, MD         (C)
   Kansas City Industrial..       7         100%    Kansas City, MO
   Dallas Industrial.......       6         100%    Dallas, TX
   Milwaukee Industrial....      17         100%    Milwaukee, WI
   Prentiss/Copley Itasca
    Associates.............     --           25%    Itasca, IL            (D)

 Property acquired during the three months ended March 31, 1996:

   OFFICE PROPERTY
   3141 Fairview Park
    Drive..................       1         100%    Merrifield, VA

  (A) The Predecessor Company holds a non-controlling 50% interest in Austex Associates, L.P. which owns a non-controlling 50% interest in the general partnership that owns a leasehold interest in the Broadmoor Austin Associates Joint Venture. The Broadmoor Austin Associates Joint Venture owns and operates an office complex in Austin, Texas, consisting of seven properties. The Predecessor Company accounts for its 50% investment in Austex Associates, L.P. using the equity method of accounting.

                              PREDECESSOR COMPANY

  (B) The Predecessor Company holds a non-controlling 15% general partnership interest and accounts for the investment using the equity method of accounting.

  (C) Four of the five Baltimore Industrial properties are owned by three partnerships which are wholly owned by the Predecessor Company.

  (D) The Predecessor Company holds a non-controlling 25% general partnership interest and accounts for the investment using the equity method of accounting.

  All significant intercompany transactions have been eliminated in the combined financial statements.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Real Estate

  Real estate and leasehold improvements are stated at the lower of depreciated cost or net realizable value. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," the Partnership will record impairment losses on long-lived assets used in operation, when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amounts of those assets. No such impairment losses have been recognized to date.

  Depreciation on buildings and improvements is provided under the straight-line method over an estimated useful life of thirty to fifty years for office buildings and twenty-five years for industrial buildings.

  Leasing commissions and leasehold improvements are deferred and amortized over the terms of the related leases. Other deferred charges are amortized over terms applicable to the expenditure.

  When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income or (loss).

 Deferred Financing Costs

  Deferred financing costs are recorded at cost and are being amortized over the life of the related debt.

 Organization Costs

  Organization costs are recorded at cost and are being amortized over five years using the straight-line method.

 Income Taxes

  No provision for income taxes is necessary in the financial statements of the Predecessor Company since the Predecessor Company's statements combine the operations and balances of partnerships and an S-corporation neither of which is directly subject to income tax. The tax effect of its activities accrues to the individual partners and or principals of the respective entity.

 Leases

  The Predecessor Company, as lessor, has retained substantially all of the risks and benefits of ownership and accounts for its leases as operating leases.

                              PREDECESSOR COMPANY

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash on hand and investments with maturities of three months or less when purchased.

 Revenue Recognition

  Rental income is recognized over the terms of the leases as it is earned.

  Management company income, principally Management fees and Recoveries, are recognized as earned. Other income, including (1) development fees are recognized ratably over each project's development period, as defined; (2) leasing fees are generally recognized upon tenant occupancy of the leased premises unless such fees are irrevocably due and payable upon lease execution, in which case recognition occurs on the lease execution date; (3) sales fees are recognized upon completion of the asset sale; and (4) termination fees are recognized when earned.

 Deemed Distributions of PPL Income

  PPL will retain certain assets and liabilities which will not be transferred to the Operating Partnership pursuant to the expected formation of the Trust. These assets and liabilities are inconsistent with the Company's investment objectives or are not continuing businesses. All revenues and expenses related to the management contracts to be contributed to the Operating Partnership upon formation, are reflected in the accompanying financial statements. The Combined Statements of Owners' Equity and the Combined Statements of Cash Flows reflect the deemed distributions of the PPL income, as the benefit of each period's net income from these contracts is not reflected in the related periods balance sheet.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Unaudited Interim Statements

  The combined financial statements as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such combined financial statements have been included. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the Predecessor Company's future results of operations for the full year ending December 31, 1996.

(3) REAL ESTATE

                                          MARCH 31,  DECEMBER 31, DECEMBER 31,
                                            1996         1995         1994
                                         ----------- ------------ ------------
                                         (UNAUDITED)
Land....................................  $ 35,724     $ 32,061     $ 31,661
Buildings and improvements..............   135,307      121,087      120,012
Deferred leasing and other charges......    14,969       12,183        8,989
                                          --------     --------     --------
  Total.................................   186,000      165,331      160,662
Less: Accumulated depreciation and
 amortization...........................   (19,935)     (18,157)     (11,094)
                                          --------     --------     --------
                                          $166,065     $147,174     $149,568
                                          ========     ========     ========

  Depreciation expense on Real estate for the three-month periods ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993 was $1,778, $1,712, $7,063, $5,451 and $3,312, respectively.

                              PREDECESSOR COMPANY

  On February 23, 1996, the Predecessor Company acquired the 3141 Fairview Park Drive Property located in Northern Virginia at a purchase price of $22,500 from an affiliate of the Prentiss Group.

(4) RECEIVABLES

                                           MARCH 31,  DECEMBER 31, DECEMBER 31,
                                             1996         1995         1994
                                          ----------- ------------ ------------
                                          (UNAUDITED)
Rents and services.......................   $1,852       $1,697       $1,775
Accruable rental income..................    1,308        1,327          989
Other....................................       82           95           90
                                            ------       ------       ------
    Total................................    3,242        3,119        2,854
Less: Allowance for doubtful accounts....     (545)        (364)        (514)
                                            ------       ------       ------
                                            $2,697       $2,755       $2,340
                                            ======       ======       ======

  Accruable rental income represents rental income earned in excess of rent payments received pursuant to the terms of the individual lease agreements.

(5) DEFERRED FINANCING COSTS, ORGANIZATION COSTS AND OTHER ASSETS

                                           MARCH 31,  DECEMBER 31, DECEMBER 31,
                                             1996         1995         1994
                                          ----------- ------------ ------------
                                          (UNAUDITED)
Deferred financing costs.................   $2,693       $ 693        $  693
  Less: Accumulated amortization.........     (455)       (222)         (124)
                                            ------       -----        ------
  Deferred financing costs, net..........   $2,238       $ 471        $  569
                                            ======       =====        ======
Organization costs.......................   $  525       $ 525        $  525
Prepaid and other assets.................      591         709           967
                                            ------       -----        ------
                                             1,116       1,234         1,492
  Less: Accumulated amortization.........     (525)       (521)         (415)
                                            ------       -----        ------
  Organization costs and other assets,
   net...................................   $  591       $ 713        $1,077
                                            ======       =====        ======

(6) ESCROWED FUNDS

  Escrowed funds as of March 31, 1996 and December 31, 1995 are comprised of funds held for the payment of real estate taxes. Escrowed funds as of December 31, 1994 consist of funds held for the payment of real estate taxes and for the purchase of an industrial building in Milwaukee, Wisconsin, totalling $1,319 and $250, respectively. As the acquisition of the industrial building did not occur, the Escrowed funds related thereto were reimbursed to the Predecessor Company in February 1995.

                              PREDECESSOR COMPANY

(7) DEBT ON REAL ESTATE

                                            MARCH 31,  DECEMBER 31, DECEMBER 31,
                                              1996         1995         1994
                                           ----------- ------------ ------------
                                           (UNAUDITED)
OFFICE PROPERTIES
Walnut Glen Tower.........................   $14,539     $14,599      $14,824
3141 Fairview Park Drive
 Note (1).................................    19,000         --           --
 Note (2).................................     3,500         --           --
8521 Leesburg Pike........................     5,102       5,120        5,185
INDUSTRIAL PROPERTIES
Kansas City Industrials
 Insurance Company(1).....................     8,000       8,000        8,000
 Insurance Company(2).....................     1,500       1,500        1,500
Kansas City/Dallas Industrials............     6,900       6,900        6,900
Milwaukee.................................    10,323      10,323       10,323
                                             -------     -------      -------
                                             $68,864     $46,442      $46,732
                                             =======     =======      =======

  Walnut Glen Tower--The loan, which is payable to an insurance company and collateralized by certain of the Predecessor Company's real estate, bears interest at 7.5% per annum. Principal and interest, based on a 25-year amortization schedule, are payable on the first day of each month through January 31, 2001, at which time all unpaid principal and interest are due. The loan is prepayable at any time upon payment of a penalty.

  3141 Fairview Park Drive--On February 23, 1996, the Prentiss Group acquired the 3141 Fairview Park Drive property. Pursuant to the purchase, the Prentiss Group executed two notes with an affiliate of Lehman Brothers Inc. to finance the transaction. The first note (Note [1]) calls for interest only payments of LIBOR plus 3.5% until maturity on February 21, 1999. The second note (Note [2]) calls for payments defined as the net operating cash flows of the property until maturity on February 21, 1997.

  8521 Leesburg Pike--The note, which is payable to a mortgage company and collateralized by certain of the Predecessor Company's real estate, bears interest at 8.5% per annum. Principal and interest, based on a 25-year amortization schedule, are payable on the first day of each month through September 1, 1999, at which time all unpaid principal and interest are due. The loan is prepayable in full with no penalty.

  Kansas City Industrials--The Predecessor Company entered into a nonrecourse loan agreement with two insurance companies, totalling $9,500. Interest only is payable monthly at 8.75% per annum until July 1, 1999, at which time the principal balance is due and payable. The loan, which is collateralized by certain of the Predecessor Company's real estate located in Kansas City, Missouri, is prepayable at any time upon payment of a penalty.

  Kansas City/Dallas Industrials--The Predecessor Company is also indebted in connection with a nonrecourse loan agreement entered into on September 13, 1994, totalling $7,500. The loan is payable to an insurance company. A total of $6,900 was drawn under the agreement and the remaining commitment was canceled. Interest only is payable at 8.3% per annum until October 1, 2001, at which time the principal balance is due and payable. The loan, which is collateralized by certain of the Predecessor Company's real estate located in Dallas, Texas, and Kansas City, Missouri, is prepayable at any time upon payment of a penalty.

  Milwaukee--On April 8, 1993, the Predecessor Company entered into two nonrecourse loan agreements with an insurance company, totalling $10,950. A total of $10,323 was drawn under these agreements and the

                              PREDECESSOR COMPANY
remaining commitments were canceled. Interest only is payable monthly at 8.125% per annum until May 1, 2000, at which time the principal balance is due and payable. The loans, which are collateralized by certain of the Predecessor Company's real estate located in Milwaukee, Wisconsin, are prepayable at any time upon payment of a penalty.

  Cumberland--On March 31, 1994, the Predecessor Company repaid a nonrecourse loan assumed in connection with the January 1991 acquisition of Cumberland Office Park. The note was collateralized by a portion of the real estate located in the park. The note, which was payable to an insurance company, bore interest at 8.5% per annum. Principal and interest, based on a twenty-year amortization schedule, was payable on the first day of each month through April 1, 1994, at which time a balloon payment of $640 was due.

  Principal repayments of Debt on real estate at December 31, 1995, are due approximately as follows:

   Years ending December 31:
   1996.............................................................. $   313
   1997..............................................................     339
   1998..............................................................     366
   1999..............................................................  14,696
   2000..............................................................  10,652
   Thereafter........................................................  20,076
                                                                      -------
                                                                      $46,442
                                                                      =======

(8) ACCOUNTS PAYABLE AND OTHER LIABILITIES

                                           MARCH 31,  DECEMBER 31, DECEMBER 31,
                                             1996         1995         1994
                                          ----------- ------------ ------------
                                          (UNAUDITED)
Accounts payable and other liabilities...   $1,878       $2,481       $3,296
Advance rent and deposits................    1,351        1,141        1,082
                                            ------       ------       ------
                                            $3,229       $3,622       $4,378
                                            ======       ======       ======

(9) LEASING ACTIVITIES

  The future minimum lease payments to be received by the Predecessor Company and its three wholly-owned partnerships as of December 31, 1995 under noncancelable operating leases, which expire on various dates through 2013, are as follows:

   Years ending December 31:
   1996.............................................................. $25,836
   1997..............................................................  22,831
   1998..............................................................  17,848
   1999..............................................................  11,734
   2000..............................................................   5,442
   Thereafter........................................................   4,323
                                                                      -------
                                                                      $88,014
                                                                      =======

                              PREDECESSOR COMPANY

  The Predecessor Company leases certain office space from an insurance company. The lease commenced on May 14, 1988. On December 9, 1992, the Predecessor Company signed an amendment to the original lease effective May 1, 1993, whereby modifying the rental rate to match current market rental rates for the area. The Predecessor Company has the right to terminate the lease upon thirty days written notice. If the Predecessor Company elects to terminate the lease during the year ended December 31, 1996, a termination penalty expected to range from approximately $108 to $174 will be payable to the landlord. The Predecessor Company has a dispute, with the landlord, as to the calculation of the termination penalty. The dispute has not been resolved and the Predecessor Company has elected to disclose the maximum range of termination penalty it considers to be payable under the lease agreement. The future minimum lease payments which are due under this operating lease, which has been amended to expire on April 30, 1998, are as follows:

   Years ending December 31:
   1996............................................................... $  452
   1997...............................................................    445
   1998...............................................................    148
                                                                       ------
                                                                       $1,045
                                                                       ======

  The lease described above contains no renewal options and requires that the Predecessor Company pay its pro rata share of operating costs and utilities. Under the terms of this lease, rental expense, including operating costs and utilities, incurred during the three months ended March 31, 1996 and 1995 and years ended December 31, 1995, 1994 and 1993, was approximately $214, $194, $801, $797 and $900, respectively.

  The Predecessor Company also occupies office space in certain properties it manages. The costs of operating these property management offices are borne entirely by the respective owners.

(10) RELATED PARTY TRANSACTIONS

  Prentiss Properties Investors, Inc., an affiliate of the Predecessor Company, provides acquisition and other advisory services to the Predecessor Company pursuant to an asset management agreement. Asset management fees charged to the Predecessor Company during the three-month periods ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, totalled $221, $217, $858, $699 and $594, respectively.

  Under the terms of various management and development agreements, the Predecessor Company receives cost reimbursements and property management, development, leasing and tenant service fees from certain affiliates in which the Prentiss Group have ownership interests. Cost reimbursements are comprised primarily of salary and employee benefit recoveries and reimbursements of certain administrative costs. During the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, fees and cost reimbursements derived from these agreements totalled $4,326, $8,913, $21,590, $23,345, $21,362, respectively.

  Amounts due to affiliates at March 31, 1996, December 31, 1995 and 1994, consisted primarily of asset management fees and property management and leasing fees due to PPL and other affiliates of the Predecessor Company.

  The financing for the acquisition of the 3141 Fairview Park Drive property was provided by an affiliate of Lehman Brothers Inc., an affiliate of the Predecessor Company. The financing provided for an additional $2,000 representing financing costs to be repaid pursuant to the terms of the loan.

  In 1987, a Prentiss Group affiliate and a third party formed The Prentiss/Copley Investment Group ("PCIG") to acquire substantially all of the U.S. office and industrial assets of Cadillac Fairview. PCIG has been in the process of liquidating its remaining assets for the past several years. PPL manages the PCIG

                              PREDECESSOR COMPANY
properties under contractual management agreements. Fees are payable to PPL upon early termination of the management agreements. In 1995, PPL recognized $6,384 in termination fee revenue related to these contracts. Benefits of any future termination fees will be retained by the Prentiss Group.

(11) INVESTMENT IN LIMITED PARTNERSHIP AND JOINT VENTURE

  The Predecessor Company accounts for its 25% investment in Broadmoor Austin Associates Joint Venture, 15% investment in Park West and 25% investment in Prentiss/Copley Itasca Associates, using the equity method of accounting and thus, reports its share of income and losses based on its ownership interest in the respective entities. Losses in excess of investments are not recorded where the Predecessor Company has not guaranteed nor intends to provide any future financial support to the respective entities.

  Presented below are the financial statements of Broadmoor Austin Associates Joint Venture, a significant unconsolidated subsidiary:

                   BROADMOOR AUSTIN ASSOCIATES JOINT VENTURE
                                BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (DOLLARS IN THOUSANDS)

                                                               1995      1994
                                                             --------  --------
ASSETS
Income-producing property................................... $120,189  $124,522
Accruable rental income.....................................    8,744     7,444
Cash and cash equivalents...................................    3,538     3,541
                                                             --------  --------
  Total assets.............................................. $132,471  $135,507
                                                             ========  ========
LIABILITIES AND VENTURERS' DEFICIT
Debt on income property..................................... $140,000  $140,000
Accounts payable and other liabilities......................    3,444     3,454
Amounts due to venturers and affiliates.....................       86        34
                                                             --------  --------
  Total liabilities.........................................  143,530   143,488
Venturers' deficit..........................................  (11,059)   (7,981)
                                                             --------  --------
  Total liabilities and venturers' deficit.................. $132,471  $135,507
                                                             ========  ========

                   BROADMOOR AUSTIN ASSOCIATES JOINT VENTURE
                             STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (DOLLARS IN THOUSANDS)

                                                         1995    1994    1993
                                                        ------- ------- -------
Rental operations:
  Rental income........................................ $19,776 $19,789 $19,811
  Property operating expenses..........................     836     845     875
                                                        ------- ------- -------
                                                         18,940  18,944  18,936
Interest expense, net..................................  13,529  13,559  13,577
Ground rent............................................     150     150     150
Depreciation and amortization..........................   4,333   4,332   4,332
                                                        ------- ------- -------
    Net income......................................... $   928 $   903 $   877
                                                        ======= ======= =======

  The accompanying notes are an integral part of these financial statements.

                              PREDECESSOR COMPANY

                   BROADMOOR AUSTIN ASSOCIATES JOINT VENTURE
                        STATEMENTS OF VENTURERS' DEFICIT
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                             (DOLLARS IN THOUSANDS)

                                                     AALP      IBM     TOTAL
                                                    -------  -------  --------
Venturers' deficit, January 1, 1993................    (958)    (958)   (1,916)
Distributions to venturers.........................  (1,957)  (1,957)   (3,914)
Net Income.........................................     439      439       878
                                                    -------  -------  --------
Venturers' deficit, December 31, 1993.............. $(2,476) $(2,476) $ (4,952)
Distributions to venturers.........................  (1,966)  (1,966)   (3,932)
Net income.........................................     451      452       903
                                                    -------  -------  --------
Venturers' deficit, December 31, 1994..............  (3,991)  (3,990)   (7,981)
Distributions to venturers.........................  (2,003)  (2,003)   (4,006)
Net income.........................................     464      464       928
                                                    -------  -------  --------
Venturers' deficit, December 31, 1995.............. $(5,530) $(5,529) $(11,059)
                                                    =======  =======  ========

                   BROADMOOR AUSTIN ASSOCIATES JOINT VENTURE
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                      1995     1994     1993
                                                     -------  -------  -------
Cash flows from operating activities:
  Net income........................................ $   928  $   903  $   877
  Charge not requiring current cash outlay:
    Depreciation and amortization...................   4,333    4,332    4,332
  Increase in accruable rental income...............  (1,300)  (1,305)  (1,302)
  (Increase) decrease in other assets...............      (2)       2        3
  (Decrease) increase in accounts payable and other
   liabilities......................................     (10)       3   (1,557)
  Increase (decrease) in amounts due to venturers
   and affiliates...................................      52      (26)     (20)
                                                     -------  -------  -------
    Net cash provided by operating activities.......   4,001    3,909    2,333
                                                     -------  -------  -------
Cash flows from financing activities:
  Distributions to venturers........................  (4,006)  (3,933)  (3,913)
                                                     -------  -------  -------
    Net cash used in financing activities...........  (4,006)  (3,933)  (3,913)
                                                     -------  -------  -------
  Net decrease in cash and cash equivalents.........      (5)     (24)  (1,580)
  Cash and cash equivalents, beginning of year......   3,529    3,553    5,133
                                                     -------  -------  -------
  Cash and cash equivalents, end of year............ $ 3,524  $ 3,529  $ 3,553
                                                     =======  =======  =======
  Supplemental information:
    Interest paid................................... $13,650  $13,650  $13,641
                                                     =======  =======  =======

   The accompanying notes are an integral part of these financial statements.

                              PREDECESSOR COMPANY

                   BROADMOOR AUSTIN ASSOCIATES JOINT VENTURE
                         NOTES TO FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

I.ORGANIZATION AND ACCOUNTING POLICIES:

    Broadmoor Austin Associates Joint Venture (the "Venture"), a joint venture between Austex Associates Limited Partnership ("AALP"), as managing venturer, and International Business Machines Corporation ("IBM"), was formed for the purpose of owning, constructing and operating an office complex in Austin, Texas. The significant accounting policies of the Venture are as follows:

   Venture formation:

    The Venture was formed effective April 26, 1990, pursuant to a joint venture agreement between IBM (99%) and 11,000 Burnet Road Corporation ("Burnet") (1%), a wholly-owned subsidiary of IBM.

    On May 9, 1990, the joint venture agreement was amended and restated, whereby AALP purchased from IBM a 49% interest in the Venture and all the outstanding shares of stock in Burnet. Pursuant to the terms of this agreement, AALP and IBM each now effectively hold a 50% interest in the Venture.

   Income-producing property:

    The Income-producing property, which became operational on various dates between April 1, 1991 and August 19, 1991, is recorded at cost. Depreciation on buildings and improvements is provided under the straight-line method over an estimated useful life of 50 years. The Venture analyzes potential impairment of the Income-producing property by using recent appraisals, other indicators of current market conditions or undiscounted cash flows.

    Leasing charges are deferred and amortized over the term of the related lease. Other deferred charges are amortized over terms appropriate to the expenditure.

   Income taxes:

    No provision for income taxes is necessary in the financial statements of the Venture because, as a venture, it is not subject to income tax and the tax effect of its activities accrues to the individual venturers.

   Leases:

    The Venture, as a lessor, has retained substantially all of the risks and benefits of ownership and accounts for its lease as an operating lease. Rental income is recognized over the term of the lease as it is earned. Accruable rental income represents rental income earned in excess of rent payments received pursuant to the terms of the lease agreement.

    Assets held for leasing purposes are classified as Income-producing property.

    As a lessee, the Venture accounts for its lease as an operating lease (Note VI).

   Cash and cash equivalents:

    For purposes of reporting cash flows, cash and cash equivalents consist of cash on hand and investments with maturities of three months or less.

                              PREDECESSOR COMPANY

   Use of estimates in the preparation of financial statements:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

II.INCOME PRODUCING PROPERTY:

                                                           1995        1994
                                                        ----------- -----------
                                                        (THOUSANDS OF DOLLARS)
   Land................................................ $       425 $       425
   Buildings and improvements..........................     107,800     107,800
   Deferred leasing and other charges..................      31,616      31,616
                                                        ----------- -----------
                                                            139,841     139,841
   Accumulated depreciation and amortization...........      19,652      15,319
                                                        ----------- -----------
                                                        $   120,189 $   124,522
                                                        =========== ===========

III.CASH AND CASH EQUIVALENTS:

                                                           1995        1994
                                                        ----------- -----------
                                                        (THOUSANDS OF DOLLARS)
   Cash and short-term deposits........................ $     3,524 $     3,529
   Other assets........................................          14          12
                                                        ----------- -----------
                                                        $     3,538 $     3,541
                                                        =========== ===========

IV.DEBT ON INCOME PROPERTY:

    The Venture entered into a loan agreement with a Texas financial institution totalling $140,000. Advances under the agreement are secured by the Real estate and bear interest at 9.75%, which is payable quarterly.
  Borrowings under the agreement, which are repayable on or before April 1, 2001, are guaranteed by AALP and IBM.

V.ACCOUNTS PAYABLE AND OTHER LIABILITIES:

                                                           1995        1994
                                                        ----------- -----------
                                                        (THOUSANDS OF DOLLARS)
   Accounts payable and other liabilities.............. $         3 $        13
   Accrued interest....................................       3,441       3,441
                                                        ----------- -----------
                                                        $     3,444 $     3,454
                                                        =========== ===========

                              PREDECESSOR COMPANY

VI.LEASING ACTIVITIES:

    The future minimum lease payments to be received by the Venture under the noncancellable operating lease (Note VII), which expires in 2006, are as follows:

                                                        (THOUSANDS OF DOLLARS)
   Year ending December
     1996............................................        $ 17,648
     1997............................................          17,648
     1998............................................          17,648
     1999............................................          17,648
     2000............................................          17,648
     Subsequent to 2000..............................         114,712
                                                             --------        ---
                                                             $202,952
                                                             ========        ===
    As a lessee, the Venture is obligated to IBM under a noncancellable operating ground lease which expires on March 31, 2015. The future minimum lease payments are due as follows:

                                                      (THOUSANDS OF DOLLARS)
   Year ending December
     1996............................................        $    150
     1997............................................             150
     1998............................................             150
     1999............................................             150
     2000............................................             150
     Subsequent to 2000..............................           3,638
                                                             --------
                                                             $  4,388
                                                             ========

VII.RELATED PARTY TRANSACTIONS

    IBM is the sole lessee of the Real estate under a 15-year lease. The lease commenced on various dates between April 1, 1991 and August 19, 1991. Rental income for the years ended December 31, 1995, 1994 and 1993, and accruable rental income receivable at December 31, 1995 and 1994, were derived solely from this lease.

    The management agreement provides for the payment of management fees to an affiliate of AALP. During the years ended December 31, 1995, 1994 and 1993, management fees charged to the Venture totalled $407 each year.

    Amounts due to venturers and affiliates at December 31, 1995 and 1994, consisted of operating cost recoveries payable to IBM and management fees payable to an affiliate of AALP.

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash and short-term deposits, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values. There is no quoted market value available for any of the Predecessor Company's financial instruments. The mortgage notes payable of the Predecessor Company are at fixed rates of interest or fixed rates plus LIBOR which approximate current market rates. Management believes that the carrying amount of the Predecessor Company's financial instruments at March 31, 1996 and December 31, 1995 and 1994 approximates fair value.

                              PREDECESSOR COMPANY

(13) SAVINGS PLAN (IN WHOLE DOLLARS)

  Effective October 16, 1987, the Predecessor Company adopted a 401(k) Savings Plan (the "Plan") for its employees. Under the Plan, as amended, employees, age 21 and older, are eligible to participate in the Plan after they have completed one year and 1,000 hours of service.

  Wages eligible for contribution to the Plan include bonuses, overtime pay and commissions. Participants who have authorized a pre-tax contribution of 2% or more may also elect to make an after-tax contribution of up to 8% of their wages.

  The Plan provides that matching employer contributions are to be determined at the discretion of the Predecessor Company. The Predecessor Company matches 25% of the first $500 contributed by its employees. The cost to the Predecessor Company of this matching for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993 were $26,000, $27,000, $36,000, $41,000 and $50,000, respectively. In addition the
Predecessor Company elected to match employee contributions with a discretionary match. The discretionary matching contributions for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993 were $0, $0, $0, $76,000 and $127,000, respectively.

  Participants are immediately vested in their pre-tax and after-tax contributions, the Predecessor Company's matching contributions and earnings thereon.

(14) COMMITMENTS AND CONTINGENCIES

 Legal Matters

  The Predecessor Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Predecessor Company.

 Environmental Matters

  The Company has obtained Phase I and Phase II environmental site assessments ("ESAs") for all properties involved in the offering. The ESAs for the Industrial Properties located in Milwaukee, Wisconsin, revealed lead contamination near the property lines of two of the buildings and the development parcel adjacent to the site. The ESA states that the contamination is probably the result of unauthorized dumping of contaminated soil by the owner of a vacant lot that is located between the two buildings and the development parcel. The dumping occurred prior to the acquisition of the Milwaukee Industrials by the Prentiss group affiliate which currently owns the properties. Upon discovery of the unauthorized dumping, the Prentiss group affiliate brought suit against the owner of the vacant lot, the generators of the contaminated soil and the prior owner of the properties. The contaminated soil consists of foundry sand which was found to contain lead in excess of acceptable trace levels. According to the ESA, the contamination does not affect the groundwater and is not likely to migrate or leech into adjoining land. A settlement to the lawsuit has been negotiated under which (i) the Company will transfer the affected areas (a total of approximately 1.2 acres) to the owner of the vacant lot in exchange for $100,000 and (ii) the owner of the vacant lot and the generators of the contaminated soil agree to assume all responsibility for the remediation of the contaminated soil. The settlement must be approved by the court. The estimated cost to remediate the contaminated soil will be approximately $100,000, according to the remediation plan to be filed by the defendants in the suit with the Wisconsin Department of Natural Resources. Management believes any costs to remediate will not have a material adverse affect on the financial statements of the Company.

                                                                    SCHEDULE III
                              PREDECESSOR COMPANY

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)


                                                     INITIAL COST                               GROSS AMOUNT
                                                 --------------------     COSTS          CARRIED AT CLOSE OF PERIOD
                                                          BUILDINGS    CAPITALIZED   ----------------------------------
                                                              AND       SUBSEQUENT     LAND AND   BUILDING AND
  PROPERTY NAME       LOCATION      ENCUMBRANCES  LAND   IMPROVEMENTS TO ACQUISITION IMPROVEMENTS IMPROVEMENTS  TOTAL
  -------------   ----------------- ------------ ------- ------------ -------------- ------------ ------------ --------
Office Prop-
erties:
 Cumberland
 Office Park.....       Atlanta, GA   $   --     $10,987   $ 13,226      $ 6,936       $11,020      $ 20,129   $ 31,149
 5307 East
 Mockingbird.....        Dallas, TX       --         870      1,976        1,011           874         2,983      3,857
 Walnut Glen
 Tower...........        Dallas, TX    14,599      5,400     32,669        1,571         5,400        34,240     39,640
 8521 Leesburg
 Pike............ Tysons Corner, VA     5,120      2,130      5,955        1,937         2,130         7,892     10,022
Industrial Prop-
erties:
 8869 Greenwood..     Baltimore, MD       --         425      1,701          195           425         1,896      2,321
 1329 Western
 Avenue..........     Baltimore, MD       --         800      4,854          107           800         4,961      5,761
 Deep Run 1&2....     Baltimore, MD       --       1,400      3,947          147         1,400         4,094      5,494
 4611 Mercedes
 Drive...........     Baltimore, MD       --         865      4,600          137           865         4,737      5,602
 Northland Park..   Kansas City, MO     9,500      2,710     12,677          927         2,710        13,604     16,314
 North Topping
 Street..........   Kansas City, MO       986        425      1,505           45           425         1,550      1,975
 Airworld Drive..   Kansas City, MO     1,413        722      2,736          --            722         2,736      3,458
 107th Terrace...   Kansas City, MO     1,037        276      1,729          --            276         1,729      2,005
 Nicholson III...        Dallas, TX     1,500        700      1,758          273           700         2,031      2,731
 13425
 Branchview......        Dallas, TX       954        310      1,795            7           310         1,802      2,112
 1002 Avenue T...        Dallas, TX     1,010        300      1,831          177           300         2,008      2,308
 1625 Vantage....        Dallas, TX       --         145      1,067            9           145         1,076      1,221
 Airport
 Properties......     Milwaukee, WI    10,323      1,649     11,783        1,307         2,036        12,703     14,739
 Oakcreek
 Properties......     Milwaukee, WI       --         494      3,795          236           493         4,031      4,524
 North West
 Properties......     Milwaukee, WI       --       1,030      8,357          710         1,030         9,068     10,098
                  -----------------   -------    -------   --------      -------       -------      --------   --------
                                      $46,442    $31,638   $117,961      $15,732       $32,061      $133,270   $165,331
                                      =======    =======   ========      =======       =======      ========   ========
                                                     DEPRECIABLE
                  ACCUMULATED    DATE OF      DATE      LIVES
  PROPERTY NAME   DEPRECIATION CONSTRUCTION ACQUIRED   (YEARS)
  -------------   ------------ ------------ -------- -----------
Office Proper-
ties:
 Cumberland                                                 (1)
 Office Park.....   $ 6,662     1972-1980   01/16/91
 5307 East                                                  (1)
 Mockingbird.....       422          1979   01/28/93
 Walnut Glen                                                (1)
 Tower...........     2,669          1985   01/01/94
 8521 Leesburg                                              (1)
 Pike............       497          1984   08/17/94
Industrial Prop-
erties:
 8869 Greenwood..       160     1986-1987   12/27/93        (1)
 1329 Western                                               (1)
 Avenue..........       270          1988   09/19/94
 Deep Run 1&2....       217          1988   09/01/94        (1)
 4611 Mercedes                                              (1)
 Drive...........       198          1990   12/27/94
 Northland Park..     2,466     1975-1980   01/23/92        (1)
 North Topping                                              (1)
 Street..........       190     1975-1980   02/01/93
 Airworld Drive..       212     1975-1980   05/16/94        (1)
 107th Terrace...       138     1975-1980   05/16/94        (1)
 Nicholson III...       304          1981   09/16/92        (1)
 13425                                                      (1)
 Branchview......       175          1970   07/23/93
 1002 Avenue T...       209          1981   05/05/93        (1)
 1625 Vantage....       106          1984   07/26/93        (1)
 Airport                                                    (1)
 Properties......     1,671     1970-1980   02/11/93
 Oakcreek                                                   (1)
 Properties......       576     1970-1979   02/11/93
 North West                                                 (1)
 Properties......     1,015     1973-1987   02/11/93
                  ------------
                    $18,157
                  ============

- ----
(/1/Buildings)and improvements--25 to 40 years; tenant improvements over terms of related leases.
(/2/The)aggregate cost for federal income tax purposes was approximately
    $155,761.

                              PREDECESSOR COMPANY

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                             (DOLLARS IN THOUSANDS)

  A summary of activity for Real estate and Accumulated depreciation is as follows:

                                                        1995     1994     1993
                                                      -------- --------  -------
Real estate:
  Balance at beginning of year....................... $160,662 $ 95,083  $46,556
    Improvements.....................................    4,669    3,742    2,995
    Acquisition of Real estate.......................      --    68,070   45,532
    Disposition of Real estate.......................      --    (6,233)     --
                                                      -------- --------  -------
    Balance at end of year........................... $165,331 $160,662  $95,083
                                                      ======== ========  =======
Accumulated depreciation:
    Balance at beginning of year.....................   11,094    5,933    2,619
    Depreciation expense.............................    7,063    5,451    3,314
    Accumulated depreciation on Real estate sold.....      --      (290)     --
                                                      -------- --------  -------
    Balance at end of year........................... $ 18,157 $ 11,094  $ 5,933
                                                      ======== ========  =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
 Prentiss Properties Trust

  We have audited the accompanying combined statements of revenues and certain operating expenses of The Prentiss Group Acquisition Properties for each of the three years in the period ended December 31, 1995. These statements of revenues and certain operating expenses are the responsibility of The Prentiss Group Acquisition Properties' owners. Our responsibility is to express an opinion on the statements of revenues and certain operating expenses based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and certain operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of revenues and certain expense. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying statements of revenues and certain operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Prentiss Properties Trust), as described in Note 1, and are not intended to be a complete presentation of the Properties' revenues and expenses.

  In our opinion, the statements of revenues and certain operating expenses referred to above present fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of The Prentiss Group Acquisition Properties for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

July 15, 1996
Dallas, Texas

                   THE PRENTISS GROUP ACQUISITION PROPERTIES

         COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                                     YEARS ENDED DECEMBER 31,
                                 THREE MONTHS ENDED --------------------------
                                   MARCH 31, 1996     1995     1994     1993
                                 ------------------ -------- -------- --------
                                    (UNAUDITED)
Revenues:
  Rental income.................       $4,074       $ 17,563 $ 16,359 $ 18,270
  Other income..................           18             36       29       26
                                       ------       -------- -------- --------
    Total revenues..............        4,092         17,599   16,388   18,296
Certain operating expenses:
  Real estate taxes.............          250            912    1,020      969
  Repairs and maintenance.......          337          1,929    1,727    1,650
  Property management...........          307          1,997    1,499    1,516
  Utilities.....................          256          1,446    1,404    1,529
  Insurance.....................           46            174      132      111
  Other.........................            5            --       --       --
                                       ------       -------- -------- --------
    Total certain operating ex-
     penses.....................        1,201          6,458    5,782    5,775
Revenues in excess of certain
 operating expenses.............       $2,891       $ 11,141 $ 10,606 $ 12,521
                                       ======       ======== ======== ========


    The accompanying notes are an integral part of this financial statement.

                   THE PRENTISS GROUP AQUISITION PROPERTIES

    NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

  The combined statements of revenues and certain operating expenses for the three months ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993 relate to the operations of the Fairview Eleven Investors L.P. ("3141 Fairview Park Drive"), Park West C-2 Associates ("Park West") and the Pacific Gateway Center ("PGC") properties, owned by an affiliate of the Prentiss Group and managed by the Prentiss Group for a period of time during the period for which information is presented. The Prentiss Group acquired 3141 Fairview Park Drive from the affiliate on February 23, 1996 and a 15% non-controlling interest in Park West in September 1995. The Prentiss Group currently holds no ownership interest in Pacific Gateway Center. These properties are to be acquired by Prentiss Properties Trust concurrent with the consummation of the Offering for an aggregate purchase price, (including closing cost and the assumption and repayment of debt), of $109,215 in cash and the disbursement of Operating Partnership Units for the Prentiss Group's 15% ownership in the Park West property. For the property acquired between January 1, 1996 and March 31, 1996 and the properties for which a controlling interest was not owned at March 31, 1996, operations prior to the date of acquisition are presented as part of the Prentiss Group Acquisition Properties and operations subsequent to the acquisition are presented as part of the Predecessor Company, as shown below in the table.

                                          COMBINED OPERATIONS
                         ------------------------------------------------------
                           TOTAL FOR THE
                         THREE MONTHS ENDED PERIOD SUBSEQUENT   PERIOD PRIOR
                           MARCH 31, 1996   TO ACQUISITION(1) TO ACQUISITION(2)
                         ------------------ ----------------- -----------------
                            (UNAUDITED)        (UNAUDITED)       (UNAUDITED)
Revenues:
  Rental income.........       $4,387             $313             $4,074
  Other income..........           21                3                 18
                               ------             ----             ------
    Total revenues......        4,408              316              4,092
Certain operating ex-
 penses:
  Real estate taxes.....          294               44                250
  Repairs and mainte-
   nance................          407               70                337
  Property management...          360               53                307
  Utilities.............          306               50                256
  Insurance.............           49                3                 46
  Other.................            5              --                   5
                               ------             ----             ------
    Total certain oper-
     ating expenses.....        1,421              220              1,201
Revenues in excess of
 certain operating ex-
 penses.................       $2,987             $ 96             $2,891
                               ======             ====             ======

- --------
(/1/Included)in the Predecessor Company.
(/2/Included)in the Prentiss Group Acquisition Properties.

  The accompanying combined statements exclude certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

 Revenue and Expense Recognition

  The combined statements of revenues and certain expenses have been prepared on the accrual basis of accounting.

                   THE PRENTISS GROUP ACQUISITION PROPERTIES

    NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

 Future Rental Revenues

  The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursements of expenses, under noncancellable operating leases in effect as of December 31, 1995 are approximately as follows:

   1996................................................................. $12,441
   1997.................................................................  11,035
   1998.................................................................  10,240
   1999.................................................................   8,242
   2000.................................................................   2,916
   Thereafter...........................................................   3,447
                                                                         -------
                                                                         $48,321
                                                                         =======

 Use of Estimates

  The preparation of the combined statements of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS:

  Under the terms of management and development agreements, the Prentiss Group Acquisition Properties pay management and certain other fees to the Predecessor Company. During the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994, and 1993, fees incurred under these agreements totalled $123, $128, $528, $545 and $563, respectively.

3. ENVIRONMENTAL MATTERS:

  The area where PGC is now located (the "Plant Site") was formerly the site of a synthetic rubber manufacturing plant owned by the United States Government and subsequently owned or operated by Shell Oil Company and Dow Chemical Company. During the operation of the plant, wastes were disposed of in pits and ponds just to the south of what is now PGC. Environmental studies have detected groundwater contamination. Also, limited soil contamination around and in certain other areas of PGC has been detected, including parcels that will be owned by the Company. The EPA has named as Potentially Responsible Parties ("PRPs") for the investigation and remediation of the Plant Site, all owners of the land underlying PGC, including the United States Government, Dow, Shell, and the current owner, a Prentiss Group affiliate.

  The Prentiss Group is close to the execution of a settlement agreement with Shell that will indemnify and hold harmless the current owner and successors from liability or clean up or remediation, and third party tort claims for injury to person or damage to property, but not claims for diminution in value or consequential damages relating to remediation.

  Management believes that its share of any costs to remediate the Plant Site will not have a material adverse affect on the Company. The Company believes that despite its possible technical liability as an owner of contaminated property, existing evidence indicates that contamination of concern to the regulatory agencies did not result from the present use of the site. Further, the Company believes that any indemnification from Shell and a potential future settlement with the EPA will protect the Company against any future costs of a material nature.

                        REPORT OF INDEPENDENT ACCOUNTS

To the Board of Directors
 Prentiss Properties Trust

  We have audited the accompanying combined statement of revenues and certain operating expenses of The Other Acquisition Properties for the year ended December 31, 1995. The statement of revenues and certain operating expenses is the responsibility of The Other Acquisition Properties' owners. Our responsibility is to express an opinion on the statement of revenues and certain operating expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Prentiss Properties Trust), as described in Note 1, and is not intended to be a complete presentation of the Properties' revenues and expenses and may not be comparable to results from proposed future operations of the Properties.

  In our opinion, the statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of The Other Acquisition Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

July 15, 1996
Dallas, Texas

                        THE OTHER ACQUISITION PROPERTIES

         COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                                  YEARS ENDED DECEMBER 31,
                               THREE MONTHS ENDED ---------------------------
                                 MARCH 31, 1996      1995           1994
                               ------------------ ------------  -------------
                                  (UNAUDITED)                    (UNAUDITED)
Revenues:
  Rental income...............       $1,846        $      8,211   $      7,148
  Other income................            1                  60             55
                                     ------        ------------   ------------
    Total revenues............        1,847               8,271          7,203
Certain operating expenses:
  Real estate taxes...........          114                 659            734
  Repairs and maintenance.....           27                 335            379
  Property management.........          370               1,169          1,121
  Utilities...................          186                 857            868
  Insurance...................           12                  59             48
                                     ------        ------------   ------------
    Total certain operating
     expenses.................          709               3,079          3,150
Revenues in excess of certain
 operating expenses...........       $1,138        $      5,192   $      4,053
                                     ======        ============   ============


    The accompanying notes are an integral part of this financial statement.

                       THE OTHER ACQUISITION PROPERTIES

    NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

  The combined statements of revenues and certain operating expenses for the three months ended March 31, 1996 and for the years ended December 31, 1995 and 1994 relate to the operations of One Northwestern, Cottonwood and 9050 Junction, which are to be acquired by Prentiss Properties Trust from an affiliate of Lehman Brothers Inc. concurrent with the consummation of the Offering for an aggregate purchase price, including closing costs, of $43,251.

  The accompanying combined statements exclude certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

  The combined statements of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

 Revenue and Expense Recognition

  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

 Future Rental Revenues

  The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1995, are approximately as follows:

   1996................................................................. $ 5,818
   1997.................................................................   5,457
   1998.................................................................   4,453
   1999.................................................................   4,113
   2000.................................................................   3,408
   Thereafter...........................................................   8,739
                                                                         -------
                                                                         $31,988
                                                                         =======

 Use of Estimates

  The preparation of the combined statements of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS:

  PPL assumed management of the One Northwestern and Cottonwood properties on March 1, 1996. Under the terms of the management and development agreements, the properties pay management and certain other fees to the Predecessor Company. During the three months ended March 31, 1996, fees incurred under these agreements totalled $14.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors  Prentiss Properties Trust

  We have audited the accompanying statement of revenues and certain operating expenses of Bachman Creek for the year ended December 31, 1995. This statement of revenues and certain operating expenses is the responsibility of the Bachman Creek owners. Our responsibility is to express an opinion on the statement of revenues and certain operating expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and certain operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission (for inclusion in the registration Form S-11 of Prentiss Properties Trust), as described in Note 1, and is not intended to be a complete presentation of the Property's revenues and expenses and may not be comparable to results from proposed future operations of the Properties.

  In our opinion, the statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of Bachman Creek for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

July 15, 1996
Dallas, Texas

                                 BACHMAN CREEK

             STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

                                                                   YEAR ENDED
                                               THREE MONTHS ENDED DECEMBER 31,
                                                 MARCH 31, 1996       1995
                                               ------------------ ------------
                                                  (UNAUDITED)
Revenues:
  Rental income...............................        $384           $1,182
  Other income................................           1                2
                                                      ----           ------
    Total revenues............................         385            1,184
Certain operating expenses:
  Real estate taxes...........................          33              123
  Repairs and maintenance.....................          21               92
  Property management.........................          54              250
  Utilities...................................          37              182
  Insurance...................................           3               12
                                                      ----           ------
    Total certain operating expenses..........         148              659
Revenues in excess of certain operating ex-
 penses.......................................        $237           $  525
                                                      ====           ======


    The accompanying notes are an integral part of this financial statement.

                                 BACHMAN CREEK

         NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

  The statements of revenues and certain operating expenses for the three months ended March 31, 1996 and for the year ended December 31, 1995 relate to the operations of the Bachman Creek property which is to be acquired by Prentiss Properties Trust concurrent with the consummation of the Offering for an aggregate purchase price, including closing costs, of $6,527 in cash and the assumption and repayment of debt and Operating Partnership Units for the equity interest of the Prentiss Group in the property.

  The accompanying combined statements exclude certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of this property that may not be comparable to the expenses expected to be incurred in the proposed future operations of this property. Management is not aware of any material factors relating to this property which would cause the reported financial information not to be necessarily indicative of future operating results.

 Revenue and Expense Recognition

  The statements of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

 Future Rental Revenues

  The property is leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1995, are approximately as follows:

   1996.................................................................. $1,420
   1997..................................................................  1,299
   1998..................................................................  1,195
   1999..................................................................  1,029
   2000..................................................................    535
   Thereafter............................................................    649
                                                                          ------
                                                                          $6,127
                                                                          ======

 Use of Estimates

  The preparation of the combined statements of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS:

  Under the terms of management and development agreements, Bachman Creek pays management and certain other fees to the Predecessor Company. During the three months ended March 31, 1996 and the year ended December 31, 1995, fees incurred under these agreements totalled $54 and $250, respectively.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               -----------------

                           SUMMARY TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  15
The Company..............................................................  27
Business Objectives......................................................  30
Use of Proceeds..........................................................  37
Distribution Policy......................................................  39
Capitalization...........................................................  42
Dilution.................................................................  43
Selected Financial Information...........................................  44
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  47
Properties...............................................................  52
Policies with Respect to Certain Activities..............................  93
Management...............................................................  97
Formation Transactions................................................... 106
Certain Relationships and Transactions................................... 110
Principal and Management Shareholders.................................... 111
Description of Shares of Beneficial Interest............................. 113
Certain Provisions of Maryland Law and of the Company's Declaration of
 Trust and Bylaws........................................................ 117
Shares Available for Future Sale......................................... 120
Operating Partnership Agreement.......................................... 122
Federal Income Tax Considerations........................................ 125
Underwriting............................................................. 140
Legal Matters............................................................ 142
Experts.................................................................. 142
Additional Information................................................... 142
Glossary................................................................. 143
Financial Statements.....................................................

                               -----------------
  UNTIL      , 1996 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY RE-QUIREMENT IS IN ADDITION TO THE OBLIGATION OF THE DEALERS TO DELIVER A PRO-SPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOT-MENTS OR SUBSCRIPTIONS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               14,250,000 SHARES

                           PRENTISS PROPERTIES TRUST

                               COMMON SHARES OF
                              BENEFICIAL INTEREST


                               -----------------

                                  PROSPECTUS
                                       , 1996

                               -----------------

                                LEHMAN BROTHERS
                              Alex. Brown & Sons
            INCORPORATED
                           A.G. EDWARDS & SONS, INC.

                      PRUDENTIAL SECURITIES INCORPORATED
                               SMITH BARNEY INC.
                     PRINCIPAL FINANCIAL SECURITIES, INC.


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission, registration fee................ $  126,072
NASD filing fee.....................................................     30,500
New York Stock Exchange listing fee.................................    138,612
Printing and mailing................................................    280,000
Accountant's fees and expenses......................................    300,000
Blue Sky fees and expenses..........................................     40,000
Counsel fees and expenses...........................................  1,000,000
Miscellaneous.......................................................     84,816
                                                                     ----------
Total...............................................................  2,000,000
                                                                     ==========

ITEM 31. SALES TO SPECIAL PARTIES

  See Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

  On July 24, 1996, the Company was capitalized with the issuance to Michael
V. Prentiss of 50 Common Shares for a purchase price of $20 per share for an aggregate purchase price of $1,000. The common Shares were purchased for investment and for the purpose of organizing the Company. The Company issued these Common Shares in reliance on an exemption from registration under
Section 4(2) of the Securities Act.

ITEM 33. INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

  The Declaration of Trust of the Company authorities it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

  The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnity its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  None.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

  Index to Financial Statements

                                                                           PAGE
                                                                           ----
Unaudited Pro Forma Combined Financial Information                          F-2
  Pro Forma Combined Balance Sheet as of March 31, 1996...................  F-2
  Pro Forma Combined Statement of Income for the three months ended March
   31, 1996...............................................................  F-3
  Pro Forma Combined Statement of Income for the year ended December 31,
   1995...................................................................  F-4
  Notes and Management's Assumptions to the Pro Forma Combined Financial
   Information............................................................  F-5
Prentiss Properties Trust
  Report of Independent Accountants....................................... F-18
  Balance Sheet as of July 12, 1996....................................... F-19
  Notes to Balance Sheet.................................................. F-20
Predecessor Company
  Report of Independent Accountants....................................... F-23
  Combined Balance Sheets as of March 31, 1996 (unaudited) and as of
   December 31, 1995 and 1994............................................. F-24
  Combined Statements of Income for the three-month periods ended March
   31, 1996 and 1995 (unaudited) and for the years ended December 31,
   1995, 1994 and 1993.................................................... F-25
  Combined Statements of Owners' Equity for the three-month period ended
   March 31, 1996 (unaudited) and for the years ended December 31, 1995,
   1994 and 1993.......................................................... F-26
  Combined Statements of Cash Flows for the three-month periods ended
   March 31, 1996 and 1995 (unaudited) and for the years ended December
   31, 1995, 1994 and 1993................................................ F-27
  Notes to Combined Financial Statements.................................. F-28
  Schedule III: Real Estate and Accumulated Depreciations of December 31,
   1995................................................................... F-41
Prentiss Group Acquisition Properties
  Report of Independent Accountants....................................... F-43
  Combined Statements of Revenues and Certain Operating Expenses for the
   three-month period ended March 31, 1996 (unaudited) and for the years ended December 31, 1995, 1994 and 1993................................. F-44
  Notes to Combined Statements of Revenues and Certain Operating
   Expenses............................................................... F-45
Other Acquisition Properties
  Report of Independent Accountants....................................... F-47
  Combined Statements of Revenues and Certain Operating Expenses for the
   three-month period ended March 31, 1996 (unaudited) and for the years ended December 31, 199  and 1994 (unaudited)........................... F-48
  Notes to Combined Statements of Revenues and Certain Operating
   Expenses............................................................... F-49
Bachman Creek
  Report of Independent Accountants....................................... F-50
  Statements of Revenues and Certain Operating Expenses for the three-
   month period ended March 31, 1996 (unaudited) and for the year ended
   December 31, 1995...................................................... F-51
  Notes to Statements of Revenue and Certain Operating Expenses........... F-52

ITEM 16. EXHIBITS

  EXHIBITS

      1.1* -- Form of Underwriting Agreement
      3.1* -- Form of Amended and Restated Declaration of Trust of the
            Registrant
      3.2* -- Bylaws of the Registrant
      4.1* -- Form of Common Share certificate
      5.1  -- Opinion of Hunton & Williams
      8.1* -- Form of Opinion of Hunton & Williams as to Tax Matters
      8.2  -- Form of Opinion of Coopers & Lybrand L.L.P. as to Franchise Tax
            Matters
     10.1* -- Form of First Amendment to First Amended and Restated Agreement
              of Limited Partnership of Prentiss Properties Acquisition
              Partnership, L.P.
     10.2* -- Form of Purchase/Contribution Agreements
     10.3* -- Commitment Letter dated        from Line of Credit Lender to the
            Company
     10.4* -- 1996 Share Incentive Plan
     10.5* -- Trustees' Plan
     10.6* -- Employment Agreement for Michael V. Prentiss
     10.7* -- Employment Agreement for Thomas F. August
     10.8* -- Commitment Letter from Lehman Brothers Inc.
     21  * -- List of Subsidiaries of Registrant
     23.1  -- Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
     23.2  -- Consent of Coopers & Lybrand L.L.P.
     23.3  -- Consent of Coopers & Lybrand L.L.P. to Inclusion of Opinion on
              Franchise Tax Matters
              (included in Exhibit 8.2)
     24.1  -- Powers of Attorney (included on signature page)
     27.1  -- Financial Data Schedule
     99.1  -- Consent of Thomas J. Hynes to being named as a Trustee
     99.2  -- Consent of Barry J. C. Parker to being named as a Trustee
     99.3  -- Consent of Dr. Leonard Riggs, Jr. to being named as a Trustee
     99.4  -- Consent of Ronald G. Steinhart, to being named as a Trustee
     99.5  -- Consent of Lawrence A. Wilson, to being named as a Trustee

- --------
* To be filed by amendment.

ITEM 36. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON THE 9TH DAY OF AUGUST 1996.

                                          Prentiss Properties Trust, a
                                           Maryland real estate investment
                                           trust (Registrant)

                                                  /s/ Michael V. Prentiss
                                          By: _________________________________
                                              MICHAEL V. PRENTISS CHAIRMAN OF
                                               THE BOARD AND CHIEF EXECUTIVE
                                                          OFFICER

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Michael V. Prentiss and Thomas F. August, or either of them, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any additional Registration Statement filed pursuant to Rule 462 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON THE 9TH DAY OF AUGUST 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                        TITLE

       /s/ Michael V. Prentiss         Chairman of the
- -------------------------------------   Board and Chief
         MICHAEL V. PRENTISS            Executive Officer

        /s/ Thomas F. August           President, Chief
- -------------------------------------   Operating Officer
          THOMAS F. AUGUST              and Trustee

        /s/ Richard J. Bartel          Executive Vice
- -------------------------------------   President--
          RICHARD J. BARTEL             Financial
                                        Operations and
                                        Administration and
                                        Chief Operating
                                        Officer--Property
                                        Management
                                        (principal
                                        accounting and
                                        financial officer)

                                 EXHIBIT INDEX

 EXHIBITS                           DESCRIPTION                            PAGE
 --------                           -----------                            ----
  1.1*    -- Form of Underwriting Agreement
  3.1*    -- Form of Amended and Restated Declaration of Trust of the
           Registrant
  3.2*    -- Bylaws of the Registrant
  4.1*    -- Form of Common Share certificate
  5.1     -- Opinion of Hunton & Williams
  8.1*    -- Form of Opinion of Hunton & Williams as to Tax Matters
  8.2     -- Form of Opinion of Coopers & Lybrand L.L.P. as to Franchise
           Tax Matters
 10.1*    -- Form of First Amendment to First Amended and Restated
             Agreement of Limited Partnership of Prentiss Properties
             Acquisition Partnership, L.P.
 10.2*    -- Form of Purchase/Contribution Agreements
 10.3*    -- Commitment Letter dated        from Line of Credit Lender
           to the Company
 10.4*    -- 1996 Share Incentive Plan
 10.5*    -- Trustees' Plan
 10.6*    -- Employment Agreement for Michael V. Prentiss
 10.7*    -- Employment Agreement for Thomas F. August
 10.8*    -- Commitment Letter from Lehman Brothers Inc.
 21  *    -- List of Subsidiaries of Registrant
 23.1     -- Consent of Hunton & Williams (included in Exhibits 5.1 and
           8.1)
 23.2     -- Consent of Coopers & Lybrand L.L.P.
 23.3     -- Consent of Coopers & Lybrand L.L.P. to Inclusion of Opinion
             on Franchise Tax Matters
             (included in Exhibit 8.2)
 24.1     -- Powers of Attorney (included on signature page)
 27.1     -- Financial Data Schedule
 99.1     -- Consent of Thomas J. Hynes to being named as a Trustee
 99.2     -- Consent of Barry J. C. Parker to being named as a Trustee
 99.3     -- Consent of Dr. Leonard Riggs, Jr. to being named as a
           Trustee
 99.4     -- Consent of Ronald G. Steinhart, to being named as a Trustee
 99.5     -- Consent of Lawrence A. Wilson, to being named as a Trustee

- --------
* To be filed by amendment.